                                                                   EXHIBIT 10.3


                             DATED 19TH JANUARY 1999


              (1) THE BANKS AND FINANCIAL INSTITUTIONS NAMED HEREIN
                                  (as Lenders)


                                 (2) HALIFAX PLC
                                   (as Agent)

                                 (3) HALIFAX PLC
                              (as Security Trustee)

                           (4) SIERRA LEASING LIMITED
                                  (as Borrower)

                            (5) AIRCRAFT SPC-9, INC.
                                   (as Parent)

                   (6) INTERNATIONAL LEASE FINANCE CORPORATION
                                 (as Guarantor)

                   (7) INTERNATIONAL LEASE FINANCE CORPORATION
                            (as Subordinated Lender)


                ________________________________________________

                           AIRCRAFT FACILITY AGREEMENT
                      in respect of a term facility in the
                  maximum principal amount of US$4,327,260,000
              for the financing of approximately seventy-five (75)
                                 Airbus Aircraft

                ________________________________________________






                                   WILDE SAPTE
                                  1 Fleet Place
                                 London EC4M 7WS
                               Tel. 0171 246 7000
                               Fax. 0171 246 7777
                           CGA/CET/051297/AF341927.26

                                TABLE OF CONTENTS


CLAUSE      HEADING                                                                 PAGE NO.
------      -------                                                                 --------
 1. DEFINITIONS.........................................................................2
 2. AVAILABILITY.......................................................................34
 3. UTILISATION OF THE FACILITY........................................................40
 4. REPAYMENT AND PREPAYMENT...........................................................50
 5. GUARANTEE AND INDEMNITY............................................................64
 6. REPRESENTATIONS AND WARRANTIES.....................................................68
 7. UNDERTAKINGS AND COVENANTS.........................................................73
 8. SUBORDINATION......................................................................86
 9. TRIGGER EVENTS.....................................................................89
10. DEFAULT............................................................................93
11. PROCEEDS ACCOUNT...................................................................96
12. APPLICATION OF SUMS RECEIVED BY THE LENDERS........................................97
13. INDEMNITIES.......................................................................101
14. CHANGE IN CIRCUMSTANCES...........................................................109
15. MITIGATION AND CONTEST RIGHTS.....................................................113
16. FEES AND EXPENSES.................................................................117
17. CHANGE OF AGENT AND SECURITY TRUSTEE..............................................118
18. ASSIGNMENTS AND TRANSFERS.........................................................119
19. SET-OFF AND PRO RATA PAYMENTS.....................................................123
20. RIGHTS CUMULATIVE, WAIVERS, SEVERABILITY..........................................125
21. FURTHER ASSURANCE.................................................................126
22. BAYERISCHE HYPO-UND VEREINSBANK AG................................................126
23. NOTICES...........................................................................126
24. GOVERNING LAW AND JURISDICTION....................................................129
25. MISCELLANEOUS.....................................................................130
26. CONFIDENTIALITY...................................................................131
27. COUNTERPARTS AND DELIVERY BY FACSIMILE............................................132
SCHEDULE  1 - THE LENDERS - PART I - THE BRITISH LENDERS..............................133
SCHEDULE  1 - PART II - THE FRENCH LENDERS............................................134
SCHEDULE  1 - PART III - THE GERMAN LENDERS...........................................135
SCHEDULE  2 - FORM OF TRANSFER CERTIFICATE............................................137
SCHEDULE  3 - UTILISATION NOTICE......................................................143
SCHEDULE  4 - PART I - Details of Proposed Aircraft and Proposed Delivery
              Schedule................................................................145
SCHEDULE  4 - PART II - Sample Loan/Lease Profiles as a Percentage of
              Aircraft Cost...........................................................150
SCHEDULE  5 - GUARANTOR COVENANTS.....................................................151
SCHEDULE  6 - CONDITIONS PRECEDENT AND SUBSEQUENT TO A UTILISATION....................155
              PART I..................................................................155
              PART II.................................................................158
              PART III................................................................161
SCHEDULE  7 - ENGLISH PROCESS AGENTS..................................................163
SCHEDULE  8 - INSURANCE...............................................................164
SCHEDULE  9 - FORM OF CERTIFICATE TO BE GIVEN ON EACH QUARTER DATE....................167
SCHEDULE 10 - BLENDED LASU RATES......................................................168
APPENDIX  A - FORM OF LOAN SUPPLEMENT.................................................172
APPENDIX  B - FORM OF PARTIAL PURCHASE AGREEMENT ASSIGNMENT...........................173
              (INCLUDING AIRFRAME WARRANTIES).........................................173
APPENDIX  C - FORM OF ENGLISH LAW AIRCRAFT MORTGAGE...................................174
APPENDIX  D - PART I FORM OF ASSIGNMENT OF GENERAL TERMS AGREEMENT RE
              ENGINE WARRANTIES.......................................................175
              PART II FORM OF ASSIGNMENT OF GENERAL TERMS AGREEMENT RE

CLAUSE      HEADING                                                                 PAGE NO.
------      -------                                                                 --------
              ENGINE WARRANTIES IN RESPECT OF ENGINES MANUFACTURED BY
              UNITED TECHNOLOGIES CORPORATION, PRATT & WHITNEY GROUP..................176
              PART III FORM OF RR ENGINE WARRANTY AGREEMENT...........................177
APPENDIX  E - FORM OF BFE BILL OF SALE................................................178
APPENDIX  F - FORM OF AIRCRAFT BILL OF SALE...........................................180
APPENDIX  G - FORM OF SUB-BORROWER CHARGE OVER SHARES.................................182
APPENDIX  H - FORM OF SUB-BORROWER GUARANTEE..........................................183
APPENDIX  I - FORM OF SUB-BORROWER DEBENTURE..........................................184
APPENDIX  J - FORM OF ACCESSION DEED..................................................185
APPENDIX  K - FORM OF BORROWER DEBENTURE..............................................190
APPENDIX  L - FORM OF CHARGE OVER SHARES OF INTERMEDIATE LESSEE.......................191
APPENDIX  M - FORM OF INTERMEDIATE LESSEE DEBENTURE...................................192
APPENDIX  N - FORMS OF LEASE SECURITY ASSIGNMENT AND INTERMEDIATE LEASE SECURITY
              ASSIGNMENT..............................................................193
APPENDIX  O - FORM OF REPLACEMENT BILL OF SALE........................................195
APPENDIX  P - FORM OF LETTER COMPRISING NOTICE OF CHARGE AND AIRCRAFT
              MORTGAGE AND QUIET ENJOYMENT COVENANT...................................196

THIS AIRCRAFT FACILITY AGREEMENT is made the 19th day of January 1999

BETWEEN:-

 (1) HALIFAX PLC (Lead Manager), a banking institution established under the laws of England, whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG (herein together with their successors, permitted assigns and permitted transferees called the "BRITISH LENDERS");

 (2) SOCIETE GENERALE (Lead Manager), a banking institution established under the laws of France, whose principal place of business is at Tour Societe Generale, 17 Cours Valmy 92972 Paris - La Defense 7, Cedex, France (herein together with their successors, permitted assigns and permitted transferees called the "FRENCH LENDERS");

 (3) COMMERZBANK AG (Lead Manager) a banking institution established under the laws of Germany and whose principal place of business is at Neue Mainzer Strasse 32-36, 60311, Frankfurt, Germany acting through its office at 633 West Fifth Street, Suite 6600, Los Angeles, CA90071, United States of America, BAYERISCHE HYPO-UND VEREINSBANK AG (Co-Lead Manager), a banking institution established under the laws of Germany and having its principal place of business at Am Tucherpark 1, 80538, Munich, Germany and KREDITANSTALT FUR WIEDERAUFBAU, (Parallel Lender) a public corporation established under the laws of Germany and having its principal place of business at Palmengartenstrasse 5-9, 60325 Frankfurt am Main (herein together with their successors, permitted assigns and permitted transferees called the "GERMAN LENDERS");

        (the British Lenders, the French Lenders and the German Lenders being herein together called the "LENDERS" and severally a "LENDER")

 (4) HALIFAX PLC, a banking institution established under the laws of England, whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG in its capacity as Agent for and on behalf of itself and the Lenders (herein in such capacity called the "AGENT");

 (5) HALIFAX PLC, a banking institution established under the laws of England, whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG in its capacity as security trustee for and on behalf of itself and the Lenders (herein in such capacity called the "SECURITY TRUSTEE");

 (6) SIERRA LEASING LIMITED, a company incorporated under the laws of Bermuda and having its registered office at 29 Richmond Road, Hamilton HM-AX, Bermuda (herein called the "BORROWER");

 (7) AIRCRAFT SPC-9, INC., a company incorporated under the laws of California and having its registered office at c/o International Lease Finance Corporation, 1999 Avenue of the Stars, 39th Floor, Los Angeles, CA 90067 (herein called the "PARENT");

 (8) INTERNATIONAL LEASE FINANCE CORPORATION, a corporation incorporated under the laws of the State of California and having its principal place of business at 1999 Avenue of the Stars, 39th Floor, Los Angeles, CA 90067 as guarantor (herein in such capacity called the "GUARANTOR");

(9) INTERNATIONAL LEASE FINANCE CORPORATION, a corporation incorporated under the laws of the State of California and having its principal place of business at 1999 Avenue of the Stars, 39th Floor, Los Angeles, CA90067 as subordinated lender (herein in such capacity called the "SUBORDINATED LENDER").

WHEREAS:

This Agreement sets out the terms upon which the Lenders will make available to the Borrower the Facility described herein to enable the Borrower to purchase the Aircraft.

NOW IT IS HEREBY AGREED as follows:-

1.      DEFINITIONS

1.1 In this Agreement (including the Recitals, the Schedules and the Annexes hereto) except where the context otherwise requires or there is express provision to the contrary, the following words and expressions shall have the following meanings:-

        "ACCELERATION EVENT" means a Termination Event in respect of which the Agent has served a notice in accordance with the provisions of and having the effect set out in Clause 10.2 (Acceleration Rights);

        "ACCESSION DEED" means a deed of accession to this Agreement to be entered into by the relevant Sub-Borrower and/or Intermediate Lessee in the form of Appendix J;

        "ADVANCE" means, in respect of a Utilisation, the aggregate of the sums to be advanced by each of the Lenders to the Borrower in respect of that Utilisation;

        "AFFECTED LENDER" shall have the meaning given thereto in Clauses 4.12 (Deductions and Withholdings), 14.1 (Increased Costs), 14.2 (Market Disruption) 14.3 (Illegality) and 15.2 (Prepayment of Affected Loans and Replacement of Affected Lender);

        "AGREEMENT" means this aircraft facility agreement;

        "AIG" means American International Group, Inc. a corporation duly organised and existing under the laws of Delaware whose principal place of business is at 70 Pine Street, New York, N.Y. 10270, USA;

        "AIG GROUP COMPANY" means AIG and any person of which or in which AIG owns, directly or indirectly, 50% or more of:-

        (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such person, if it is a corporation;

        (b) the capital interest or profits interest of such person, if it is a partnership, limited liability company, joint venture or similar entity; or

        (c) the beneficial interest of such person, if it is a trust, association or other unincorporated organisation;

        "AIRCRAFT" means, as the context may require, any or all of the Eligible Aircraft financed hereunder by the Borrower pursuant to a Utilisation Notice (and, save where the context otherwise requires, includes any or all of the Replacement Aircraft) comprising, with respect to each individual aircraft, the Airframe together with the relevant Engines (whether or not any of the relevant Engines may from time to time be installed on the Airframe) together with the relevant Technical Records;

        "AIRCRAFT OPERATIVE DOCUMENTS" means, in respect of an Aircraft, each of:

        (i) the relevant Loan Supplement, the relevant Utilisation Notice, the relevant Bill of Sale, the relevant BFE Bill of Sale, the relevant Purchase Agreement (to the extent that it relates to the purchase of that Aircraft and the Warranties relating to that Aircraft), the relevant Engine Agreement (to the extent that it relates to the Engine Warranties relating to that Aircraft), the relevant Intermediate Lease (if any), the relevant Accession Deed (if any) and each of the Aircraft Security Documents (but excluding the Lenders' Agreement); and

        (ii)    (a)     any other document, instrument or memorandum annexed to
                        any of the documents referred to in (i) above,

                (b) any notice or acknowledgement required pursuant to the terms of any of the documents referred to in (i) above; and

                (c) any document, instrument or memorandum (x) which is executed and delivered in connection with a restructuring in accordance with the terms of this Agreement, of any or all of the arrangements contemplated by any of the documents referred to in (i) above or (y) which the Guarantor, the Borrower, the relevant Intermediate Lessee or the relevant Sub-Borrower agrees constitutes an Aircraft Operative Document or (z) which is entered into in substitution for or which amends or augments or varies all or any part of any of the documents referred to in this definition (including this part (ii)(c)(z)) in each case in accordance with the terms of this Agreement;

        "AIRCRAFT PURCHASE PRICE" means, in respect of an Aircraft, the final contract price for that Aircraft (including any Buyer Furnished Equipment) on delivery, after deduction of all credit memoranda in each case which are expressed to be capable of being applied against the purchase price of that Aircraft as set out in the relevant purchase agreement by the Seller and/or the Manufacturer and/or the relevant Engine Manufacturer and exclusive of any capitalised interest, together with the final contract price for the post-delivery modifications (if any) to be carried out on such Aircraft that are invoiced on or prior to delivery;

        "AIRCRAFT SECURITY DOCUMENTS" means, in respect of an Aircraft, each of:

        (i) this Agreement, the Borrower Debenture, the relevant Lease Security Assignment (if any), the relevant Intermediate Lease Security Assignment (if any), the relevant Mortgage, the relevant Sub-Borrower Guarantee (if any), the relevant Assignment of General Terms Agreements Re Engine Warranties, the relevant Partial Purchase Agreement Assignment, the Charge Over Shares of Borrower, the relevant Charge Over Shares of Sub-Borrower (if any), the relevant Sub-Borrower Debenture (if any), the relevant Intermediate Lessee Debenture (if any), the relevant Charge Over Shares of Intermediate Lessee (if any), the relevant Notice of Charge (if any);

        (ii)    (a)     any other instrument, document or memorandum annexed to
                        any of the documents referred to in (i) above,

                (b) any notice or acknowledgement required pursuant to the terms of any of the documents referred to in (i) above; and

                (c) any document, instrument or memorandum (w) which is executed and delivered in connection with or following a restructuring of any or all of the arrangements contemplated by any of the documents referred to in (i) above or (x) which the Guarantor or the Borrower or any Sub-Borrower or any Intermediate Lessee agrees constitutes an Aircraft Security Document or (y) which secures the obligations of any one or more of the Obligors under any of the Aircraft Operative Documents or (z) which is entered into in substitution for or which amends or augments or varies all or any part of any of the documents referred to in this definition (including this part (ii)(c)(z)) in each case in accordance with the terms of this Agreement;

        "AIRFRAME" means, in respect of an Aircraft, the airframe more particularly identified in Schedule 1 to the relevant Mortgage including all Parts installed in or on the airframe at the Delivery Date (or which, having been removed therefrom, remain the property of the Borrower or, if applicable, the relevant Sub-Borrower), and all substitutions, renewals and replacements of such Parts from time to time made in or to or installed in or on the said airframe including any Parts which are for the time being detached from the airframe but remain the property of the Borrower or, if applicable, the relevant Sub-Borrower;

        "ALTERNATIVE UTILISATION" means, in relation to a Eligible Aircraft, a Utilisation which is part of a leveraged or tax-based financing of that Eligible Aircraft;

        "ASSIGNMENT OF GENERAL TERMS AGREEMENT RE ENGINE WARRANTIES" means, in respect of an Aircraft (other than where such Aircraft is powered by Engines manufactured by Rolls-Royce plc), the deed of assignment of the relevant Engine Agreement in so far as it relates to the Engine Warranties in respect of the Engines relating to that Aircraft to be entered into between the Guarantor and the Borrower or a Sub-Borrower (as the case may be), and including if applicable the Lessee as a party or subject to its rights, in the form agreed by the relevant Engine Manufacturer substantially in the form of Appendix D Part I or, in the case of Engines manufactured by United Technologies Corporation, Pratt & Whitney Group, Appendix D Part II;

        "ASSUMED FINANCED AMOUNT" means, in relation to an Aircraft, the amount applicable to that Aircraft in the column headed "Assumed Financed Amount" in Schedule 4 Part I;

        "AVAILABILITY PERIOD" means the period from the date hereof up to and including March 31, 2002 or such later date as the parties hereto may agree, subject to earlier termination as provided for in this Agreement;

        "AVIATION AUTHORITY" means, in respect of an Aircraft, any Government Entity which under the laws of the State of Registration may from time to time:-

        (i) have control or supervision of civil aviation in the State of Registration; or

        (ii) have jurisdiction over the registration, airworthiness or operation of, or other similar matters relating to, that Aircraft;

        "BANKING DAY" means a day (other than a Saturday, Sunday or holiday scheduled by law) on which banks are open for the transaction of domestic and foreign exchange business and otherwise for the transaction of business of the nature required by this Agreement or the other Transaction Documents, as applicable, in London, Paris, Frankfurt, Luxembourg, Los Angeles and New York City and also, in relation to a day on which a payment is required, in the place where such payment is to be made in accordance with this Agreement or any of the other Transaction Documents, as applicable;

        "BFE BILL OF SALE" means, in respect of an Aircraft, the bill of sale executed or to be executed by the Guarantor in favour of the Seller substantially in the form of Appendix E pursuant to which title to the Buyer Furnished Equipment is transferred from the Guarantor to the Seller;

        "BILL OF SALE" means, in respect of an Aircraft, the bill of sale executed or to be executed by the Seller in favour of the Borrower or any Sub-Borrower (as the case may be) substantially in the form set out in Appendix F evidencing the transfer of title to that Aircraft or any confirmation of sale if title to the Aircraft is to pass by way of physical delivery of the Aircraft from the Seller to the Borrower or any Sub-Borrower;

        "BORROWER ACCOUNTS" means each of the Borrower Maintenance Reserve Account, the Borrower Rental Account and the Borrower Security Deposit Account and "BORROWER ACCOUNT" shall mean any of them;

        "BORROWER CONSTITUTIONAL DOCUMENTS" means the certificate of incorporation, the memorandum of association and bye-laws of the Borrower;

        "BORROWER DEBENTURE" means the document so entitled of even date herewith between the Borrower and the Security Trustee in the form set out in Appendix K;

        "BORROWER MAINTENANCE RESERVE ACCOUNT" means the existing Dollar account in the name of the Borrower with Wells Fargo Bank or Bank of America in California or with such other financial institution as may be approved by the Security Trustee (such approval not to be unreasonably withheld);

        "BORROWER RENTAL ACCOUNT" means the existing Dollar account in the name of the Borrower with Wells Fargo Bank or Bank of America in California or with such other financial institution as may be approved by the Security Trustee (such approval not to be unreasonably withheld);

        "BORROWER SECURITY DEPOSIT ACCOUNT" means the existing Dollar account in the name of the Borrower with Wells Fargo Bank or Bank of America in California or with such other financial institution as may be approved by the Security Trustee (such approval not to be unreasonably withheld);

        "BRITISH CREDITS" shall, in respect of an Advance, have the meaning given to that term in the relevant Loan Supplement;

        "BUSINESS DAY" means a day (other than a Saturday or Sunday or holiday scheduled by law) on which banks are open for the transaction of domestic and foreign exchange business and otherwise for the transaction of business of the nature required by this Agreement or the other Transaction Documents, as appropriate, in London, Paris, Frankfurt, Luxembourg, Los Angeles, New York City and Bermuda and, when used in respect of an Aircraft of which a Sub-Borrower is or is to be the owner, the city in which such Sub-Borrower has its principal place of business;

        "BUYER FURNISHED EQUIPMENT" means, in respect of an Aircraft, the buyer furnished equipment relating to that Aircraft supplied by the Guarantor to the Seller prior to the Delivery Date or, as the case may be, during any post delivery modification period relating to the relevant Aircraft;

        "CANCELLATION NOTICE" shall have the meaning given to such term in Clause 9.3.1(g) (Third Trigger Event);

        "CHANGE IN LAW" means, in each case after the date of this Agreement,
        (i) the introduction, abolition, withdrawal or variation of any applicable law, regulation, practice or concession or official directive, ruling, request, notice, guideline, statement of policy or practice statement by the Bank of England, the Banque de France, the Deutsche Bundesbank, the Federal Reserve Bank of New York, the European Union, European Central Bank or any central bank, tax, fiscal, governmental, international, national or other competent authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions in the relevant jurisdiction is generally considered to be mandatory), or (ii) any change in any interpretation, or the introduction or making of any new or further interpretation, or any new or different interpretation by any court, tribunal, governmental, revenue, international, national, fiscal or other competent authority, or (iii) the compliance by banks or other financial institutions with any new or different request or direction (in each case whether or not having the force of law but in respect of which compliance by banks or other financial institutions in the relevant jurisdiction is generally considered to be mandatory) from any central bank, fiscal, governmental, revenue, international, national, monetary or other authority; PROVIDED always that in respect of a Lender, any such implementation, introduction, abolition, withdrawal or variation, change in interpretation or new or different interpretation in relation to any applicable law or regulation and/or practice, concession, directive, ruling, request, notice, guideline, statement of policy or practice statement having effect in the jurisdiction in which the relevant Lender is organised, has its principal place of business or has its Lending Office shall not constitute a Change in Law if, prior to the date of this Agreement, such implementation, introduction, abolition, withdrawal or variation, change in interpretation or new or different interpretation had been announced or proposed generally to banks and other financial institutions in the jurisdiction in which the relevant Lender is organised or has its principal place of business or has its Lending Office by way of the publication of any Act of Parliament, statute or statutory instrument or the publication or delivery or issue of any notice, directive or guideline applicable to banks generally by the relevant central bank, a European Union institution or other applicable authority, government, department, committee or agency (which under the laws of the jurisdiction in which the relevant Lender has its Lending Office, is organised or has its principal place of business for the time being has control or supervision of banking regulations);

        "CHARGE OVER SHARES OF BORROWER" means the agreement so entitled having the same date as this Agreement and made between the Parent and the Security Trustee and relating to the shares of the Borrower;

        "CHARGE OVER SHARES OF INTERMEDIATE LESSEE" means any deed of charge entered into from time to time between the Borrower or any relevant Sub-Borrower (as the case may be) and the Security Trustee in relation to the shares of any Intermediate Lessee substantially in the form of Appendix L;

        "CHARGE OVER SHARES OF SUB-BORROWER" means any deed of charge entered into from time to time between the Borrower and the Security Trustee in relation to the shares of any Sub-Borrower substantially in the form of Appendix G;

        "CHARGES OVER SHARES" means together the Charge Over Shares of Borrower, each Charge Over Shares of Intermediate Lessee and each Charge Over Shares of Sub-Borrower;

        "COFACE" means the export credit agency of the French Republic, represented by Compagnie Francaise d'Assurance pour le Commerce Exterieur;

        "COMMITMENT" means, in relation to a Lender, at any time the amount described as such set out opposite the name of such Lender in Schedule 1 or, as the case may be, the Schedule to the relevant Transfer Certificate, as the same may be cancelled or reduced pursuant to the terms of this Agreement (including the terms of Clauses 2.5.2 and 2.5.3 (Reduction and Cancellation of the Facility)) and as further reduced or increased pursuant to any Transfer Certificate less the amount of such Lender's Relevant Proportion of any Advances made before such time;

        "COMPULSORY ACQUISITION" means, in respect of an Aircraft or an Engine, requisition of title or other compulsory acquisition of title (but excluding requisition for use or hire) of such Aircraft or Engine, as the case may be, by a Government Entity;

        "CONTRACTUAL RATE" means, in relation to a Loan, the single blended rate for the aggregate of Tranche A and Tranche B of such Loan as stated in clause 4 of the relevant Loan Supplement and, provided that the relevant Aircraft is delivered within the same calendar month as its Scheduled Delivery Month, such single blended rate shall be the relevant blended rate set out in Column 9 of Schedule 10;

        "DEFAULT INTEREST PERIOD" means, in relation to the determination of Default Rate LIBOR, each period (not exceeding six months) as the Agent selects in its absolute discretion, the first such period commencing on the date on which the overdue payment was due and each subsequent period commencing on the last day of the preceding period for so long as the relevant default continues;

        "DEFAULT RATE" means

        (a) in relation to any amount of principal or interest in respect of a Loan:

                (i) in the case of the British Credits and the French Credits, the rate of interest per annum equal to the aggregate of one per cent. (1%) per annum and the higher of (1) the relevant Contractual Rate and (2) Default Rate LIBOR; or

                (ii) in the case of the German Credits, the rate of interest per annum equal to the aggregate of one per cent. (1%) per annum and the higher of (1) the relevant Contractual Rate and (2) as applicable, (y) Default Rate LIBOR or
                        (z) (if the German Credits or part thereof is at the relevant time funded in any currency other than Dollars) the funding cost incurred by the German Lenders; and

        (b) in relation to any other amount arising under any Transaction Document, the aggregate of Default Rate LIBOR and one per cent. per annum;

        "DEFAULT RATE LIBOR" means:

        (a) the rate per annum which is certified by the Agent to be the rate (rounded upwards to the nearest one sixteenth of one per cent. (1/16%)) for deposits in Dollars in an amount substantially equal to the sum in default for a period comparable to the Default Interest Period which appears on the Telerate/Dow Jones Market Service Page 3750 (or its successor or replacement page) at or about 11.00 a.m. London time on the first day of the relevant Default Interest Period; or

        (b) if such rate does not appear on Telerate/Dow Jones Market Service Page 3750 (or its successor or replacement page) Default Rate LIBOR for the relevant Default Interest Period shall be the rate per annum, certified by the Agent as the arithmetic mean (rounded upwards to the nearest one sixteenth of one per cent. (1/16%)) of the respective rates per annum notified to the Agent at which the Reference Banks are offered Dollar deposits by prime banks in the London Interbank Euro Currency Market in an amount substantially equal to the sum in default and for a period having a duration equal to or as close as practicable to the Default Interest Period at or about 11.00 a.m. (London time) on the first day of the relevant Default Interest Period provided that (a) if one of the Reference Banks does not provide such rates, Default Rate LIBOR in relation to such Default Interest Period shall be determined on the basis of the rate notified by the Reference Bank providing such rate, and (b) if neither of the Reference Banks provides such a rate, then Default Rate LIBOR in relation to such Default Interest Period shall be the rate per annum certified by the Agent (acting upon the instructions from each Lender) as the arithmetic mean (rounded upwards to the nearest one sixteenth of one per cent. (1/16%)) of the cost to each of the Lenders of funding (in Dollars) an amount substantially equal to that Lender's Relevant Proportion of the sum in default for a period having a duration equal to or as close as practicable to such Default Interest Period at or about 11.00 a.m. (London time) on the first day of such Default Interest Period;

        "DELIVERY DATE" means, in respect of an Aircraft, the date upon which that Aircraft is delivered to the Borrower, or, as the case may be, a Sub-Borrower by the Seller which date shall be the date of the delivery of the relevant Bill of Sale;

        "DOLLARS" and "US$" means the lawful currency for the time being of the United States of America;

        "ECGD" means Her Britannic Majesty's Secretary of State acting by the Export Credits Guarantee Department;

        "ECGD REFERENCE BANKS" means with respect to sub-paragraph (v) of the definition of Make-Whole Amount:

        (i) in the case of a prepayment in accordance with Clauses 4.3 (Voluntary Prepayment), 4.4 (Prepayment following a Total Loss),
                4.5 (Prepayment on Final Disposition), 4.6 (Prepayment on a Sub-Borrower Sale), Clause 4.8 (Prepayment if not leased), the three reference banks nominated under Clauses 4.3 (Voluntary Prepayment), 4.4 (Prepayment following a Total Loss), 4.5 (Prepayment on Final Disposition), 4.6 (Prepayment on a Sub-Borrower Sale) and Clause 4.8 (Prepayment if not leased) (as the case may be); and

        (ii) in the case of prepayments in accordance with Clause 4.10 (Mandatory Prepayment Event) or of a declaration by the Agent of a Termination Event under Clause 10.2 (Acceleration Rights), those reference banks as the Lead Manager of the British Credits may select;

        "ELIGIBLE AIRCRAFT" means, as the context may require (a) any or all of the Airbus A319, A320, A321, A330 and A340 Aircraft purchased pursuant to any Purchase Agreement including the Aircraft referred to in Schedule 4 Part I during the period from the date hereof to March 31, 2002 or (b) such other A319, A320, A321, A330 and A340 Airbus aircraft as may be agreed between the Borrower and the Agent (acting upon the instructions of the Majority Lenders) or such other Airbus aircraft as may be agreed between the Borrower and the Agent (acting upon the unanimous instructions of the Lenders and the Export Credit Agencies), subject always to Clause 2.7.4 (Amount);

        "ENGINE" or "ENGINES" means, in respect of an Aircraft, (a) each of the engines described in Schedule 1 to the relevant Mortgage, whether or not from time to time during the term of the relevant Loan installed on the Airframe or any other airframe (for so long as it remains property of the Borrower or Sub-Borrower) but which, having been removed from the Airframe, remains the property of the Borrower or, if applicable, the relevant Sub-Borrower (as the case may be), or (b) any other Replacement Engine substituted therefor which becomes the property of the Borrower or the relevant Sub-Borrower (as the case may be), including, if applicable, any other Engine which may from time to time be installed upon or attached to the Airframe and which becomes the property of the Borrower or, if applicable, the relevant Sub-Borrower, and (c) insofar as the same belong to the Borrower or, if applicable, the relevant Sub-Borrower, any and all Parts of whatever nature from time to time relating to an engine referred to in (a) and (b) above whether or not installed on or attached to such engine and (d) insofar as the same belong to the Borrower or the relevant Sub-Borrower (as the case may be), all substitutions, replacements or renewals from time to time made on or to any item referred to in (a), (b) and (c);

        "ENGINE AGREEMENT" means each of:

        (a) The General Terms Agreement 6-3987 dated June 22, 1984 between CFM International S.A. and the Guarantor;

        (b) The General Terms Agreement 6-5792 dated November 1, 1985 between General Electric Company and the Guarantor;

        (c) The General Terms Agreement dated December 9, 1992 between IAE International Aero Engines AG and the Guarantor;

        (d) The PW4168 powered A330 Contract dated May 23, 1996 between United Technologies Corporation, Pratt & Whitney Group and the Guarantor; and

        (e) The Terms of Business Agreement DEG2596 (MG 381) dated October 3, 1997 between Rolls Royce plc and the Guarantor,

        including, in each case, any relevant amendment, modification, letter agreements and supplements thereto;

        "ENGINE MANUFACTURERS" means each of CFM International S.A., General Electric Company, IAE International Aero Engines AG, United Technologies Corporation, Pratt & Whitney Group and Rolls Royce plc, and their successors and assigns;

        "ENGINE WARRANTIES" means, in respect of the Engines relating to an Aircraft, the warranties, including the conditions and limitations applicable thereto, contained in:

        (i) exhibit B to the Engine Agreement between CFM International S.A. and the Guarantor;

        (ii) exhibit B to the Engine Agreement between General Electric Company and the Guarantor;

        (iii) clause 4 of the Engine Agreement between IAE International Aero Engines AG and the Guarantor;

        (iv) the engine sales warranty and service policy benefits set out in the Engine Agreement between United Technologies Corporation, Pratt & Whitney Group and the Guarantor or, as the case may be;

        (v) the Rolls Royce Trent Warranty pursuant to the DEG2596 (MG 381) Agreement dated October 3, 1997 between the Guarantor and Rolls Royce plc;

        (vi) together with, in each case, the patent indemnities set forth in the relevant Engine Agreement and any and all rights of the Guarantor under the relevant Engine Agreement to compel performance of the same and the right to claim damages in respect thereof but only insofar as such warranties, indemnities and rights arise in respect of the Engines relating to the relevant Aircraft;

        "EXISTING AIRCRAFT" shall have the meaning given to such term in Clause
        4.7 (Substitution of Aircraft);

        "EXPENSES" means any reasonable out-of-pocket costs and expenses (including the agreed or, if not agreed, the reasonable legal fees and expenses of United Kingdom, Bermuda and California counsel, or other counsel in another jurisdiction of organisation of a Sub-Borrower or Intermediate Lessee, acting for the Representatives, the Lenders and the Export Credit Agencies as a group and, after a Third Trigger Event or Termination Event, any other counsel appointed by the Lenders, the Representatives and the Export Credit Agencies as a group and, after a Third Trigger Event or Termination Event, insurance fees and expenses (if any and to the extent approved by the Borrower, such approval not to be unreasonably withheld), and after an Acceleration Event remarketing fees and all other advisers' fees and expenses, but, in any event, excluding all Taxes) as well as any Value Added Tax thereon, which may be reasonably incurred by the Security Trustee, the Agent, the Lenders and the Export Credit Agencies as a group in connection with the execution and delivery of the Transaction Documents or in connection with the performance, enforcement, attempted enforcement or preservation of their respective rights and duties hereunder or thereunder PROVIDED always that the reference to such out-of-pocket costs and expenses being "reasonably" incurred and to legal fees and expenses being "reasonable" shall not apply when such out-of-pocket costs and expenses are incurred or sustained, after a Termination Event, in connection with the enforcement or preservation or attempted enforcement or preservation of rights;

        "EXPORT CREDIT AGENCIES" means each of COFACE, ECGD and HERMES;

        "FAA" mean the Federal Aviation Administration (or its successor) of the United States of America;

        "FACILITY" means the term loan facility made available by the Lenders to the Borrower pursuant to this Agreement;

        "FACILITY AMOUNT" shall have the meaning given to that term in Clause
        2.1 (Facility);

        "FACILITY DOCUMENTS" means each of:

        (i) this Agreement, the Charge Over Shares of Borrower, the Borrower Debenture, Sub-Borrower/Intermediate Lessee Regular Jurisdiction Letter Agreement and the other documents, instruments and agreements relating thereto referred to in Clause 2.9.1(B) (Conditions Precedent) and the Borrower Constitutional Documents (but excluding the Lenders' Agreement); and

        (ii)    (a)     any other document, instrument or memorandum annexed to
                        any of the documents referred to in (i) above; and

                (b) any notice or acknowledgement required pursuant to the terms of any of the documents referred to in (i) above; and

                (c) any document, instrument or memorandum (x) which is executed and delivered in connection with a restructuring in accordance with the terms of this Agreement of any or all of the arrangements contemplated by any of the documents referred to in (i) above or (y) which the Guarantor or any of the Borrower or any Sub-Borrower agrees constitutes a Facility Document or (z) which is entered into in substitution for or which amends or augments or varies or novates all or any part of any of the documents referred to in this definition (including this part (ii)(c)(z)) in each case in accordance with the terms of this Agreement;

        "FINAL DISPOSITION" means, in relation to an Aircraft:-

        (a) the sale by the Borrower or the relevant Sub-Borrower (including in each case a sale by a Receiver after an Acceleration Event on behalf of the Borrower or the relevant Sub-Borrower, appointed under the Borrower Debenture or the relevant Sub-Borrower Debenture (as the case may be)) or by the Security Trustee as mortgagee against immediate payment in cash or for other consideration, whether through an agent on its behalf or otherwise, of all its right, title and interest in and to such Aircraft (including, without limitation, a sale to the relevant Lessee, the Guarantor and/or to any other person other than to the Borrower or a Sub-Borrower or a person who becomes the Borrower or a Sub-Borrower in accordance with this Agreement and whether pursuant to the terms of the relevant Lease or otherwise howsoever); or

        (b) completion by delivery of such Aircraft to the purchaser or lessee, as the case may be, of a sale, lease or other disposition by or on behalf of the Borrower or the relevant Sub-Borrower, (including in each case a sale by a Receiver after an Acceleration Event on behalf of the Borrower or the relevant Sub-Borrower, appointed under the Borrower Debenture or the relevant Sub-Borrower Debenture (as the case may be)), or by the Security Trustee as mortgagee, pursuant to a conditional sale, hire purchase, full pay-out finance lease or other arrangement involving the retention by or on behalf of the Borrower or any Sub-Borrower or the Security Trustee as mortgagee of title to, or a security or similar interest in, such Aircraft;

        "FINAL DISPOSITION PROCEEDS" means, in relation to an Aircraft, the aggregate amount of:-

        (a) all consideration (whether cash or otherwise) received and retained by or on behalf of the Borrower or the relevant Sub-Borrower or (after an Acceleration Event) the Security Trustee as mortgagee upon or as a result of the Final Disposition of such Aircraft;

        (b) any cash received and retained as a result of the sale by the Borrower or the relevant Sub-Borrower or (after an Acceleration Event) the Security Trustee as mortgagee of its right, title and interest in and to any agreement for the Final Disposition of such Aircraft in a manner contemplated by paragraph (b) of the definition of Final Disposition or any non-cash consideration received by either of them as a result of the Final Disposition of such Aircraft (as the case may be);

        (c) if a Final Disposition proceeds to completion, any non-refundable deposit (not otherwise included under clause (a) or (b) above) in relation to such Final Disposition paid to or for the account of the Borrower or the relevant Sub-

                Borrower or (after an Acceleration Event) the Security Trustee as mortgagee by a person acquiring or proposing to acquire such Aircraft under a contract or offer to purchase or otherwise acquire it which has been withdrawn, terminated or cancelled or has lapsed; and

        (d) if an Acceleration Event has occurred any non-refundable deposit paid to or for the account of the Borrower or the relevant Sub-Borrower or (after such Acceleration Event) the Security Trustee as mortgagee by a person acquiring or proposing to acquire such Aircraft under a contract or offer to purchase or otherwise acquire it which has been withdrawn, terminated or cancelled or has lapsed;

        "FINANCIAL INDEBTEDNESS" shall have the meaning given to such term in paragraph 1 of Schedule 5;

        "FIRST TRIGGER EVENT" means the long term debt obligations of the Guarantor being rated below A- if and as rated by Standard & Poor's Corporation or A3 if and as rated by Moody's Investor Service, Inc., or an equivalent by an alternative service of equivalent recognition (if neither Standard & Poor's Corporation nor Moody's Investor Service, Inc. has assigned any rating);

        "FRENCH CREDITS" shall, in respect of an Advance, have the meaning given to that term in the relevant Loan Supplement;

        "FURTHER UTILISATION" has the meaning given to it in Clause 2.10 (Master Opinions);

        "GENERAL TERMS AGREEMENT" means, in relation to any of the Aircraft, the General Terms Agreement dated November 10, 1988 between the Seller and the Guarantor;

        "GERMAN CREDITS" shall, in respect of an Advance, have the meaning given to that term in the relevant Loan Supplement;

        "GOVERNMENT ENTITY" means (i) any national, state or local government; or (ii) any board, commission, department, division, instrumentality, courts or agency or political sub-division thereof, howsoever constituted;

        "GUARANTEED OBLIGATIONS" means any and all monies, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including any obligation or liability to pay damages and including any interest which, but for the application of bankruptcy or insolvency laws, would have accrued on the amounts in question), which are now or which may at any time and from time to time hereafter be due, owing, payable or incurred or be expressed to be due, owing, payable or incurred from or by any or all of the Obligors to the Agent, the Security Trustee and/or any of the Lenders under or in connection with any of the Transaction Documents and references to "GUARANTEED OBLIGATIONS" includes references to any part thereof;

        "HERMES" means the export credit agency of Germany, represented by Hermes Kreditversicherungsaktiengesellschaft;

        "HOME COUNTRIES" means the United Kingdom, the French Republic and Germany and "HOME COUNTRY" shall mean anyone of them;

        "HOME COUNTRY AIRCRAFT" means an Aircraft which is leased to a TO Lessee incorporated in a Home Country;

        "HVB-LUX" means Hypovereinsbank Luxembourg Societe Anonyme of 4 rue Alphonse Weicker, L-2099, Luxembourg;

        "INDEMNITEE" means each of the Agent, the Security Trustee and each Lender together with their respective officers and employees;

        "INSURANCES" means, in relation to an Aircraft, any and all contracts or policies of insurance and reinsurance complying with the provisions of
        Schedule 8 or an indemnity from a Government Entity as indemnitor, as appropriate, and required to be effected and maintained in accordance with this Agreement;

        "INTEREST PERIOD" means, in respect of a Loan, each period commencing from (and including) the Utilisation Date of the relevant Aircraft or as the case may be, a Repayment Date to (but excluding) the next subsequent Repayment Date;

        "INTERMEDIATE LEASE" means, in respect of an Aircraft, the lease to be entered into between the Borrower or a Sub-Borrower or another Intermediate Lessee (as the case may be) as lessor and an Intermediate Lessee as lessee;

        "INTERMEDIATE LEASE SECURITY ASSIGNMENT" means, in respect of an Aircraft, the security assignment relating to the Intermediate Lease in each case for that Aircraft to be entered into between the Borrower or, as the case may be, any Sub-Borrower or another Intermediate Lessee and the Security Trustee substantially in the form of Appendix N;

        "INTERMEDIATE LESSEE" means, in respect of the delivery of a specific Aircraft, such person (other than the Borrower or a Sub-Borrower) as the Guarantor or the Borrower may determine in accordance with the provisions of Clause 3.3.1 (Sub-Borrowers/Intermediate Lessees) shall enter into a Lease as lessor with the relevant Lessee or with another Intermediate Lessee;

        "INTERMEDIATE LESSEE ACCOUNTS" means, in respect of an Intermediate Lessee, collectively the Intermediate Lessee Maintenance Reserve Account, the Intermediate Lessee Rental Account and the Intermediate Lessee Security Deposit Account;

        "INTERMEDIATE LESSEE DEBENTURE" means, in respect of an Intermediate Lessee, a debenture to be granted by such Intermediate Lessee in favour of the Security Trustee, in the form of Appendix M;

        "INTERMEDIATE LESSEE MAINTENANCE RESERVE ACCOUNT" means, in respect of an Intermediate Lessee the Dollar account with Wells Fargo Bank or Bank of America in California, Bank of Ireland in Ireland or such other financial institution as may be approved by the Security Trustee (such approval not to be unreasonably withheld) in the jurisdiction of organisation of the Intermediate Lessee outside the United Kingdom;

        "INTERMEDIATE LESSEE RENTAL ACCOUNT" means, in respect of an Intermediate Lessee such Dollar account with Wells Fargo Bank or Bank of America in California, Bank of Ireland in Ireland or such other financial institution as may be approved by the Security Trustee

        (such approval not to be unreasonably withheld) in the jurisdiction of organisation of the Intermediate Lessee outside the United Kingdom;

        "INTERMEDIATE LESSEE SECURITY DEPOSIT ACCOUNT" means, in respect of an Intermediate Lessee, such Dollar account with Wells Fargo Bank or Bank of America in California, Bank of Ireland in Ireland or such other financial institution as may be approved by the Security Trustee (such approval not to be unreasonably withheld) in the jurisdiction of organisation of the Intermediate Lessee outside the United Kingdom;

        "IRREGULAR JURISDICTION" means any jurisdiction other than a Regular Jurisdiction;

        "LEAD MANAGERS" means each of Halifax plc (in its capacity as lead manager for the British Lenders), Societe Generale (in its capacity as lead manager for the French Lenders) and Commerzbank AG (in its capacity as lead manager for the German Lenders) and "LEAD MANAGER" shall mean any one of them;

        "LEASE" means, in respect of an Aircraft, any lease agreement relating to that Aircraft to be entered into (including by novation or assignment) between the Borrower, a Sub-Borrower or an Intermediate Lessee (as the case may be) as lessor and the relevant Lessee as lessee;

        "LEASE SECURITY ASSIGNMENT" means, in respect of an Aircraft, the security assignment relating to the Lease in each case for that Aircraft to be entered into between the Borrower or, as the case may be, any Sub-Borrower or, as the case may be, any Intermediate Lessee and the Security Trustee substantially in the form of Schedule 2 to the relevant Mortgage;

        "LENDERS' AGREEMENT" means the agreement so entitled of even date herewith and made between the Agent, the Security Trustee and each of the Lenders;

        "LENDING OFFICE" means, in relation to a Lender, its branch or office at the address specified against its name in Schedule 1 or specified in the Transfer Certificate whereby such Lender becomes a party hereto or such other branch or office determined in accordance with the provisions of this Agreement;

        "LESSEE" means, in respect of an Aircraft, the Borrower's, the relevant Sub-Borrower's or the relevant Intermediate Lessee's customer who is the lessee of that Aircraft;

        "LIBOR" means, in respect of an Interest Period or other relevant period:

        (a) the rate per annum which is conclusively (save for manifest error) certified by the Agent to be the rate (rounded upwards to the nearest one sixteenth of one per cent. (1/16%)) for deposits of Dollars in an amount substantially equal to the relevant Advance or other relevant amount for a period equal to, or as close as practicable to, the relevant Interest Period or other relevant period which appears on the Telerate/Dow Jones Market Service Page 3750 (or its successor or replacement page) at or about 11.00 a.m. (London time) two (2) London Banking Days prior to the commencement of the relevant Interest Period or other relevant period; or

        (b) if such rate does not appear on the Telerate/Dow Jones Market Service Page 3750 (or its successor or replacement page), LIBOR for the relevant Interest

                Period or other relevant period shall be the rate per annum, conclusively (save for manifest error) certified by the Agent as the arithmetic mean (rounded upwards if necessary to the nearest one sixteenth of one per cent. (1/16%)), of the respective rates per annum notified to the Agent at which the Reference Banks are offered Dollar deposits by prime banks in the London Interbank Euro Currency Market in an amount substantially equal to the relevant Advance or other relevant amount and for a period having a duration equal to or as close as practicable to such Interest Period or such other relevant period, as the case may be, at or about 11.00 a.m. (London time) two (2) London Banking Days prior to the commencement of such Interest Period or other relevant period provided that if any Reference Bank fails to provide a rate, LIBOR in relation to such Interest Period or such other relevant period shall be determined on the basis of the rate notified by each Reference Bank which does provide such a rate and (ii) if no Reference Bank provides a rate, then LIBOR in relation to such Interest Period or other relevant period shall be the rate per annum certified by the Agent (acting on instructions from each Lender) to be the arithmetic mean (rounded upwards to the nearest one sixteenth of one percent.) of the cost to each Lender of funding (in Dollars) an amount substantially equal to that Lender's Relevant Proportion of the Advance or other relevant amount for a period having a duration equal to or as close as practicable to such Interest Period or other relevant period at or about 11.00 a.m. (London time) on the first day of such Interest Period or other relevant period;

        "LIEN" means, in relation to an Aircraft, any encumbrance or security interest whatsoever, howsoever created or arising including any right of ownership, security, mortgage, pledge, charge, lease, lien, statutory right in rem, hypothecation, title retention arrangement, attachment, levy, claim, right of detention or security interest whatsoever, howsoever created or arising or any right or arrangement having a similar effect to any of the above;

        "LOAN" means, in respect of an Advance, together the British Credits, the French Credits and the German Credits or (as the context may require) the aggregate principal amount of the British Credits, the French Credits and the German Credits owing to the Lenders in respect of the relevant Advance from time to time;

        "LOAN SUPPLEMENT" means, in respect of an Aircraft, the loan supplement relating to that Aircraft to be entered into between the Borrower and the Agent (for itself and as agent for the Security Trustee and the Lenders) substantially in the form set out in Appendix A;

        "LONDON BANKING DAY" means a day (other than a Saturday, Sunday or holiday scheduled by law) on which banks are open for general interbank business in London (including dealing in Dollar deposits);

        "LOSSES" means any losses, demands, liabilities, claims, actions, proceedings, penalties, fines, damages, adverse judgments, orders or other sanctions (in each case exclusive of loss of profit or income);

        "MAINTENANCE RESERVES" means, in respect of an Aircraft, the maintenance reserves, if any, payable from time to time by the Lessee to the Borrower, Sub-Borrower or the Intermediate Lessee (as the case may be) then held by the Borrower, the Intermediate Lessee or the Sub-Borrower (as the case may be) and unutilised;

        "MAINTENANCE RESERVE ACCOUNTS" means each of the Borrower Maintenance Reserve Account, each Sub-Borrower Maintenance Reserve Account and each Intermediate Lessee Maintenance Reserve Account and "MAINTENANCE RESERVE ACCOUNT" means any of them;

        "MAJORITY LENDERS" means (i) in relation to any decision, discretion, action or inaction under any of the Transaction Documents in respect of which any Lead Manager either must follow the instructions of the relevant Export Credit Agency under the relevant Support Agreement or, in its good faith opinion, believes the consent of the relevant Export Credit Agency to be necessary, the relevant Lead Manager(s) and (ii) in relation to any other decision, discretion, action or inaction under any of the Transaction Documents that is provided to be made by the Majority Lenders, the simple majority of group votes (that is to say, two to one), of the British Lenders, the French Lenders and the German Lenders (each such group of Lenders having one vote), it being understood that the vote of any one such group of Lenders shall be determined by a simple majority (fifty-one per cent. (51%)) vote of the Lenders in that group based upon the proportion (expressed as a percentage) which the participation of each Lender in such group in the British Credits, the French Credits or, as the case may be, the German Credits which have been committed or, as the case may be, drawn down at the date such calculation is required to be made bears to the aggregate of the commitments or, as the case may be, participations of all of the Lenders in such group with respect to or, as the case may be, in the British Credits, the French Credits or, as the case may be, the German Credits on such date;

        "MAKE-WHOLE AMOUNT" means the aggregate of all sums payable by the Borrower to the Lenders, the Agent and the Security Trustee in respect of the applicable Loan under this Agreement and each of the other Aircraft Operative Documents (other than payments of principal and interest due hereunder and Expenses) including, with respect to the applicable Loan:

        (i) all amounts payable by the Borrower pursuant to the indemnities contained in Clauses 4.12 (Deductions and Withholdings), 13 (Indemnities), 14 (Change in Circumstances), 15 (Mitigation and Contest Rights), (provided that any provision of this Agreement which requires payment of the Make-Whole Amount shall not require double payment of any amount described in this paragraph
                (i) to the extent that such amount is also payable under any of the aforementioned Clauses);

        (ii) an amount equal to such amount as the Lead Manager of the British Credits shall certify as being equal to the aggregate instalments of the guarantee fee (in an amount equal to one half of one per cent. (0.5%) per annum of the British Credits outstanding throughout the immediately preceding Interest Period) which would, but for a prepayment required in accordance with this Agreement or the declaration by the Agent of a Termination Event under Clause 10.2 (Acceleration Rights), as the case may be, have fallen due after the date of such prepayment or declaration discounted at the rate of interest equal to LIBOR for the period of six months as at the date of prepayment or declaration, as the case may be (it being understood that the repayment of the British Credits to the British Lenders is being guaranteed by ECGD and that the British Lenders finance the fee payable to ECGD in respect of such guarantee from the payments of interest due under Clause 4 (Repayment and Prepayment) and that the rate of interest pursuant to Clause 4 (Repayment and Prepayment) has been calculated on the basis of, inter alia, the obligations of the British Lenders to make such payments);

        (iii)   an amount equal to the aggregate of:


                (a) on account of the "LASU" rate support mechanism in relation to the French Credits, an amount equal to the French Lenders' indemnity payment due to the financial institution (nominated by the French governmental authorities to be involved in the "LASU" rate support programme) in relation to the cost of breaking or liquidating any funding or hedging arrangements put in place by that financial institution at any time as a result of the French Lenders' undertaking to it pursuant to the LASU rate support programme, such indemnity being determined by such financial institution on the following basis:-

                        (i) the outstanding principal of each Loan is sub-divided into tranches of principal having separate maturity dates corresponding to the then remaining Repayment Dates for each tranche;

                        (ii) the financial institution nominated by the French governmental authorities determines the applicable market placement rate for Dollars in relation to the relevant maturity date for each tranche of principal and the difference (if positive) between the "LASU" rate and that rate accorded to that tranche shall be applied to each relevant tranche for the period between the date of prepayment in accordance with Clause 4 (Prepayment and Repayment) or the declaration by the Agent of a Termination Event under Clause
                                10.2 (Acceleration Rights) and the maturity date corresponding to the relevant tranche;

                        (iii) each amount which results from the calculation made pursuant to sub-paragraph (ii) will be net present valued utilising the applicable market placement rate for Dollars and the aggregate of each amount as net present valued will represent the costs of breaking or liquidating the funding or hedging arrangements referred to in this sub-paragraph (iii); and

                (b) the unamortised amount of the French Lenders' Reimbursement Exposure to the Up-front Premium and for this purpose "FRENCH LENDER'S REIMBURSEMENT EXPOSURE" means, in relation to the Up-front Premium, the relevant amount set out against each Repayment Date (amortising the Up-front Premium to zero over the ten-year period for repayment of the French Credits) contained in the Schedule described as the "Amortisation of the COFACE Up-front Premium" to be provided by the Agent as soon as practicable after the date hereof and "UP-FRONT PREMIUM" means, in relation to that portion of the French Credits which is supported by COFACE, an amount equal to the premium stipulated by COFACE two (2) Business Days prior to the Utilisation Date or as soon as practicable thereafter and which is paid to COFACE on, or as soon as practicable, after the Utilisation Date;

                (it being understood that the whole of the credit insurance premium owing to COFACE is payable up-front and is to be funded during the term of the French Credits at the interest rate for the French Credits and that, in the event that the French Credits or any part thereof is prepaid in accordance with Clause 4 (Repayment and Prepayment) or in respect thereof a Termination Event is declared under Clause 10.2 (Acceleration Rights), such up-front credit insurance premium is not refundable pro rata temporis by COFACE),

        (iv) an amount, described as the credit insurance premium of HERMES, equal to the present value of one half of one per cent. (0.5%) per annum in relation to the principal then outstanding for the German Credits with respect to a period equal to the average remaining life of those Repayment Instalments which would have fallen due under Clause 3.6.4 (Repayment Schedules) but for a prepayment in accordance with Clause 4 (Repayment and Prepayment) or the declaration by the Agent of a Termination Event under Clause 10.2 (Acceleration Rights), such present value being determined by discounting at a rate directed to the German Lenders by the Ministry of Economics of the Federal Republic of Germany for the period corresponding to the average remaining life of the interest owing under the German Credits,

                (it being understood that the repayment of the German Credits to the German Lenders is being insured by HERMES and that the German Lenders finance the credit insurance premium payable to HERMES in respect of such credit insurance from the payments of interest due under Clause 4 (Repayment and Prepayment) and that the rate of interest pursuant to Clause 4 (Repayment and Prepayment) has been calculated on the basis of, inter alia, the obligations of the German Lenders to make such payments);

        (v) an amount, representing the loss to ECGD of losing the benefit of receiving the fixed rate interest payment stream in relation to the British Credits under the interest make-up arrangement between the Agent, the Lenders and ECGD, calculated as being equal to:

                (a) the premium quoted to ECGD by the relevant ECGD Reference Bank (after disregarding the highest and lowest quotations from the ECGD Reference Banks); or

                (b) if only two of the ECGD Reference Banks provide quotations, the average of the premia quoted to ECGD; or

                (c) if only one of the ECGD Reference Banks provides a quotation, the premium quoted to ECGD by that ECGD Reference Bank, on or about the date of a prepayment in accordance with Clause 4 (Repayment or Prepayment) or the declaration by the Agent of a Termination Event, as the case may be, that the relevant ECGD Reference Bank(s) would require on entering into an arrangement with ECGD under which ECGD would:

                        (y) receive a stream of fixed rate interest payments less an amount equal to one half of one percent (0.5%) per annum, but otherwise identical in timing and amount to that which, but for such prepayment, purchase or declaration would have been payable by the Borrower under Clause 4 (Repayment and Prepayment) and calculated as if all amounts payable in relation to the British Credits in accordance with Clause 4 (Repayment and Prepayment) (whether on, before or after the date of the relevant prepayment, purchase or declaration, as the case may be) had been, or (as the case may be) would be, paid in full when due; and

                        (z) pay a corresponding stream of floating rate interest payments calculated on the basis of a rate of interest equal to six month LIBOR for US$ deposits of the appropriate amount and maturity plus such margin as shall be agreed from time to time between the British Lenders and ECGD,

                        PROVIDED that, if none of the ECGD Reference Banks have quoted a premium that it requires from ECGD for entering into the above arrangement such amount shall be zero;

                (vi) an amount equal to the aggregate of any breakage loss or swap breakage costs incurred by each German Lender calculated as the difference between its cost of funding its respective portion of the German Credits and the proceeds of redeploying an amount equal to its portion of the outstanding principal of the German Credits, it being understood that the Ministry of Economics of the Federal Republic of Germany have the right, on the Utilisation Date and/or on any Repayment Date, to direct each German Lender to fund all or part of its portion of the German Credits either on a floating (six month LIBOR) or a fixed rate basis throughout the tenor of the German Credits or for a shorter period, it being understood that:

        (x)     the methods by which the amounts referred to in sub-paragraphs
                (ii) to (vi) inclusive are calculated shall, subject to any Change in Law, be the method by which any of the Export Credit Agencies (or any governmental ministries or financial institution involved in the "LASU" rate support programme) will calculate such amounts at the relevant time; and

        (y) all amounts referred to in sub-paragraphs (ii) to (vi) inclusive shall be determined at the relevant time by, as the case may be, the Agent, each of the Lenders or the relevant Export Credit Agency and each of them shall have certified to the Agent such amounts as are necessary to compensate it and provide reasonable details of the actual computation of the relevant compensation amount, which certification and details shall be given to the Agent who shall in turn make available the same to the Borrower;

        "MANUFACTURER" means Airbus Industrie G.I.E. currently of 1 Rond Point Maurice Bellonte, Blagnac 31707, France together with its successors and assigns;

        "MASTER OPINIONS" means the legal opinions required to be given with respect to the applicable Obligors pursuant to sub-paragraphs (a), (b),
        (c), (d) of paragraph 3 of Part I to Schedule 6 on or before the first Utilisation under this Agreement, and the legal opinions required to be given pursuant to paragraph 4 of Part I to Schedule 6 with respect to a relevant Sub-Borrower or Intermediate Lessee concerning its Accession Deed and the Aircraft Security Documents to which it is a party at the time it accedes to this Agreement, and any replacement opinion given hereunder in respect thereof;

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on the validity of any of the obligations of any Obligor under this Agreement and the other Transaction Documents to which it is a party;

        "MORTGAGE" means, in respect of an Aircraft, the first priority mortgage and the deed of assignment of the Warranties in each case relating to that Aircraft to be entered into between the Borrower or, as the case may be, a Sub-Borrower and the Security Trustee substantially in the form of Appendix C;

        "NOTICE OF CHARGE" means, in respect of an Aircraft, a notice of charge from the Security Trustee, the Intermediate Lessee (if any) and the Borrower or Sub-Borrower (as the case may be) to the Lessee and the Sub-Lessee (if any) in the form of Appendix P;

        "OBLIGORS" means any or all of the Parent, the Borrower, each Sub-Borrower, each Intermediate Lessee and, where the context so permits, the Guarantor, and "OBLIGOR" means any one of them;

        "PART" means, in relation to an Aircraft, each module, appliance, part, accessory, instrument, furnishing and other item of equipment of whatsoever nature (including the Buyer Furnished Equipment), other than a complete Engine or engine, which at any time of determination is incorporated or installed in or attached to the relevant Airframe or any relevant Engine, in each case title to which is vested in the Borrower or the relevant Sub-Borrower (as the case may be) or, having been removed therefrom, title to which remains vested in the Borrower or the relevant Sub-Borrower (as the case may be);

        "PARTIAL PURCHASE AGREEMENT ASSIGNMENT" means, in relation to an Aircraft, the partial purchase agreement assignment to be entered into (subject to the consent of the Seller) between the Guarantor and the Borrower or, as the case may be, the relevant Sub-Borrower substantially in the form set out in Appendix B in respect of the right to take title to that Aircraft under the relevant Purchase Agreement, and including with respect to the warranties the Lessee as a party or subject to its rights;

        "PERMITTED LIENS" means, in relation to an Aircraft:

        (a) any Lien affecting that Aircraft for Taxes or other governmental or statutory charges or levies not yet assessed or, if assessed, not yet due and payable or, if due and payable, which the Borrower, the relevant Sub-Borrower, the relevant

                Intermediate Lessee or the relevant Lessee or the relevant Sub-Lessee is disputing or contesting in good faith by appropriate proceedings (and when required in order to pursue such proceedings, an adequate bond has been provided) so long as such proceedings, or the continued existence of such Lien, do not at that time involve any likelihood of the sale, forfeiture or loss of the Aircraft or any relevant Engine or Part; or

        (b) any Lien affecting the Aircraft for the fees or charges of any airport or air navigation authority arising in the ordinary course of business by statute or by operation of law, in each case for amounts the payment of which either is not yet due and payable or, if due and payable, is being disputed or contested in good faith by appropriate proceedings (and when required in order to pursue such proceedings, an adequate bond has been provided) so long as such proceedings, or the continued existence of such Lien, do not at that time involve any likelihood of the sale, forfeiture or loss of the Airframe or, any relevant Engine or Part; or

        (c) any Lien affecting that Aircraft for the fees or charges of any supplier, mechanic, workman, repairer, employee or like lien arising in the ordinary course of business by contract or by statute or by operation of law, in each case for amounts (i) the payment of which is not yet due and payable, or (ii) which are not overdue for payment having regard to the custom of the relevant trade, in circumstances where no enforcement action against the Aircraft has yet been taken by the relevant lienholder or (iii) if due and payable is being disputed or contested in good faith with the relevant lienholder by appropriate proceedings (and when required in order to pursue such proceedings, an adequate bond has been provided) so long as such proceedings, or the continued existence of such Lien, do not at that time involve any likelihood of the sale, forfeiture or loss of the Airframe or, any relevant Engine or Part; or

        (d) any Lien affecting that Aircraft (other than a Lien for Taxes) arising out of judgments or awards against the Borrower or the relevant Sub-Borrower or the relevant Intermediate Lessee or the relevant Lessee or the relevant Sub-Lessee with respect to which at the time the period for an appeal has not expired or an appeal is being presented in good faith and with respect to which within forty (40) days thereafter there shall have been secured a stay of execution pending such appeal (and when required in order to pursue such proceedings, an adequate bond has been provided) so long as such judgment or award, or the continued existence of such Lien, does not at that time involve any likelihood of the sale, forfeiture or loss of the Airframe, any relevant Engine or Part; or

        (e) any Lien created pursuant to any of the Transaction Documents for the relevant Aircraft; or

        (f) a debt, liability or other obligation (whether financial or otherwise) imposed on the Borrower, the relevant Sub-Borrower or the relevant Intermediate Lessee (as the case may be) or any person claiming through or under the Borrower as purchaser of that Aircraft, pursuant to the relevant Partial Purchase Agreement Assignment; or

        (g) Liens permitted, or (so long as no Third Trigger Event has occurred and is continuing) which are the responsibility of the Lessee, under the relevant Lease including any assignment of the relevant Warranties and Engine Warranties thereunder and the rights of any Sub-Lessee or charterer of the Aircraft (including of any Engine or Part) or any other person under an agreement or arrangements permitted by the provisions of the relevant Lease; or

        (h)     the rights of insurers; or

        (i) the interests of a voting or owner trustee, as applicable, in connection with the relevant Sub-Borrower or the relevant Intermediate Lessee in the United States; or

        (j) any Lien bonded against by the Borrower, any Sub-Borrower, any Intermediate Lessee (unless, in each case, a Third Trigger Event has first occurred and is continuing), any Lessee or any Sub-Lessee, or other similar third party security (which does not itself result in a Lien on the Aircraft or any part thereof) is provided with respect to such Lien by any such person provided that, after the occurrence and continuation of a Third Trigger Event, any such bonding or other similar third party security as against any Lessee or any Sub-Lessee is first approved by the Security Trustee, acting reasonably; or

        (k) any other Lien created with the prior written consent of the Security Trustee;

        "POST-DELIVERY MODIFICATION PERIOD" means the period of one hundred and eighty (180) days following the Delivery Date of an Aircraft;

        "PROCEEDS" means, in relation to an Aircraft:-

        (a)     any and all amounts received or recovered under this Agreement;

        (b)     any Final Disposition Proceeds and any Sub-Borrower Sale
                Proceeds;

        (c) any and all other proceeds of enforcement of the Aircraft Security Documents relating to such Aircraft;

        (d)     any Total Loss Proceeds;

        (e)     any Requisition Proceeds; and

        (f) any and all other amounts (other than in respect of fees) received by the Agent, the Security Trustee or any Lender from any of the Obligors (whether directly or through the Borrower) pursuant to the provisions of the Transaction Documents;

        "PROCEEDS ACCOUNT" means, in relation to each Aircraft, the Dollar account of the Security Trustee with Halifax plc designated by the Security Trustee to which any Proceeds will be credited or such other account as the Security Trustee may designate from time to time by notice to the other parties hereto;

        "PROHIBITED COUNTRY" means, in relation to an Aircraft, any state, country or jurisdiction which is subject from time to time to any United Nations Sanctions Order, US Export Controls (after obtaining applicable consents), the United Kingdom Export of Goods (Control) Order 1992 or any statutory modification or re-enactment thereof or any similar or corresponding legislation then in effect in France, Spain or Germany, the effect of which after obtaining applicable consents or licences prohibits the Guarantor or its applicable Subsidiary from exporting to and/or consigning for use A319/A320/A321/A330/A340 aircraft (as the case may be) in such country;

        "PURCHASE AGREEMENT" means, in relation to an Aircraft each of:

        (a) the A320 aircraft purchase agreement between the Seller and the Guarantor dated November 10, 1988;

        (b) the A319 aircraft purchase agreement between the Seller and the Guarantor dated December 10, 1992;

        (c) the A321 aircraft purchase agreement between the Seller and the Guarantor dated February 14, 1990;

        (d) the A319/A320/A321 aircraft purchase agreement between the Seller and the Guarantor dated August 29, 1997;

        (e) the A330-200 aircraft purchase agreements between the Seller and the Guarantor dated November 10, 1988 and August 29, 1997;

        (f) the A340-300 aircraft purchase agreement between the Seller and the Guarantor dated November 10, 1988;

        pursuant to which the Seller agreed to sell and the Guarantor agreed to purchase, inter alia, the Aircraft together with the exhibits thereto and all applicable change orders, letter agreements and other amendments or supplements thereto;

        "QUARTER DATE" means each March 31, June 30, September 30 and December 31 in each year;

        "RECEIVER" means any receiver or receiver and manager appointed after an Acceleration Event by the Agent, the Security Trustee or the Majority Lenders pursuant to any Aircraft Security Document;

        "REFERENCE BANKS" means Halifax plc, Societe Generale, Citibank N.A. and Commerzbank AG;

        "REGULAR JURISDICTION" means Bermuda, the United States of America, the Cayman Islands and Ireland or any other jurisdiction in which a Sub-Borrower or an Intermediate Lessee has already been established and such entity has acceded to this Agreement prior to the date of the relevant Utilisation Notice;

        "RELEVANT EVENT" means any event which with any one or more of the lapse of time, the giving of notice, or the making of a determination, would become a Termination Event were a notice to be given by the Agent to the Borrower pursuant to Clause 10.2 (Acceleration Rights);

        "RELEVANT PROPORTION" means, with respect to any Lender and a Loan, at any time, the proportion which such Lender's share of the British Credits, the French Credits or the German Credits (as the case may be) bears to the total amount of the Loan at such time;

        "RENTALS" means, in respect of an Aircraft, the rentals payable by the Lessee to the Borrower, the Sub-Borrower or the Intermediate Lessee (as the case may be) pursuant to the relevant Lease;

        "RENTAL ACCOUNTS" means each of the Borrower Rental Account, each Sub-Borrower Rental Account and each Intermediate Lessee Rental Account and "RENTAL ACCOUNT" means any of them;

        "REPAYMENT DATE" means, in relation to a Loan, each repayment date as set forth in Column 1 of Schedule 2 to the relevant Loan Supplement PROVIDED always that if any Repayment Date would otherwise fall on a day which is not a Banking Day, such Repayment Date shall be deemed to fall on the immediately succeeding Banking Day unless such Repayment Date falls in the calendar month next succeeding that in which it would otherwise have fallen, in which case it shall fall on the immediately preceding Banking Day;

        "REPAYMENT INSTALLMENT" means, in relation to a Loan, with respect to each Repayment Date, the principal amount due and payable on such Repayment Date, as determined in accordance with Clause 4.2 (Repayment of Principal) together with interest thereon payable pursuant to Clause
        4.1 (Payment of Interest) all as set out in schedule 2 to the relevant Loan Supplement;

        "REPLACEMENT AIRCRAFT" has the meaning set forth in Clause 4.7 (Substitution of Aircraft);

        "REPLACEMENT BILL OF SALE" means a bill of sale substantially in the form set out in Appendix O as contemplated by Clause 4.7.5 (Substitution of Aircraft);

        "REPLACEMENT ENGINE" means an engine of an Engine Manufacturer, of the same or an improved model and suitable for use on the Airframe and having a utility at least equal to the Engine in respect of which a Total Loss or transfer of title has occurred;

        "REPRESENTATIVES" means the Agent and the Security Trustee;

        "REQUIRED INSURED VALUE" means, in relation to an Aircraft, at any time of determination 110% of the principal amount outstanding in respect of the relevant Loan at such time;

        "REQUISITION PROCEEDS" means, in relation to an Aircraft, any monies and/or other compensation received directly by the Borrower, the relevant Sub-Borrower or the relevant Intermediate Lessee (if any) and/or the Security Trustee in its capacity as mortgagee in respect of the Compulsory Acquisition of such Aircraft;

        "RR ENGINE WARRANTY AGREEMENT" means, in the case of an Aircraft powered by Engines manufactured by Rolls-Royce plc, the engine warranty agreement relating to such

        Aircraft and Engines to be entered into by Rolls-Royce plc as Engine Manufacturer, the Guarantor, the relevant Lessee, the Security Trustee and the Borrower or, as appropriate, relevant Sub-Borrower substantially in the form of Appendix D Part III;

        "SCHEDULED DELIVERY DATE" means, in respect of an Aircraft, the date nominated in the relevant Utilisation Notice for the delivery of that Aircraft from the Seller to the Borrower or the Sub-Borrower (as the case may be);

        "SCHEDULED DELIVERY MONTH" means, in respect of any Aircraft, the month in which that Aircraft is scheduled to be delivered as set out in
        Schedule 4 Part I as the same may be varied by any notice delivered by the Borrower to the Agent under Clause 2.5.1 (Reduction and Cancellation of the Facility);

        "SECOND TRIGGER EVENT" means the long term debt obligations of the Guarantor being rated below BBB+ if and as rated by Standard & Poor's Corporation or BAA1 if and as rated by Moody's Investor Service Inc., or an equivalent by an alternative service of equivalent recognition (if neither Standard & Poor's Corporation nor Moody's Investor Service, Inc. has assigned any rating) or the placing of the Guarantor on "creditwatch" to fall below BBB+ (if and as rated by Standard and Poor's Corporation) or BAA1 (if and as rated by Moody's Investor Service Inc.);

        "SECURED OBLIGATIONS" means together any and all monies, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including any obligation or liability to pay damages and including any interest which, but for the application of bankruptcy or insolvency laws, would have accrued on the amounts in question) which are now or which may at any time and from time to time hereafter be due, owing, payable or incurred or expressed to be due, owing, payable or incurred from or by the Borrower or any of the other Obligors to any one or more of the Lenders, the Agent and/or the Security Trustee under any of the Transaction Documents;

        "SECURITY DEPOSIT" means, in respect of an Aircraft, any security deposit payable by the Lessee to the relevant Borrower, Sub-Borrower or Intermediate Lessee (as the case may be) then held by the Borrower, the Intermediate Lessee or the Sub-Borrower (as the case may be) and unutilised;

        "SECURITY DEPOSIT ACCOUNTS" means each of the Borrower Security Deposit Account, each Sub-Borrower Deposit Account and each Intermediate Lessee Deposit Account and "SECURITY DEPOSIT ACCOUNT" shall mean any of them;

        "SECURITY PERIOD" means the period commencing on the date hereof and ending on the date upon which the Secured Obligations (exclusive of indemnities in respect of which no claims have been, or to the knowledge of the Security Trustee will be, asserted) shall have been paid in full;

        "SELLER" means AVSA S.A.R.L., a French societe a responsabilite limitee, duly organised and existing under the laws of the Republic of France and currently having its registered office at 2 Rond Point Maurice-Bellonte 31700 Blagnac, France together with its successors and assigns;

        "STATE OF REGISTRATION" means, in relation to an Aircraft, any state or territory in which that Aircraft may for the time being be registered pursuant to a Lease, Sub-Lease or pursuant to this Agreement (as the case may be);

        "SUB-BORROWER" means, in respect of the delivery of a specific Aircraft, such person, as the Guarantor or the Borrower may determine or, as the case may be, approved by the Agent (acting on the instructions of the Majority Lenders) in accordance with the provisions of Clause 3.3 (Sub-Borrowers/Intermediate Lessees) who shall take title to that Aircraft and being in each case, except for shares held by directors, trustees or nominees in order to meet local nationality or other local requirements and which do not have a Material Adverse Effect on the relevant Charge over Shares of Sub-Borrower, a wholly owned direct subsidiary of the Borrower;

        "SUB-BORROWER ACCOUNTS" means, in respect of a Sub-Borrower, collectively the Sub-Borrower Maintenance Reserve Account, the Sub-Borrower Rental Account and the Sub-Borrower Security Deposit Account;

        "SUB-BORROWER DEBENTURE" means, in respect of a Sub-Borrower, a debenture to be granted by such Sub-Borrower in favour of the Security Trustee in the form of Appendix I;

        "SUB-BORROWER GUARANTEE " means, if title to the Aircraft is taken by a Sub-Borrower, each guarantee and indemnity to be entered into between the Sub-Borrower and the Security Trustee as the context requires in respect of all the Secured Obligations;

        "SUB-BORROWER/INTERMEDIATE LESSEE REGULAR JURISDICTION LETTER AGREEMENT" means the letter agreement dated the date of this Agreement entered into between the Guarantor, the Borrower and the Agent in relation to the settlement of pro forma documentation (including the form of Charge over Shares of Intermediate Lessee and form of Intermediate Lessee Debenture) with respect to a Sub-Borrower or an Intermediate Lessee organised in any of the Regular Jurisdictions (other than Bermuda);

        "SUB-BORROWER MAINTENANCE RESERVE ACCOUNT" means, in respect of a Sub-Borrower the Dollar account with Wells Fargo Bank or Bank of America in California or such other account outside the United Kingdom with another financial institution approved by the Security Trustee (such approval not to be unreasonably withheld);

        "SUB-BORROWER RENTAL ACCOUNT" means, in respect of a Sub-Borrower, such Dollar account with Wells Fargo Bank or Bank of America in California or such other account outside the United Kingdom with another financial institution approved by the Security Trustee (such approval not to be unreasonably withheld);

        "SUB-BORROWER SALE" means, in relation to a Sub-Borrower, the sale by the Borrower (including in each case a sale after an Acceleration Event by a Receiver on behalf of the Borrower, appointed under the Borrower Debenture), or by the Security Trustee against immediate payment in cash or for other consideration, whether through an agent on its behalf or otherwise, of all the Borrower's right, title and interest in and to the shares in such Sub-Borrower (including a sale to the relevant Lessee, the Guarantor and/or any other person other than the Parent, the Borrower or a Sub-Borrower or person who becomes the Parent, the Borrower or the Sub-Borrower in accordance with this Agreement and whether pursuant to the terms of the relevant Lease or otherwise howsoever);

        "SUB-BORROWER SALE PROCEEDS" means, in relation to a Sub-Borrower, the aggregate amount of:-

        (a) all consideration (whether cash or otherwise) received and retained by or on behalf of the Borrower (including a sale after an Acceleration Event by a Receiver on behalf of the Borrower appointed under the Borrower Debenture or the Security Trustee) upon or as a result of the Sub-Borrower Sale of the shares in such Sub-Borrower;

        (b) any cash received and retained as a result of the sale by the Borrower (including a sale after an Acceleration Event by a Receiver on behalf of the Borrower appointed under the Borrower Debenture or the Security Trustee) of its right, title and interest in and to any agreement for the Sub-Borrower Sale of the shares in such Sub-Borrower or any non-cash consideration received by either of them as a result of the Sub-Borrower Sale of the shares in such Sub-Borrower;

        (c) if a Sub-Borrower Sale proceeds to completion, any non-refundable deposit (not otherwise included under clause (a) or (b) above) in relation to such Sub-Borrower Sale paid to or for the account of the Borrower (including a sale after an Acceleration Event by a Receiver on behalf of the Borrower appointed under the Borrower Debenture or the Security Trustee) by a person acquiring or proposing to acquire the shares in such Sub-Borrower under a contract or offer to purchase or otherwise acquire it which has been withdrawn, terminated or cancelled or has lapsed;

        (d) if an Acceleration Event has occurred, any non-refundable deposit paid to or for the account of the Borrower (including a sale after an Acceleration Event by a Receiver on behalf of the Borrower appointed under the Borrower Debenture or the Security Trustee) by a person acquiring or proposing to acquire the shares in such Sub-Borrower under a contract or offer to purchase or otherwise acquire it which has been withdrawn, terminated or cancelled or has lapsed;

        "SUB-BORROWER SECURITY DEPOSIT ACCOUNT" means, in respect of a Sub-Borrower, such Dollar account with Wells Fargo Bank or Bank of America in California or such other account outside the United Kingdom with another financial institution approved by the Security Trustee (such approval not to be unreasonably withheld);

        "SUB-LEASE" means, in respect of an Aircraft, any sub-lease agreement entered into between a Lessee and a Sub-Lessee;

        "SUB-LESSEE" means, in respect of an Aircraft the sub-lessee as permitted by the terms of the relevant Lease;

        "SUBORDINATED LIABILITIES" means all present and future amounts, liabilities and obligations payable or owing by any Obligor (other than the Guarantor) to the Subordinated Lender or the Guarantor whatsoever (whether actual or contingent, jointly or severally or otherwise howsoever) other than any amounts, liabilities or obligations payable or owing by any Obligor (other than the Guarantor) to the Subordinated Lender by virtue of any right of subrogation or indemnity arising as a result of the making of a payment by the Guarantor under Clause 5 (Guarantee and Indemnity) of all or any part of any amount demanded under Clause 5 (Guarantee and Indemnity) (in which case the provisions of Clause 5.7 (Preservation Rights) shall apply) but including (a) all amounts owing under all intercompany loan arrangements between the Subordinated Lender and the Borrower or any other Obligor (other than the Guarantor) by reason of the Subordinated Lender (i) paying or being deemed to have been paid the balance of the Aircraft Purchase Price for each Aircraft pursuant to Clause 2.4 (Purpose), and (ii) making payments of principal and of interest on each Loan at the direction of the Borrower in or towards satisfaction of the Borrower's obligations under Clause 4 (Repayment and Prepayment) and (iii) paying any other amounts in or towards satisfaction of any other obligation of the Borrower or any other Obligor (other than the Guarantor) under the Transaction Documents, and
        (b) any dividend payable on or other distribution in respect of, shares of the Borrower, any Sub-Borrower or any Intermediate Lessee (including any payment of surplus);

        "SUBSIDIARY" means any person of which or in which the Guarantor and its other Subsidiaries own directly or indirectly more than 50% of:-

        (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such person, if it is a corporation;

        (b) the capital interest or profits interest of such person, if it is a partnership, limited liability company, joint venture or similar entity; or

        (c) the beneficial interest of such person, if it is a trust, association or other unincorporated organisation;

        "SUBSTANTIVE LAW CHANGE" means, in each case after the date of this Agreement, the introduction, abolition, withdrawal or variation of any applicable law or regulation or any change in any interpretation, or the introduction or making of any new or further interpretation, by any court, tribunal, governmental, revenue, international, national, fiscal or other competent authority such as to affect any Master Opinion and so rendering it materially incorrect or misleading;

        "SUPPORT AGREEMENTS" means, in relation to a Utilisation, together (i) the Support Agreement to be entered into between ECGD and the British Lenders and (ii) the Promesse de Garantie and the Police d'Assurance Credit to be entered into between COFACE and the French Lenders and
        (iii) the Finanzkreditgarantie-Erklarung to be entered into between HERMES and the German Lenders;

        "TAX" means all present and future taxes, charges, imposts, duties, levies, deductions, withholdings or fees of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, payable at the instance of or imposed by any statutory, governmental, international, state, federal, provincial, local or municipal authority, agency, body or department whatsoever, or European Union institution, together with any penalties, additions, whether fines, surcharges or interest relating thereto; and "TAXES" and "TAXATION" shall be construed accordingly;

        "TAX LIABILITY" means, in respect:

        (a) any liability or any increase in the liability of that person to make any payment or payments of or in respect of Tax;

        (b) the loss or setting off against income, profits or gains or against any liability to make a payment or payments of or in respect of Tax of any relief, allowance, deduction or credit in respect of Tax (a "RELIEF") which would otherwise have been available to that person; and

        (c) the loss or setting off against any liability to make a payment or payments of or in respect of Tax of a right to repayment of Tax which would otherwise have been available to that person,

        and in any case falling within (b) or (c) above the amount that is to be treated as a Tax Liability shall be determined as follows:

        (i) in a case which falls within (b) above and where the Relief that was the subject of the loss or setting off was or would have been a deduction from or offset against Tax, the Tax Liability shall be the amount of that Relief;

        (ii) in a case which falls within (b) above and which involves the loss of a Relief which would otherwise have been available as a deduction from or offset against gross income, profits or gains the Tax Liability shall be the amount of Tax which would (on the basis of the Tax rates current at the date of the loss and assuming that the person has sufficient gross income, profits or gains to utilise the Relief) have been saved but for the loss of the Relief;

        (iii) in a case which falls within (b) above and which involves the setting off of a Relief which would otherwise have been available as a deduction from or offset against gross income, profits or gains, the Tax Liability shall be the amount of Tax which has been or will be saved in consequence of the setting off;

        (iv) in a case which falls within (c) above, the Tax Liability shall be the amount of the repayment that would have been obtained but for the loss or setting off;

        and for the purposes of this definition any question of whether or not any relief, allowance, deduction, credit or right to repayment of Tax has been lost or set off, and, if so, the date on which that loss or set off took place, shall be certified by the relevant Lender or, as the case may be, the Representative;

        "TECHNICAL RECORDS" means, in respect of an Aircraft, all technical data, manuals, computer records, logbooks and other records required to be maintained pursuant to any law or regulation or any requirement for the time being of the applicable Aviation Authority and relating to that Aircraft or, any relevant Engine or Part;

        "TERMINATION EVENT" means each of the events set out in Clause 10.1 (Termination Events);

        "THIRD TRIGGER EVENT" means the long term debt obligations of the Guarantor becoming rated below BBB- if and as rated by Standard & Poor's Corporation or BAA3 if and as rated by Moody's Investor Service, Inc., or an equivalent by an alternative service of equivalent recognition (if neither Standard & Poor's Corporation nor Moody's Investor Service, Inc. has assigned any rating) or ceasing to be rated by any agency;

        "TO LESSEE" shall have the meaning given thereto in Clause 7.2.2;

        "TOTAL COMMITMENTS" means the aggregate from time to time of all of the Commitments;

        "TOTAL LOSS" means any of the following in relation to the Aircraft or the Airframe and "TOTAL LOSS DATE" means the date set forth in parenthesis at the end of each sub-clause:

        (a) destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason (the date such event occurs or, if not known, one hundred and eighty (180) days after the date on which the Aircraft or Airframe was last heard of);

        (b) constructive, compromised, arranged or agreed total loss (the date on which the insurers make payment of the full amount of the total loss proceeds on the basis of a total loss);

        (c) requisition for title, or other compulsory acquisition of title for any reason (exclusive of requisition for use or hire) (the date on which the same takes effect);

        (d) sequestration, confiscation, forfeiture, seizure, restraint, detention, hijacking or theft for any reason, in any case resulting in loss of possession by the Borrower, any Sub-Borrower, any Intermediate Lessee, the Lessee and the Sub-Lessee for a period being in excess of one hundred and eighty (180) consecutive days (the earlier of the date on which the insurers make payment of the total loss proceeds on the basis of the total loss and the expiry of such one hundred and eighty (180) day period);

        (e) requisition for use by a Government Entity (other than a Government Entity in the state of registration or in the jurisdiction in which the Lessee, a Sub-Lessee, Intermediate Lessee, the relevant Sub-Borrower or the Borrower has its principal place of business) for more than one hundred and eighty (180) consecutive days (the earlier of the date on which the insurers make payment on the basis of a total loss proceeds and the expiry of such one hundred and eighty (180) day period); or

        (f) the completion or closing of any sale of the Aircraft in connection with overdue and unpaid Eurocontrol charges (the date on which the completion or closing of such sale occurs).

        "TOTAL LOSS PROCEEDS" means the proceeds of the hull Insurances in respect of an Aircraft or any compensation for a Compulsory Acquisition of an Aircraft, with respect to a Total Loss;

        "TRANCHE A" shall, in relation to a Utilisation, have the meaning given thereto in Clause 3.6 (Repayment Schedules);

        "TRANCHE B" shall, in relation to a Utilisation, have the meaning given thereto in Clause 3.6 (Repayment Schedules);

        "TRANSACTION" means the transaction contemplated by the Transaction Documents;

        "TRANSACTION DOCUMENTS" means, collectively the Facility Documents and the Aircraft Operative Documents in respect of each Aircraft financed (from time to time) under the Facility;

        "TRANSFER CERTIFICATE" means a certificate in the form set out in
        Schedule 2;

        "TRANSFEREE" shall have the meaning given thereto in Clause 18.3 (Transfer Certificates);

        "TRANSFEROR" shall have the meaning given to such term in Clause 18.3 (Transfer Certificates);

        "UNUTILISED FACILITY" means, at any time, the lesser of (i) the Total Commitments and (ii) Four billion three hundred twenty seven million two hundred and sixty thousand Dollars (US$4,327,260,000) as such amount may have been reduced by (a) the amount of each Advance made before such time and (b) the amount of each reduction made to the Facility Amount pursuant to Clause 2.5.2 or 2.5.3 (Reduction and Cancellation of the Facility);

        "UTILISATION" means each utilisation of the Facility pursuant to Clause 3 (Utilisation of the Facility) or, as the context may require, the amount referred to in a Utilisation Notice as being that part of the Facility Amount in Dollars allocated by the Borrower for financing of the Aircraft referred to in that Utilisation Notice;

        "UTILISATION DATE" means, in relation to a Utilisation, the Banking Day upon which the Advance relating to that Utilisation is made available to the Borrower in accordance with Clause 3.7 (Disbursement of the Loan) or under Clause 3.7.6 (Disbursement of the Loan), and otherwise subject to the terms and conditions of this Agreement;

        "UTILISATION DOCUMENTATION" means, in respect of a Utilisation, all documents entered into by the relevant parties to give effect to the financing of the Aircraft the subject matter of the Utilisation as specified in Paragraph 2 Part I of Schedule 6;

        "UTILISATION NOTICE" means any notice given by the Borrower pursuant to Clause 3.1 (Utilisation Notices) and substantially in the form of
        Schedule 3;

        "VALUE ADDED TAX" means value added tax as provided for in the United Kingdom Value Added Tax Act 1994 and legislation (whether delegated or otherwise) supplemental thereto or in any primary or subordinate legislation promulgated by the European Union or any body or agency thereof and any Tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover tax replacing or introduced in addition to any of the same;

        "WARRANTIES" means each of:

        (a) the benefit of the rights with respect to the Aircraft under clause 12 (Warranties and Service Life Policy) of the General Terms Agreement;

        (b) the rights with respect to the Aircraft under clause 13 (Patent Indemnity) of the General Terms Agreement; and

        (c) to the extent actually assigned by the Guarantor in its absolute discretion to the Borrower or relevant Sub-Borrower, as the case may be, the rights with respect to the Aircraft under the Product Support Agreement (Exhibit E) applicable to the Purchase Agreement;

        "1994 FACILITY AGREEMENT" means the aircraft facility agreement dated 28th January 1994 and made between (1) the banks and financial institutions named therein, (2) National Westminster Bank Plc (as Agent), (3) National Westminster Bank Plc (as Security Agent), (4) Bravo Leasing Limited, (5) ILFC (Bermuda) 4, Ltd., (6) ILFC (Bermuda) 5, Ltd.,
        (7) ILFC (Bermuda) 6, Ltd and (8) International Lease Finance Corporation as amended and supplemented from time to time; and

        "1995 FACILITY AGREEMENT" means the aircraft facility agreement dated 14th December, 1994 between (1) the banks and financial institutions named therein, (2) National Westminster Bank Plc (as Agent), (3) National Westminster Bank Plc (as Security Agent), (4) Encore Leasing Limited, (5) ILFC (Bermuda) 7, Ltd., (6) ILFC Ireland 2 Limited, (7) ILFC (Bermuda) 5, Ltd., (8) ILFC Ireland 3 Limited, (9) ILFC (Bermuda) 6, Ltd and (10) International Lease Finance Corporation as amended and supplemented from time to time.

1.2 Any and all other words and expressions defined in this Agreement shall, unless the context otherwise requires or there is express provision to the contrary, have the same meanings when used in any of the other Transaction Documents.

1.3 Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4 In this Agreement and each of the other Transaction Documents unless the context otherwise requires:-

        (a) references to Clauses, Articles, Schedules and Appendices are to be construed as references to the Clauses of, Articles of, Schedules to, and Appendices to this Agreement, each of the other Transaction Documents, as applicable, and references to this Agreement, each of the Transaction Documents including their respective Schedules and Appendices;

        (b) references to (or to any specified provision of) this Agreement, each of the other Transaction Documents or any other document shall be construed as references to this Agreement, that other Transaction Document, that document or that provision as in force for the time being and as amended, supplemented, novated or substituted from time to time in accordance with the terms hereof or thereof;

        (c) references to any law or enactment shall be deemed to include references to such law or enactment as re-enacted, amended, extended, consolidated or replaced and any orders, decrees, proclamations, regulations, instruments or other subordinate legislation made thereunder;

        (c) words importing the plural shall include the singular and vice versa;

        (d) words importing any gender shall be construed as including every gender;

        (e) references to a person shall be construed as including references to an individual, company, corporation, firm, partnership, consortium, joint venture, association, organisation, authority or other unincorporated body of persons, trust or any state or government or international organisation or agency, European Union institution, committee or department, or any instrumentality, agency or political sub-division thereof or authority, board or body created or constituted thereby (in each case, whether or not having separate legal personality);

        (f) the words "other" and "otherwise" shall not be construed ejusdem generis with any foregoing words where a wider construction is possible;

        (g) the Borrower, each of the other Obligors, the Agent, the Security Trustee, and each of the Lenders shall include their respective successors and permitted assigns and permitted transferees; and

        (h) the words "including" and "in particular" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any foregoing words.

2.      AVAILABILITY

2.1     FACILITY

        Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of the Borrower, each Sub-Borrower, the Parent, each Intermediate Lessee and the Guarantor set out in Clause 6 (Representations and Warranties), the Lenders hereby grant and undertake to make available to the Borrower a loan facility in the maximum principal amount equal to the lesser of (i) the aggregate of eighty-five per cent. (85%) of the Aircraft Purchase Price for each of the Eligible Aircraft and (ii) Four billion three hundred twenty seven million two hundred and sixty thousand Dollars (US$4,327,260,000) (the "FACILITY AMOUNT").

2.2     AVAILABILITY PERIOD

        The Facility shall be available for drawdown at any time during the Availability Period on the terms and subject to the conditions of this Agreement.

2.3     NUMBER AND COMPOSITIONS OF ADVANCES

2.3.1 The Facility shall be available in multiple Advances, each in respect of one Eligible Aircraft.

2.3.2 The maximum amount of an Advance in respect of an Aircraft shall be the lesser of:-

        (a)     the Unutilised Facility at the time when the Advance is made;
                and

        (b) eighty-five per cent. of the Aircraft Purchase Price relating to that Aircraft.

2.3.3 Subject to the terms and conditions of this Agreement and the relevant Loan Supplement, the British Lenders, the French Lenders and the German Lenders shall participate in each Advance through their respective Lending Offices in certain proportions, to be determined as follows:-

        (a) if the Eligible Aircraft and Engine type for each Utilisation is as specified in Schedule 4, the proportions of each Advance to be provided by the British Lenders, the French Lenders and the German Lenders shall be as set out in the columns headed "Assumed British Lenders' Portion", "Assumed French Lenders' Portion" and "Assumed German Lenders' Portion" (respectively) in
                Schedule 4; and

        (b) if the Eligible Aircraft type or the Engine type in respect of any Utilisation is not as specified in Schedule 4, the proportions of the relevant Advance to be provided by the British Lenders, the French Lenders and the German Lenders shall be determined by agreement pursuant to Clause 3.2.2 (Loan Supplements) between the Lead Managers and the Export Credit Agencies and the Agent shall notify the Borrower thereof.

2.4     PURPOSE

2.4.1 Each Advance shall be used by the Borrower solely for the purpose of financing the acquisition, and contributing towards the Aircraft Purchase Price, of an Eligible Aircraft. The balance of the Aircraft Purchase Price for each Aircraft in excess of the relevant Advance shall be paid or shall have been paid directly to the Seller on or before the relevant Delivery Date in accordance with the relevant Purchase Agreement, which payment shall be funded or (to the extent that the relevant payment has already been made) deemed to have been funded by the Subordinated Lender, whose rights in respect of the relevant payment shall form part of the Subordinated Liabilities.

2.4.2 If a Sub-Borrower is to take title to an Aircraft, the Borrower will fund the Sub-Borrower's purchase of the Aircraft by way of an inter-company loan.

2.5     REDUCTION AND CANCELLATION OF THE FACILITY

2.5.1 The availability of Utilisations has been predicated on the basis that each of the Eligible Aircraft will be delivered during the Scheduled Delivery Month for such Eligible Aircraft specified in Schedule 4 Part I and accordingly the Borrower shall promptly, following receipt of notice from or agreement with, the Seller, notify the Agent of any change in the Scheduled Delivery Month for an Eligible Aircraft. Upon receipt by the Agent of such notice, and provided that the new Scheduled Delivery Month falls within the Availability Period, the Scheduled Delivery Month for the relevant Eligible Aircraft shall be amended accordingly and thereafter Schedule 4 Part I shall be read and construed as so amended.

2.5.2 If the Borrower fails to provide a Utilisation Notice with respect to an Eligible Aircraft before the relevant Delivery Date, the Facility Amount shall be reduced by an amount equal to the Assumed Financed Amount for that Eligible Aircraft.

2.5.3 Without prejudice to the provisions of Clause 2.5.2, the Borrower may at any time and from time to time give notice to the Agent that it wishes to cancel the Facility in relation to any one or more of the Eligible Aircraft. Following receipt of such notice by the Agent, the Facility Amount shall be reduced by an amount equal to the Assumed Financed Amount for that Eligible Aircraft specified in the Borrower's notice and the Borrower shall not thereafter be entitled to serve a Utilisation Notice or receive an Advance in respect of any such Eligible Aircraft.

2.5.4 Any reduction in the Facility Amount pursuant to Clauses 2.5.2 or 2.5.3 shall reduce the Commitments of the British Lenders, the French Lenders and the German Lenders by the amount specified in the columns in
        Schedule 4 Part I entitled "Assumed British Lenders Proportion", "Assumed French Lenders Proportion" and "Assumed German Lenders Proportion" in relation to each relevant Eligible Aircraft and the Commitment of each Lender shall be reduced by such proportion of the reduction in the Commitment of the British Lenders, the French Lenders or, as the case may be, the German Lenders as is equal to the proportion which the Commitment of such Lender bears to the aggregate Commitments of the British Lenders, the French Lenders or, as the case may be, the German Lenders. Schedule 4 Part I shall be amended to reflect any additions of Airbus aircraft referred to in the definition of Eligible Aircraft.

2.5.5 Upon the expiry of the Availability Period, the Unutilised Facility (if any) then remaining shall be cancelled.

2.6     CURRENCY

        The Advances shall be made available wholly in Dollars.

2.7     AMOUNT

2.7.1 The British Lenders severally agree to advance the British Credits to the Borrower in an aggregate amount not exceeding one billion one hundred and twenty-three million Dollars (US$1,123,000,000).

2.7.2 The French Lenders severally agree to advance the French Credits to the Borrower in an aggregate amount not exceeding one billion nine hundred and seventy-five million dollars (US$1,975,000,000).

2.7.3 The German Lenders severally agree to advance the German Credits to the Borrower in an aggregate amount not exceeding one billion two hundred and twenty-nine million, two hundred and sixty thousand Dollars (US$1,229,260,000).

2.7.4 Subject to the provisions of Clauses 2.7.1, 2.7.2 and 2.7.3, the Borrower shall be entitled to finance, pursuant to this Agreement, the acquisition of Eligible Aircraft from the Seller which differ from those set out in Schedule 4, provided always that the total of all Advances shall not exceed the Facility Amount.

2.8     SEVERAL OBLIGATIONS

2.8.1 The obligation of each Lender to make its Commitment or any part thereof available and to perform its obligations in respect of any Utilisation are several and not joint. The failure of any Lender to perform its obligations under this Agreement or any Loan Supplement shall neither:-

        (i) result in any of the Agent, the Security Trustee or any other Lender assuming any additional obligation or liability whatsoever; or

        (ii) relieve the Agent, the Security Trustee or any of the Lenders from their respective obligations under any Transaction Document.

        PROVIDED that:

        (a) if a Lender fails to fund its Relevant Proportion of an Advance two (2) Business Days prior to the Scheduled Delivery Date, the relevant Lead Manager shall use all reasonable endeavours to persuade the relevant Lender to fund its Relevant Proportion of such Advance; and

        (b) if, notwithstanding the reasonable endeavours of the relevant Lead Manager, a Lender fails to fund its Relevant Proportion of an Advance by 5pm (New York time) on the Scheduled Delivery Date and such Advance has nevertheless been made available to the Borrower either by the relevant Lead Manager (acting in its absolute discretion) through the Agent or by the Agent with the agreement of the relevant Lead Manager and unless the Lenders fails to fund its Advance in the interim (which it will be obligated to do), the Borrower shall on the date which is three
                (3) Business Days after receipt by the Borrower of the Agent's first written demand, pay (without any Make-Whole Amount and Expenses (if any)) to the Agent an amount equal to the defaulting Lender's Relevant Proportion of the relevant Advance by way of prepayment and if appropriate the Agent shall in turn remit the prepayment to the relevant Lead Manager.

        Neither the foregoing nor any other provision hereof shall not be construed as relieving a defaulting Lender from liability for failure to perform its obligations hereunder and the Borrower shall have all rights and remedies available at law or in equity with respect to any Lender's failure to perform its obligations hereunder.

2.8.2 Nothing contained in any Transaction Documents shall constitute a partnership, association, joint venture or other entity between any two or more of the Lenders or Representatives.

2.9     CONDITIONS PRECEDENT PRIOR TO FIRST UTILISATION

2.9.1 The obligations of each of the Lenders, the Agent and the Security Trustee under this Agreement shall be subject to the following conditions precedent having been fulfilled to the satisfaction of, or waived in writing by, the Agent that the Agent shall have received:

        (A)     on or before the date of this Agreement:-

                (a)     evidence of the corporate existence of the Borrower;

                (b) a definitive draft of a legal opinion from Appleby, Spurling & Kempe, Bermudan counsel to the Lenders;

                (c) a definitive draft of a legal opinion from Buchalter Nemer, Fields & Younger, Californian counsel to the Lenders;

                (d) a definitive draft of a legal opinion from in-house counsel to the Guarantor;

                (e) a definitive draft of a legal opinion from Wilde Sapte, English counsel to the Lenders;

        (B)     no later than five (5) Business Days before the first
                Utilisation:

                (a) a certificate signed by a director of the Borrower setting out the specimen signature of those persons authorised to sign the Transaction Documents to which the Borrower is or is to be a party and attaching and certifying as true copies of the originals, copies of:

                        (i)     the Borrower's Constitutional Documents;

                        (ii) the resolutions of the board of directors of the Borrower approving the execution and performance by the Borrower of each Transaction Document to which the Borrower will or may be a party; and

                        (iii) a power of attorney appointing those persons authorised to sign on behalf of the Borrower each Transaction Document to which the Borrower is, or may, be a party;

                (b) a secretary's or an assistant secretary's certificate of the Guarantor setting out the specimen signature of those persons authorised to sign the Transaction Documents to which the Guarantor is a party and attaching thereto, and certifying as true copies of the originals:-

                        (i) the articles of incorporation and bylaws of the Guarantor; and

                        (ii) the resolutions of the board of directors of the Guarantor approving the entry into by the Guarantor of the Transaction Documents to which the Guarantor is or will be a party;

                (c) a certificate of the secretary or assistant secretary of the Parent setting out the specimen signature of those persons authorised to sign the Transaction Documents to which the Parent is a party and attaching thereto, and certifying as true copies of the originals:-

                        (i) the articles of incorporation and by-laws of the Parent; and

                        (ii) the resolutions of the board of the Parent approving the entry into by the Parent of the Facility Documents to which the Parent is or is to be a party and the entry into by the Parent of each of the Aircraft Operative Documents to which the Parent is or will be a party;

                (d) extracts of the General Terms Agreement and the Engines Agreements containing the Warranties and the Engine Warranties respectively;

                (e) a duly executed original of the Charge Over Shares of the Borrower, together with certified copies of the minute books, and the share register (if any) of the Borrower and the originals of the share certificates of the Borrower as referred to therein and duly executed originals of the letters of resignation, irrevocable proxy and undated share transfer forms referred to therein;

                (f)     a duly executed original of the Borrower Debenture;

                (g) a certificate of tax exemption in respect of the Borrower from the appropriate Bermudan authorities;

                (h) Bermuda Monetary Authority consent in respect of the Charge Over Shares of the Borrower; and

                (i) evidence that each of the Borrower Accounts have been opened and that ten Dollars has been deposited in each such Borrower Account.

2.10    MASTER OPINIONS

2.10.1 It is acknowledged and agreed between the parties hereto (including any subsequent acceding parties to any of the Transaction Documents) that, subject to Clause 2.10.3, when a Utilisation further to the first Utilisation (a "FURTHER UTILISATION") is proposed to be drawn by the Borrower for the purpose of financing the acquisition of an Eligible Aircraft by the Borrower or, as the case may be, a Sub-Borrower on the basis of Utilisation Documentation that is in the same form (mutatis mutandis) as that which is the subject of the relevant Master Opinion, then, provided that no Second Trigger Event has occurred and is continuing and that the Borrower has given its certificate in accordance with the provisions of Clause 3.1.1(B) in relation to such Further Utilisation, subject to paragraph 4 of Part I to Schedule 6, it will not be a condition precedent to that Further Utilisation by the Borrower that further legal opinions in relation to the Utilisation Documentation which relates to that Further Utilisation be provided on or before the relevant Utilisation Date.

2.10.2 Subject to Clause 2.10.3, the Borrower and the Agent shall each use all reasonable endeavours to procure that its respective counsel which are to be the providers of the Master Opinions confirm in their relevant Master Opinion that in relation to any Further Utilisation that if the Utilisation Documentation which relates to the relevant Further Utilisation ("FURTHER UTILISATION DOCUMENTATION") is in the same form (mutatis mutandis) as the previous Utilisation which was the subject of the relevant Master Opinion and the Borrower gives its certificate in accordance with Clause 3.1.1(B) in relation to such Further Utilisation Documentation, then the relevant Master Opinion (but subject to the assumptions, reservations and qualifications therein contained) shall be deemed to relate to such Further Utilisation Documentation. Each of the Master Opinions shall be periodically reaffirmed or updated and reissued in accordance with the provisions of Clause 7.1(s) (Undertakings and Covenants).

2.10.3  If, with respect to a Further Utilisation:

        (a) there is a breach in the Guarantor's representation and warranty contained in Clause 6.1(n) (Guarantor's Representations and Warranties) which pursuant to Clause 6.3 (Repetition) is deemed to be repeated on the date of the relevant Utilisation Notice; or

        (b) the Borrower is unable to or fails to provide a certificate which complies in full with Clause 3.1.1(B) (Utilisation Notices); or

        (c) the provider of any Master Opinion ("PROVIDER") at any time from the date of the relevant Utilisation Notice to (but including) the date on which the filing or the registration of the relevant Mortgage is completed in the jurisdiction of the Borrower or a Sub-Borrower (as the case may be), notifies either Representative that if the Provider were to issue a legal opinion in the terms of its Master Opinion in relation to the Further Utilisation, such opinion would be materially incorrect or misleading as to the legality, validity or enforceability of the relevant Loan, any of the material rights of the Lenders and/or Representatives thereunder or of a material element of the relevant security package as contemplated by the Aircraft Security Documents in relation to the relevant Loan; or

        (d) any of the Utilisation Documentation proposed to be used for the purposes of such Further Utilisation is not in the same form (mutatis mutandis) as that which is the subject of a Master Opinion;

        then, in any such case, the relevant Master Opinion shall not apply and, without prejudice to Clause 14.3 (Illegality), the Borrower shall take all such steps within its control as are reasonably required to enable the Provider to issue, on the instructions of the Agent, its revised opinion (the Expense of which shall be borne by the Borrower) in form and substance satisfactory to the Agent. Until a new relevant opinion is issued, the inapplicability of the relevant Master Opinion shall constitute a failure of a condition precedent for that Utilisation (if it has not then been made) and for future Utilisations in relation to which the relevant Master Opinion would (but for the operation of this Clause 2.10.3) have applied for the purposes of Clause 2.10.1, by giving notice in writing to that effect to the Borrower.

2.10.4 Without prejudice to the provisions of Clause 7.1(s) (Undertakings and Covenants), if, in its good faith opinion, the Agent has reason to believe that a Substantive Law Change has occurred since the date of the applicable Master Opinion that would result in Clause 14.3 (Illegality) becoming applicable, the Agent may at any time request in writing the Provider of the applicable Master Opinion to provide it with a revised opinion as to the portion of the Master Opinion affected by any such Substantive Law Change in a form and substance satisfactory to the Agent, and if such a Substantive Law Change has occurred and if the Provider so provides such a revised opinion, the Borrower shall pay the Expense of such revised opinion. Subject to Clause 14.3 (Illegality) upon such occurrence, the Agent shall be entitled to obtain the re-issue of all Master Opinions affected by such revised opinion in replacement of the existing Master Opinions and the Borrower shall pay the Expense of such replacement Master Opinions so that they relate to all affected Aircraft previously delivered (covered by the original Master Opinions) as well as to Further Utilisations.

3.      UTILISATION OF THE FACILITY

3.1     UTILISATION NOTICES

3.1.1 In order to effect a Utilisation under this Agreement the Borrower shall serve a Utilisation Notice upon the Agent;

        (A)     identifying:

                (i) the proposed Utilisation Date which shall be a Business Day within the Availability Period not less than five
                        (5) Business Days (or such shorter period as the Majority Lenders, in any particular case, may agree) after the date of service of such notice PROVIDED that if a Sub-Borrower and/or an Intermediate Lessee is to be used in the structure for such Utilisation, the proposed Utilisation Notice shall be served upon the Agent at least twenty (20) Business Days prior to the proposed Utilisation Date unless (i) the proposed Sub-Borrower or Intermediate Lessee shall be established in a Regular Jurisdiction in which case the proposed Utilisation Notice shall be served upon the Agent at least ten (10) Business Days prior to the proposed Utilisation Date, or
                        (ii) the proposed Sub-Borrower or Intermediate Lessee has already acceded to this Agreement prior to the date of the Utilisation Notice, in which case the Utilisation Notice shall be served on the Agent not less than five
                        (5) Business Days prior to the proposed Utilisation
                        Date;

                (ii)    the amount of the proposed Advance;

                (iii) the relevant Eligible Aircraft (including its manufacturer's serial number, the proposed registration mark and the type and serial numbers of the Engines to be installed);

                (iv) if known, the identity of the proposed Lessee of the Aircraft and the jurisdiction in which the Aircraft shall be registered and the principal place of business of the Lessee;

                (v) subject to Clause 3.1.3, whether a Sub-Borrower and/or an Intermediate Lessee (as the case may be) will be in the structure and whether such Sub-Borrower or Intermediate Lessee will be established in a Regular Jurisdiction or an Irregular Jurisdiction. If a Sub-Borrower and/or an Intermediate Lessee (as the case may be) is required, the Borrower shall provide such details as it is then possible for the Borrower to provide as to the identity and jurisdiction of incorporation of such Sub-Borrower and/or an Intermediate Lessee (as the case may be), and shall request the consent of the Lead Managers and the Borrower thereto in accordance with Clause 3.3.1 (Sub-Borrowers/Intermediate Lessees) if such Sub-Borrower or Intermediate Lessee is to be established in an Irregular Jurisdiction;

                (vi)    the Aircraft Purchase Price;

                (vii)   the total amount of the Loan; and

        and having attached thereto a certified copy of the latest draft (if any) (or, if the same is then available, a certified copy of the executed version) of the proposed Lease. A Utilisation Notice shall become irrevocable if not revoked on or before the fifth (5th) Business Day prior to the proposed Utilisation Date; and

        (B) certifying (by the signature of an officer or a director of the Borrower) in the case of any Utilisation after the first Utilisation that:

                (i) the board minutes of the Borrower and any other relevant Obligor which have previously been the subject of a Master Opinion in respect of a previous Utilisation each remain in effect for the relevant Utilisation or are each in the same form as board minutes which have previously been the subject of a Master Opinion;

                (ii) the resolutions contained in the minutes referred to in Clause 3.1.1(B)(i) were duly passed in accordance with the Borrower Constitutional Documents or, as the case may be, the constitutional documents of each other relevant Obligor and such resolutions will remain in full force and effect as of the relevant Utilisation Date and any later date on which any Aircraft Security Document is to be entered into in connection with such Utilisation; and

                (iii) the Transaction Documents in respect of such Utilisation will be signed by one of the officers or directors or attorneys in fact of the Borrower and of each other relevant Obligor as was authorised to sign the Transaction Documents in respect of a previous Utilisation which are the subject of a Master Opinion and the appointments of such officers or directors or attorneys in fact or his or her authority to sign the Transaction Documents in respect of the relevant Utilisation on behalf of the Borrower or any other relevant Obligor has not been or will not be terminated or restricted prior to the due execution of all the Transaction Documents in respect of the relevant Utilisation to which the Borrower or, as the case may be, such other Obligor is or is to be party.

3.1.2   The Borrower may not issue a Utilisation Notice:-

        (a) if a Relevant Event or Termination Event has occurred and is continuing or would result from the drawdown of the relevant Advance;

        (b) in respect of any Eligible Aircraft if the delivery of such Eligible Aircraft to the intended Lessee or Sub-Lessee would cause the Borrower to breach Clause 7.2.2 (Leasing and Insurance Covenants of Borrower, Sub-Borrower and Intermediate Lessee);

        (c) if the Borrower intends that the Eligible Aircraft which the Borrower proposes to be the subject of the relevant Utilisation will be registered in a Prohibited Country, or the jurisdiction of the principal place of business of the intended TO Lessee will be a Prohibited Country, or the jurisdiction of the principal place of business of the intended TO Lessee will be the United States of America.

3.1.3 The Borrower may issue a Utilisation Notice even if the relevant Eligible Aircraft will not be the subject of a Lease or Intermediate Lease on the Delivery Date, provided that the provisions of Clause 7.2.1(b), (c) and (d) (Leasing and Insurance Covenant of Borrower, Sub-Borrower and Intermediate Lessee) shall apply to any such Lease or Intermediate Lease.

3.1.4   The Agent shall:

        (a) send to each Lender a copy of each Utilisation Notice received from the Borrower which complies with Clause 3.1.1;

        (b) procure the preparation and circulation to the Lenders and the Borrower of the relevant Utilisation Documentation at least three (3) Business Days prior to the proposed Utilisation Date;

        (c) if a Sub-Borrower that has not previously acceded to the Agreement is to take title to the Aircraft, procure a definitive draft of an opinion from its legal counsel in the jurisdiction of organisation of such Sub-Borrower at least three (3) Business Days prior to the proposed Utilisation Date regarding the due execution and validity of the relevant Accession Deed, of the relevant Aircraft Security Documents and of other documents as the Representatives may require pursuant to Clause 3.3.3(b) (Sub-Borrowers and Intermediate Lessees); and

        (d) if an Intermediate Lessee that has not previously acceded to the Agreement is to be incorporated in a structure in relation to a particular Utilisation, procure a definitive draft of an opinion from its legal counsel in the jurisdiction of organisation of such Intermediate Lessee regarding the due execution and validity of the relevant Accession Deed, of the relevant Aircraft Security documents and of other documents as the Representatives may require pursuant to Clause 3.3.3(b) (Sub-Borrowers and Intermediate Lessees).

3.1.5 The Borrower may, at any time on or prior to the Utilisation Date, notify the Agent of any change to the registration mark of the Aircraft or to the identity of the Lessee (including notification that there will not be a Lessee), and any such notification shall not affect the validity of the Utilisation Notice.

3.1.6 The Borrower shall provide the Agent with a certified copy of the executed Lease (if any) and shall provide the Agent with written confirmation of the Aircraft Purchase Price in each case, as soon as the same becomes available from the Seller and in any event not less than three (3) Business Days prior to the proposed Utilisation Date.

3.2     LOAN SUPPLEMENTS

3.2.1 The Agent shall prepare the Loan Supplement for each Utilisation by adding the following information to the form set out in Appendix A:-

        (a)     in clause 1.2, the type and serial number of the relevant
                Aircraft;

        (b)     in clause 2.1(a), the amount of the Advance;

        (c)     in clause 2.1(b), the amount of the British Credits;

        (d)     in clause 2.1(c), the amount of the French Credits;

        (e)     in clause 2.1(d), the amount of the German Credits;

        (f) in clause 4, the applicable blended rate for the relevant Loan (as agreed pursuant to Clause 3.2.2);

        (g)     in clause 5, the proposed Utilisation Date; and

        (h) in Parts A, B and C of schedule 2, part I, the assumed repayments (calculated in accordance with Clause 3.6) for the British Lenders, the French Lenders and the German Lenders (respectively) and in schedule 2, part II a summary of the aggregate amount payable by the Borrower on each Repayment Date.

3.2.2 Not less than three (3) Business Days before the proposed Utilisation Date the Agent and the Lead Managers shall (i) confirm the proportions of the relevant Advance to be provided by the British Lenders, the French Lenders and the German Lenders respectively as set out for the relevant Aircraft in Schedule 4 Part I and (ii) confirm the applicable interest rate to be provided for in the relevant Loan Supplement. The Agent shall provide an execution version of the Loan Supplement to the Borrower at least two (2) Business Days prior to the Utilisation Date.

3.2.3 The Agent, the Borrower and any Sub-Borrower or any Intermediate Lessee (as applicable) shall, not less than one Business Day prior to the proposed Utilisation Date, execute a Loan Supplement and the other Utilisation Documents in respect of that Utilisation and the Security Trustee and each Lender hereby authorises and instructs the Agent to execute each Loan Supplement on its behalf.

3.2.4 The Agent shall notify the Borrower if at any time the Agent has determined that all the conditions precedent to funding a particular Utilisation will not be satisfied or waived and in such event will provide to the Borrower a description of the items which remain to be fulfilled.

3.3     SUB-BORROWERS/INTERMEDIATE LESSEES

3.3.1 In respect of the financing of a particular Eligible Aircraft pursuant to the Facility, or the substitution of an Existing Aircraft with a Replacement Aircraft, subject always, in each case, to the provisions of Clause 3.7.4 (Disbursement of the Loan), the Borrower shall be entitled:

        (a) to cause a Sub-Borrower (which is or is to be established in a Regular Jurisdiction) to take title to that Eligible Aircraft and/or that an Intermediate Lessee (which is or is to be established in a Regular Jurisdiction) be incorporated into the structure;

        (b) to request that a Sub-Borrower (which is or is to be established in an Irregular Jurisdiction) take title to that Eligible Aircraft and/or that an Intermediate Lessee (which is or is to be established in an Irregular Jurisdiction) be incorporated into the structure.

        Any such request under paragraph (b) shall be made by the Borrower in the relevant Utilisation Notice and the Agent (acting on the instructions of the Majority Lenders) shall approve a request under Clause 3.3.1(b) in principle or otherwise no later than ten (10) Business Days prior to the proposed Utilisation Date. If the proposed Sub-Borrower or Intermediate Lessee has already acceded to this Agreement prior to the date of the relevant Utilisation Notice, or is organised in a Regular Jurisdiction, the approval of the Agent shall not be required.


3.3.2 Each such Sub-Borrower and/or such Intermediate Lessee shall be a company or trust capable of providing representations and warranties and covenants having substantially the same effect as those given by the Borrower in Clauses 6 (Representations and Warranties) and 7 (Undertakings and Covenants) and each shall be a wholly owned direct Subsidiary of the Borrower, in the case of the Sub-Borrower or a wholly owned direct Subsidiary of a Sub-Borrower or the Borrower in the case of the Intermediate Lessee (in each case, except for shares held by directors, trustees or nominees in order to meet local nationality or other local requirements and which do not have a Material Adverse Effect on any of the Charges over Shares, in favour of the Security Trustee). The Borrower shall use one Intermediate Lessee in any one jurisdiction unless the Borrower has a reason to do otherwise.

3.3.3 If a Sub-Borrower or an Intermediate Lessee has not already acceded to this Agreement and is to be incorporated into the structure then on or prior to the relevant Advance being made:

        (a) each such Sub-Borrower and/or each such Intermediate Lessee shall accede to this Agreement by executing an Accession Deed and such other Transaction Documents as the Agent in its good faith opinion considers appropriate so that any such Sub-Borrower shall become a party to this Agreement and such of the other Transaction Documents as may be appropriate as if named therein as a party;

        (b) if the Sub-Borrower or Intermediate Lessee is or will be organised in an Irregular Jurisdiction, each of the applicable Obligors and any such Sub-Borrower organised in an Irregular Jurisdiction and/or any such Intermediate Lessee organised in an Irregular Jurisdiction shall enter into such other documents and provide such security as the Security Trustee may, in its good faith opinion (after taking legal advice from counsel to the Lenders in the jurisdiction of the relevant Sub-Borrower and/or the relevant Intermediate Lessee), require in order to ensure that (i) the Representatives and each of the Lenders are in a position, having a substantially similar effect (including as to their security position) with respect to such Sub-Borrower and/or Intermediate

                Lessee as they are in with respect to other Sub-Borrowers or other Intermediate Lessees, as the case may be, under the Transaction Documents and (ii) the rights of the Representatives and the Lenders are not materially different than with respect to any Sub-Borrower and/or Intermediate Lessee of a Regular Jurisdiction under the Transaction Documents, it being acknowledged and agreed for the purpose of determining the foregoing matters that (i) any trustee in a United States owner/voting trust will be party to the Transaction Documents not in its individual capacity but solely as trustee, (ii) common law jurisdictions are acceptable and (iii) with respect to civil jurisdictions, the Borrower and the Agent shall negotiate in good faith, to the extent necessary, alternative security to that available in common law jurisdictions which is acceptable to the Security Trustee, acting upon the instruction of the Majority Lenders;

        (c) upon receipt by the Agent of the Accession Deed signed on behalf of the Borrower, Guarantor, Obligors and by the proposed Intermediate Lessee or Sub-Borrower (as the case may be), the Agent shall sign the same for itself and on behalf of the Lenders and shall as promptly as practicable give notice of such execution to all of the parties to the Accession Deed; and.

        (d) upon execution of any such Accession Deed, it shall take effect in accordance with, but subject to, the terms hereof and thereof.


3.4     CONDITIONS PRECEDENT TO EACH ADVANCE

        Each Advance shall be subject to the conditions precedent set out in Parts I and II of Schedule 6.


3.5     CONDITIONS SUBSEQUENT

        Each Advance shall be subject to the conditions subsequent set out in
        Part III of Schedule 6.

3.6     REPAYMENT SCHEDULES

3.6.1   Each Advance:

        (a) shall be divided into two tranches, of which the first tranche ("TRANCHE A") shall be sixty-two point five per cent. of the Aircraft Purchase Price and the second tranche ("TRANCHE B") shall be twenty-two point five per cent. of the Aircraft Purchase Price; and

        (b) shall amortise as shown in column (5) in Schedule 4 Part II so that the amount outstanding in respect of the Advance (expressed as a percentage of the Aircraft Purchase Price) from time to time is (i) on the Delivery Date of the relevant Aircraft or on a Repayment Date, the percentage shown opposite the Delivery Date or the relevant Repayment Date number in column (5) in
                Schedule 4 Part II and (ii) in the case of any date other than the Delivery Date or a Repayment Date, the amount (expressed as a percentage of the Aircraft

                Purchase Price) shown opposite the Repayment Date number immediately preceding such date in column (1) or, in the case of any date preceding the first Repayment Date, the amount (expressed as a percentage of the Aircraft Purchase Price) specified opposite the Delivery Date.

3.6.2 The contents of Schedule 4 are provided for illustration purposes only and are not intended to represent the initial amounts, or the amortisation, of any particular Advance. The repayment profile of each Advance shall be as provided for in the relevant Loan Supplement.

3.6.3 The repayment profiles shown in schedule 2 of the Loan Supplement shall be calculated on the basis of twenty equal repayments of principal on a semi-annual basis (except for the first repayment of principal) together with interest calculated on the relevant Loan outstanding on the relevant Repayment Date at the Contractual Rate.

3.6.4 Each Repayment Instalment and the principal and interest amounts thereof determined in accordance with Clause 3.6 and set out in schedule 2 to the relevant Loan Supplement will be calculated on the assumption that
        (a) the Utilisation Date will occur on the date specified in the relevant Loan Supplement, (b) the interest rate for the relevant Loan is the rate per annum specified in the Loan Supplement and (c) the total amount of the relevant Loan to be made available to the Borrower on the Utilisation Date will be the Advance. If any such assumption proves to be incorrect, the Agent shall prepare a substitute schedule 2 to the relevant Loan Supplement to replace the existing schedule 2 on the same basis as the initial schedule 2 but with reference to the actual Utilisation Date, the actual rate of interest applicable to the relevant Loan and the actual amount drawn down in respect of the relevant Advance. Such substitute schedule 2 shall be signed by the Agent (for itself and on behalf of the Lenders and the Security Trustee) and the Borrower in substitution for, and shall for all purposes become, schedule 2 to the relevant Loan Supplement. Thereafter all payments of principal and interest in respect of the relevant Loan shall be made in accordance with the substitute schedule 2 to the relevant Loan Supplement.

3.7     DISBURSEMENT OF THE LOAN

3.7.1 On the terms and subject to the conditions of this Agreement, the Lenders severally agree to advance each Loan to the Borrower on the date set forth in the Utilisation Notice as set out below:-

        (a) the British Lenders severally agree to advance the British Credits to the Borrower;

        (b) the French Lenders severally agree to advance the French Credits to the Borrower; and

        (c) the German Lenders severally agree to advance the German Credits to the Borrower.

3.7.2 Each Loan shall be made available in Dollars by payment to the Seller (to such account as the Seller may have specified to the Agent) on behalf of the Borrower.

3.7.3 All payments by the Lenders in respect of the Loan shall be effected on the Delivery Date and as between the British Lenders, the French Lenders and the German Lenders, in the proportions described in Clause 2.3.3 (Number and Composition of Advances) and provided for in the relevant Loan Supplement.

3.7.4 Subject to Parts I, II and III to Schedule 6 and Clause 3.7.6, the Loan shall be made available by each of the British Lenders, the French Lenders and the German Lenders in their respective proportions by payment to the relevant Lead Manager of its Relevant Proportion of the Loan and the Lead Managers shall make the Loan available by one disbursement, through the Agent by 10.00 (New York time), on the date requested by the Borrower if:

        (a) such date is the Delivery Date and is a Banking Day which falls during the Availability Period; and

        (b)     the Agent shall have received a Utilisation Notice.

3.7.5 Each of the Lead Managers shall send a facsimile to the Agent two (2) Business Days prior to the proposed Utilisation Date attaching a copy of its payment instructions regarding the disbursement of the British Credits, the French Credits and the German Credits (as the case may be).

3.7.6 If, at the Borrower's request (in order that an Aircraft may be delivered outside banking hours New York time) and on receipt by the Agent of the documents required pursuant to Schedule 6 which appear on their face to be in order, the Agent itself delivers or arranges each Lead Manager severally to deliver to the Seller an unconditional and irrevocable undertaking to pay to the Seller an amount equal to the relevant Loan (in the case of an undertaking given by the Agent) or (in the case of such an undertaking of each Lead Manager in respect of a relevant Loan) an amount equal to the British Credits, the French Credits or the German Credits (as the case may be) respectively, on the Delivery Date or (if the Aircraft is to be delivered after the close of New York banking hours on the Delivery Date or the Delivery Date is scheduled to be a day other than a day on which banks in New York are open for business) on the Business Day next succeeding the Delivery Date then, notwithstanding the provisions of Clause 3.7.5, the relevant Loan shall be deemed to have been advanced on the date of such undertaking is delivered and released to the Seller. The Agent shall have no obligation to give such an undertaking to the Seller unless the Agent shall first have received either (i) amounts equal to the British Credits, the French Credits and the German Credits or (ii) corresponding undertakings from each Lead Manager in respect of the British Credits, the French Credits and the German Credits and each Lead Manager shall first have received corresponding undertakings from each relevant Lender in respect of that Lender's Relevant Proportion of the Loan.

3.8     NON-INVASIVE FEATURES

3.8.1 None of the Transaction Documents (except after the occurrence and during the continuation of a Third Trigger Event or a Termination Event) shall be registered, recorded or otherwise filed in any jurisdiction other than the jurisdiction of organisation of the Parent, the Borrower, the relevant Sub-Borrower or relevant Intermediate Lessee. Unless and until a Third Trigger Event or a Termination Event shall have occurred and be continuing (but without prejudice to (a) the provisions of Clause
        9.2 (Second Trigger Event) with respect to Advances made during the continuance of a Second Trigger Event in relation to Aircraft then subject to a Lease or an Intermediate Lease and (b) the negative pledge provisions contained in clause 4 of the Borrower Debenture, of each Sub-Borrower Debenture and of each Intermediate Lessee Debenture and in clause 3.8 of each Mortgage), the Borrower, any relevant Sub-Borrower or any relevant Intermediate Lessee shall alone and without any requirement for consent from the Security Trustee or any other person (but without prejudice to Clause 7.4 (Guarantor Covenants)), have all rights, powers, privileges, remedies and other benefits in respect of the Leases, Intermediate Leases and Sub-Leases, and the Warranties and the Engine Warranties, including to amend, supplement, waive or otherwise modify, enforce, extend or terminate a Lease, an Intermediate Lease or a Sub-Lease or to enter into or consent to a new Lease, Intermediate Lease or Sub-Lease or to use, release or modify any Security Deposit, Maintenance Reserves or other support or security, and, subject to the provisions of this Agreement, sell or otherwise transfer any Aircraft or any Sub-Borrower.

3.8.2 Each of the Representatives and the Lenders covenant with the Borrower, any Sub-Borrower and any Intermediate Lessee that, notwithstanding any other provision of the Transaction Documents, at any time so long as no Acceleration Event shall have occurred, not to take any action or cause to be taken any action, or permit any person claiming by, through or on behalf of it to take any action or cause any action, that would interfere with the possession, use, operation and quiet enjoyment of and other rights with respect to any Aircraft and all rents, revenues, profits and income therefrom, including, the right to enforce manufacturers' warranties, the right to apply or obtain insurance proceeds for damage to the Aircraft to the repair of the Aircraft and the right to engage in pooling, leasing and similar actions, in each case in accordance with the terms of this Agreement.

3.8.3 The Security Trustee agrees to release any Lien it may have upon any Engine upon the Borrower providing the Security Trustee with evidence reasonably satisfactory to it that a Replacement Engine has been obtained or upon the Total Loss payment being received (or Replacement Aircraft being provided) or in a case where the Airframe, but not such Engine, was the subject of a Total Loss.

3.8.4 The Security Trustee agrees that it will cooperate with the Borrower in changing the state of registration of any Aircraft at the Borrower's cost and as the Borrower may request provided that such request does not conflict with the Borrower's obligations under this Agreement.

3.8.5 The Security Trustee agrees that it will not claim, and upon the request of the Borrower the Security Trustee will confirm in writing that it does not claim, any right, title or interest in any engine or part (including any audio visual, telephonic, entertainment or similar equipment) that is installed on an Aircraft which does not constitute an Engine or Part.

3.9     ALTERNATIVE UTILISATIONS

3.9.1 The Borrower may, from time to time and by notice to the Agent, request that a Utilisation in respect of an Eligible Aircraft be an Alternative Utilisation, in which case the Borrower shall provide to the Agent such information as the Agent may reasonably request concerning:-

        (a) the financial structure of the proposed Alternative Utilisation including the tenor, the proposed amortisation schedule and details of the proposed owner of the relevant Aircraft;

        (b) the proposed security structure, including details of all Liens to be created in respect of the Aircraft or any other property in favour of any relevant party; and

        (c) the documents proposed to be entered into in relation to such Alternative Utilisation.

3.9.2 The Agent and the Lenders shall consider in good faith but without obligation any request for an Alternative Utilisation provided that the proposed structure confers on the Lenders, the Representatives and the Export Credit Agencies rights which are not materially different from their rights under the Transaction Documents in respect of any other Utilisation (including their respective rights under the relevant Aircraft Security Documents and the Support Agreements and rights of cross-acceleration and cross-collateralisation of Loans), and the Borrower acknowledges that (a) no Lender or Representative shall have any obligation to participate in any Alternative Utilisation except to the extent expressly agreed in any agreement entered into by such Lender or Representative in connection with such Alternative Utilisation and
        (b) an Export Credit Agency may be unable to support an Alternative Utilisation which utilises tax benefits in its home jurisdiction.

3.10    TAX LEASE

        The Agent and the Lenders will also consider in good faith, any tax lease proposed by the Borrower (under which the Borrower or Sub-Borrower would, under California law, still be the beneficial owner of the Aircraft) that does not involve an Alternative Utilisation but which may involve a Lien on the Aircraft, and if approved by the Majority Lenders such tax lease shall be permitted hereunder and the representations, warranties and covenants in the Transaction Documents shall be deemed modified accordingly.


4.      REPAYMENT AND PREPAYMENT

4.1     PAYMENT OF INTEREST

4.1.1 The Borrower shall pay interest on each Loan for each Interest Period at the fixed rates per annum specified in the relevant Loan Supplement.

4.1.2 Following receipt by the Agent of the Utilisation Notice, not less than two (2) Business Days before the Utilisation Date, the Agent shall confirm to the Guarantor, the Borrower and each Lender the blended rate applicable to the relevant Loan on the basis of the amount requested in the relevant Utilisation Notice.

4.1.3 Interest shall accrue from the Utilisation Date and shall be calculated on the outstanding unpaid principal amount of each Loan on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed and shall be payable in arrears on each Repayment Date.

4.2     REPAYMENT OF PRINCIPAL

4.2.1 The Borrower shall repay each Loan in twenty (20) consecutive semi-annual repayments. Each Repayment Instalment shall comprise principal and accrued unpaid interest and the principal portion thereof shall:-

        (a) in the case of the British Credits be the aggregate of the amounts set out opposite the relevant Repayment Date in column 4 of Section A of Schedule 2, Part I to the relevant Loan Supplement;

        (b) in the case of the French Credits be the aggregate of the amounts set out opposite the relevant Repayment Date in column 4 of Section B of Schedule 2, Part I to the relevant Loan Supplement; and

        (c) in the case of the German Credits be the aggregate of the amounts set out opposite the relevant Repayment Date in Column 4 of Section C of Schedule 2, Part I to the relevant Loan Supplement;

        it being understood that the first Repayment Date in relation to each Loan shall be the first Business Day succeeding the second Quarter Date following the Delivery Date for the relevant Aircraft.

4.2.2 The principal amount outstanding in respect of each Loan shall amortise to zero in a straight line profile.

4.3     VOLUNTARY PREPAYMENT

4.3.1 The Borrower may voluntarily prepay one or more of the Loans at any time PROVIDED that:-

        (a) the Agent shall have received from the Borrower not less than seven (7) Business Days' notice (which once given shall be irrevocable) of its intention to make such prepayment specifying the date on which such prepayment is to be made;

        (b)     any such prepayment shall be made in Dollars; and

        (c) the Borrower shall pay to the Agent (i) the unpaid principal balance of each relevant Loan being prepaid, (ii) all interest on each relevant Loan being prepaid which has accrued to the date of actual prepayment and is unpaid and (iii) the Make-Whole Amount and (iv) Expenses (if any) in respect of each relevant Loan being prepaid as certified in writing by the Agent (which certificate shall be conclusive save for manifest error) providing reasonable details of the computation of such Make-Whole Amount made in accordance with the provisions of Clause 4.3.2 and of the Expenses (if any);

        and the Agent shall no later than six (6) Business Days prior to the date on which such prepayment is to be made inform each of the Lead Managers of its receipt of the Borrower's notice of prepayment.

4.3.2 On the request in writing of the Borrower for a conclusive determination of the Make-Whole Amount in respect of a ten (10) Business Day period in which any prepayment under this Clause 4.3 (Voluntary Prepayment), or Clauses 4.4 (Prepayment following a Total Loss), 4.5 (Prepayment on Final Disposition), 4.6 (Prepayment on a Sub-Borrower Sale), 4.8 (Prepayment if not Leased) or 4.9 (Prepayment if Post-Delivery Modifications not Completed Within Post-Delivery Modification Period) may be made by the Borrower, the Agent shall, within ten (10) Business Days of such request, provide the Borrower with a certificate of its conclusive determination of the Make-Whole Amount (consistent with paragraphs (x) and (y) of the definition of Make-Whole Amount and subject to any necessary rate adjustment referred to below in this Clause 4.3.2) applicable to each Business Day in a period of ten (10) Business Days commencing on the date of such certificate; and no later than one (1) Business Day after the Agent's receipt of such request, the Agent shall arrange for the Lead Manager of the British Credits to provide a list of banks to the Borrower from which the Borrower shall be entitled to nominate three reference banks for the purposes of ECGD's computation of any loss under sub-paragraph (v) of the definition of the Make-Whole Amount but if the Borrower fails to make a choice within two
        (2) Business Days of its receipt of such list of banks the Lead Manager of the British Credits may select such banks as it may think fit; it being understood, however, that the computation relating to the Make-Whole Amount, in so far as it relates to the French Credits and the German Credits, shall be subject to an adjustment as at the date of actual prepayment an account of any movement of rates between the date of certification and the date of actual prepayment.

4.3.3   No amount prepaid may be re-borrowed.

4.3.4 The Borrower shall pay all amounts due under Clause 4.3.1(c) into the Proceeds Account.

4.3.5 Upon irrevocable receipt in full of the amounts set out in Clause 4.2.1 or Clause 4.3.1 by the Agent, the Security Trustee shall immediately release all the Aircraft Security Documents relating to each relevant Loan (including, with respect to any Sub-Borrower or Intermediate Lessee) and the title to the relevant Aircraft shall immediately be transferred by the Borrower or the relevant Sub-Borrower or the shares in the relevant Sub-Borrower shall immediately be transferred by the Borrower to the Guarantor or to another person which is not a party to any of the Transaction Documents. If the Borrower repays or prepays all the Loans in accordance with Clause 4.2.1 or Clause 4.3.1 and the Secured Obligations (exclusive of indemnities in respect of which no claims have been, or to the knowledge of the Security Trustee will be, asserted) have been paid in full, the Security Trustee shall release all the Aircraft Security Documents.

4.4     PREPAYMENT FOLLOWING A TOTAL LOSS

4.4.1 Subject to Clause 4.7 (Substitution of Aircraft), if at any time a Total Loss occurs in relation to an Aircraft the Borrower shall, on or prior to the expiry of the period of two hundred and ten (210) days commencing on the Total Loss Date or, if earlier, the date upon which the Security Trustee receives the Total Loss Proceeds (in this Clause 4.4 the "TOTAL LOSS PAYMENT DATE"), either:-

        (a) pay to the Agent the aggregate of (i) the unpaid principal balance of the relevant Loan being prepaid, (ii) all interest on the relevant Loan being prepaid accrued to the actual date of actual prepayment and is unpaid and (iii) the Make-Whole Amount and Expenses (if any) in respect of each relevant Loan being prepaid as certified in writing by the Agent (which certificate shall be conclusive save for manifest error) providing reasonable details of the computation of such Make-Whole Amount made in accordance with the provisions of Clause 4.3.2 and of the Expenses (if any); or

        (b) substitute the relevant Aircraft (or Sub-Borrower) in accordance with Clause 4.7 (Substitution of Aircraft),

        and until such repayment or substitution (and, in the case of a substitution, thereafter) the Borrower shall continue to make all payments of principal and interest in respect of the relevant Loan in accordance with this Agreement and the relevant Loan Supplement.

4.4.2 The Borrower shall pay all amounts due under Clause 4.4.1(a) into the Proceeds Account and immediately upon irrevocable receipt of such funds, the Security Trustee shall release the relevant Mortgage and the Borrower Debenture or relevant Sub-Borrower Debenture (as the case may be) in so far as it relates to the relevant Aircraft.

4.4.3 If, at any time prior to the Total Loss Payment Date, an Obligor regains possession of the Airframe after any event within the definition of Total Loss, and, provided the Aircraft is repaired as soon as practicable thereafter, the Borrower shall have the right to notify the Agent to continue the Aircraft under this Facility as if the event giving rise to the Total Loss had never occurred.


4.5     PREPAYMENT ON FINAL DISPOSITION

4.5.1 Subject to Clause 4.7 (Substitution of Aircraft), if the Borrower, or, as the case may be, a Sub-Borrower wishes to sell an Aircraft, the Borrower shall, on or before the date of completion of the Final Disposition, either:-

        (a) pay to the Agent the aggregate of (i) the unpaid principal balance of the relevant Loan being prepaid (ii) all interest on the relevant Loan being prepaid accrued to the actual date of prepayment that is unpaid and (iii) the Make-Whole Amount and Expenses (if any) in respect of each relevant Loan being prepaid as certified in writing by the Agent (which certificate shall be conclusive save for manifest error) providing reasonable details of the computation of such Make-Whole Amount made in accordance with the provisions of Clause 4.3.2 and of the Expenses (if any); or

        (b) substitute the relevant Aircraft (or Sub-Borrower) in accordance with Clause 4.7 (Substitution of Aircraft),

        and until such repayment or substitution (and, in the case of a substitution, thereafter) the Borrower shall continue to make all payments of principal and interest in respect of the relevant Loan in accordance with the terms of this Agreement and the relevant Loan Supplement.

4.5.2 The Borrower shall pay all amounts due under Clause 4.5.1(a) into the Proceeds Account and immediately upon irrevocable receipt of such funds, the Security Trustee shall release the relevant Mortgage and the Borrower Debenture or relevant Sub-Borrower Debenture (as the case may be) in so far as it relates to the relevant Aircraft.

4.6     PREPAYMENT ON A SUB-BORROWER SALE

4.6.1 Subject to Clause 4.7 (Substitution of Aircraft), if the Borrower wishes to sell the shares in a Sub-Borrower, the Borrower shall, on or before the date of completion of the Sub-Borrower Sale, either:-

        (a) pay to the Agent the aggregate of (i) the unpaid principal balance of the relevant Loan being prepaid (ii) all interest on the relevant Loan accrued to the actual date of prepayment that is unpaid and (iii) the Make-Whole Amount and Expenses (if any) in respect of each relevant Loan being prepaid as certified in writing by the Agent (which certificate shall be conclusive save for manifest error) providing reasonable details of the computation of such Make-Whole Amount made in accordance with the provisions of Clause 4.3.2 and of the Expenses (if any); or

        (b) substitute the relevant Aircraft (or Sub-Borrower) in accordance with Clause 4.7 (Substitution of Aircraft),

        and until such repayment or substitution (and, in the case of a substitution, thereafter) the Borrower shall continue to make all payments of principal and interest in respect of the relevant Loan in accordance with the terms of this Agreement and the relevant Loan Supplement.

4.6.2 The Borrower shall pay all amounts due under Clause 4.6.1(a) into the Proceeds Account and immediately upon irrevocable receipt of such funds, the Security Trustee shall release the Mortgage in relation to the Aircraft owned by the Sub-Borrower, the relevant Sub-Borrower Debenture and the relevant Charge over Shares of Sub-Borrower.

4.7     SUBSTITUTION OF AIRCRAFT

4.7.1 Subject to no Relevant Event or Termination Event having occurred and continuing, if a Total Loss or a Final Disposition occurs in respect of an Aircraft, or the Borrower sells the shares in a Sub-Borrower, the Borrower or any Sub-Borrower (as the case may be) may substitute for such Aircraft or, as the case may be, the relevant Aircraft owned by such Sub-Borrower (the "EXISTING AIRCRAFT") one or more other Airbus aircraft (the "REPLACEMENT AIRCRAFT") (including by use of a Sub-Borrower) subject always to the provisions of this Clause 4.7.

4.7.2 The Borrower shall give the Security Trustee written notice of its intention to substitute an Existing Aircraft at least twenty (20) Business Days prior to such substitution and, upon receipt of such notice, the Security Trustee shall give a copy of it to the Lead Managers. Such notice shall specify the age of the Replacement Aircraft since delivery by the Manufacturer and whether a Sub-Borrower or an Intermediate Lessee is to be incorporated into the structure.

4.7.3 Each Replacement Aircraft shall be an Airbus aircraft of the same or different type not more than five years older than the Existing Aircraft and of at least the same fair market value (in the aggregate if more than one Replacement Aircraft are being substituted for an Existing Aircraft). If a Replacement Aircraft is one year old or less, then its fair market value will be deemed to be its Aircraft Purchase Price, and if a Replacement Aircraft is more than one year old and the Borrower and the Security Trustee (acting reasonably) are unable to agree the fair market value of such Replacement Aircraft, the Security Trustee may by written notice request the Borrower to appoint an independent aircraft appraiser to assess the fair market value of such Replacement Aircraft without reference to the amount of gross sale proceeds payable to or received by the Borrower or a Sub-Borrower (as the case may be) for the Existing Aircraft or the shares in the Sub-Borrower (as the case may be). The assessment of any such appraiser appointed by the Borrower shall be conclusive and binding on the Borrower and the Security Trustee.

4.7.4 The Borrower shall enter into or shall procure that the relevant Sub-Borrower (if any) or relevant Intermediate Lessee (if any) enters into all such documents as are required in order for the Replacement Aircraft to be an Aircraft including the Aircraft Security Documents in substitution for the Existing Aircraft and for the Loan in respect of the Existing Aircraft to relate to the Replacement Aircraft.

4.7.5 The effectiveness of the substitution of the Replacement Aircraft shall be subject to receipt by the Agent of the following conditions precedent in form and substance satisfactory to the Agent:

        (a) evidence satisfactory to the Security Trustee (including a legal opinion from counsel to the Lenders in the jurisdiction in which transfer of the Replacement Aircraft takes place) that the Borrower or the relevant Sub-Borrower (as the case may be) has obtained title to the Replacement Aircraft free and clear of any Liens other than Permitted Liens including a certified copy of a Replacement Bill of Sale for the Replacement Aircraft, free of any Liens, other than Permitted Liens;

        (b) a Mortgage, if applicable, or an alternative security satisfactory to the Security Trustee, acting upon the instructions of the Majority Lenders with respect to the Replacement Aircraft to be executed by the Borrower or the Sub-Borrower (as the case may be) and the Security Trustee;

        (c) the relevant legal opinions from counsel to the Lenders as provided in paragraph 4 of Part I to Schedule 6.

        (d) a legal opinion from counsel to the Lenders in the jurisdiction in which the Borrower or the relevant Sub-Borrower (as the case may be) is organised concerning the filing or registration and perfection in that jurisdiction of the Mortgage (or alternative security) with respect to the Replacement Aircraft, the Charge over Shares of Sub-Borrower (if any) and any other Aircraft Security Documents which will be entered into by the Borrower and/or the relevant Sub-Borrower (if any) and the validity of the replacement Sub-Borrower Guarantee;

        (e) evidence of insurance having been effected in respect of the Aircraft with the Security Trustee named as a contract party and (to the extent possible under AVN67B, or such other endorsement as may be applicable) loss payee;

        (f) if applicable, copies of the certificate of registration of the Replacement Aircraft and airworthiness issued by the Aviation Authority;

        (g) evidence that the existing Support Agreements relating to the Existing Aircraft shall have been amended or replaced to such extent (if any) as may be necessary to reflect its substitution by the Replacement Aircraft;

        (h) if a Sub-Borrower or Intermediate Lessee is introduced upon a substitution into the structure, the following documents:

                (i) Accession Deed (if such person has not previously acceded to the Transaction Documents);

                (ii)    Sub-Borrower Guarantee (if applicable);

                (iii)   Sub-Borrower Debenture (if applicable);

                (iv)    Intermediate Lessee Debenture (if applicable);

                (v)     Charge Over Shares of Sub-Borrower (if applicable);

                (vi) Charge Over Shares of Intermediate Lessee (if applicable);

                (vii)   Lease Security Assignment (if applicable);

                (viii)  Intermediate Lease Security Agreement (if applicable);
                        and

        (i) evidence to the Security Trustee that the Sub-Borrower Accounts or the Intermediate Lessee Accounts (as the case may be) have been opened and that US$10 has been deposited in each of the Sub-Borrower Accounts or Intermediate Lessee Accounts (as the case may be) as a condition precedent to the release of the Mortgage over the Existing Aircraft.

4.7.6   TIMING OF SUBSTITUTION

(A) If a substitution is proposed as a result of the Total Loss of an Existing Aircraft, such substitution shall occur within two hundred and ten (210) days of the Total Loss Date for that Aircraft. In the event that the Security Trustee receives Total Loss Proceeds in respect of an Existing Aircraft prior to the expiration of such two hundred and ten
        (210) day period, at the Borrower's request, such Total Loss Proceeds shall be held for or by the Security Trustee in an interest bearing account at the cost of the Borrower in the jurisdiction chosen by the Borrower, until such substitution is effected, whereupon they will be released with such interest to the Borrower. If such substitution is not effected as provided above within such two hundred and ten (210) day period such Total Loss Proceeds and such interest shall be applied to the prepayment of the amounts set out in Clause 4.4.1 (Prepayment following a Total Loss).

(B) If a substitution is proposed as a result of a transfer of an Aircraft or of a Sub-Borrower, the substitution of the Replacement Aircraft for the Existing Aircraft or substitution by the shares of a replacement Sub-Borrower, (as the case may be) shall occur prior to or at the same time as transfer of title in the Existing Aircraft or title in the shares of the existing Sub-Borrower shall pass to the transferee.

(C) The Security Trustee shall release the relevant Aircraft Mortgage, the Borrower Debenture or the Sub-Borrower Debenture (as the case may be) and the relevant Sub-Borrower Charge Over Shares (if applicable) in so far as they relate to the Existing Aircraft immediately upon substitution of the shares of a replacement Sub-Borrower or a Replacement Aircraft for the existing Sub-Borrower or for the Existing Aircraft (as the case may be);

(D) The Borrower undertakes to indemnify the Security Trustee for any Expenses incurred by the Security Trustee under this Clause 4.7.6.

4.7.7 As soon as a substitution has occurred, the Existing Aircraft shall no longer be an Aircraft under the Transaction Documents and the Replacement Aircraft shall be an Aircraft under the Transaction Documents and the Transaction Documents shall be construed accordingly. The Loan in respect of the Existing Aircraft shall relate to the Replacement Aircraft and shall amortise in accordance with schedule 2 to the relevant Loan Supplement. If the shares in a Sub-Borrower are sold by the Borrower, such Sub-Borrower shall no longer be a Sub-Borrower under the Transaction Documents.

4.7.8 The Borrower shall pay for the cost of obtaining the appraisals referred to in Clause 4.7.3 and shall pay all Expenses incurred by the relevant parties in connection with the execution of and any amendment of the Transaction Documents required as a result of the provisions of this Clause 4.7.

4.8     PREPAYMENT IF NOT LEASED

4.8.1 Without prejudice to Clause 4.8.2, if an Aircraft is not delivered to a Lessee pursuant to a Lease within one hundred and eighty (180) days after the relevant Delivery Date, the Borrower shall, on the first Banking Day following the expiry of such one hundred and eighty (180) day period, pay into the Proceeds Account the aggregate of (i) the unpaid principal balance of the relevant Loan being prepaid (ii) all interest on the relevant Loan accrued to the actual date of prepayment that is unpaid (iii) Expenses (if any) and (iv) the Make-Whole Amount in respect of the relevant Loan being prepaid as certified in writing by the Agent (which certificate shall be conclusive save for manifest error) providing reasonable details of the computation of such Make-Whole Amount made in accordance with the provisions of Clause 4.3.2 and of the Expenses (if any); and immediately upon irrevocable receipt of such funds payable under this Clause 4.8.1 in the Proceeds Account, the Security Trustee shall release the relevant Mortgage and the Borrower Debenture or relevant Sub-Borrower Debenture (as the case may be) in so far as it relates to the relevant Aircraft.

4.8.2   The Borrower may, subject to paragraphs (a), (b), (c) and (d) of Clause
        7.2.1 (Leasing and Insurance Covenants of Borrower, Sub-Borrower and Intermediate Lessee), lease an Aircraft to a Subsidiary of the Guarantor incorporated outside the United States of America to avoid having to prepay the relevant Loan pursuant to Clause 4.8.1.

4.9 PREPAYMENT IF POST-DELIVERY MODIFICATIONS NOT COMPLETED WITHIN POST-DELIVERY MODIFICATION PERIOD

        If any post delivery modifications in respect of an Aircraft are not carried out within the relevant Post-Delivery Modification Period, the Borrower shall, on the first Banking Day following the expiry of the relevant Post-Delivery Modification Period repay into the

        Proceeds Account the proportion of the relevant Loan relating to such post delivery modifications together with all interest accrued and unpaid thereon, Expenses (if any) and the Make-Whole Amount as certified in writing by the Agent (which shall be conclusive save for manifest error) providing reasonable details of the computation of such Make-Whole Amount made in accordance with the provisions of Clause 4.3.2 and of the Expenses (if any).

4.10    MANDATORY PREPAYMENT EVENT

4.10.1 A mandatory prepayment event in respect of a particular Loan shall exist if:

        (a)     the conditions set out in sub-paragraphs (a) or (b) of paragraph
                (A) of Part III to Schedule 6 have not been fulfilled; or

        (b)     the Borrower has failed to comply with the provisions of Clause
                9.1.1 (First Trigger Event) in relation to such Loan within the period stipulated in Clause 9.1.2.

        If the mandatory prepayment event shall occur and be continuing the Security Trustee may, without having to resort to any legal procedure, demand immediate repayment of the relevant Loan, whereupon the same shall become immediately due and payable together with all interest accrued thereon, Expenses (if any) and the Make-Whole Amount (as certified in writing by the Agent (which shall be conclusive save for manifest error)); and immediately upon irrevocable receipt of such funds payable under this Clause 4.10.1 in the Proceeds Account, the Security Trustee shall release the relevant Mortgage and the Borrower Debenture or relevant Sub-Borrower Debenture (as the case may be), in so far as each relates to the relevant Aircraft. Failure to pay the amounts referred to in this Clause 4.10.1 shall constitute a Termination Event in accordance with Clause 10.1(a) (Termination Events).

4.10.2 A mandatory prepayment event shall exist in relation to all Loans if the Borrower has failed to comply with the provisions of Clause 9.3.1 (Third Trigger Event) within the period stipulated in Clause 9.3.3. If the mandatory prepayment event shall occur and be continuing the Security Trustee may, without having to resort to any legal procedure, demand immediate repayment of all Loans which are then outstanding, whereupon the same shall become immediately due and payable together with all interest accrued thereon, Expenses (if any) and the Make-Whole Amount in respect of each Loan (as certified in writing by the Agent (which shall be conclusive save for manifest error)). Failure to pay the amount referred to in this Clause 4.10.2 shall constitute a Termination Event in accordance with Clause 10.1(a) (Termination Events).

4.10.3 The Borrower shall pay sums due under this Clause 4.10 into the Proceeds Account.

4.11    OVERDUE PAYMENTS

4.11.1 If the Borrower fails to pay on the due date any sum payable by the Borrower to a Lender or Representative under any Transaction Document (or fails to pay on demand any sum which is expressed to be payable on demand) the Borrower shall pay interest to the Agent for the account of the relevant Lender or Representative on such unpaid amount from (and including) the due date or, as the case may be, the date of demand to (but excluding) the date of actual payment (after as well as before judgement) at the Default Rate for each Default Interest Period.

4.11.2 Interest at the Default Rate for each Default Interest Period shall be calculated on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed and shall accrue from day to day and be due and payable on the last day of each Default Interest Period and, if not paid, shall, to the extent permitted by applicable law, be compounded on such date.

4.11.3 The payment of interest by the Borrower pursuant to Clause 4.11.1 shall in no way preclude any Lender or Representative from making any other claim or pursuing any other right or remedy that may be available to it or otherwise prejudice any such claim, right or remedy.

4.12    DEDUCTIONS AND WITHHOLDINGS

4.12.1 All sums payable to the Agent, the Security Trustee and the Lenders pursuant to or in connection with any Transaction Document shall be paid in full without any set-off or counterclaim whatsoever and free and clear of all deductions or withholdings of or on account of Tax whatsoever imposed by Bermuda, the United States of America or the jurisdiction of incorporation of a Sub-Borrower (or, if different, the jurisdiction from which it makes any payment) save only as may be required by law.

4.12.2 Without limiting the Borrower's obligations under this Clause 4.12 each party which is organised under the laws of a jurisdiction outside the United States shall in the case of each initial Lender, and each of the Representatives, on or prior to the date of its execution and delivery of this Agreement and, in the case of each Transferee, on the date of execution of each Transfer Certificate pursuant to which it becomes a Lender and in each tax year thereafter, provide the Borrower with the United States of America Internal Revenue Service form 1001, 4224, 8709 or W-8, or any successor or other form prescribed by the Internal Revenue Service of the United States of America (the "INTERNAL REVENUE SERVICE FORMS") as appropriate (subject to having received the relevant form from the Borrower) certifying that such party is exempt or otherwise to obtain an exemption from United States withholding tax on all payments pursuant to this Agreement or in connection with any Transaction Document.

4.12.3 If any deduction or withholding is required by law and is imposed by Bermuda, the United States of America or the jurisdiction of incorporation of a Sub-Borrower (or, if different, the jurisdiction from which it makes any payment) in respect of any payment due (other than payments covered by Clause 4.12.4) to the Agent, the Security Trustee or any Lender pursuant to or in connection with any Transaction Document, the Borrower or the Guarantor or any other Obligor shall:-

        (a) (if the payment is to be made by the Borrower or the Guarantor or any other Obligor), ensure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

        (b) (if the payment is to be made by the Borrower or the Guarantor or any other Obligor), pay or procure the payment of the full amount deducted or withheld to the relevant Taxation or other authority in accordance with the applicable law;

        (c) (if the payment is to be made by the Borrower or the Guarantor or any other Obligor), increase (subject to Clause 4.12.5) the payment in respect of which the deduction or withholding is required so that the net amount received by the relevant Lender or Representative (as the case may be) after the deduction or withholding has been made (and after taking account of any further deduction or withholding which is required to be made as a consequence of the increase) shall equal the amount which that Lender, Representative or Export Credit Agency would have been entitled to receive in the absence of any requirement to make a deduction or withholding;

        (d) (if the payment is to be made by any person other than the Borrower or the Guarantor or any other Obligor), the Borrower shall pay (subject to Clause 4.12.5) directly to the Agent for the account of the relevant Representative or the relevant Lender or the relevant Export Credit Agency (as the case may be) such sum (a "COMPENSATING SUM") as will, after taking into account any deduction or withholding which the payer is obliged to make from the compensating sum, enable the relevant Representative, Lender or the relevant Export Credit Agency (as the case may be) to receive, on the due date for payment, a net sum equal to the sum which it would have received in the absence of any requirement to make a deduction or withholding; and

        (e) (if the payment is to be made by the Borrower or the Guarantor or any other Obligor), promptly deliver to the Agent or procure the delivery of appropriate receipts evidencing the deduction or withholding which has been made

        PROVIDED that where the Guarantor makes any payment on behalf of the Borrower and/or any other Obligor in applying Clause 4.12.3(d) above, any withholding or deduction arising as a result of the payment being due from any of the Obligors and any deduction or withholding arising as a result of the payment being made by the Guarantor in its capacity as guarantor of the Guaranteed Obligations (as defined in the Agreement) will be taken into account in determining the compensating sum.

4.12.4 If a Representative is obliged to make any deduction or withholding from any payment to a Lender (an "AGENCY PAYMENT") which relates to an amount received by that Representative on a payment from the Borrower, the Guarantor or the Sub-Borrower hereunder, for the account of that Lender pursuant to this Agreement or any of the Aircraft Operative Documents and such deduction or withholding is on account of a Tax imposed by Bermuda, the United States of America or the jurisdiction of incorporation of a Sub-Borrower, the Borrower or the Guarantor or any other Obligor shall, subject to Clause 4.12.5, pay directly to the Lender such sum (a "COMPENSATING SUM") as will, after taking into account any deduction or withholding which the Borrower is obliged to make from the compensating sum, enable the Lender to receive, on the due date for payment of the agency payment, an amount equal to the agency payment which the Lender would have received in the absence of any requirement to make a deduction or withholding.

4.12.5 The Borrower shall not be obliged to make payment to pay an increased amount pursuant to Clause 4.12.3(c) or a compensating sum pursuant to (and as defined in) Clause 4.12.3(d) or Clause 4.12.4 on account of any Tax or Tax Liability to the extent that such Tax or Tax Liability:-

        (a) is imposed by the United States of America or Bermuda and does not arise as a result of a Change in Law occurring after the date of this Agreement;

        (b) arises from any action or omission which constitutes wilful misconduct, fraud or reckless disregard with knowledge of the probable consequences thereof on the part of such Indemnitee;

        (c) is caused by such Indemnitee's breach of any express representation made by it in any Transaction Document or of any express obligation under any Transaction Document (but excluding any such breach or failure in consequence (directly or indirectly) of a breach by the Borrower or any other Obligor of any representation or warranty contained in or of their respective obligations under any Transaction Document);

        (d) comprises a Tax on the overall net income, profit or capital gains of any Indemnitee (or, in the case of any Indemnitee acting through a branch outside the main jurisdiction in which it is resident for Tax purposes, comprises a Tax on the overall net income, profit or capital gains of that Indemnitee in the jurisdiction to which that Indemnitee's interest in the Transaction is properly attributable for Tax purposes) attributable to any sums receivable by any Indemnitee pursuant to any Transaction Document;

        (e) comprises any penalty, addition to Tax, fine or interest on or in respect of a Tax or Tax Liability which would not have arisen but for avoidable delay or failure by such Indemnitee in the filing of Tax returns which such Indemnitee was obliged to file by any law of the jurisdiction of incorporation or, in the case of a Lender, the jurisdiction in which its Lending Office is located, and which such Indemnitee ought reasonably to have been aware it was so obliged to file in connection with the Transaction or the payment of Taxes other than any such delay or failure in consequence (directly or indirectly) of a request by the Borrower or any Obligor or a delay of or failure by the Borrower or any Obligor duly and punctually to perform any of their respective obligations under the Transaction Documents or in consequence of any event or circumstance outside the reasonable control of such Indemnitee or otherwise caused (directly or indirectly) by the Borrower or any Obligor;

        (f) is imposed by a jurisdiction other than the main jurisdiction in which such Indemnitee is resident for Tax purposes to the extent that it gives rise to a corresponding credit which such Indemnitee has retained and utilised against any Tax Liability imposed in the main jurisdiction in which such Indemnitee is so resident;

        (g)     would not have arisen but for:-

                (i) any failure by such Indemnitee to file any relevant Tax return or Tax computation which such Indemnitee was obliged to file by any law of the jurisdiction of incorporation or, in the case of a Lender, the jurisdiction in which its Lending Office is located or any documents which such Lender is obliged to file as a result of any applicable law, regulation, practice, concession, official directive, ruling, request, notice, guideline, statement of policy or practice statement by the Bank of England, the Banque de France, the Deutsche Bundesbank, the European Central Bank, the Federal Reserve Bank of New York, the European Union or any central bank, Tax, fiscal, governmental, local, international, national or other competent authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions or other persons in the relevant jurisdiction is customary) and in each case which such Indemnitee ought reasonably to have been aware it was so obliged to file in connection with the Transaction except for any such failure caused (directly or indirectly) by any action or inaction of the Borrower or any Obligor or any event or circumstance outside the reasonable control of such Indemnitee; or

                (ii) any failure (subject to the same exceptions and exclusions as set out in Clause 4.12.5(g)(i)) to file or provide the Borrower or the relevant Lessee with any Tax claims, forms (including the Internal Revenue Service Forms), affidavits, declarations or other like documents which the Borrower or the relevant Lessee has reasonably requested such Indemnitee in writing to file or provide (any such request containing sufficient detail to enable such Indemnitee to comply with the terms thereof) unless:-

                        (aa) except with respect to the Internal Revenue Service Forms, such Indemnitee determines acting in good faith but nevertheless in its sole discretion that it is unable to file or provide or that it would be illegal or contrary to any applicable law, official regulation, practice, concession, directive, ruling, request, notice, guideline, statement of policy or practice statement by the Bank of England, the Banque de France, the Deutsche Bundesbank, the European Central Bank, the Federal Reserve Bank of New York, the European Union or any central bank, Tax, fiscal, governmental, local, international, national or other competent authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions or other persons in the relevant jurisdiction is customary) for such Indemnitee so to do or so to do would or may result in the breach of any agreement or confidentiality undertaking or the disclosure of any information about such Indemnitee's Tax affairs which such Indemnitee considers (in its bona fide opinion) to be of a confidential nature; or

                        (bb) in the case of the Internal Revenue Service Forms, such failure is due to a Change in Law occurring subsequent to the date on which any of the Internal Revenue Service Forms was originally required to be provided; or

                        (h) is on or arises from any transfer by a Lender of any of its rights, benefits and/or obligations hereunder other than pursuant to Clause 15.2 (Prepayment of Affected Loans and Replacement of Affected Lender).

4.12.6  TAX BENEFIT

        If a Lender or Representative (except to the extent that an Export Credit Agency becomes a Lender) determines, in its absolute discretion, that it has received, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which the Borrower has made an increased payment or paid a compensating sum under this Clause 4.12, such Lender or Representative shall, provided it has received all amounts which are then due and payable by the Borrower, and each of the Obligors under the Transaction Documents or, to the extent that the Tax benefit exceeds the amounts then due and payable, has set-off such amounts against the Tax benefit, pay to the Borrower (to the extent that the Lender or Representative can do so without prejudicing the amount of such benefit or repayment and the right of such Lender or Representative to obtain any other benefit, relief or allowance which may be available to it) such amount, if any, as such Lender or Representative in its bona fide opinion shall determine will leave such Lender or Representative in no worse position than such Lender or Representative would have been in if the deduction or withholding had not been required (and taking into account any set-off as referred to above) PROVIDED that:

        (a) each Lender and Representative shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit and shall not be obliged to arrange its business or its Tax affairs in any particular way in order to be eligible for any Tax benefit;

        (b) no Lender or Representative shall be obliged to disclose any information regarding its business, Tax affairs or Tax computations;

        (c) if any Lender or Representative has made a payment to the Borrower pursuant to this Clause 4.12 on account of any Tax benefit and it subsequently transpires that such Lender or Representative did not receive that Tax benefit, or received a lesser Tax benefit or has lost or been denied such Tax benefit, the Borrower shall pay on written demand to such Lender or Representative such sum as such Lender or Representative may determine as being necessary to restore the after-Tax position of the Lender or Representative to that which it would have been had no adjustment under this proviso (c) been necessary; and

        (d) the Lender or Representative shall not be obliged to make any payment under this Clause 4.12 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law but in respect of which compliance by banks or other financial institutions or other persons in the relevant jurisdiction is generally customary).

4.13    CURRENCY OF PAYMENT

        All amounts payable to the Agent, the Security Trustee and/or the Lenders pursuant to or in connection with this Agreement or any of the Aircraft Operative Documents shall, unless otherwise provided in the relevant notice or demand for payment, be paid in Dollars to the Agent (where appropriate, for the account of the relevant Lender or the Security Trustee).

4.14    PERFORMANCE PROCEDURE

4.14.1 On each date on which an amount is due from the Borrower in connection with any Loan pursuant to this Agreement or any of the Aircraft Operative Documents, the Borrower shall no later than 1.00 pm (New York time) on such due date make such amount available to the Agent by payment in Dollars in same day funds (or such other funds as may from time to time be customary for the settlement in New York City of international banking transactions in Dollars) to the Agent's account with First Chicago International, New York Branch, Account Title:
        Halifax Plc Treasury, Account No. 1043132 (or to such other account in New York City as the Agent may upon not less than five (5) Banking Days' written notice from time to time designate), or, if the payment is to be made in a currency other than Dollars, to such account as may from time to time be nominated in writing by the Agent by not less than five (5) Banking Days' notice.

4.14.2 Upon receipt by the Agent of an amount referred to in Clause 4.14.1 the Agent shall if such amount is received by 1.00 pm (New York time) on the due date make available on such due date (and otherwise on the next Banking Day) to the relevant Lead Manager such portion of the amount so received as represents the aggregate of the entitlement of the British Lenders, the French Lenders or the German Lenders (as the case may be) of such amount in such funds as are received by the Agent by payment to such account as the relevant Lead Manager may have specified in writing.

4.14.3 Without prejudice to the provisions of Clause 4.14.2, the Agent shall not be obliged to make available to any Lead Manager or any Lender any sum which it is expecting to receive for the account of such Lead Manager or such Lender pursuant to this Agreement or any of the Aircraft Operative Documents until it has been able to establish that it has received that sum from the Borrower. If and to the extent that the Agent does pay such sum to a Lead Manager but it subsequently transpires that the Agent had not received the relevant sum:-

        (a) the relevant Lead Manager shall on request by the Agent refund such sum to the Agent; and

        (b) the relevant Lead Manager shall on request by the Agent pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other cost, loss, expense or liability as a result of making available or paying out that sum before receiving it; and

        (c) each Lender shall indemnify the relevant Lead Manager in respect of its Relevant Proportion of the amounts referred to in paragraphs (a) and (b) above.

4.14.4 If any amount falls due to be paid to the Agent or any Lender pursuant to or in connection with this Agreement or any of the other Transaction Documents on a day which is not a Banking Day, then it shall be due and payable on the immediately succeeding Banking Day unless such Repayment Date falls in the calendar month next succeeding that in which it would otherwise have fallen in which case it shall fall on the immediately preceding Banking Day and the amount shall not be adjusted.

5.      GUARANTEE AND INDEMNITY

5.1     GUARANTEE AND INDEMNITY

5.1.1 In consideration of the Lenders agreeing to make available the Facility to the Borrower, the Guarantor:-

        (a) as primary obligor and not as surety only, hereby unconditionally and irrevocably guarantees to each Representative and each Lender the due and punctual observance and performance by any or all of the Obligors of all of the Guaranteed Obligations;

        (b) hereby unconditionally covenants with and undertakes to each Representative and each Lender that in the event of a default by any or all of the Obligors in the observance or performance for whatever reason of any of their respective Guaranteed Obligations, the Guarantor shall on demand perform such Guaranteed Obligation, or cause such Guaranteed Obligation to be performed, punctually as if such Guaranteed Obligation were performed by the relevant Obligor; and

        (c) as a primary obligation, undertakes to indemnify each Representative and each Lender on demand and on a full indemnity basis from and against any and all Losses including, without duplication, any Make-Whole Amount or Expenses incurred or sustained by any Representative and/or any Lender as a result of the whole or any part of the Guaranteed Obligations being or becoming void, voidable, unenforceable or ineffective as against any or all of the Obligors for any reason whatsoever irrespective of whether such reason or any related fact or circumstance was known or ought to have been known to either of the Representatives, any of the Lenders or any of their respective officers, employees, agents or advisers.

5.1.2 Any demand under Clause 5.1.1 shall be in writing and may be made by the relevant Lender or Representative or by the Agent on its behalf and shall not be made before the last day of the relevant grace period of five (5) Business Days or ten (10) Business Days referred to in Clause 10.1(a) (Termination Events) and the Guarantor shall not be in default hereunder for its failure to pay or perform such Guaranteed Obligation, as demanded hereunder, unless and until expiration of the applicable grace period in Clause 10.1(a) (Termination Events).

5.2     PRINCIPAL DEBTOR

        As a separate and alternative stipulation in addition to its liabilities in Clause 5.1, the Guarantor hereby agrees that any part of the Guaranteed Obligations which is expressed to be performed by any or all of the Obligors under the Transaction Documents but which may not be recoverable from, or capable of performance by, the Guarantor on the footing of a guarantee (whether by reason of the dissolution of any or all of the Obligors or any reconstruction or amalgamation in which or as a consequence of which any or all of the Obligors loses its separate corporate identity or any other fact or circumstance whatsoever and whether or not such fact or circumstance was known or ought to have been known to either Representative and/or any of the Lenders or any of their respective officers, employees, agents or advisers) shall nevertheless be recoverable from, or capable of performance by, the Guarantor as provided in Clause 5.1 above as if it were the principal debtor.

5.3     LIABILITY FOR INTEREST

        In addition to its liabilities under Clauses 5.1 and 5.2 above, the Guarantor hereby agrees to pay or cause to be paid to the Agent on demand (i) interest (including compound interest and both before and after judgement) on the amount or any part thereof for the time being unpaid and due to either Representative and/or the Lenders under this Clause 5, together with any interest which, but for the application of bankruptcy or insolvency laws, would have accrued on the amounts in question, from the date of demand on the Guarantor for payment until payment is made at the Default Rate (unless interest at the Default Rate continues to be charged to any or all of the Obligors in respect of that same amount under the Transaction Documents and is thereby payable by the Guarantor pursuant to Clause 5.1 or 5.2), and (ii) all legal and other costs, charges and expenses (on a full indemnity basis) incurred by or on behalf of either Representative and/or any of the Lenders following an Acceleration Event in enforcing or endeavouring to enforce the payment of any sums due under this Clause 5.

5.4     CONTINUING GUARANTEE

        The Guarantor's obligations under this Clause 5 shall constitute a continuing guarantee and accordingly:

        (a) shall not be discharged by any partial payment or performance by any Obligor or any other person in respect of the Guaranteed Obligations;

        (b) shall extend to cover the balance due at any time from any Obligor to any Lender or Representative in respect of any Guaranteed Obligations;

        (c) shall be in addition to and not in substitution for or derogation of any other security which any Lender or Representative may at any time hold in respect of the Guaranteed Obligations; and

        (d) shall not be discharged or in any way affected by any action taken or not taken by any Lender or Representative.

5.5     WAIVER OF DEFENCES

5.5.1 Any Lender or Representative may, from time to time, whether before or after any demand for payment under Clause 5.1.1 and without discharging or in any way affecting the Guarantor's liability hereunder, do all or any of the following:

        (a) terminate or amend any Transaction Document (in accordance with the terms thereof) in any manner whatsoever;

        (b) grant to any Obligor or to any other person any time or indulgence;

        (c) deal with, exchange, renew, vary, release, modify or abstain from perfecting or enforcing any securities, guarantees or rights which any Lender or Representative may now or hereafter have from or against any Obligor in respect of the Guaranteed Obligations or otherwise in respect of the Transaction Documents;

        (d) compound with, discharge or vary the liability of any Obligor or concur in, accept or vary any compromise, arrangement or settlement with any Obligor or concur in or vary any deed of arrangement or deed of assignment for the benefit of creditors of any Obligor;

        (e) omit to prove or fail to maintain any right of proof for or to claim or enforce payment of any dividend or composition; and

        (f) take or omit to take any security from any Obligor or any other person or guarantor in respect of the Guaranteed Obligations or otherwise in respect of the Transaction Documents.

5.5.2 The Guarantor waives and agrees not to enforce or claim the benefit of any right it has or may from time to time have as surety under any applicable law which is or may be inconsistent with any of the provisions of this Clause 5.

5.6     IMMEDIATE RECOURSE: NO OBLIGATION TO TAKE ACTION

        No Lender or Representative shall be obliged, before making a demand under or taking steps to enforce this Agreement:

        (a) to take action or obtain judgment against any Obligor or any other person in any court or tribunal; or

        (b) to make or file any claim in a bankruptcy or liquidation of any Obligor or any other person; or

        (c) to exercise diligence against any Obligor or any other person under any Transaction Document.

5.7     PRESERVATION OF RIGHTS

        From the date or dates upon which any demand is properly made against the Guarantor under this Agreement, until such time as each Representative and the Lenders have received payment of the Guaranteed Obligations in full (exclusive of indemnities in respect of which no claims have been, or to the knowledge of the Security Trustee will be, asserted) the Guarantor shall not:-

        (a) claim any set-off or counterclaim against any one or more of the Obligors in respect of any payment by the Guarantor under this Clause 5 or in respect of any outstanding actual or contingent liability between the Guarantor any one or more of the Obligors; or

        (b) make or enforce any claim or right (including a right of subrogation or contribution) against any one or more of the Obligors or prove in competition with either Representative and/or any of the Lenders, in the event of the liquidation or winding-up of any one or more of the Obligors in respect of any payment by the Guarantor under this Clause 5 or in respect of any outstanding actual or contingent liability between the Guarantor and any one or more of the Obligors; or

        (c) in competition with either Representative and/or the Lenders, claim the benefit of any security or guarantee now or hereafter held by either Representative and/or the Lenders, for any money or liabilities due or incurred by any one or more of the Obligors to each Representative and/or the Lenders, or any share therein.

5.8     SECURITIES REALISED ACCOUNT

        For the purpose of enabling each Representative and/or the Lenders to sue any one or more of the Obligors or to prove in the liquidation or insolvency of any one or more of the Obligors or in any similar proceedings for any monies due but unpaid by any one or more of the Obligors to either Representative and/or the Lenders under any of the Transaction Documents, each Representative or the Lenders may at any time and for such time as it may think fit place any monies received or recovered under this Clause 5 after an Acceleration Event to the credit of a securities realised account or accounts (subject to the accrual thereon of interest at market rates as conclusively determined by the Agent which interest shall be credited to the relevant account) without any obligation on the part of the Representative or the Lenders to apply the same or any part thereof in or towards the discharge of the indebtedness and liabilities of the Guarantor. Upon each Representative or the Lenders (as the case may be) reasonably considering the further retention of such monies to be unnecessary, the amount standing to the credit of the relevant account or accounts shall be paid to the Guarantor.

5.9     REINSTATEMENT

        Where any discharge (whether in respect of the obligations of any Obligor, any security for such obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on insolvency, administration, liquidation or otherwise without limitation, the liability of the Guarantors under this Clause 5 shall continue as if there had been no such discharge or arrangement. Each Representative and each Lender shall be entitled to concede or compromise any claim that any such payment, security or other disposition is liable to avoidance or repayment.

5.10    ADDITIONAL SECURITY

        The Guarantor's obligations under this Clause 5 are in addition to and shall not be prejudiced by any other guarantee or security for the Guaranteed Obligations now or hereafter held by any Lender or Representative and it shall not be necessary for any Lender or Representative before claiming payment under this Clause 5, to resort to or seek to enforce any other guarantee or security in respect of the Guaranteed Obligations.

6.      REPRESENTATIONS AND WARRANTIES

6.1     GUARANTOR'S REPRESENTATIONS AND WARRANTIES

        To induce the Lenders and the Representatives to enter into the Transaction Documents, the Guarantor represents and warrants to the Lenders and the Representatives that:-

        (a) it is a corporation duly incorporated and validly existing and in good standing under the laws of the State of California (or any jurisdiction in which it may subsequently be incorporated) and has full power, authority and legal right to own its property and carry on its business as presently conducted;

        (b) it has the power and capacity to execute and deliver, and to perform its obligations under the Transaction Documents to which it is or will be a party and all necessary action has been taken to authorise the execution, delivery and performance of the same;

        (c) it has taken all necessary legal action to authorise the person or persons who execute and deliver the Transaction Documents to which it is or will be a party to execute and deliver the same and thereby bind the Guarantor to all the terms and conditions hereof and thereof and to act for and on behalf of the Guarantor as contemplated hereby and thereby;

        (d) the Transaction Documents to which it is or will be a party constitute (or will when executed constitute) legal, valid and binding obligations of the Guarantor enforceable in accordance with their respective terms subject only to the qualifications set out in the legal opinions to be provided to the Lenders in accordance with the provisions of Clause 2.8 (Several Obligations) (in respect of the Transaction Documents) and Clause 3.1.4 (Utilisation Notices) and Schedule 6 (in respect of the relevant Aircraft Operative Documents);

        (e) the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Transaction Documents to which it is or will be a party will not
                (i) contravene any existing applicable law to which the Guarantor is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any document, instrument or agreement to which the Guarantor is a party or is subject or by which it or any of its assets may be bound which would be reasonably expected to have a material adverse effect on its financial condition or its payment obligations under the Transaction Documents, (iii) contravene or conflict with any provision of its constitutional documents, or
                (iv) result in the creation or imposition of, or oblige it to create, any Lien on or over any of its assets (other than the Liens created pursuant to the Transaction Documents);

        (f) every consent, registration, licence and qualification required by the Guarantor to enable it to carry on its business has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, registration, licence or qualification, in each case, which would be reasonably expected to have a material adverse effect on its financial condition or its payment obligations under the Transaction Documents;

        (g) every consent, registration, licence and qualification required by the Guarantor to authorise, or required by it in connection with, the execution, delivery, legality, validity, priority, enforceability, admissibility in evidence or effectiveness of the Transaction Documents to which it is or will be a party has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, licence, registration or qualification, in each case, which would be reasonably expected to have a material adverse effect on the financial condition of the Guarantor or its payment obligations under the Transaction Documents or the legality, validity, priority, enforceability, admissibility in evidence or effectiveness of such Transaction Documents;

        (h) no litigation, arbitration or administrative proceeding is taking place, pending or, to the actual knowledge of its officers, threatened against it, or against any of its assets, which in any such case would be reasonably expected to have a material adverse effect on its financial condition or its payment obligations under the Transaction Documents;

        (i) the Guarantor has not taken any action nor, to its knowledge or the knowledge of its officers, have any steps been taken or legal proceedings been started for any insolvency-related winding-up, dissolution or re-organisation or for the appointment of a receiver or administrative receiver, or an administrator, trustee or similar officer of it or of any or all of its assets;

        (j) the obligations of the Guarantor under the Transaction Documents to which it is or will be a party are, or will when the same are executed be, direct, general and unconditional obligations of the Guarantor and rank at least pari passu with all other present and future unsecured and unsubordinated obligations of the Guarantor save for obligations mandatorily preferred by law;

        (k) no Relevant Event or Termination Event has occurred and is continuing;

        (l) the audited consolidated financial statements of the Guarantor for the period ending on December 31, 1997 have been prepared in accordance with generally accepted accounting principles and standards applicable in the United States of America and in conjunction with the notes thereto, fairly present the financial position of the Guarantor and its Subsidiaries as at December 31, 1997;

        (m) the Guarantor or a Subsidiary of the Guarantor is the legal and beneficial owner of the entire share capital of the Parent;

        (n) there have been no amendments or supplements to the articles of incorporation and bylaws of the Guarantor from the form of those documents last seen by the Agent that could reasonably be expected to have a Material Adverse Effect; and

        (o) except as otherwise disclosed in writing to the Agent, the board resolutions supplied by the Guarantor to the Agent pursuant to the provisions of Clause 2.9 (Conditions Precedent) of this Agreement remain in full force and effect and have not been amended, supplemented, varied or revoked, in whole or in part since it was entered into and the authority therein given to the persons therein named to agree and execute on behalf of the Guarantor the Transaction Documents remains in full force and effect and has not been revoked, amended, supplemented or varied, in whole or in part.

6.2 REPRESENTATIONS AND WARRANTIES OF THE BORROWER, EACH SUB-BORROWER, THE PARENT AND EACH INTERMEDIATE LESSEE

        To induce each of the Lenders and the Representatives to enter into the Transaction Documents, the Borrower, each Sub-Borrower, each Intermediate Lessee and the Parent represents and warrants to the Lenders and the Representatives separately and severally that:-

        (a) it is duly organised and validly existing under the laws of Bermuda (in the case of the Borrower), the State of California (in the case of the Parent) and the jurisdiction referred to in paragraph 2.1(d) of the relevant Accession Deed (in the case of each Sub-Borrower and each Intermediate Lessee), or in each case in the jurisdiction in which it may subsequently be incorporated, and has full power, authority and legal right to own its property and carry on its business as presently conducted;

        (b) it has the power and capacity to execute and deliver, and to perform its obligations under the Transaction Documents to which it is or will be a party and all necessary action has been taken to authorise the execution, delivery and performance of the same;

        (c) it has taken all necessary legal action to authorise the person or persons who execute and deliver the Transaction Documents to which it is or will be a party to execute and deliver the same and thereby bind it to all the terms and conditions hereof and thereof and to act for and on behalf of it as contemplated hereby and thereby;

        (d) the Transaction Documents to which it is or will be a party constitute or will when executed constitute its legal, valid and binding obligations enforceable in accordance with their terms subject only to the qualifications set out in the legal opinions to be provided to the Lenders in accordance with the provisions of Clause 2.9 (Conditions Precedent) (in respect of the Aircraft) and Schedule 6 (in respect of the Aircraft Operative Documents);

        (e) the execution and delivery by it of, the performance of its obligations under, and compliance with the provisions of, the Transaction Documents to which it is or will be a party will not
                (i) contravene any existing applicable law to which it is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any document, instrument or agreement to which it is a party or is subject or by which it or any of its assets may be bound, (iii) contravene or conflict with any provision of its constitutional documents, or (iv) result in the creation or imposition of, or oblige it to create, any Lien on or over any of its assets other than those created pursuant to the Transaction Documents;

        (f) every consent, registration, licence and qualification required by it to enable it to carry on its business has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, registration, licence and/or qualification in each case which could have a material adverse effect on its ability to perform its obligations under any of the Transaction Documents to which it is or will be a party;

        (g) except as provided in the parenthetical proviso in Clause 7.1(f) (General Covenants of the Borrower, Sub-Borrower and Intermediate Lessee), and except for those that are not customary practice in applicable jurisdictions to obtain or make at such time, every consent, registration, licence and qualification required by it to authorise, or required by it in connection with, the execution, delivery, legality, validity, priority, enforceability, admissibility in evidence or effectiveness of the Transaction Documents to which it is or will be a party has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, licence, registration and/or qualification, in each case, which could have a material adverse effect on its ability to perform its obligations under this Agreement or the legality, validity, priority, enforceability, admissibility in evidence or effectiveness of such Transaction Documents;

        (h) no litigation, arbitration or administrative proceeding is taking place, pending or, to the actual knowledge of its officers, threatened against it, or against any of its assets, which in any such case could have a material adverse effect on its ability to perform its obligations under any of the Transaction Documents to which it is or will be a party;

        (i) it has not taken any action nor, to its knowledge or the knowledge of its officers, have any steps been taken or legal proceedings been started for any insolvency-related winding-up, dissolution or re-organisation or for the appointment of a receiver or administrative receiver, or an administrator, trustee or similar officer of it or of any or all of its assets;

        (j) its obligations under the Transaction Documents to which it is or will be a party are, or will when the same are executed be, its direct, general and unconditional obligations and rank at least pari passu with all other present and future unsecured and unsubordinated obligations save for obligations mandatorily preferred by law;

        (k) no Relevant Event or Termination Event has occurred and is continuing;

        (l) it has not, prior to entering into the Transaction Documents engaged in any business or transaction or entered into any contract or agreement with any person or otherwise created or incurred any liability to, or acquired any asset from, any person, other than any such transactions, contracts, agreements or liabilities or acquisitions of assets as (i) have been necessary solely in order for it to establish itself as a company duly incorporated and validly existing under the laws of its state of incorporation or
                (ii) have occurred pursuant to any other Transaction Document or
                (iii) have been necessary to enable the Parent to become the legal and beneficial owner of the shares in the Borrower, any Sub-Borrower or any Intermediate Lessee or to enable the Borrower to become the legal and beneficial owner of the shares in any Sub-Borrower or any Intermediate Lessee;

        (m) except as otherwise permitted hereunder, there have been no amendments or supplements to its memorandum of association and by-laws or, as the case may be, articles of association from the form of those documents last seen by the Agent and the memorandum of association and by-laws or, as the case may be, articles of association in the form last seen by the Agent remain in full force and effect;

        (n) except as otherwise disclosed in writing to the Agent, the board resolutions and, if applicable, power of attorney supplied by it to the Agent pursuant to the provisions of Clause 2.9 (Conditions Precedent) of this Agreement or pursuant to Schedule 6 (as the case may be) remain in full force and effect and have not been amended, supplemented, varied or revoked, in whole or in part since they were entered into and the authority therein given to the persons therein named to agree and execute on its behalf the Transaction Documents remains in full force and effect and has not been revoked, amended, supplemented or varied, in whole or in part;

        (o) except as otherwise disclosed in writing to the Agent, no Second Trigger Event or Third Trigger Event has occurred and is continuing;

        (p) the Parent further represents that it is the legal and beneficial owner of the entire issued share capital of the Borrower; and

        (q) it is the sole legal and beneficial owner of all of the shares (except for shares held by directors, trustees or nominees in order to meet local nationality or other local requirement and which do not have a Material Adverse Effect on the relevant Charge Over Shares) comprised in the Existing Securities (as defined in each of the Charges over Shares to which it is a party) being the entire issued shares in the capital of the Borrower (in the case of the Parent), each Sub-Borrower (in the case of the Borrower) and the relevant Intermediate Lessees (in the case of the Borrower and the Sub-Borrower), that the Existing Securities (as defined in each of the Charges over Shares to which it is a party) are fully paid up and are not subject to any options and none of the Charged Property (as defined in each of the Charges over Shares to which it is a party) is subject to any Lien other than as created pursuant to the relevant Charge over Shares.

6.3     REPETITION

        The representations and warranties set out in Clauses 6.1 and 6.2 shall be deemed to be repeated by the relevant party on each date the Borrower serves a Utilisation Notice pursuant to Clause 3.1.1 (Utilisation Notices) and on each Utilisation Date in each case in relation to the Eligible Aircraft which is the subject of the relevant Utilisation Notice in respect thereof as though made on each such date with reference to the facts and circumstances then existing on such date.


7.      UNDERTAKINGS AND COVENANTS

7.1     GENERAL COVENANTS OF BORROWER, SUB-BORROWER AND INTERMEDIATE LESSEE

        Until all of the Secured Obligations (exclusive of indemnities in respect of which no claims have been, or to the knowledge of the Security Trustee will be, asserted) have been paid in full, the Borrower, each Sub-Borrower and each Intermediate Lessee hereby undertakes and covenants with each of the Lenders and the Representatives separately and severally that from the date of this
        Agreement:

        (a) except as provided in Clause 18.1 (Transfers by Obligors), it shall remain duly incorporated and validly existing under the laws of Bermuda (in the case of the Borrower) and the laws of the jurisdiction stated in paragraph 2.1(d) of the relevant Accession Deed (in the case of each Sub-Borrower and each Intermediate Lessee);

        (b) at all times, it shall comply and procure the compliance with all laws and regulations applicable to it and which are necessary in relation to the conduct of its business generally, and it shall obtain, maintain in full force and effect and comply in all material respects with, any present or future authorisations (governmental or otherwise), approvals, licences and consents and do, or cause to be done, all other acts and things, in each case, which may from time to time be necessary for the continued due performance of its obligations under the Transaction Documents;

        (c) it shall inform the Agent of any Relevant Event or Termination Event promptly upon becoming aware of the same and shall provide the Agent with full details of any steps which it is taking, or is considering taking, in order to remedy or mitigate the effect of any Relevant Event or Termination Event or otherwise in connection therewith;

        (d) it shall pay and discharge all material Taxes and governmental charges prior to the date on which the same become overdue unless, and only to the extent that, such Taxes and charges shall be contested in good faith by appropriate proceedings, pending determination of which payment may lawfully be withheld, and there shall be set aside adequate reserves with respect to any such Taxes or charges so contested (if required in accordance with generally accepted accounting principles);

        (e) it shall comply with its constitutional documents and neither the Parent nor the Borrower nor any Sub-Borrower shall amend any provision of the constitutional documents of the Borrower, any Sub-Borrower or any Intermediate Lessee respectively except as provided in Clause 18.1 (Transfers by Obligors), or with the consent of the Security Trustee (not to be unreasonably withheld);

        (f) promptly, upon being requested so to do by either Representatives take all such steps and enter into and execute all such documents of whatsoever nature in order to enable the relevant Representative to effect any registration, recording, filing, notarisation or any other action in respect of any of the Transaction Documents, in each case, which is required by law or reasonably requested by either Representative (provided always that notwithstanding any other provision of the Transaction Documents the Borrower, the relevant Sub-Borrower or the relevant Intermediate Lessee shall not be required to do any act or thing or take any step in connection with the registration, recording or filing of any instrument creating or evidencing a Lien over an Aircraft in the register of the Aviation Authority where such Aircraft is registered, or any other registration, recording or filing outside the jurisdiction of organisation of the Borrower or, if applicable, any Sub-Borrower or any Intermediate Lessee or the Parent, or any actions with respect to the Lessee or any Sub-Lessee (other than any registration, recording or filing of a Lien over an Aircraft within the jurisdiction of organisation of the Borrower or, if applicable, any Sub-Borrower or any Intermediate Lessee) or with respect to its jurisdiction of organisation or principal place of business, unless a Third Trigger Event or Termination Event has occurred and is continuing) to ensure the validity, enforceability or priority of the liabilities and obligations of the Borrower, the relevant Sub-Borrower or the relevant Intermediate Lessee or the rights of each Representative and/or each of the Lenders under any of the Transaction Documents;

        (g) not, without the prior written consent of the Agent, conduct any business other than the acquisition, leasing and sale of the Aircraft and the transactions contemplated by the Transaction Documents to which it is a party and such activities and matter incidental to any of the foregoing;

        (h) not, without the prior written consent of the Security Trustee acting on the instructions of the Majority Lenders incur any liability to any person, other than:

                (i) a liability for Tax or other charges arising under applicable law to a Government Entity; or

                (ii) a liability to the Subordinated Lender in respect of the Subordinated Liabilities; or

                (iii) a liability to a Lessee under a Lease or a liability to an Intermediate Lessee under an Intermediate Lease or a liability to a Sub-Lessee under a Sub-Lease; or

                (iv)    any liability under the Transaction Documents; or

                (v) any liability that is an ordinary operating cost or overhead expense or is otherwise in the ordinary course of its permitted business;

        (i) ensure that at all times its obligations under the Transaction Documents rank at least pari passu with its obligations owed to all its unsecured creditors save for obligations mandatorily preferred by law;

        (j) duly observe and perform all of its obligations under each of the Transaction Documents to which it is, from time to time, a party;

        (k) it shall not create or acquiesce in the creation or permit to exist any Lien (other than any Permitted Lien) on or affecting the Aircraft, the Insurances, the Warranties, the Engine Warranties in relation to any Aircraft (or any relevant Engine or Part);

        (l) not (without the prior written consent of the Security Trustee, which consent shall be exercisable at the discretion of the Security Trustee acting on the instructions of the Majority Lenders) issue any shares (other than to comply with nationally or other local requirements as described in Clause 3.3.2 (Sub-Borrowers/Intermediate Lessees) to the Guarantor or any Subsidiary on terms that any such shares are immediately charged to the Security Trustee on terms substantially the same as those contained in the Charge Over Shares of the Borrower, the relevant Charge Over Shares of Sub-Borrower or the relevant Charge Over Shares of Intermediate Lessee (as the case may be) or on such terms as may otherwise be agreed by the Security Trustee) or pay any dividends on any shares issued by it or redeem any shares except as permitted by Clause 8.1 (Subordination);

        (m) deliver to the Agent sufficient copies for distribution to each of the Lenders of its audited annual financial statements for each of its financial years (which shall be prepared in accordance with generally accepted accounting principles and practices in the United States of America for those Obligors incorporated in the United States of America or Bermuda (other than principles and practices related to consolidation of accounts) and which shall present fairly the profits and losses of the Borrower, the relevant Sub-Borrower or the relevant Intermediate Lessee (as the case may be) for the relevant financial year at the end of such financial year) as soon as practicable and not later than one hundred and eighty (180) days after the end of the financial year to which they relate;

        (n) it shall procure that at all times a majority of the members of its board of directors shall be officers or employees of the Guarantor, a Subsidiary, AIG or an AIG Group Company (unless such requirement is contrary to local requirements in its jurisdiction of incorporation and such requirement is not likely to have a Material Adverse Effect on the relevant Charge over Shares, in which case, it shall comply with the requirements of its jurisdiction of incorporation) and it shall procure further that no member of its board of directors shall be replaced or substituted (other than by another officer or employee of the Guarantor, a Subsidiary, AIG or an AIG Group Company) without the prior written consent of the Security Trustee (which consent shall be exercisable in the reasonable discretion of the Security Trustee) unless such substitution is required in order to comply with the requirement of its jurisdiction of incorporation and such substitution is not likely to have a Material Adverse Effect on the relevant Charge over Shares;

        (o)     inform the Representatives:

                (i) of any proposed Final Disposition of an Aircraft or sale of a Sub-Borrower, no less than seven (7) Business Days before the proposed date for completion of such Final Disposition; and

                (ii) promptly after it becomes aware of the Total Loss of any Aircraft or of any occurrence which, with the lapse of time, would or would be likely to constitute a Total Loss of any Aircraft, the Borrower, the relevant Sub-Borrower or the relevant Intermediate Lessee (as the case may be) shall provide such details of such Total Loss or other occurrence as each Representative may reasonably request;

        (p) inform the Representative promptly after it becomes aware of any:

                (i) Lien which has arisen over or in respect of any of the Aircraft or any Part thereof other than any Permitted Lien; or

                (ii) any steps being taken by the holders of any Lien (including any Permitted Lien) to exercise or enforce that Lien or any rights in respect thereof;

        (q) it shall not voluntarily wind itself up except in connection with its solvent liquidation into another Obligor pursuant to Clause 18.1 (Transfers by Obligors);

        (r) the Borrower shall remain a wholly owned Subsidiary of the Parent, each Sub-Borrower shall remain a wholly owned Subsidiary of the Borrower and each Intermediate Lessee shall remain a wholly owned Subsidiary of the Borrower or a Sub-Borrower (as the case may be), subject always to the provisions of Clause 3.3 (Sub-Borrower/Intermediate Lessees);

        (s) the Borrower shall pay the Expenses of, and where applicable, instruct its counsel to render to the Agent on June 30 1999, June 30 2000, June 30 2001 and March 31 2002 (i) "bring-down" opinions as of June 30 1999, June 30 2000 and June 30 2001, with respect to each of the Master Opinions to the effect that there has been no Substantive Law Change since the date of the applicable Master Opinion that would cause the counsel rendering such opinion to change its Master Opinion or, if such a Substantive Law Change has occurred, a revised opinion as to the portion of the opinion affected by any such Substantive Law Change and (ii) reissued Master Opinions as of March 31, 2002.


7.2 LEASING AND INSURANCE COVENANTS OF BORROWER, SUB-BORROWER AND INTERMEDIATE LESSEE

7.2.1 Until all of the Secured Obligations (exclusive of indemnities in respect of which no claims have been, or to the knowledge of the Security Trustee will be, asserted) have been paid in full, the Borrower, each Sub-Borrower and each Intermediate Lessee hereby undertakes and covenants with each of the Lenders and the Representatives separately and severally from the date of this Agreement that it shall:

        (a)     ensure that each Lease is in English;

        (b) not deliver an Aircraft to a TO Lessee (as defined in Clause 7.2.2) directly under a Lease or indirectly under a Sub-Lease which is incorporated or has its principal place of business in the United States of America within two years after the Delivery Date of that Aircraft (unless the Export Credit Agencies agree to a shorter period in their sole discretion);

        (c) ensure at the time such Lease is entered into that such Aircraft is not registered in or leased to a Lessee or a Sub-Lessee whose principal place of business is in a Prohibited Country;

        (d) ensure that no Aircraft is subject to any instalment sale agreement, conditional sale agreement or other lease-purchase agreement conferring upon the bailee any ownership right, title or interest to or in the relevant Aircraft, including, without limitation, by means of a purchase option at a nominal price, without obtaining the prior written approval of the Security Trustee, acting on the instructions of the Majority Lenders;

        (e) ensure that if a Lease contains, or any Aircraft is subject to, a purchase option, such purchase option shall be at a price that is either for fair market value or at a fixed price at or above one hundred and ten per cent. of the outstanding principal under the relevant Loan at the time of Final Disposition (which purchase price is acknowledged and agreed as not being nominal within the meaning or otherwise in violation of Clause 7.2.1(d));

        (f) each Aircraft shall, unless in or imminently scheduled for major maintenance or modification or as otherwise agreed between the Borrower or a Sub-Borrower (as the case may be) and the Security Trustee, be registered in the jurisdiction of incorporation of:

                (i) the Borrower or a Sub-Borrower, whichever is the owner of the Aircraft (including in the name of an owner trust in the United States of America); or

                (ii)    an Intermediate Lessee; or

                (iii)   a Lessee; or

                (iv)    any Sub-Lessee,

                in each case with the interests of the Borrower or relevant Sub-Borrower as owner noted on the register of the relevant Aviation Authority to the extent permitted by applicable law;

        (g) the Borrower shall (at its own cost) take all steps, or procure that all steps are taken, which are required by law in the State of Registration and the jurisdiction in which the Lessee or any Sub-Lessee has its principal place of business to protect and perfect the Borrower's or the Sub-Borrower's (as the case may be) legal and beneficial ownership interest in the Aircraft;

        (h) ensure that each Lease provides (y) for the relevant Aircraft to be maintained in accordance with the maintenance programme described in the relevant Lease and approved by the relevant Aviation Authority and (z) that all airworthiness directives issued by the relevant Aviation Authority are complied with, as stated in such airworthiness directive to the extent required during the term of the relevant Lease;

        (i) ensure that each Lease provides that, in relation to each Aircraft, all documentation regarding repairs, maintenance, overhauls and modifications is maintained in accordance with the requirements of the relevant Aviation Authority;

        (j) subject to the rights of the Security Trustee upon the occurrence and continuation of a Second Trigger Event, ensure that the terms of any Lease, in so far as they relate to operations, maintenance and insurance shall be no less favourable than, or substantially similar in substance to, those customarily used by the Guarantor for the leasing of similar aircraft in its portfolio to lessees of similar credit standing, similar geographic location and under similar circumstances.

7.2.2 The Borrower and (as the case may be) each Sub-Borrower shall not and shall not permit an Intermediate Lessee, to deliver an Aircraft to a Lessee (if it is a technical operator of aircraft) or a Sub-Lessee (if the Lessee is not a technical operator of aircraft and the Sub-Lessee is a technical operator of aircraft) ("TO LESSEE") directly under a Lease, indirectly under a Sub-Lease or substitute an Aircraft under Clause 4.7 (Substitution of Aircraft) if such delivery or substitution would breach either or both of the limits specified in paragraphs (a) and (b) below, namely:-

        (a) if that TO Lessee is the first TO Lessee of such Aircraft and, as a result of delivery of that Aircraft to that TO Lessee or as a result of such substitution (if the substitute aircraft has never been previously leased or sub-leased), either:-

                (i)     more than eleven (11) Aircraft; or

                (ii) more than twenty five per cent. of the Aircraft then financed under the Facility (determined by number and not by value),

                whichever is higher, would be Home Country Aircraft; or

        (b) if, as a result of delivery of that Aircraft to that TO Lessee or as a result of such substitution, more than nineteen (19) Aircraft would be leased to TO Lessees (whether as first or subsequent TO Lessees) incorporated in any one Home Country (it being understood that, in aggregate, up to fifty-seven (57) Aircraft may be Home Country Aircraft so long as no single Home Country accounts for more than nineteen (19) of such Home Country Aircraft).

7.2.3   The limits set out in paragraphs (a) and (b) of Clause 7.2.2 shall not:

        (a) prevent the delivery of an Aircraft to a TO Lessee in breach of any such limit following the repossession of such Aircraft by, or the delivery or redelivery of such Aircraft to, the Borrower, any Sub-Borrower or any Intermediate Lessee

                (as the case may be) as a result of the termination of the leasing of such Aircraft under a previous Lease Agreement prior to its scheduled expiry date (other than by reason of the exercise by the relevant Lessee of a voluntary right of early termination); or

        (b) require the prepayment of a Loan in respect of a Home Country Aircraft if any such limit is breached as a result of (i) the prepayment of a Loan in respect of another Aircraft which is not a Home Country Aircraft (by reason of the Final Disposition or Total Loss of such Aircraft or a Sub-Borrower Sale in relation to such Aircraft or for any other reason), or (ii) the termination or expiry of the leasing of another Aircraft which is not a Home Country Aircraft.

7.2.4 In determining, for the purposes of Clause 7.2.2(a), whether or not a TO Lessee is the first TO Lessee of an Aircraft:-

        (a) no account shall be taken of a previous Lessee or Sub-Lessee of that Aircraft:-

                (i)     under a Lease with a Subsidiary contemplated by Clause
                        4.8.2 (Prepayment if not leased) and entered into to avoid an obligation to prepay the relevant Loan under Clause 4.8.1 (Prepayment if not leased); or

                (ii) subject to paragraph (b) below, under a Lease or Sub-Lease which terminates on or before delivery of the relevant Aircraft occurs thereunder;

        (b) a previous Lessee or Sub-Lessee of that Aircraft under a Lease or a Sub-Lease which terminates less than six months or before the date on which delivery of the relevant Aircraft is scheduled to occur by reason of a default or failure to satisfy any condition precedent by such Lessee or Sub-Lessee by reason of the bankruptcy of, or other circumstances affecting (including a failure to perform by), such Lessee or Sub-Lessee shall be treated as having been a previous TO Lessee of the relevant Aircraft PROVIDED that this paragraph (b) shall not operate so as to permit (in addition to those Aircraft actually delivered to a TO Lessee as a first TO Lessee) more than eight Aircraft to be Home Country Aircraft which would not, but for this paragraph
                (b), have been permitted under Clause 7.2.2(b); and

        (c) in the case of a Replacement Aircraft, the TO Lessee of the Existing Aircraft which it replaced shall be treated as having been a previous TO Lessee of that Replacement Aircraft.

7.2.5 If the total number of seventy five (75) Eligible Aircraft is increased, the limits on numbers of Home Country Aircraft specified in paragraphs
        (a)(i) and (b) of Clause 7.2.2 (namely eleven (11), nineteen (19) and fifty-seven (57)) shall be deemed to be increased to fifteen per cent., twenty-five per cent. and seventy-five per cent. (respectively) of the increased total number of Eligible Aircraft (in each case rounded up or down to the nearest whole number).

7.2.6 The Borrower, the relevant Sub-Borrower or the relevant Intermediate Lessee (as the case may be) shall deliver to the Agent a certified true copy of:

        (a) each Lease (and each side letter or other document amending or supplementing the terms of any Lease) from time to time entered into by the Borrower, the relevant Sub-Borrower or the relevant Intermediate Lessee (as the case may be) in respect of an Eligible Aircraft; and

        (b) each legal opinion (if any) provided to the Borrower, the relevant Sub-Borrower or the relevant Intermediate Lessee (as the case may be) in connection with any such Lease (or in connection with any amendment thereto) from legal counsel in the jurisdiction in which the relevant Lessee is incorporated or in which the Aircraft is or will be registered, in each case within thirty (30) days after the later of (i) the relevant Utilisation Date and (ii) the date on which such Lease (or the relevant side letter or other document) was entered into or, as the case may be, the date on which such legal opinion was provided to the Borrower, the relevant Sub-Borrower or the relevant Intermediate Lessee (as the case may be).

7.2.7 The Borrower, the relevant Sub-Borrower or the relevant Intermediate Lessee (as the case may be) shall maintain, or procure that the relevant Lessee or the relevant Sub-Lessee (as the case may be) maintains, hull and third party liability insurance policies in respect of each Aircraft in accordance with the terms of Schedule 8.

7.2.8 The Borrower, the relevant Sub-Borrower or the relevant Intermediate Lessee (as the case may be) shall deliver to the Agent (i) a certificate evidencing the insurance (and, if applicable, reinsurance) policies required by Clause 7.2.7 on or before the Delivery Date of the relevant Aircraft and (in the case of a replacement certificate) promptly after receipt thereof and (ii) any insurance broker's and reinsurance broker's (if applicable) letter of undertaking.

7.2.9 The Borrower or the relevant Sub-Borrower (as the case may be) shall deliver a notice to the Agent and the Export Credit Agencies as soon as practicable after the Delivery Date of each Aircraft specifying the stated country of origin of each item of Buyer Furnished Equipment installed on each Aircraft.

7.2.10 Each of the Borrower, the relevant Sub-Borrower or the relevant Intermediate Lessee (as the case may be) and the Security Trustee shall, immediately following the delivery of an Aircraft to a Lessee or a Sub-Lessee (as the case may be) execute a Notice of Charge and the Security Trustee shall serve such Notice of Charge on the Lessee or if not the technical operator of the relevant Aircraft to the first technical operator of the relevant Aircraft and, if the Borrower so requests, to any other permitted sub-lessee.

7.2.11 CHANGE OF TITLE HOLDER OF AIRCRAFT OR INTRODUCTION OF AN INTERMEDIATE LESSEE

(A) In respect of the leasing of an Aircraft at any time during the Security Period (provided that no Relevant Event or Termination Event has occurred and is continuing), the Borrower shall be entitled by giving notice (a "STRUCTURAL CHANGE NOTICE") to the Agent and the Security
        Trustee:

        (a) to cause itself or a Sub-Borrower (which is established in a Regular Jurisdiction) to take title to that Aircraft and/or to incorporate an Intermediate Lessee (which is established in a Regular Jurisdiction) into the structure; or

        (b) to request that a Sub-Borrower (which is or is to be established in an Irregular Jurisdiction) take title to that Aircraft and/or that an Intermediate Lessee (which is or is to be established in an Irregular Jurisdiction) be incorporated into the structure.

(B) Any such Structural Change Notice that constitutes a request under Clause 7.2.11(A)(b) shall be served at least twenty (20) Business Days prior to the proposed transfer of title to the Aircraft or such lesser period as the Agent (acting reasonably) shall agree and the Agent (acting on the instructions of the Majority Lenders) shall approve such request in principle or otherwise no later than ten (10) Business Days prior to the proposed transfer of title.

(C) If the proposed Sub-Borrower or Intermediate Lessee has already acceded to this Agreement prior to the date of the relevant Structural Change Notice, or is in a Regular Jurisdiction, the approval of the Agent shall not be required. Any such other Structural Change Notice that applies to a person that has not acceded to this Agreement shall be served at least ten (10) Business Days prior to the proposed transfer of title to the Aircraft or such lesser period as the Agent shall agree. All other Structural Change Notices shall be served at least five (5) Business Days prior to the proposed transfer of title to the Aircraft.

(D) Each such Sub-Borrower and/or such Intermediate Lessee shall be a company or trust capable of providing representations and warranties and covenants having substantially the same effect as those given by the Borrower in Clauses 6 (Representations and Warranties) and 7 (Undertakings and Covenants) and each shall be a wholly owned direct Subsidiary of the Borrower, in the case of a Sub-Borrower, or a wholly owned direct Subsidiary of a Sub-Borrower or the Borrower, in the case of an Intermediate Lessee (in each case, except for shares held by directors, trustees or nominees in order to meet local nationality or other local requirements and which do not have a Material Adverse Effect on any of the Charges over Shares, in favour of the Security Trustee). The Borrower shall use one Intermediate Lessee in any one jurisdiction unless the Borrower has a reason to do otherwise.

(E) If a Sub-Borrower or an Intermediate Lessee has not already acceded to this Agreement and is to be incorporated into the structure then on or prior to the Security Trustee releasing the relevant Aircraft Security Documents (insofar as they relate to the Aircraft) granted by the Borrower or the relevant Sub-Borrower (as the case may be) whichever is the title holder to the Aircraft:

        (a) each such Sub-Borrower and/or each such Intermediate Lessee shall accede to this Agreement by executing an Accession Deed and such other Transaction Documents as the Agent in its good faith opinion considers appropriate so that any such Sub-Borrower shall be deemed to be a party to this Agreement and such of the other Transaction Documents as may be appropriate as if named therein as a party;

        (b) if the Sub-Borrower or Intermediate Lessee is or will be organised in an Irregular Jurisdiction, each of the applicable Obligor parties to this Agreement and any such Sub-Borrower organised in an Irregular Jurisdiction and/or such Intermediate Lessee organised in an Irregular Jurisdiction shall enter into such other documents and provide such security as the Security Trustee may, in its good faith opinion (after taking legal advice from counsel to the Lenders in the jurisdiction of the relevant Sub-Borrower and/or relevant Intermediate Lessee), require in order to ensure that (i) the Representatives and each of the Lenders are in a position having a substantially similar effect (including as to their security position) with respect to such Sub-Borrower and/or such Intermediate Lessee as they are in with respect to other Sub-Borrowers or other Intermediate Lessees, as the case may be, under the Transaction Documents and (ii) the rights of the Representatives and the Lenders is not materially different than with respect to any Sub-Borrower and/or Intermediate Lessee of a Regular Jurisdiction under the Transaction Documents, it being acknowledged and agreed for the purpose of determining the foregoing matters that (i) any trustee in a United States owner/voting trust will be party to the Transaction Documents not in its individual capacity but solely as trustee, (ii) common law jurisdictions are acceptable and (iii) with respect to civil jurisdictions, the Borrower and the Agent shall negotiate in good faith, to the extent necessary, alternative security to that available in common law jurisdictions which is acceptable to the Security Trustee, acting upon the instruction of the Majority Lenders;

        (c) upon receipt by the Agent of the Accession Deed signed on behalf of the Borrower, Guarantors, Obligors and by the proposed Intermediate Lessee or Sub-Borrower (as the case may be), the Agent shall sign the same for itself and on behalf of the Lenders and shall as promptly as practicable give notice of such execution to all of the parties to the Accession Deed;

        (d) upon execution of any such Accession Deed it shall take effect in accordance with, but subject to, the terms hereof and thereof.

(F) The effectiveness of the change of title holder to the Aircraft or the introduction of an Intermediate Lessee shall be subject to receipt by the Agent of the following conditions precedent in form and substance satisfactory to the Agent:

        (a) evidence satisfactory to the Security Trustee (including a legal opinion from counsel to the Lenders in the jurisdiction in which transfer of title to the Aircraft takes place) that the Borrower or the relevant Sub-Borrower (as the case may be) has obtained title to the Aircraft free and clear of any Liens other than Permitted Liens including a certified copy of the Bill of Sale to the Borrower or the relevant Sub-Borrower (as the case may be);

        (b) a legal opinion from counsel to the Lenders in the jurisdiction in which the Borrower or the relevant Sub-Borrower, as the case may be, is organised concerning the assignment of the Mortgage, the filing or registration and perfection in that jurisdiction of the Mortgage (or alternative security) with respect to the Aircraft, the Charge over Shares of Sub-Borrower (if any) and any other Aircraft Security Documents which will be entered into by the Borrower or the relevant Sub-Borrower (as the case may be) and the validity of the relevant Sub-Borrower's guarantee and indemnity (if any) in favour of the Security Trustee;

        (c) the relevant legal opinions from counsel to the Lenders as provided in paragraph 4 of Part I to Schedule 6;

        (d) evidence of insurance having been effected in respect of the Aircraft with the Security Trustee named as a contract party and (to the extent possible under AVN67B, or such other endorsement as may be applicable) loss payee;

        (e) if applicable, copies of the certificate of registration of the Replacement Aircraft and airworthiness issued by the Aviation Authority;

        (f) if a Sub-Borrower or Intermediate Lessee is introduced into the structure, the following signed documents:

                (i) Accession Deed (if such person has not previously acceded to the Transaction Documents);

                (ii) the assignment of the Mortgage (if applicable) or alternative security satisfactory to the Security Trustee, acting upon the instructions of the Majority Lenders;

                (iii) the assignment of the Warranties (to the extent assignable);

                (iv) the assignment of the Engine Warranties (to the extent assignable);

                (v)     Sub-Borrower Guarantee (if applicable);

                (vi)    Sub-Borrower Debenture (if applicable);

                (vii)   Intermediate Lessee Debenture (if applicable);

                (viii)  Charge Over Shares of Sub-Borrower (if applicable);

                (ix) Charge Over Shares of Intermediate Lessee (if applicable);

                (x)     Lease Security Assignment (if applicable);

                (xi)    Intermediate Lease Security Agreement (if applicable);

                (xii) Notice of Charge as amended to record change of title holder or the introduction of an Intermediate Lessee as the case may be;

        (g) evidence to the Security Trustee that the Sub-Borrower Accounts or the Intermediate Lessee Accounts (as the case may be) have been opened and that US$10 has been deposited in each of the Sub-Borrower Accounts or Intermediate Lessee Accounts (as the case may be).

7.3     PARENT COVENANTS

        Until all of the Secured Obligations (exclusive of indemnities in respect of which no claims have been, or to the knowledge of the Security Trustee will be, asserted) have been paid in full, the Parent hereby undertakes and covenants with each of the Lenders, the Agent and the Security Trustee separately and severally that from the date of this Agreement:-

        (a) except as provided in Clause 18.1 (Transfers by Obligors), it shall remain duly incorporated and validly existing under the laws of the State of California and shall not, without the prior written consent of the Security Trustee (which shall not be unreasonably withheld), make any amendment to the constitutional documents of the Borrower;

        (b) at all times, it shall comply and procure the compliance with all laws and regulations applicable to it and which are necessary in relation to the conduct of its businesses generally, and it shall obtain, maintain in full force and effect and comply in all material respects with, any present or future authorisations (governmental or otherwise) approvals, licences and consents and do, or cause to be done, all other acts and things, in each case which may from time to time be necessary for the continued due performance of its obligations under the Transaction Documents;

        (c) it shall inform the Agent of any Relevant Event or Termination Event promptly upon becoming aware of the same and shall provide the Agent with full details of any steps which it is taking, or is considering taking, in order to remedy or mitigate the effect of any Relevant Event or any Termination Event or otherwise in connection therewith;

        (d) it shall pay and discharge all Taxes and governmental charges which if unpaid would have a Material Adverse Effect prior to the date on which the same become overdue unless, and only to the extent that, such Taxes and charges shall be contested in good faith by appropriate proceedings, pending determination of which payment may lawfully be withheld, and there shall be set aside adequate reserves with respect to any such Taxes or charges so contested (if required in accordance with generally accepted accounting principles);

        (e) it shall comply with its constitutional documents and shall not amend any provision of its constitutional documents except as provided in Clause 18.1 (Transfers by Obligors) or with the consent of the Security Trustee (not to be unreasonably withheld);

        (f) it shall promptly, upon being requested so to do by the Agent and/or the Security Trustee take all such steps and enter into and execute all such documents and/or agreements of whatsoever nature in order to enable the Agent or, as the case may be, the Security Trustee to effect any registration, recording, filing, notarisation or any other action in respect of any of the Transaction Documents, in each case, which are required by law or reasonably requested by the Agent, or as the case may be, the Security Trustee (provided always that notwithstanding any of the provisions of the Transaction Documents the Parent shall not be required to do any act or thing or take any step in connection with the registration, recording or filing of any instrument creating or evidencing a Lien over an Aircraft in the register of the Aviation Authority where such Aircraft is registered, or any other registration, recording or filing outside California or any actions with respect to a Lessee or Sub-Lessee or with respect to its jurisdiction of organisation or principal place of business unless a Third Trigger Event or Termination Event has occurred and is continuing) to ensure the validity, enforceability or priority of the liabilities and obligations of any or all of the Obligors or the rights of the Borrower, the Agent, the Security Trustee and/or each of the Lenders under any of the Transaction Documents;

        (g) the only business of the Parent shall be the legal ownership of the issued shares in the Borrower, and entering into the Charge Over Shares of the Borrower and the documents incidental thereto and the transactions contemplated by the Transaction Documents to which it is, or is to be, a party and such activities and matters incidental to any of the foregoing and the Parent covenants that it shall not, without the prior written consent of the Security Trustee (such consent to be exercisable in the absolute discretion of the Security Trustee) engage in any other business or transaction;

        (h) it shall not, without the prior written consent of the Security Trustee acting on the instructions of the Majority Lenders incur any liability to any person, other than (a) any Subordinated Liabilities, and (b) such liabilities with respect to Taxes, ordinary operating costs and overhead expenses or as have arisen or may arise in the ordinary course of carrying on its business as referred to in Clause 7.3(g);

        (i) it shall ensure that at all times its obligations under the Transaction Documents rank at least pari passu with its obligations owed to all its unsecured creditors save for obligations mandatorily preferred by law;

        (j) it shall duly observe and perform all of the covenants, obligations and conditions which are required to be observed and performed on its part under each of the Aircraft Operative Documents to which it is, or is to be, a party;

        (k) it shall not create any Lien on or with respect to the Charged Property (as that term is defined in the Charge Over Shares of the Borrower);

        (l) it shall not (without the prior written consent of the Security Trustee acting on the instructions of the Majority Lenders), issue any shares (other than to comply with nationally or other local requirements as described in Clause 3.3.2 (Sub-Borrowers/Intermediate Lessees) or to the Guarantor or a Subsidiary of the Guarantor) and the Parent shall not (other than pursuant to the Charge Over Shares of the Borrower) sell, transfer or dispose of, encumber or create any Lien over or alter the rights attaching to any of its shares in the Borrower which are owned by the Parent or pay any dividends on any shares issued by it or redeem any shares except as permitted by Clause 8 (Subordination); and

        (m) it shall procure that at all times a majority of the members of its board of directors shall be officers or employees of the Guarantor, a Subsidiary, AIG or an AIG Group Company and it shall procure further that no member of its board of directors shall be replaced or substituted (other than by another officer or employee of the Guarantor, a Subsidiary, AIG or an AIG Group Company) without the prior written consent of the Security Trustee (which consent shall be exercisable in the absolute discretion of the Security Trustee).

7.4     GUARANTOR COVENANTS

        Until all of the Secured Obligations (exclusive of indemnities in respect of which no claims have been, or to the knowledge of the Security Trustee will be, asserted) have been paid in full, the Guarantor hereby undertakes and covenants with each of the Lenders, the Agent and the Security Trustee separately and severally from the date of this Agreement in the terms set out in Schedule 5 and that:

        (a) subject to the provisions of Clause 9 (Trigger Events) it shall ensure that the Borrower, each Sub-Borrower and each Intermediate Lessee enter into Leases and Sub-Leases in respect of any Aircraft whose terms in respect of maintenance, insurance and operations are substantially similar in substance to those which are customarily used by the Guarantor for the leasing of similar aircraft in its portfolio and leased to lessees of similar credit standing, similar geographic location and under similar circumstances; and shall administer such Leases and Sub-Leases in a manner consistent with those standards applied by it with respect to its other owned and/or financed aircraft;

        (b) subject to the provisions of Clause 9 (Trigger Events), the Guarantor shall procure that, when an Aircraft is not the subject of a Lease, the Borrower, each Sub-Borrower and each Intermediate Lessee shall manage such Aircraft in respect of maintenance and insurance consistently with other similar aircraft owned and not leased by the Guarantor or any Subsidiary;

        (c)     the Guarantor shall ensure that:

                (a) the Parent remains a wholly owned direct or indirect Subsidiary of the Guarantor;

                (b) that the Borrower remains a wholly owned direct Subsidiary of the Parent;

                (c) each Sub-Borrower remains a wholly owned direct Subsidiary of the Borrower (subject to the provisions of Clause 3.3.2 (Sub-Borrower/Intermediate Lessees)); and

                (d) that each Intermediate Lessee remains a wholly owned direct Subsidiary of the Borrower or a Sub-Borrower (subject to the provisions of Clause 3.3.2 (Sub-Borrower/Intermediate Lessees)).

        (d) promptly after all post-delivery modifications covered by an Advance in respect of an Aircraft have been completed, the Guarantor shall provide a written notice to the Security Trustee confirming that such post-delivery modifications have been completed, and the Security Trustee shall, in turn, give a copy of such notice to the Lead Managers. If post-delivery modifications covered by an Advance in respect of an Aircraft are not carried out within the Post-Delivery Modification Period, the provisions of Clause 4.9 (Prepayment if




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                Post-Delivery Modifications not completed within Post-Delivery
                Modification Period) shall apply.


8.      SUBORDINATION

8.1 Until all Secured Obligations (exclusive of indemnities in respect of which no claims have been, or to the knowledge of the Security Trustee will be, asserted) have been paid in full, the Subordinated Lender hereby agrees with each of the Lenders, the Agent and the Security Trustee that the rights and remedies of the Subordinated Lender in respect of any of the Subordinated Liabilities shall, except as provided in Clauses 8.2 and 8.4, be subject and subordinate as provided in this Clause 8 to all rights and claims, now or hereafter existing, which the Agent, the Security Trustee or any Lender may have pursuant to or in connection with any Transaction Document.

8.2 Whilst and so long as no Third Trigger Event or Termination Event has occurred and is continuing and no Acceleration Event has occurred, and no Relevant Event would result therefrom, the Subordinated Lender shall be entitled from time to time to make demand on the Borrower or any other Obligor (other than the Guarantor) in respect of, and receive (free from the Lien of any Aircraft Security Document) from the Borrower or any other Obligor (other than the Guarantor), amounts up to (but not exceeding) such amounts (comprising all or any part of the Subordinated Liabilities) as are actually received or otherwise held by or for the credit of such Obligor.

8.3 The Subordinated Lender shall not file or join in any petition to commence any insolvency or bankruptcy proceedings against any Obligor (other than the Guarantor) until all amounts owing by the Borrower to the Lenders, the Agent and the Security Trustee under or in connection with the Transaction Documents have been satisfied in full.

8.4 Whilst and so long as no Third Trigger Event or Termination Event has occurred and is continuing or no Acceleration Event has occurred, the rights of the Subordinated Lender to the payment of any amount of the Subordinated Liabilities shall rank pari passu to all rights and claims, now or hereafter existing, which the Agent, the Security Trustee or any Lender may have pursuant to or in connection with any Transaction Document and there are no restrictions whatsoever on the payment (free from the Lien of any Aircraft Security Document) or other actions in respect of any Subordinated Liabilities save as otherwise set out in Clauses 5 (Guarantee and Indemnity), 9.2 (Second Trigger Event), 9.3 (Third Trigger Event) and 10 (Termination Event) PROVIDED THAT:-

        (a) the Subordinated Lender shall not at any time assign or transfer to any person the whole or any part of the Subordinated Liabilities without the prior written consent of the Security Trustee acting upon the instructions of the Majority Lenders, other than to an AIG Group Company that agrees to be bound by the provisions of this Clause 8 by executing an Accession Deed on terms acceptable to the Security Trustee and simultaneously provides a legal opinion addressed to the Security Trustee (such opinion to be satisfactory to the Security Trustee, acting reasonably) as to the binding nature of such Accession Deed on the acceding party, which transfers shall not require such consent, or

        (b) obtain or otherwise have the benefit of any Lien for or in respect of the Subordinated Liabilities other than on the terms reasonably specified by the Agent.

8.5 The Subordinated Lender hereby agrees with the Lenders, the Agent and the Security Trustee that upon and following the occurrence of a Third Trigger Event or Termination Event and for so long as either continues or upon the occurrence of an Acceleration Event and until all amounts owing to the Lenders, the Agent and the Security Trustee under or in connection with the Transaction Documents have been satisfied in full the Subordinated Lender shall not:

        (a) sue upon or collect or receive payment of any moneys (whether principal, interest or otherwise) now or hereafter comprising all or any part of the Subordinated Liabilities;

        (b) assign or transfer to any person the whole or any part of the Subordinated Liabilities, other than to an AIG Group Company that agrees to be bound by the provisions of this Clause 8, which transfers shall not require such consent;

        (c) obtain or otherwise have the benefit of any Lien for or in respect of any of the Subordinated Liabilities;

        (d) exercise or assert any right of set-off or counterclaim against any Obligor (other than the Guarantor) in respect of all or any part of the Subordinated Liabilities;

        (e) take any other action whereby the subordination of the Subordinated Liabilities or any part thereof to the rights and claims of the Lenders, the Agent and the Security Trustee pursuant to and in connection with any Transaction Document might be terminated, impaired or adversely affected;

        (f) make any demand in respect of or attempt to obtain repayment of any of the Subordinated Liabilities.

8.6 In any bankruptcy or insolvency proceeding of any Obligor (other than the Guarantor) any amount payable to the Subordinated Lender in respect of any amount of the Subordinated Liabilities shall be subordinated to the claims of the Lenders, the Agent and the Security Trustee against any Obligor (other than the Guarantor) until such claims have been satisfied in full in cash and the Subordinated Lender shall promptly pay to the Security Trustee (on behalf of the Lenders) any amount received by it on account of any of the Subordinated Liabilities in breach of this Clause 8.6.

8.7 This Agreement, inter alia, is a continuing agreement of subordination and shall apply notwithstanding any intermediate payment in whole or in part of all amounts owing to the Lenders, the Agent and the Security Trustee under or in connection with the Transaction Documents. The Subordinated Lender shall not by virtue of any payment or distribution or other benefit in respect of the Subordinated Liabilities and received by any Lender, the Agent or the Security Trustee be entitled to exercise any right of subrogation until all amounts owing by the Borrower to the Lenders, the Agent and the Security Trustee under or in connection with the Transaction Documents have been satisfied in full.

8.8 The Subordinated Lender undertakes that upon and following the occurrence of a Third Trigger Event or Termination Event and for so long as either continues or upon an Acceleration Event it shall promptly pay over to the Security Trustee an amount equal to any sums it receives thereafter from any Obligor (other than the Guarantor) in contravention of this Clause 8.

8.9 The Subordinated Lender acknowledges that upon and at any time after the occurrence of an Acceleration Event, any Proceeds shall be applied in accordance with Clause 12.7 (Application of Proceeds following an Acceleration Event).

8.10 None of the Obligors (other than the Guarantor) shall, without the prior written consent of the Security Trustee acting on the Instructions of the Majority Lenders:

        (a)     secure all or any part of the Subordinated Liabilities;

        (b) redeem, purchase or otherwise acquire any of the Subordinated Liabilities other than to the extent permitted by Clause 8.2 or 8.4;

        (c) repay any of the Subordinated Liabilities otherwise than in accordance with this Agreement; or

        (d) take any action whereby the subordination of the Subordinated Liabilities or any part thereof to the rights and claims of the Lenders and the Representatives pursuant to and in connection with any Transaction Document might be terminated, impaired or adversely affected.


9.      TRIGGER EVENTS

9.1     FIRST TRIGGER EVENT

9.1.1 If a First Trigger Event occurs, upon the request of the Security Trustee (acting on the instructions of the Majority Lenders), the Borrower shall provide or shall pay or cause to be paid:

        (a) an amount equal to each Security Deposit then held by the Borrower, each Sub-Borrower and each Intermediate Lessee into the relevant Security Deposit Account. The Borrower, the relevant Sub-Borrower and the relevant Intermediate Lessee shall procure that a separate ledger entry in the relevant Security Deposit Account is maintained in relation to each Aircraft (if applicable). All Security Deposits received by the Borrower, each Sub-Borrower and each Intermediate Lessee after the occurrence of a First Trigger Event shall be paid into the relevant Security Deposit Account;

        (b) an amount equal to the Maintenance Reserves then held by the Borrower, each Sub-Borrower and each Intermediate Lessee into the relevant Maintenance Reserve Account. All Maintenance Reserves received by the Borrower, each Sub-Borrower and each Intermediate Lessee after the occurrence of a First Trigger Event shall be paid into the relevant Maintenance Reserve Account. The Borrower, the relevant Sub-Borrower and the relevant Intermediate Lessee shall procure that a separate ledger is maintained in relation to each Aircraft (if applicable) in the relevant Maintenance Reserve Account; and

        the Borrower, the relevant Sub-Borrower and the relevant Intermediate Lessee shall not remove any sums standing to the credit of either the relevant Security Deposit Account or the relevant Maintenance Reserve Account for the purpose of co-mingling such sums with the general funds of the Guarantor and/or its Subsidiaries (but shall otherwise have sole and absolute control over such sums until the occurrence and continuation of a Third Trigger Event).

9.1.2 If the payments set out in Clause 9.1.1 are not made in relation to a particular Loan to the applicable accounts within ninety (90) days of the Security Trustee's request, the Security Trustee may, acting on the instructions of the Majority Lenders demand immediate repayment of the relevant Loan, whereupon the same shall become immediately due and payable and the Borrower shall prepay the amount referred to in Clause
        4.10 (Mandatory Prepayment Event) relating to the First Trigger Event.

9.1.3 If a First Trigger Event ceases by the credit rating of the Guarantor for long term debt rising above A- (as applicable) if and as rated by Standard and Poor's Corporation and A3 if and as rated by Moody's Investor Service Inc., or an equivalent by an alternative service of equivalent recognition (if neither Standard and Poor's Corporation nor Moody's Investor Service Inc. has assigned any rating) the Borrower's obligation to deposit the amounts set out in Clause 9.1.1 shall cease.

9.2     SECOND TRIGGER EVENT

        Upon the occurrence of a Second Trigger Event and for so long as it continues, the Lenders shall be under no further obligation to make further Advances to the Borrower unless:

        (a) the Aircraft which the Borrower proposes is to be the subject of the proposed further Utilisation, is subject to a Lease or an Intermediate Lease; and

        (b) the Security Trustee, acting on the instructions of the Majority Lenders, is satisfied as to the level of Rentals, Security Deposit (if any) and Maintenance Reserves (if any) payable under the Lease or an Intermediate Lease; and

        (c) if the Lenders make the Advance requested pursuant to the relevant Utilisation Notice, the Borrower shall pay or shall procure the payment of (i) an amount equal to the relevant Maintenance Reserves then held by it and pay all future Maintenance Reserves received by it into the Borrower Maintenance Reserves Account and an amount equal to the relevant Security Deposit then held by it and pay all future Security Deposits received by it into the Borrower Security Deposit Account if the relevant Aircraft is to be leased by the Borrower, (ii) an amount equal to the relevant Maintenance Reserves then held by it and pay all future Maintenance Reserves received by it into the relevant Sub-Borrower Maintenance Reserves Account and the relevant Security Deposit then held by it and pay all future Security Deposits received by it into the relevant Sub-Borrower Security Deposit Account if the Aircraft is to be leased by a Sub-Borrower and (iii) an amount equal to the relevant Maintenance Reserves then held by it and pay all future Maintenance Reserves received by it into the relevant Intermediate Lessee Maintenance Reserve Account and an amount equal to the relevant Security Deposit then held by it and pay all future Security Deposits received by it into the relevant Intermediate Lessee Security Deposit Account if the relevant Aircraft is to be leased by an Intermediate Lessee. The Borrower the relevant Sub-Borrower and the relevant Intermediate Lessee shall ensure that a separate ledger is maintained in relation to each Aircraft (if applicable) in the relevant Maintenance Reserve Account.

9.3     THIRD TRIGGER EVENT

9.3.1   Upon the occurrence of a Third Trigger Event:

        (a) the provisions of Clause 8 (Subordination) (other than the provisions of Clauses 8.3, 8.6, 8.7 and 8.10 which shall apply in any event) shall apply to the Subordinated Liabilities;

        (b) the provisions of clause 7.1 of the Borrower Debenture, each Sub-Borrower Debenture and each Intermediate Lessee Debenture shall apply to all Debts and Credit Balances (as such terms are defined in the Borrower Debenture, each Sub-Borrower Debenture and each Intermediate Lessee Debenture (as the case may be)) and the sums standing to the credit of either the relevant Security Deposit Account or the relevant Maintenance Reserve Account shall not be withdrawn without the prior consent of the Security Trustee, such consent not to be withheld if the Security Trustee is satisfied that such withdrawal is for the purposes of administering the relevant Lease or maintaining the relevant Aircraft;

        (c) the Borrower, each Sub-Borrower and each Intermediate Lessee shall or shall procure that all Rentals and other amounts relating to the use or requisition or hull insurance of an Aircraft payable under the relevant Lease received by the Borrower, each Sub-Borrower and each Intermediate Lessee on or after the occurrence of a Third Trigger Event shall be paid into the relevant Rental Account, and the sums standing to the credit of the relevant Rental Account shall not be withdrawn without the prior consent of the Security Trustee, such consent not to be withheld if such withdrawal is for the purpose of paying any Secured Obligation. The Borrower, the Intermediate Lessee or the Sub-Borrower (as the case may be) shall ensure that a separate ledger entry in the relevant Rental Account is maintained in respect of each Aircraft;

        (d) the Borrower and each Sub-Borrower shall enter into a Lease Security Assignment in accordance with the provisions of clause
                3.2 of each Mortgage and each Intermediate Lessee shall enter into an Intermediate Lease Security Assignment in accordance with the provisions of paragraph 2.1(g) of the relevant Accession Deed;

        (e) if, notwithstanding the occurrence of such Third Trigger Event, the Security Trustee elects not to give a Cancellation Notice, the Borrower, each Sub-Borrower and each Intermediate Lessee shall enter into a Lease Security Assignment and, as the case may be, an Intermediate Lease Security Assignment on the Delivery Date of each further Aircraft financed pursuant to the Facility and delivered following the occurrence of such Third Trigger Event;

        (f)     if an Aircraft is not leased to a Lessee, then:

                (i) unless the Security Trustee otherwise agrees (in its sole discretion), the relevant Aircraft shall be registered in the name of the Borrower, or a Sub-Borrower or an Intermediate Lessee in the United States, the United Kingdom, Bermuda or Ireland and to the extent permitted by applicable law, the relevant Aircraft Mortgage shall be registered in the aircraft mortgage register with the Aviation Authority;

                (ii) the Borrower shall ensure that the relevant Aircraft has a valid certificate of airworthiness issued by the Aviation Authority and that the Aircraft has been maintained in accordance with the maintenance programme approved by that Aviation Authority (including the Manufacturer's maintenance planning document) unless the Aircraft is then undergoing or scheduled for imminent major maintenance or major modifications or is in storage and would not be eligible for an airworthiness certificate from the relevant Aviation Authority; in which event the Borrower shall if requested by the Security Trustee transfer title to a US owner/voting trust so that the Aircraft is US registered for the duration of the major maintenance or major modifications or is in storage even though the Aircraft may not be eligible for an FAA certificate of airworthiness during such major maintenance or major modifications or is in storage; and

        (g) the Agent acting on the instructions of the Majority Lenders shall be entitled to give a written notice to the Borrower (copied to the Guarantor) declaring that a Third Trigger Event has occurred, in which case if the Agent so specifies in the notice (whereupon such notice will be deemed a "CANCELLATION NOTICE") the right of the Borrower to serve a Utilisation Notice or to require any Advance to be made in relation to any Utilisation shall be suspended until the rating of the Guarantor for long term debt rises in accordance with Clause 9.3.4 or the additional security referred to in paragraph (h)(i) below is provided whereupon the Unutilised Facility shall become available for further Utilisation on the terms and subject to the conditions of this Agreement; and

        (h) the Security Trustee, acting on the instructions of the Majority Lenders, shall be entitled to notify the Guarantor that, in order to keep the Facility in effect, the Majority Lenders require that the Guarantor shall provide additional security to the Lenders in form and substance satisfactory to the Majority Lenders, including:

                (i) a letter of credit issued by an institution acceptable to the Majority Lenders or a guarantee and indemnity from a third party acceptable to the Majority Lenders of all or part of the Guarantor's obligations in respect of principal and interest under the Transaction Documents which letter of credit or guarantee and indemnity shall be in a form and substance satisfactory to the Majority Lenders; and

                (ii) adequate security in the form of existing bonds and cash reserves for the payment of any Permitted Liens which are being contested in accordance with the definition of Permitted Lien;

                (iii) the perfection of the Liens created by the Aircraft Security Documents and the receipt of satisfactory legal opinion from counsel in the state of registration of the Aircraft and, if different, in the state in which the Intermediate Lessee, the Lessee or a Sub-Lessee (as the case may be) has its principal place of business as to the recognition in those relevant jurisdictions of the Liens created by the Aircraft Security Documents so perfected in the jurisdiction of incorporation of the parties to the Aircraft Security Documents (other than the Security Trustee).

9.3.2 If the Borrower provides the additional security referred to in paragraph h(i) above in form and substance satisfactory to the Majority Lenders within one hundred and twenty (120) days of the Security Trustee's request no Second Trigger Event or Third Trigger Event shall be in effect, the Borrower shall be entitled to issue further Utilisation Notices and the provisions of Clause 3 (Utilisation of the Facility) shall apply to such Utilisation Notices.

9.3.3 If the Borrower does not provide such additional security within one hundred and twenty (120) days, the provisions of Clause 4.10 (Mandatory Prepayment) shall apply in relation to the relevant Third Trigger Event.

9.3.4 If a Third Trigger Event ceases by the credit rating of the Guarantor for long term debt rising to or above BBB- (if and as rated by Standard & Poor's Corporation) and BAA3 (if and as rated by Moody's Investor Service, Inc.) or an equivalent by an alternative service of an equivalent recognition (if neither Standard and Poor's Corporation nor Moody's Investor Service Inc. has assigned any rating) the Borrower's obligation to provide the additional security set out in Clause 9.3.1(d) and (h) shall cease and the Borrower shall thereafter be entitled to issue further Utilisation Notices and the provisions of Clause 3 (Utilisation of the Facility) shall apply to such Utilisation Notices; and the Security Trustee shall promptly (if requested by the Borrower) release, reassign and return such additional security granted pursuant to Clause 9.3.1(d) and (h) including (if the Borrower so requests) any Lease Security Assignments previously perfected and any Mortgages registered in the jurisdiction of organisation or principal place of business of the relevant Lessee. The Borrower shall pay or reimburse the Security Trustee for its Expenses incurred in respect of such release, reassignment and return.


10.     DEFAULT

10.1    TERMINATION EVENTS

        A Termination Event shall occur if:-

        (a) NON-PAYMENT: the Borrower or the Guarantor fails to pay any Repayment Instalment payable by it hereunder within five (5) Business Days of the due date (other than in the case of the Guarantor following a demand made under and in accordance with Clause 5 (Guarantee and Indemnity), in which case no further grace period shall apply) or, in the case of other amounts due under any

                Transaction Document on demand, the Borrower or the Guarantor fails to make such payment within ten (10) Business Days after the due date thereof (other than in the case of the Guarantor following a demand made under and in accordance with Clause 5 (Guarantee and Indemnity) in which case no further grace period shall apply); or

        (b) BREACH: the Borrower, any Sub-Borrower, any Intermediate Lessee, the Parent or the Guarantor fails to observe or perform its obligations under any of the Transaction Documents and, but only if such default is capable of remedy, such default shall continue for more than thirty (30) days after receipt of notice thereof from the Agent without being remedied to the satisfaction of the Agent or if at the end of such thirty (30) day period such failure has not been so remedied but the Borrower, the Parent, the relevant Intermediate Lessee, the relevant Sub-Borrower or the Guarantor (as the case may be) has demonstrated to the reasonable satisfaction of the Agent that there is a reasonable prospect of remedying such failure and the Borrower, the Parent, the relevant Intermediate Lessee, the relevant Sub-Borrower or the Guarantor (as the case may be) is acting in good faith is using all reasonable efforts to remedy such failure within such other period as the Agent agrees acting reasonably; or

        (c) REPRESENTATION: any representation or warranty made by the Borrower, any Sub-Borrower, any Intermediate Lessee, the Parent or the Guarantor in writing herein or in any of the Transaction Documents or in any certificate furnished by any of them under or in connection with any of the Transaction Documents shall prove to have been misleading or incorrect in any material respect on the date when made with reference to the facts and circumstances then subsisting and, which in the opinion of the Agent would materially and adversely affect the interests or rights of the Lenders, the Agent or the Security Trustee hereunder or thereunder and such material adverse effect is incapable of being remedied, or, if capable of being remedied within thirty (30) days after notice from the Security Trustee/Agent; or

        (d) INSURANCE: the required Insurances or governmental indemnities, (as the case may be) in respect of the relevant Aircraft cease to be in full force and effect as to the Security Trustee, the Borrower, the relevant Sub-Borrower or the relevant Intermediate Lessee; or

        (e) REPUDIATION OF GUARANTEE: any of the terms contained in Clause 5 are repudiated by the Guarantor;

        (f) INSOLVENCY: the Borrower, the Guarantor, any Sub-Borrower, the Parent or any Intermediate Lessee (in this Clause 10.1(f), the "PARTY") shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganisation in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Party shall by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganisation or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors, (iii) make a general assignment for the benefit of creditors, or (iv) consent to the appointment of a receiver, administrator, administrative receiver, trustee, liquidator or the like of itself or substantially all of its property; or

        (g) APPOINTMENT OF TRUSTEE ETC: proceedings or a case shall commence or be commenced, without the application or consent of the Borrower, the Guarantor, the relevant Sub-Borrower, the relevant Intermediate Lessee or the Parent (in this Clause 10.1(g), the "PARTY"), in any court of competent jurisdiction, which shall not be struck out within sixty (60) days of commencement and which seeks (i) the liquidation, reorganisation, dissolution, winding-up, or composition or readjustment of debts of the Party, (ii) appointment of a trustee, receiver, administrator, administrative receiver, custodian, liquidator or the like of the Party or substantially all of the property or assets of the Party, or (iii) similar relief in respect of the Party under any law providing for the relief of debtors, or any order for relief against the Party shall be entered in an involuntary case under such bankruptcy law; or

        (h) ANALOGOUS EVENTS: any event analogous to any of the events specified in Clause 10.1(f) or 10.1(g) in any jurisdiction shall occur; or

        (i) CHANGE OR CESSATION OF BUSINESS: the Borrower, any Sub-Borrower, any Intermediate Lessee and/or the Guarantor:-

                (i) materially changes the nature or scope of its aircraft operating leasing and aircraft trading business or aircraft operating leasing ceases to be a core activity of its business; or

                (ii) suspends a substantial part of its aircraft operating leasing and aircraft trading business operations (other than suspensions of a temporary nature resulting from
                        (i) a strike or (ii) a similar event not within the control of the Borrower, the relevant Sub-Borrower, the relevant Intermediate Lessee or the Guarantor, as the case may be) which it now conducts directly; or

                (iii) ceases, or threatens to cease, to carry on all or a substantial part of its aircraft operating leasing and aircraft trading business; or

        (j) CROSS ACCELERATION OF FINANCIAL INDEBTEDNESS: any Financial Indebtedness of the Guarantor (other than Financial Indebtedness of the Guarantor to a Subsidiary of the Guarantor) exceeding one per cent. of the Financial Indebtedness of the Guarantor in aggregate (or the equivalent thereof, as determined by the Agent by reference to prevailing market exchange rates from time to time, in any other currency):-

                (i) is not paid when due (or within any applicable grace period relating thereto) on stated final maturity; or

                (ii) is declared to be due or otherwise becomes due and payable before its stated maturity by reason of a default by the Guarantor or an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

        (k) CROSS ACCELERATION OF ECA FACILITIES: a "LOAN EVENT OF TERMINATION" (as that term is defined in the 1994 Facility Agreement and the 1995 Facility Agreement) shall occur and be continuing or any other termination event (howsoever described) shall occur and be continuing in respect of any other loan facility to the Guarantor or any Subsidiary which is supported by the Export Credit Agencies, and in each case a declaration of acceleration shall have been made in respect thereof; or

        (l) UNINSURED USE: the Borrower, any Sub-Borrower or any Intermediate Lessee uses or operates or knowingly permits or causes to be used or operated any Aircraft outside the cover provided by any of the Insurances (including governmental indemnities, as the case may be) except in the case of repossessing the Aircraft in connection with a hijacking, act of war, impoundment (other than for unpaid charges) or similar event to ferry the Aircraft to a jurisdiction where such Insurances (or governmental indemnities) will be in effect.

10.2    ACCELERATION RIGHTS

        Without prejudice to any other rights of the Lenders (whether under the Transaction Documents or otherwise), at any time after the occurrence of a Termination Event and thereafter for so long as any Termination Event is continuing, the Agent may (acting upon the instructions of the Majority Lenders) give a written notice (an "ACCELERATION NOTICE") to the Borrower declaring that a Termination Event has occurred, in which case:-

        (a) each Loan shall be cancelled forthwith whereupon the same shall be cancelled and the Commitment of each Lender in respect of each Aircraft shall be reduced to zero; and/or

        (b) the principal amount of each Loan then outstanding and all interest accrued thereon, Expenses (if any) and the Make-Whole Amount in respect of each Loan (which shall be specified in such notice) shall become immediately due and payable and the Borrower shall immediately pay the same; and/or

        (c) each of the Representatives may enforce its rights and those of the Lenders under all or any of the Transaction Documents and under applicable law.


11.     PROCEEDS ACCOUNT

11.1 On or before the occurrence of any event which will result in the payment of any Proceeds or promptly thereafter the Security Trustee shall open the Proceeds Account in respect of each Aircraft and shall promptly notify all parties to this Agreement of such details of such account as they may require in order to comply with their obligations under Clause 11.3. Such account shall be held in the name of the Security Trustee and all monies from time to time standing to the credit thereof shall be the property of the Security Trustee and no party hereto other than the Security Trustee shall have any proprietary interests in such account or any such monies.

11.2 Any sum received by any party hereto which is required by any provision hereof to be paid to the Security Trustee for credit to the Proceeds Account shall be received by such party on trust for the Security Trustee PROVIDED that in respect of any Total Loss Proceeds, Requisition Proceeds, Final Disposition Proceeds or Sub-Borrower Sale Proceeds received by the Borrower or a Sub-Borrower prior to a Termination Event such amounts shall not be received in trust or be paid to the Proceeds Account but the Borrower or such Sub-Borrower shall pay as provided herein the amounts set out in Clauses 4.4.1 (Prepayment following a Total Loss), 4.5.1(a) (Prepayment on Final Disposition) and 4.6.1(a) (Prepayment on Sub-Borrower Sale) to the Security Trustee for credit to the Proceeds Account.

11.3 Each Representative and each Lender shall from time to time pay any Proceeds (other than any such amounts as may be received by way of distribution from the Proceeds Account) to the Security Trustee promptly upon receipt thereof for application in accordance with the terms of this Agreement.

11.4 All Proceeds received by the Security Trustee (otherwise than by way of distribution from the Proceeds Account) shall, if received in Dollars, be promptly credited to the Proceeds Account.

11.5 If any Proceeds are received by the Security Trustee (otherwise than by way of distribution from the Proceeds Account) in any currency other than Dollars, then they shall be applied in purchase of Dollars at the spot rate of exchange available to the Security Trustee (in the ordinary course of business) in the London foreign exchange market on the date of receipt (or, if it is not practicable to effect such purchase on such date, the immediately following day on which banks in London are generally open for the transaction of such foreign exchange business), and the net amount of Dollars so purchased (after the deduction by the Security Trustee of any reasonable costs of exchange incurred by it in connection with such purchase) shall be credited to the Proceeds Account.

11.6 Each Representative or Lender hereto agrees for the benefit of the others that it shall promptly pay, without any set-off or counterclaim and free and clear of and without any withholding or deduction whatsoever (except as required by compulsion of law) to the Security Trustee, in the currency of receipt, all Proceeds received by it for application by the Security Trustee in accordance with the terms of this Agreement (but if any such deduction or withholding is required by law then the party affected by such requirement (the "AFFECTED PARTY") agrees that it shall consult in good faith with the parties to this Agreement who may be affected thereby with a view to mitigating the effect of any such deduction or withholding provided that the affected party shall not be obliged to incur any additional expense, nor to take any course of action other than it would do in relation to any counterparty to any of its similar contracts who would be affected by the same or any similar legal requirement).

11.7 Interest shall accrue from day to day on the amounts of all Proceeds received by the Security Trustee and from time to time standing to the credit of the Proceeds Account at the rate or rates and for such interest periods and in the manner which the Security Trustee shall reasonably select from time to time. Any such interest shall be credited to the Proceeds Account at the end of each interest period so agreed.

12.     APPLICATION OF SUMS RECEIVED BY THE LENDERS

12.1 APPLICATION OF PRINCIPAL AND INTEREST PRIOR TO THE OCCURRENCE OF AN ACCELERATION EVENT

        Upon receipt by the Agent of the amounts referred to in Clause 4.14.1 (Performance Procedure) in respect of the relevant Loan, the Agent shall make the same available in accordance with the provisions of Clause
        4.14.2 (Performance Procedure) to each of the Lead Managers in the proportions specified in the relevant Loan Supplement for application by each Lead Manager in or towards the payment of interest and principal outstanding to the relevant Lenders in respect of the Loan relating to such Aircraft such application by each Lead Manager to be in accordance with the terms agreed between that Lead Manager, the relevant Lenders and the relevant Export Credit Agency.

12.2    APPLICATION OF AMOUNTS RECEIVED IN RESPECT OF INDEMNITY OBLIGATIONS

        Any and all monies received by the Agent or, as the case may be, the Security Trustee, from the Borrower, in respect of any indemnity obligations of the Borrower, shall be paid by the Agent or, as the case may be, the Security Trustee, promptly upon receipt thereof to the relevant Lender or, as the case may be, the relevant Representative in respect of whom the indemnity claim was made up to the total amount owing to that relevant Lender or the relevant Representative in respect of that indemnity claim.

12.3    APPLICATION OF INSURANCE PROCEEDS (OTHER THAN IN RESPECT OF A TOTAL
        LOSS)

        (a) Any insurance proceeds in respect of any loss of or damage to an Aircraft not amounting to a Total Loss of such Aircraft which are received by the Security Trustee pursuant to Schedule 8, together with such amount of interest as may have accrued thereon, shall be paid over to the relevant Sub-Borrower or the Borrower or to the relevant Lessee or Sub-Lessee, as instructed by the Borrower or the relevant Sub-Borrower, as the case may be and as soon as practicable thereafter, the Borrower or such Sub-Borrower shall furnish evidence reasonably satisfactory to the Security Trustee that all damage has been properly repaired.

        (b) Any insurance proceeds received in respect of a Total Loss of an Engine shall be paid to the Borrower or the relevant Sub-Borrower, or as it may instruct, and the Borrower or relevant Sub-Borrower shall as soon as reasonably practicable thereafter obtain title to a Replacement Engine.

        (c) Any monies paid under liability insurances shall be paid to the person, firm or company to which the liability (or alleged liability) covered by such insurances was incurred or if the liability (or alleged liability) to such persons has been previously discharged, such monies shall be paid to the person who has discharged such liability in reimbursement of the monies so expended by it in satisfaction of such liability or alleged liability.

12.4    APPLICATION OF TOTAL LOSS PROCEEDS

        (a) If any Total Loss Proceeds in respect of a Total Loss of an Aircraft are received prior to the occurrence of an Acceleration Event and such Aircraft has been substituted in accordance with the provisions of Clause 4.7 (Substitution of

        Aircraft) such Total Loss Proceeds together with interest thereon as provided in Clause 4.7.6(a) (Timing of Substitution) shall be paid promptly following receipt by the Security Trustee to the Borrower or the relevant Sub-Borrower or their respective designee nominated in writing to the Security Trustee.

        (b) If any Total Loss Proceeds in respect of a Total Loss of an Aircraft are received prior to the occurrence of an Acceleration Event and such Aircraft has not been and will not be so substituted, such Total Loss Proceeds, together with such amount of interest as may have accrued thereon shall be applied promptly following receipt by the Security Trustee in the following order:-

                (i) in reimbursement of the Representatives and the Lenders of any and all Expenses incurred by them as a group and approved by the Guarantor (acting reasonably) in collecting such Total Loss Proceeds together with interest thereon at LIBOR from the date of payment of such Expenses;

                (ii) an amount of up to the total amount of principal and interest outstanding in respect of the Loan relating to such Aircraft to each of the Lead Managers in the proportions specified in the Loan Supplement relating to the relevant Aircraft for application by each Lead Manager in or towards payment of interest and principal outstanding to the relevant Lenders in respect of the Loan relating to such Aircraft, such application by each Lead Manager to be in accordance with the terms agreed between that Lead Manager, the relevant Lenders and the relevant Export Credit Agency;

                (iii) the Make-Whole Amount to each of the Representatives and each of the Lead Managers on behalf of the Lenders;

                (iv)    any balance shall be paid to the Borrower.

        (c) If the Total Loss Proceeds are received after the occurrence of an Acceleration Event, the Total Loss Proceeds, together with such amount of interest as may have accrued thereon whilst held in the Security Trustee's bank account, shall be applied in accordance with Clause 12.7 below.

12.5    APPLICATION OF REQUISITION PROCEEDS

        (a) If any Requisition Proceeds (other than as a result of a Total Loss of an Aircraft) or similar proceeds in respect of an Engine are received prior to the occurrence of an Acceleration Event such Requisition Proceeds, together with such amount of interest as may have accrued thereon, shall be paid promptly following receipt by the Security Trustee to the Borrower or any relevant Sub-Borrower.

        (b) If the Requisition Proceeds (other than as a result of a Total Loss of an Aircraft) or similar proceeds in respect of an Engine are received after the occurrence of an Acceleration Event the Requisition Proceeds shall be applied in accordance with Clause
                12.7 below subject to the Lessee's or the Sub-

                Lessee's quiet enjoyment rights to any of such Requisition Proceeds or similar proceeds.

12.6    APPLICATION OF SUB-BORROWER SALE PROCEEDS AND FINAL DISPOSITION PROCEEDS

        (a) If any Final Disposition Proceeds in respect of a Final Disposition of an Aircraft or any Sub-Borrower Sale Proceeds in respect of a Sub-Borrower Sale (as the case may be) are received prior to the occurrence of an Acceleration Event and such Aircraft has been substituted in accordance with Clause 4.7 (Substitution of Aircraft) such Final Disposition Proceeds or such-Sub-Borrower Sale Proceeds (as the case may be), together with such amount of interest as may have accrued thereon, shall be paid promptly following receipt by the Security Trustee to the Borrower or the relevant Sub-Borrower or their respective designee nominated in writing to the Security Trustee.

        (b) If any Final Disposition Proceeds in respect of a Final Disposition of an Aircraft or any Sub-Borrower Sale Proceeds in respect of a Sub-Borrower Sale (as the case may be) are received prior to the occurrence of an Acceleration Event, such Final Disposition Proceeds or Sub-Borrower Sale Proceeds (as the case may be), together with such amount of interest as may have accrued thereon, shall be applied promptly following receipt by the Security Trustee in the following order:-

                (i) in reimbursement of the Representatives and the Lenders of any and all Expenses incurred by them as a group and approved by the Guarantor acting reasonably in collecting such Final Disposition Proceeds or Sub-Borrower Sale Proceeds (as the case may be) together with interest thereon at LIBOR from the date of payment of such Expenses;

                (ii) an amount of up to the total amount of principal and interest outstanding in respect of the Loan relating to such Aircraft to each of the Lead Managers in the proportions specified in the Loan Supplement relating to the relevant Aircraft for application by each Lead Manager in or towards payment of interest and principal outstanding to the relevant Lenders in respect of the Loan relating to such Aircraft, such application by each Lead Manager to be in accordance with the terms agreed between that Lead Manager, the relevant Lenders and the relevant Export Credit Agency;

                (iii) the Make-Whole Amount to each Representative and each of the Lead Managers on behalf of the Lenders;

                (iv)    any balance shall be paid to the Borrower.

        (c) If the Final Disposition Proceeds or Sub-Borrower Sale Proceeds (as the case may be) are received after the occurrence of an Acceleration Event, the Final Disposition Proceeds or Sub-Borrower Sale Proceeds (as the case may be), together with such amount of interest as may have accrued thereon whilst held in the Security Trustee's bank account, shall be applied in accordance with Clause 12.7.

12.7    APPLICATION OF PROCEEDS FOLLOWING AN ACCELERATION EVENT

        Any Proceeds in the Proceeds Account relating to an Aircraft or otherwise received by the Security Trustee at the time of an Acceleration Event, or at any time thereafter, together with such amount of interest as may have accrued thereon shall be applied by the Security Trustee forthwith or, as the case may be, forthwith upon receipt by the Security Trustee as follows:-

        (a) first, in or towards reimbursing each of the Representatives, and/or any Receiver for any Expenses for which the Representatives, and/or any Receiver shall not previously have been reimbursed or indemnified together with interest thereon at LIBOR from the date of payment of such Expenses and in or towards payment of any debts or claims which are by statute payable in preference to the amounts due to the Representatives and/or the Lenders (but only to the extent such debts or claims have such preference);

        (b) second, an amount of up to the total principal and interest outstanding in respect of the Loan relating to the relevant Aircraft to each of the Lead Managers in the proportions specified in the Loan Supplement relating to such Aircraft for application by each Lead Manager in or towards the payment of interest and principal outstanding to the relevant Lenders in respect of the Loan relating to such Aircraft, such application by each Lead Manager to be in accordance with the terms agreed between that Lead Manager, the relevant Lenders and the relevant Export Credit Agency;

        (c) third, the Make-Whole Amount to each of the Representatives and each of the Lead Managers on behalf of the Lenders;

        (d) fourth, any remaining Proceeds relating to the Aircraft shall be distributed first, to the persons, in the order and in respect of the matters referred to in sub-clauses (a), (b) and (c) of this Clause 12.7 in relation to each of the other Aircraft;

        (e)     fifth, once all of the amounts referred to in sub-clauses (a) to
                (d) inclusive above have been satisfied and discharged in full, any balance shall be paid to the Subordinated Lender;

        (f)     sixth, once all of the amounts referred to in sub-clauses (a) to
                (e) inclusive above have been satisfied and discharged in full, any balance shall be paid to the Borrower.

12.8    APPLICATION BY LEAD MANAGERS

        Any application by a Lead Manager of funds received from the Security Trustee by way of distribution from the Proceeds Account pursuant to any provision of this Clause 12 shall be effected in accordance with the terms agreed between that Lead Manager, the relevant Lenders and the relevant Export Credit Agency, and each Lead Manager shall inform each other party hereto, upon such party's request, of the effect of such application on the remaining principal and interest due on the relevant national portion of the relevant Loan.

13.     INDEMNITIES

13.1    OPERATIONAL INDEMNITY

13.1.1 The Borrower shall indemnify each Indemnitee (within ten (10) Business Days of demand accompanied by supporting particulars in reasonable detail from the applicable Indemnitee) for, each Loss and each Expense which may from time to time be imposed on, incurred or suffered by or asserted against any Indemnitee (whether or not such Loss or Expense is also indemnified or insured against by any other person, but subject to Clause 13.6 (No Double Counting)) resulting from the financing of the Borrower's or any Sub-Borrower's acquisition and ownership of any Aircraft or from the leasing by the Borrower, any Sub-Borrower or any Intermediate Lessee to the relevant Lessee of, or the leasing by the relevant Lessee to any other person of, any Aircraft, or in connection with or arising directly or indirectly out of or in any way connected with the manufacture, acceptance, purchase, delivery, any delay in or postponement of delivery, non-delivery, ownership, possession, charter, use, leasing, sub-leasing, presence, operation, condition, storage, packing, freight, shipping, transportation, modification, alteration, maintenance, insurance, overhaul, replacement, refurbishment, remarketing, management, sale, registration, de-registration, redelivery, servicing or repair of any Aircraft or in connection with or arising from any Indemnitee having or being deemed to have any interest in any Aircraft, whether or not such claim may be attributable to any defect in any Aircraft and regardless of when the same shall arise and whether or not such Aircraft is in the possession or control of the Borrower or any other person.

13.1.2 The Indemnities contained in Clause 13.1.1 shall not extend to any Loss or Expense of any Indemnitee to the extent that such Loss or Expense:-

        (a) is caused by the wilful misconduct, fraud or reckless disregard with knowledge of the probable consequences on the part of such Indemnitee;

        (b) is a Loss or Expense for which such Indemnitee has received and is entitled to retain a payment pursuant to another provision of any Transaction Document or an insurance payment pursuant to the Insurances;

        (c) is required to be paid or borne by such Indemnitee pursuant to the terms of any Transaction Document;

        (d) is caused by such Indemnitee's breach of any express representation made by it in any Transaction Document or of any express obligation under any Transaction Document (but excluding any such breach in consequence (directly or indirectly) of a breach by the Borrower or any other Obligor of any representation or warranty contained in or of their respective obligations under any Transaction Document); or

        (e) is upon or is caused by any voluntary transfer of an Indemnitee of any of its rights, benefits or obligation hereunder other than pursuant to Clause 15.2 (Prepayment of Affected Loans and Replacement of Affected Lender).

13.1.3 All payments by way of indemnity under Clause 13.1.1 shall be made in the currency of the relevant Loss or Expense.

13.1.4 If a written claim is made against an Indemnitee which is the subject of an indemnity by the Borrower under this Clause 13.1, such Indemnitee shall promptly notify the Borrower. The Borrower (including a Lessee or Sub-Lessee on any Obligor's behalf) at its sole cost and expense, except as provided herein, shall have the right to control, investigate and prosecute the entire defence and compromise of any Loss or Expense for which indemnification is sought (provided that such compromise imposes no additional payment obligations on an Indemnitee, which is not otherwise indemnified under this Clause 13); PROVIDED, if reasonably requested by the Borrower in writing within thirty (30) days following receipt by the Borrower of such notice or thereafter if the Borrower shall have acknowledged its duty to indemnify such Indemnitee hereunder, such Indemnitee shall, at the expense of the Borrower, in good faith contest in the name of such Indemnitee the validity, applicability and amount of such Loss in appropriate administrative and judicial proceedings. If the Borrower (or a Lessee or Sub-Lessee) shall, at its sole expense, assume the defence of any Loss, each Indemnitee shall cooperate with it at the Borrower's expense, in defending such Loss. Each Indemnitee shall supply the Borrower (or a Lessee or Sub-Lessee) with such information as is requested and as is necessary or advisable for the Borrower (or a Lessee or Sub-Lessee) to control or participate in any proceeding. The Borrower shall not have the right to control, investigate, prosecute and comprise such Loss so long as a Termination Event shall have occurred and be continuing provided, however, that the Borrower (or a Lessee or Sub-Lessee) shall have the right to control, investigate, prosecute and compromise such Loss in all cases when required by the terms of the insurance or insurer applicable thereto. An Indemnitee may participate at its own expense and with its own counsel in any judicial proceedings defended by the Borrower (or a Lessee or Sub-Lessee) pursuant to the preceding provisions so long as such participation does not, in the reasonable opinion of the Borrower when the Borrower (or a Lessee or Sub-Lessee) has chosen to assume the defence of any Loss, materially impair such defence. So long as the Borrower (or a Lessee or Sub-Lessee) shall have acknowledged in writing its duty to indemnify an Indemnitee hereunder, no such Indemnitee shall enter into a settlement or other compromise with respect to any such Loss without the prior written consent of the Borrower.

13.1.5 Upon the making of any claim for any Loss by an Indemnitee pursuant to this Clause 13.1, and PROVIDED that the Borrower either pays such Loss or, if such Indemnitee has not been required to make any payment in respect thereof, the Borrower confirms its indemnification obligations with respect thereto in writing, the Borrower, without any further action, shall be subrogated to any claims, rights and remedies the Indemnitee may have relating thereto (except claims under such Indemnitee's own insurance policies). Each Indemnitee agrees, at the Borrower's expense, to give such further assurances or agreements and to cooperate with the Borrower to permit the Borrower to pursue such Loss, if any, to the extent reasonably requested by the Borrower. In the event that the Borrower shall have paid an amount to an Indemnitee pursuant to this Clause 13.1.5, and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other person, such Indemnitee shall, so long as no Termination Event has occurred and is continuing, promptly pay the Borrower, but not before the Borrower shall have made all payments then due to such Indemnitee pursuant to this Clause 13.1.5, an amount equal to the sum of (a) the amount of such reimbursement, including interest actually received attributable thereto, net of taxes required to be paid by such Indemnitee as a result of any refund received and (b) any tax benefit realised by such Indemnitee as a result of the deductibility for tax purposes of any payment by such Indemnitee made pursuant to this sentence.

13.1.6 If any Export Credit Agency were to become a Lender, the provisions of Clause 13.1.4 shall not apply to such Export Credit Agency.


13.2    DOCUMENTARY TAXES

13.2.1 Subject to Clause 13.2.2, the Borrower shall pay, and shall indemnify each Indemnitee within ten (10) Business Days of demand accompanied with supported particulars in reasonable detail for, all present and future stamp, documentary or similar duties or registration taxes or fees or charges, including any penalties, additions, fines or interest relating thereto at any time payable in respect of any of the Transaction Documents and/or the Support Agreements to a Government Entity in Bermuda, the United States or the jurisdiction of organisation of a Sub-Borrower or an Intermediate Lessee or any transaction hereunder or thereunder imposed by Bermuda, the United States of America or the jurisdiction of incorporation of the Sub-Borrower or after an Acceleration Event has occurred, by the jurisdiction in which enforcement of the applicable Transaction Document is sought and shall indemnify within ten (10) Business Days on demand accompanied with supporting particulars in reasonable detail each Indemnitee against any liability arising by reason of any delay or omission by the Borrower to pay on written demand any such duties, taxes, fees or charges.

13.2.2 The Borrower shall not have any obligation under Clause 13.2.1 in respect of any duty, tax, fee or charge to the extent the same is:

        (a) imposed on or as a result of any transfer (including any partial transfer or agreement to transfer) by a Lender, the Agent or the Security Trustee other than where such transfer (i) takes place at the request of the Borrower or the Guarantor or, (ii) is not undertaken voluntarily (and, for the avoidance of doubt, the provisions concerning voluntary transfer set out in Clause 18 (Assignments and Transfers) shall apply for the purposes of this Clause 13.2); or

        (b) imposed as a result of any action or omission of the relevant Indemnitee which constitutes wilful misconduct, fraud or reckless disregard with knowledge of the probable consequences on the part of such Indemnitee; or

        (c) imposed as a result of a Representative or Lender bringing a document into the United Kingdom otherwise than, after a Termination Event, for the purposes of enforcement of the Representatives' or the Lenders' rights under any of the Aircraft Operative Documents; or

        (d) is caused by the relevant Indemnitee's breach of any express representation made by it in any Transaction Document or of any express obligations under any of the Transaction Document (but excluding any such breach in consequence (directly or indirectly) of a breach by the Borrower or any other Obligor of any representation or warranty contained in or of their respective obligations under any Transaction Document).

13.2.3 If any duty, tax, fee or charge referred to in Clause 13.2.1 arises and no such means referred to in Clause 15.3.1 (Mitigation of Documentary Taxes) is agreed as a result of the consultation procedure referred to in Clause 15.3.1 then (provided no Relevant Event has occurred and is continuing), the Borrower may, having given notice in writing to the Agent and the relevant Lender (in this Clause 13.2.3 the "AFFECTED LENDER") require such Affected Lender to transfer its rights, benefits and obligations pursuant to Clause 18 (Assignment and Transfers) or prepay to the Agent (for the account of the Affected Lender) an amount equal to all amounts outstanding (whether of principal, interest, Expenses (if any) and the Make-Whole Amount) in respect of the Affected Lender's Relevant Proportion of each Loan affected by such circumstances.

13.3    FUNDING INDEMNITIES

13.3.1 If for any reason other than a breach by the relevant Lender of its obligations hereunder:-

        (a) the Utilisation Date for a Loan is postponed or cancelled for any reason whatsoever; or

        (b) a Loan is not advanced (including pursuant to the provisions of Clause 3.7.6 (Disbursement of the Loan)) to the Borrower on the Delivery Date as a result of any condition precedent provided for herein to be fulfilled by an Obligor not being fulfilled to the satisfaction of the Agent, then the Borrower shall indemnify the Security Trustee, the Agent and each Lender within five (5) Business Days of demand accompanied with supporting particulars in reasonable detail (which demand, at the Borrower's request in expectation of delivery of the Aircraft, the Security Trustee will delay making on the Borrower for a period not exceeding ten (10) Business Days after the Scheduled Delivery Date) against all Losses and Expenses which the Security Trustee, the Agent or any Lender may suffer, sustain or incur as a consequence thereof (and, in the case of postponement, as a consequence of remaining in readiness for and acting in accordance with such postponed Utilisation Date) in respect of funds borrowed or mobilised by the Security Trustee, the Agent or such Lender in connection with the financing or funding of the relevant Loan, the liquidation or redeployment of any deposits taken or made and funding costs in relation to any interest exchange or other hedging arrangements entered into in connection with its participation in the relevant Loan or any part thereof or in connection with any foreign exchange business transacted for such purpose, the substitute investment (for the then current Interest Period) of such funds with a return lower than the cost of such funds or the prepayment of such funds to the source from which they were borrowed or mobilised, INCLUDING, if delivery of the Aircraft does occur after but not on the Scheduled Delivery Date,

                (i) the German Lenders' actual cost of financing or funding the relevant German Credits as determined two (2) Business Days prior to the Scheduled Delivery Date with respect to the period from (and including) the Scheduled Delivery Date to (but excluding) the Delivery Date;

                (ii) Losses in an amount equal to the amount by which the British Lenders' and the French Lenders' actual cost of financing or funding the relevant British Credits and the French Credits respectively as determined two (2) Business Days prior to the Scheduled Delivery Date for the period between the Scheduled Delivery Date and the first Repayment Date exceeds the British Lenders' and French Lenders' notional cost of financing or funding the relevant British Credits and French Credits respectively on the Delivery Date (as determined two (2) Business Days prior to the Delivery Date by the Export Credit Agencies or their respective financial institutions involved in the "LASU" rate support programme) with respect to the period between the Delivery Date and the first Repayment Date; and

                (iii) if, in addition to financing or funding the relevant Loan, the Lenders have separately financed the guarantee fee and credit insurance premia of the Export Credit Agencies payable in respect of the relevant Loan two (2) Business Days prior to the Scheduled Delivery Date, Losses in the amount by which the Lenders' reimbursement exposure (comprising scheduled repayment of portion of principal together with interest) in financing such guarantee fee and credit insurance premia for the period between the Scheduled Delivery Date and the first Repayment Date exceeds that portion of the Repayment Instalment payable in accordance with the terms of this Agreement and the relevant Loan Supplement, which is attributable to the relevant Lenders' reimbursement exposure (as described above) in financing such guarantee fee and credit insurance premia, for the period between the Delivery Date and the first Repayment Date.

        The Agent shall keep the relevant British Credits, French Credits and German Credits from the Scheduled Delivery Date proposed in the Utilisation Notice in an interest bearing account as agreed between the Agent and the Borrower and shall, if delivery of the relevant Aircraft occurs within ten (10) Business Days after the Scheduled Delivery Date and if no undertaking has been given by the Agent and released to the Seller pursuant to Clause 3.7.6 (Disbursement of the Loan) and after first having received any payment due under the indemnity in this Clause 13.3.1, pay to the Borrower all amounts of interest actually accrued thereon from (and including) the Scheduled Delivery Date to (but excluding) the Delivery Date.

13.3.2 Any profit or gain realised by any Lender in respect of its funding arrangements as a result of the circumstances contemplated in sub-paragraph (a) or (b) of Clause 13.3.1 shall be for the account of and, subject to the provisions of Clause 19 (Set Off and Pro Rata Payments) be paid to the Borrower.

13.3.3 The Borrower shall indemnify the Security Trustee, the Agent and each Lender within ten (10) Business Days of demand (accompanied by supporting particulars in reasonable detail) for all amounts which the Security Trustee, the Agent or such Lender certifies to be necessary to compensate it for any Loss or Expense suffered or incurred by it (together with amounts calculated pursuant to paragraph (ii) to (vi) inclusive of the Make-Whole Amount) as a consequence of or in connection with:-

        (a) any prepayment of the Loan or any part thereof or any interest accrued thereon;

        (b) any amount of principal or interest on a Loan payable by the Borrower hereunder being paid otherwise than on the due date (excluding any grace period in relation to the relevant due date); or

        (c)     the occurrence of an Acceleration Event.

        PROVIDED THAT this Clause 13.3.3 shall not require double payment of any of the amounts described above to the extent that any Loss or Expense form part of the Make-Whole-Amount, and the Borrower shall have no liability under this Clause 13.3.3 following payment in full on the due date of the aggregate of (i) the Loan, (ii) all interest on the Loan accrued to the date of actual payment, (iii) the Make-Whole Amount (if applicable) and (iv) Expenses (if any).

13.4    CURRENCY INDEMNITY

13.4.1 Any amount received or recovered by the Agent, the Security Trustee or any Lender in respect of any monies due from the Borrower or any other Obligor under any of the Transaction Documents (whether as a result of any judgment or order of any court (including enforcement thereof) or in the bankruptcy, reorganisation, liquidation or dissolution of any of the Borrower or any other Obligor (including making or filing a claim or proof against the Borrower) or by way of damages for any breach of any obligation to make any payment to the Agent, the Security Trustee or such Lender) in a currency (the "CURRENCY OF PAYMENT") other than the currency in which the payment should have been made pursuant to the relevant Transaction Document (the "CURRENCY OF OBLIGATION") in whatever circumstances and for whatever reason shall only constitute a discharge to the Borrower or any other Obligor to the extent of the amount of the Currency of Obligation which the Agent, the Security Trustee or such Lender, as the case may be, is able or would have been able, on the date or dates of receipt by it of such payment or payments in the Currency of Payment (or, in the case of any such date which is not a Banking Day, on the next succeeding Banking Day), to purchase in the foreign exchange market of its choice with the amount or amounts of the Currency of Payment so received.

13.4.2 If the amount of the Currency of Obligation which the Agent, the Security Trustee or the relevant Lender is so able to purchase falls short of the amount originally due to such party hereunder, the Borrower shall indemnify such party on demand against any loss or damage arising as a result of paying to such party that amount in the Currency of Obligation certified by such party as necessary to indemnify and hold it harmless.

13.5    TAX TREATMENT OF INDEMNITY PAYMENTS

13.5.1 Where the Borrower or any other Obligor has an obligation to indemnify or reimburse any Lender or Representative in respect of any Loss or Expense under Clause 13.1.1 (Operational Indemnity), the calculation of the amount payable by way of indemnity or reimbursement shall be based upon the likely Tax treatment in the hands of the Lender or the Representative (as determined by the Lender or the Representative in its bona fide opinion) of the amount payable by way of indemnity or reimbursement and of the Loss or Expense under Clause 13.1.1 (Operational Indemnity) in respect of which that amount is payable so as to leave the Lender or the Representative in the same after-Tax position (the "AFTER-TAX NEUTRAL POSITION") as it would have been in had the payment made to the Lender or the Representative not given rise to a Tax Liability and had the Loss or Expense incurred or payment made by the Lender or the Representative not been deductible in the accounting period in which that Loss, Expense or payment was incurred or made.

13.5.2 If a Lender or Representative determines, in its good faith opinion, that as a result of the application of Clause 13.5.1, it has received and retained an amount in excess of that required to preserve its After-Tax Neutral Position, such Lender or, as the case may be, Representative shall, provided it has received all amounts which are then due and payable by the Borrower or any other Obligor under any of the provisions of the Transaction Documents, pay to the Borrower or any other Obligor (to the extent that the Lender or, as the case may be, Representative can do so without prejudicing its After-Tax Neutral Position and the right of such Lender or, as the case may be, Representative to obtain any other benefit, relief or allowance which may be available to it) such amount, if any, as such Lender or, as the case may be, Representative in its absolute discretion shall determine will restore such Lender's or, as the case may be, Representative's After-Tax Neutral Position PROVIDED that:-

        (a) each Lender and Representative shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit and shall not be obliged to arrange its business or its Tax affairs in any particular way in order to be eligible for any Tax benefit;

        (b) no Lender or Representative shall be obliged to disclose any information regarding its business, Tax affairs or Tax computations;

        (c) if any Lender or Representative has made a payment to the Borrower pursuant to this Clause 13.5.2 to restore that person's After-Tax Neutral Position and it subsequently transpires that the After-Tax Neutral Position of such Lender or Representative was not so restored, the Borrower shall pay on demand to such Lender or Representative such sum as such Lender or Representative may determine as being necessary to restore the After-Tax Neutral Position of the Lender or Representative to that which it would have been had no adjustment under this paragraph (c) been necessary; and

        (d) the Lender or Representative shall not be obliged to make any payment under this Clause 13.5.2 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law but in respect of which compliance by banks or other financial institutions or other persons in the relevant jurisdictions is generally customary), provided that the provisions of this Clause 13.5 shall not apply to any Export Credit Agency which may at any time become a Lender.

13.6    NO DOUBLE-COUNTING

        No Lender or Representative shall be entitled, pursuant to the terms of any of the Transaction Documents, to recover by way of indemnity any Loss, Expense, Tax Liability to the extent that payment has previously been received and retained by it in respect of such Loss, Expense, Tax Liability under any other provision of any Transaction Document.

13.7    SURVIVAL OF INDEMNITIES AND OTHER OBLIGATIONS

        The indemnities contained in this Agreement shall constitute a separate and independent obligation from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Agent, the Security Trustee or any Lender from time to time and shall continue in full force and effect notwithstanding (a) the termination or expiry of this Agreement or (b) the satisfaction in full of all amounts owing to the Security Trustee, the Agent and each Lender under the Transaction Documents or (c) any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any such judgment or order.

13.8    VALUE ADDED TAX

13.8.1 If any Indemnitee makes any supply to the Borrower or Representatives for Value Added Tax purposes pursuant to or in connection with any of the Transaction Documents, the Borrower shall (save to the extent that the relevant Indemnitee is entitled to be indemnified in respect of Value Added Tax by an increased payment under Clause 13.8.2) pay to the relevant Indemnitee within ten (10) Business Days of demand (accompanied by supporting particulars in reasonable detail) an amount equal to any Value Added Tax which is payable under the laws of Bermuda, the United States of America or the jurisdiction of organisation of a Sub-Borrower or to the extent provided in Expenses in respect of that supply.

13.8.2 All payments made by the Borrower under the Transaction Documents are calculated without regard to Value Added Tax. If any such payment constitutes the whole or any part of the consideration for a taxable or deemed taxable supply to the Borrower or Representatives by any Indemnitee under the laws of Bermuda, the United States of America or the jurisdiction of organisation of a Sub-Borrower or to the extent provided in Expenses the amount of that payment shall be increased by an amount equal to the amount of Value Added Tax which is chargeable in respect of the taxable supply in question. The Borrower's obligations under this Clause 13.8.2 shall be subject to the delivery on or before the due date for that payment to the Borrower of an invoice for Value Added Tax purposes made out in accordance with the applicable regulations.

13.8.3 No payment or other consideration to be made or furnished by any Indemnitee to the Borrower or Representatives pursuant to or in connection with any of the Transaction Documents may be increased or added to by reference to (or as a result of any increase in the rate of) any Value Added Tax which shall be or may become chargeable in respect of the taxable supply in question.

13.8.4 If any Indemnitee makes any payment under, or as contemplated in, any of the Transaction Documents to the Representatives which under the laws of Bermuda, the United States of America or the jurisdiction of organisation of a Sub-Borrower or to the extent provided in Expenses bears or includes Value Added Tax which such Indemnitee determines to be irrecoverable by it, the Borrower shall within ten (10) Business Days of demand (accompanied by supporting particulars in reasonable detail) indemnify such Indemnitee for such Value Added Tax.

14.     CHANGE IN CIRCUMSTANCES

14.1    INCREASED COSTS

14.1.1  If a Change in Law shall:-

        (a) subject any Lender to any Tax in connection with its commitment to or participation in the Transaction or any part thereof (except for changes in the rate of Tax on the overall net income of such Lender or Representative or such Lender's lending office imposed by any Government Entity of the country in which such Lender or Representative is incorporated or in which such Lender's lending office is located); or

        (b) change the basis of Taxation of any Lender in respect of payments of principal, interest or any other amount payable to any Lender in connection with the Transaction (except for changes in the rate of Tax on the overall net income of such Lender or Representative or such Lender's lending office imposed by any Government Entity of the country in which such Lender or Representative is incorporated or in which such Lender's lending office is located) (or the treatment for Taxation purposes of such payments); or

        (c) impose or modify any reserve, cash ratio, special deposit, capital adequacy, liquidity or any other analogous requirement, or require the making of any special deposit, against or in respect of any assets or liabilities of, or deposit with or for the account of, or loan or commitment by, any Lender in relation to the Transaction; or

        (d) change the manner in which any Lender is required by any regulatory authority to allocate capital resources in relation to the Transaction; or

        (e) impose on any Lender any other condition directly affecting its participation in the Transaction,

        and the result of any of the foregoing is or will be (i) to increase the cost to such Lender of funding, making available or maintaining its participation in the Transaction or any part thereof or of funding, making or maintaining its participation in any Loan or (ii) to render such Lender unable to obtain the rate of return on its overall capital reasonably allocated to its obligations hereunder which it would have been able to obtain but for such Change in Law or (iii) to reduce any amount payable to such Lender by the Borrower hereunder or to reduce its return from the Transaction or any part thereof, then and in any such case:-

        (y)     such Lender shall notify the Borrower (through the Agent);

        (z) the Borrower shall (subject to Clause 14.1.2) pay from time to time to the Agent (for the account of that Lender) within ten
                (10) Business Days of demand (accompanied by supporting particulars in reasonable detail) all amounts which that Lender certifies are necessary to compensate that Lender or Representative for such charge to Tax or increase in cost or reduction in return or reduction in the amount payable.

14.1.2 The provisions of Clause 14.1.1 shall not apply in respect of any charge to Tax, increased cost, reduction in the rate of return or reduction in an amount payable to the extent that the same:-

        (a) arises from any action or omission of an Indemnitee which constitutes wilful misconduct, fraud or reckless disregard with knowledge of the probable consequences on the part of such Indemnitee; or

        (b) is caused by such Indemnitee's breach of any express representation made by it in any Transaction Document or of any express obligation under any Transaction Document (but excluding any such breach in consequence (directly or indirectly) of a breach by the Borrower or any other Obligor of any representation or warranty contained in or of their respective obligations under any Transaction Document); or

        (c) is a deduction or withholding Tax, Value Added Tax or documentary Tax (it being agreed that such Taxes are exclusively provided for elsewhere in this Agreement and are not covered by Clause 14.1.1) or a charge to Tax for which such Indemnitee has received and retained a payment pursuant to other indemnity provision of any Transaction Document; or

        (d) is on or arises from any transfer by a Lender of any of its rights, benefits and/or obligations hereunder other than pursuant to Clause 15.2 (Prepayment of Affected Loans and Replacement of Affected Lender); or

        (e) arises prior to the date of the relevant notice thereof to the Borrower; or

        (f) arises out of such Indemnitee's own credit or risk based capital rating or otherwise due to its own financial condition; or

        (g)     is not charged to the other borrower customers of such Lender;
                or

        (h) comprises a Tax on the overall net income, profit or capital gains of any Indemnitee (or, in the case of any Indemnitee acting through a branch outside the main jurisdiction in which it is resident for Tax purposes, comprises a Tax on the overall net income, profit or capital gains of that Indemnitee in the jurisdiction to which that Indemnitee's interest in the Transaction is properly attributable for Tax purposes) attributable to any sums receivable by any Indemnitee pursuant to any Transaction Document; or

        (i) comprises any penalty, addition to Tax, fine or interest on or in respect of a Tax or Tax Liability which would not have arisen but for avoidable delay or failure by such Indemnitee in the filing of Tax returns which such Indemnitee was obliged to file by any law of the jurisdiction of incorporation or, in the case of a Lender, the jurisdiction in which its Lending Office is located, and which such Indemnitee ought reasonably to have been aware it was so obliged to file in connection with the Transaction or the payment of Taxes other than any such delay or failure in consequence (directly or indirectly) of a request by the Borrower or any Obligor or a delay of or failure by the Borrower or any Obligor duly and punctually to perform any of their respective obligations under the Transaction Documents or in consequence of any event or circumstance outside the reasonable control of such Indemnitee or otherwise caused (directly or indirectly) by the Borrower or any Obligor; or

        (j) is imposed by a jurisdiction other than the main jurisdiction in which such Indemnitee is resident for Tax purposes to the extent that it gives rise to a corresponding credit which such Indemnitee has retained and utilised against any Tax Liability imposed in the main jurisdiction in which such Indemnitee is so resident; or

        (k)     would not have arisen but for:-

                (i) any failure by such Indemnitee to file any relevant Tax return or Tax computation which such Indemnitee was obliged to file by any law of the jurisdiction of incorporation or, in the case of a Lender, the jurisdiction in which its Lending Office is located or any documents which such Lender is obliged to file as a result of any applicable law, regulation, practice, concession, official directive, ruling, request, notice, guideline, statement of policy or practice statement by the Bank of England, the Banque de France, the Deutsche Bundesbank, the European Central Bank, the Federal Reserve Bank of New York, the European Union or any central bank, Tax, fiscal, governmental, local, international, national or other competent authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions or other persons in the relevant jurisdiction is customary) and in each case which such Indemnitee ought reasonably to have been aware it was so obliged to file in connection with the Transaction except for any such failure caused (directly or indirectly) by any action or inaction of the Borrower or any Obligor or any event or circumstance outside the reasonable control of such Indemnitee; or

                (ii) any failure (subject to the same exceptions and exclusions as set out in Clause 4.12.5(g)(i)) to file or provide the Borrower or the relevant Lessee with any Tax claims, forms (including the Internal Revenue Service Forms), affidavits, declarations or other like documents which the Borrower or the relevant Lessee has reasonably requested such Indemnitee in writing to file or provide (any such request containing sufficient detail to enable such Indemnitee to comply with the terms thereof) unless:-

                        (aa) except with respect to the Internal Revenue Service Forms, such Indemnitee determines acting in good faith but nevertheless in its sole discretion that it is unable to file or provide or that it would be illegal or contrary to any applicable law, official regulation, practice, concession, directive, ruling, request, notice, guideline, statement of policy or practice statement by the Bank of England, the Banque de France, the Deutsche Bundesbank, the European Central Bank, the Federal Reserve Bank of New York, the European Union or any central bank, Tax, fiscal, governmental, local, international, national or other competent authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions or other persons in the relevant jurisdiction is customary) for such Indemnitee so to do or so to do would or may result in the breach of any agreement or confidentiality undertaking or the disclosure of any information about such Indemnitee's Tax affairs which such Indemnitee considers (in its bona fide opinion) to be of a confidential nature; or

                        (bb) in the case of the Internal Revenue Service Forms, such failure is due to a Change in Law occurring subsequent to the date on which any of the Internal Revenue Service Forms was originally required to be provided.

14.2    MARKET DISRUPTION

14.2.1  If, in relation to any Interest Period or other relevant period:-

        (a) the Agent is notified by any Lender (in this Clause 14.2 the "AFFECTED LENDER") that deposits in Dollars in amounts sufficient to fund such affected Lender's participation in the relevant Loan are not, in the ordinary course of business, available in the London inter-bank market for a period equal to the relevant Interest Period or other relevant period; or

        (b) the Agent determines that, by reason of circumstances affecting the London inter-bank market generally, reasonable and adequate means do not or will not exist for ascertaining LIBOR in relation to such Interest Period or other relevant period, then:-

        (i) the Agent shall promptly give a notice to the Borrower and each Lender in writing advising of such event;

        (ii) the Borrower shall on each subsequent Repayment Date for so long as such circumstances continue pay to the Agent for the account of the Affected Lender an amount equal to interest on the Affected Lender's Relevant Proportion of the relevant Loan at the rate which is agreed between the Borrower and such Lender, each acting in good faith, and if no agreement can be reached, equal to the cost to such Affected Lender (as certified by such Affected Lender and notified to the Agent) of obtaining Dollars from whatever source or sources it may in good faith but otherwise in its absolute discretion select for funding its Relevant Proportion of the Loan during such Interest Period or other relevant period.




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14.3    ILLEGALITY

14.3.1 If, at any time as a result of a Change in Law it is or it will become unlawful for any Lender (the "AFFECTED LENDER"), to make, fund or allow to remain outstanding any part of its Commitment or its participation in the Facility or any Loan, then any Affected Lender may deliver to the Borrower through the Agent a notice to that effect, whereupon subject to Clause 15.1 (Mitigation) the Borrower shall on or before the date the Agent notifies the Borrower that the Affected Lender's obligations hereunder are unlawful prepay each Loan affected by the relevant circumstances together with all interest accrued thereon, the Make-Whole Amount and Expenses (if any) to the Affected Lender pursuant to this Agreement or any relevant Aircraft Operative Document.

14.3.2 If at any time as a result of a Substantive Law Change any Loan or the repayment of any Loan or the payment of interest at the stated non-default rate on any Loan or the guarantee by the Guarantor hereunder or any material element of the security package as contemplated by the Aircraft Security Documents in relation to any Loan shall become illegal or unenforceable, then the Agent may deliver to the Borrower a notice to that effect, whereupon, subject to Clause 15.1.3 (Mitigation), the Borrower shall forthwith prepay each Loan to which such relevant circumstances apply together with all interest accrued thereon, the Make-Whole Amount and Expenses (if any) pursuant to this Agreement or any relevant Aircraft Operative Document.


15.     MITIGATION AND CONTEST RIGHTS

15.1    MITIGATION

15.1.1 If circumstances arise in respect of any Lender which would, or upon the giving of notice would, result in the operation of Clause 4.12 (Deductions and Withholdings), 14.1 (Increased Costs), 14.2 (Market Disruption) or 14.3 (Illegality) to the detriment of the Borrower:

        (a) each such Lender shall promptly upon becoming aware of the same notify the Borrower and upon the written request of the Borrower shall negotiate in good faith with the Borrower for a period not exceeding forty-five (45) days with a view to avoiding or minimising the relevant duty, tax, fee or charge including, in the case of a Lender, a change in its Lending Office or a transfer of its participation in the Loans and its Commitments to another bank or financial institution or in the case a Representative, including resignation in accordance with the provisions of the Lenders' Agreement; and

        (b) at the request of the Borrower, such Representative will negotiate in good faith with the Borrower with a view to avoiding or minimising the consequences of such including resigning in accordance with the provisions of the Lenders' Agreement.

15.1.2 Without limiting or reducing the obligations of the Obligors (or any of them) under Clause 4.12 (Deductions and Withholdings), Clause 14.1 (Increased Costs), Clause 14.2 (Market Disruption), or Clause 14.3 (Illegality), in relation to Clauses 4.12 (Deductions and Withholdings),
        14.1 (Increased costs), 14.2 (Market Disruption) and 14.3 (Illegality) no Lender or Representative shall have any obligation to take any action under Clause 15.1.1 if, in its good faith opinion, to do so would be likely to (a) have a material adverse effect upon its business, operation or financial condition, or (b) result in its rights, interests, anticipated financial return or position under or in relation to any of the Transaction Documents being materially less favourable to it than would have been the case in the absence of such action unless indemnified or secured to its satisfaction in respect thereof, or (c) involve it in any unlawful act or activity or any act or activity that is contrary to any official directive, concession, guideline, request or requirement of any competent authority (whether or not having the force of law but, in the case only of any of the same not having the force of law, in respect of which compliance by banks or other institutions of a similar nature to the relevant Lender or Representative, as the case may be, is generally considered mandatory), or (d) (unless indemnified or secured to its satisfaction) involve it in any Tax Liability or any expense which is significant in such Lender's or Representative's bona fide opinion or
        (e) unless protected by confidentiality procedures involve it in any disclosure of any document or information relating to its business or affairs which it considers (in its good faith opinion) to be of a confidential nature.

15.1.3 If the circumstances referred to in Clause 14.3.2 (Illegality) arise, upon the written request of either the Borrower or the Agent, the Borrower and the Representatives shall negotiate in good faith for a period not exceeding sixty (60) days (or such shorter period as may be required by law) with a view to restructuring each affected Loan and rectifying and amending the relevant Transaction Documents in order to mitigate the effect of the relevant Substantive Law Change and the Borrower shall pay for the Expenses incurred by the Representatives (as a group) for such negotiations as well as (if alternative arrangements are agreed) to complete all steps required to implement such restructuring and all rectifications and amendments to the relevant Transaction Documents in relation to each Loan affected by the circumstances referred to in Clause 14.3.2 (Illegality). If a resolution acceptable to the Borrower and the Representatives is obtained as a result of this mitigation procedure, the Borrower shall implement the rectification and amendments referred to in Clause 15.1.3 to the relevant Transaction Documents, to the satisfaction of the Agent, within sixty (60) days from the earlier of the date when such resolution is reached and the date upon which the period of sixty (60) days (or such shorter period as required by law) is referred to in Clause 15.1.3 expires. If the Borrower fails to implement such rectification and amendment to the relevant Transaction Documents within such period the Borrower shall prepay each Loan to which Clause 14.3.2 (Illegality) applies as aforesaid.

15.1.4 If any Export Credit Agency were to become a Lender, the provisions of Clause 14 (Change of Circumstances) and this Clause 15 shall not apply to such Export Credit Agency.

15.2.   PREPAYMENT OF AFFECTED LOANS AND REPLACEMENT OF AFFECTED LENDER

15.2.1 If the circumstances referred to in Clauses 4.12 (Deductions and Withholdings), 14.1 (Increased Costs), 14.2 (Market Disruption) and 14.3 (Illegality) arise, and no resolution acceptable to the parties is obtained as a result of the mitigation procedure referred to in Clause
        15.1 (Mitigation and Contest Rights), or if a Lender has defaulted on its obligations hereunder (also an "AFFECTED LENDER").

        (a) if requested by the Borrower, the Agent will consult with the Borrower with a view to identifying and approaching bank(s) and financial institution(s) acceptable to the Borrower (acting reasonably) which may be willing to become a party to this Agreement as "Lender(s)" ("REPLACEMENT LENDER") in replacement of the Affected Lender, subject to the approval of the relevant Export Credit Agency. Once a suitable Replacement Lender has been found and is approved by the relevant Export Credit Agency, each Affected Lender shall transfer its Relevant Proportion of each Loan affected by such circumstances and its right, benefits and obligations under the Transaction Documents to another bank which is not affected by such circumstances in accordance with the terms of Clause 18 (Assignment and Transfers). The Borrower shall indemnify the Affected Lender (except in the case of a defaulting Lender) and the Agent for all Expenses incurred by the Affected Lender and the Agent in relation to such transfer; and

        (b) if the Borrower does not so request the Borrower shall pay to the Agent (for the account of each Affected Lender (the "AFFECTED LENDER")) each Affected Lender's Relevant Proportion of each Loan affected by such circumstances together with all accrued interest thereon and, except in the case of a defaulting Lender, the Make-Whole Amount and Expenses (if any) owing to the Affected Lender in connection with any such Loan or under this Agreement or the relevant Aircraft Operative Documents.

15.2.2  (a)     Except in the case of a defaulting Lender, if the Borrower wishes to make any payment referred to in Clause 15.2.1(b), such payment shall be treated as a voluntary prepayment and accordingly the provisions of Clause 4.3 (Voluntary Prepayment) shall apply and in particular the Borrower should comply with provisions of Clause 4.3.1 and 4.3.3 in relation to any such payment referred to in Clause 15.2.1.

        (b) The Agent shall as soon as reasonably practicable after receipt of the Borrower's prepayment notice, unless the Borrower elects to prepay the entire Loan in relation to an Aircraft, prepare a substitute schedule for schedule 2 to the relevant Loan Supplement showing new amounts for the repayment of the relevant Loan for the period following such prepayment calculated on the same basis and assumptions (other than the assumption as to the total principal amount of the relevant Loan) as were used for the purpose of preparing the original schedule 2 to such Loan Supplement. Upon the Borrower and each Export Credit Agency agreeing to the same, such substitute Schedules shall become for all purposes schedule 2 to the relevant Loan Supplement and shall be binding on all parties with effect from the date of the prepayment.

15.3    MITIGATION OF DOCUMENTARY TAXES

15.3.1 Without prejudice to the provisions of Clause 13.2 (Documentary Taxes), if (in the opinion of any Lender or Representative) any duties, taxes, fees or charges referred to in Clause 13.2 arise and the Borrower so requests, the relevant Lender or Representative shall consult for a period not exceeding thirty (30) days with the Borrower (at the Borrower's cost) with a view to agreeing a means for reducing or avoiding the relevant duty, tax, fee or charge (including, in the case of a Lender, by transferring its rights and obligations under the Transaction Documents to another Lending Office or another person or, in the case of a Representative, by resigning in accordance with the provisions of the Lenders' Agreement once a suitable Replacement Lender has been found and approved by the Export Credit Agencies).

15.3.2 Without limiting or reducing the obligations of the Obligors (or any of them) under Clause 13.2 (Documentary Taxes), no Lender or Representative shall have any obligation to take any action under Clause 15.3.1 if, in its good faith opinion, to do so would be likely to (a) have a material adverse effect upon its business, operation or financial condition, or
        (b) result in its rights, interests, anticipated financial return or position under or in relation to any of the Transaction Documents being materially less favourable to it than would have been the case in the absence of the relevant duty, tax, fee or charge unless indemnified or secured to its satisfaction in respect thereof, or (c) involve it in any unlawful act or activity or any act or activity that is contrary to any official directive, concession, guideline, request or requirement of any competent authority (whether or not having the force of law but, in the case only of any of the same not having the force of law, in respect of which compliance by banks or other institutions of a similar nature to the relevant Lender or Representative, as the case may be, is generally considered mandatory), or (d) (unless indemnified or secured to its satisfaction) unless protected by confidentiality procedures involve it in any Tax Liability or any expense which is significant in such Lender's or Representative's bona fide opinion or (e) involve it in any disclosure of any document or information relating to its business or affairs which it considers (in its good faith opinion) to be of a confidential nature.

15.4    CONTEST RIGHTS

        If requested by the Borrower in a written notice to the relevant Indemnitee and the Agent, following a demand by such Indemnitee (or by the Agent on its behalf) pursuant to Clause 4.12 (Deductions and Withholdings) or Clause 13.2 (Documentary Taxes) in respect of a Tax Liability of such Indemnitee, such Indemnitee shall, to the extent that
        (a) it is able and entitled to do so, (b) it is not illegal or contrary to any official directive or policy for it to do so, (c) it is commercially reasonable for it to do so and (d) to do so would not adversely affect its business, operation or financial condition, take such action as the Borrower may reasonably request to contest (including pursuing all administrative appeals) the validity, applicability or amount of such Taxes and shall (x) seek postponement of payment thereof if available and practicable, (y) pay the same only under protest, if payment under protest is a permitted alternative under the laws and procedures of the relevant taxation authority and is in the circumstances, reasonable or (z) if payment must be or shall have been made, seek a refund thereof in appropriate administrative or judicial proceedings PROVIDED THAT:-

        (a) the Borrower shall indemnify such Indemnitee (and prior to taking such action shall if requested by such Indemnitee, acting reasonably, provide to such Indemnitee security reasonably satisfactory to such Indemnitee in respect of any amounts so payable) against all losses, damages, costs and expenses which such Indemnitee may incur in connection with or as a result of contesting such claim or taking such action (including, without limitation, reasonable costs and expenses of legal counsel and tax advisors) as well as any Tax Liability arising thereon or in connection therewith and the amount of any interest or penalties which may be payable and any other loss or damage whatsoever which may be incurred as a result of contesting such claim or taking such action;

        (b) if such contest is to be initiated by the payment of, and the claiming of a refund for, such Taxes, the Borrower shall have advanced to such Indemnitee sufficient funds (on an interest-free basis and, if such advance results in taxable income to such Indemnitee, on an after-tax basis taking into account the timing and incidence of tax payments) to make such payment; and

(c) nothing herein shall require any Indemnitee to disclose any information or provide any document such Indemnitee, acting in good faith, considers confidential to it, or to take or refrain from taking any action or doing anything which would (or might), in the opinion of such Indemnitee, acting in good faith, materially adversely affect any of the business or commercial interests of such Indemnitee.


16.     FEES AND EXPENSES

16.1    TRANSACTION EXPENSES

        The Borrower shall pay to the Agent within ten (10) Business Days of demand and supported by the relevant invoices or receipts in reasonable detail (whether or not any Utilisation Documentation is entered into and/or any amount is disbursed under the Agreement) all Expenses incurred by the Representatives, the Lenders and the Export Credit Agencies as a group:-

        (i) in connection with the negotiation, preparation, execution, registration and implementation of each of the Transaction Documents and the other documents contemplated hereby or thereby or at any time hereafter (including the agreed or, if not agreed, the reasonable expenses of the Agent's legal counsel in connection with the preparation of each Aircraft Operative Document and the collection of the conditions precedent listed on Schedule 6, in respect of each Utilisation;

        (ii) in connection with the granting of any release, waiver or consent in connection with any of the Transaction Documents PROVIDED that the Borrower shall not be liable for the costs and expenses of the Agent, the Security Trustee or the Lenders arising in relation to the granting of any release, waiver or consent requested by the Lenders (other than any such release, waiver or consent required by any of the Export Credit Agencies or as a result of or in consequence of a Change in Law or of a Substantive Law Change or as a result of the Borrower or any other Obligor being in breach of their respective obligations hereunder or under any of the other Transaction Documents); and

        (iii) in connection with any variation, amendment, supplement, restructuring, novation, discharge or reassignment of any of the Transaction Documents, PROVIDED that the Borrower shall not be liable for the costs and expenses of the Agent, the Security Trustee or the Lenders arising in relation to a variation, amendment, supplement, restructuring, novation, discharge or reassignment requested by the Lenders (other than any such variation, amendment, supplement, novation, discharge or reassignment required by any of the Export Credit Agencies or as a result of or in consequence of a Change in Law or of a Substantive Law Change or as a result of the Borrower or any Obligor being in breach of any of their respective obligations under any of the Transaction Documents).

16.2    ENFORCEMENT EXPENSES

        The Borrower shall pay to the Agent within ten (10) Business Days of demand and supported by the relevant invoices or receipts in reasonable detail all Expenses incurred or sustained by the Representatives, the Lenders and the Export Credit Agencies (provided that in the case of legal expense, they shall only be incurred as a group) in connection with, after a Termination Event, the enforcement or preservation or attempted enforcement or preservation of their respective rights, powers or duties under this Agreement and/or any of the other Transaction Documents or (in the event of a claim against an Export Credit Agency arising as a result of an Acceleration Event) under any of the Support Agreements.


17.     CHANGE OF AGENT AND SECURITY TRUSTEE

17.1 Each Representative and each Lender undertakes with the Borrower that any bank or financial institution appointed as Agent or Security Trustee pursuant to the Lenders' Agreement shall be so appointed in respect of all of the Transaction Documents.

17.2 If, in accordance with the Lenders' Agreement, the Agent or the Security Trustee gives notice of its resignation or is dismissed, then the Majority Lenders (after consultation with the Borrower) may appoint any reputable and experienced bank or other financial institution approved by the Borrower (such approval not to be unreasonably withheld) as a successor to the Agent or, as the case may be, the Security Trustee.

17.3 The Borrower shall not be under any obligation to pay any greater amount under this Agreement as a result of a change in the Agent or the Security Trustee if, in the circumstances existing at the time of such change, such greater amount would not have been payable but for the change unless and until a Substantive Law Change or Change in Law occurs and as a result of such Substantive Law Change or Change in Law (excluding any Substantive Law Change or Change in Law which occurs, or the intended implementation of which is officially announced or proposed before the date of such transfer or change in Lending Office), PROVIDED that the provisions of this Clause 17.3 shall not apply if the Agent or the Security Trustee is required by any Export Credit Agency to transfer its functions to an Export Credit Agency or to another bank or financial institution or if such transfer is made pursuant to Clause 15 (Mitigation and Contest Rights).

17.4 The Lenders and the Representatives represent and warrant to the Obligors and agree with the Obligors that the provisions of the Lenders Agreement are not and will not be inconsistent with the provisions of the Transaction Documents, including with respect to the identity of the Agent or Security Trustee or the voting or any other making of determinations by the Majority Lenders, the Agent or the Security Trustee as provided under the Transaction Documents.

18.     ASSIGNMENTS AND TRANSFERS

18.1    TRANSFERS BY OBLIGORS

        None of the Obligors shall assign any rights or transfer any obligations arising from this Agreement without the prior written consent of the Security Trustee (acting on the instructions of the Majority Lenders), except that (i) the Borrower or any Sub-Borrower may transfer for the purposes of merger or solvent liquidation or contractually or by operation of law its rights and obligations to a person that becomes the Borrower or a Sub-Borrower, and the Parent or an Intermediate Lessee may transfer for the purposes of merger or solvent liquidation or contractually or by operation of law its rights and obligations to a person that becomes the Parent or an Intermediate Lessee, as the case may be, and is a Subsidiary of the Guarantor (not incorporated in the United States except in the case of the Parent or which in the case of the Sub-Borrower or Intermediate Lessee is an owner trust and/or voting trust) and (ii) in the case of the Guarantor, to a successor or assign permitted under Schedule 5, (in each case the "TRANSFEREE") provided that any such transfer is subject to the conditions precedent that:

        (a) no Relevant Event or Termination Event has occurred and is continuing;

        (b) where the Transferee is the Guarantor, a Sub-Borrower or an Intermediate Lessee organised in a Regular Jurisdiction, the Transferee shall accede to this Agreement by executing an Accession Deed (which shall, in the case of the Guarantor, be appropriately amended to the satisfaction of the Agent) and such other Transaction Documents as the Agent, in its good faith opinion, considers appropriate so that such Transferee shall become a party to this Agreement and such of the other Transaction Documents as may be appropriate as if named therein as a party;

        (c) if Clause 18.1(b) does not apply (including if the Transferee is organised in an Irregular Jurisdiction, if applicable) each of the remaining Obligors and, such Transferee shall enter into such other documents and provide such security as the Security Trustee may, in its good faith opinion (after taking legal advice from counsel to the Lenders in the jurisdiction of the relevant Transferee), require in order to ensure that (i) the Representatives and each of the Lenders are in a position, having a substantially similar effect (including as to their security position) with respect to such Transferee as they were with respect to the transferor under the Transaction Documents and (ii) the rights of the Representatives and the Lenders are not materially different than with respect to the relevant transferor under the Transaction Documents, it being acknowledged and agreed for the purpose of determining the foregoing matters that (i) any trustee in a United States owner/voting trust will be party to the relevant Transaction Documents not in its individual capacity but solely as trustee,
                (ii) common law jurisdictions are acceptable and (iii) with respect to civil jurisdictions, the Borrower and the Agent shall negotiate in good faith, to the extent necessary, alternative security to that available in common law jurisdictions which is acceptable to the Security Trustee, acting upon the instruction of the Majority Lenders;

        (d) upon receipt by the Agent of the Accession Deed signed on behalf of the Borrower, Guarantor, other Obligors and by the proposed Transferee, the Agent shall sign the same for itself and on behalf of the Lenders and shall as promptly as practicable give notice of such execution to all of the parties to the Accession Deed;

        (e) upon execution of any such Accession Deed, the transfer shall take effect in accordance with, but subject to, the terms hereof and thereof;

        (f) evidence satisfactory to the Security Trustee (including a legal opinion from counsel to the Lenders in the jurisdiction in which transfer of title to the Aircraft takes place) that the Transferee (as the case may be) has obtained title to the Aircraft free and clear of any Liens other than Permitted Liens including a certified copy of the Bill of Sale in relation to each Aircraft, if applicable, to the Transferee;

        (g) a legal opinion from counsel to the Lenders in the jurisdiction in which the Transferee is organised which is satisfactory to the Security Trustee concerning the relevant Accession Deed or, an adaptation thereof pursuant to sub-paragraphs (b) or (c) above, any assignment of the Mortgage or, if applicable, the relevant Mortgages, the filing or registration and perfection in that jurisdiction of the Mortgage or, if applicable, the relevant Mortgages, (or alternative security) with respect to the Aircraft, the Charge over Shares of Sub-Borrower (if any) and any other Aircraft Security Documents which will be entered into by the Transferee and the validity of a guarantee and indemnity to be entered into by the Transferee (if other than the Guarantor) in place of the Sub-Borrower Guarantee (if the Transferor is a Sub-Borrower) in favour of the Security Trustee;

        (h) where the Transferee assumes the obligations of the Guarantor under this Agreement, a legal opinion from in-house counsel to the Transferee and from external counsel to the Transferee in the jurisdiction in which the Transferee is organised in favour of the Security Trustee in a form acceptable to it concerning the Accession Deed entered into by the Transferee as appropriately amended in accordance with sub-paragraph (b) above;

        (i) the relevant legal opinions from counsel to the Lenders as provided in paragraph 4 of Part I to Schedule 6;

        (j) evidence of insurance having been effected in respect of the Aircraft with the Security Trustee named as a contract party and (to the extent possible under AVN67B, or such other endorsement as may be applicable) loss payee;

        (k) if applicable, copies of the certificate of registration of the Replacement Aircraft and airworthiness issued by the Aviation Authority;

        (l)     the following signed documents:

                (i) Accession Deed or an adaptation thereof pursuant to sub-paragraphs (b) or (c) above (if applicable) (if such person has not previously acceded to the Transaction Documents);

                (ii) the assignment of the Mortgages (if applicable) or alternative security satisfactory to the Security Trustee, acting upon the instructions of the Majority Lenders;

                (iii)   assignment of the Warranties (to the extent assignable);

                (iv) the assignment of the Engine Warranties (to the extent assignable);

                (v)     Sub-Borrower Debenture (if applicable);

                (vi)    Intermediate Lessee Debenture (if applicable);

                (vii)   Charge Over Shares of Sub-Borrower (if applicable);

                (viii) Charge Over Shares of Intermediate Lessee (if applicable);

                (ix)    Lease Security Assignment (if applicable);

                (x)     Intermediate Lease Security Agreement (if applicable);

                (xi) Notice of Charge as amended to record transfer of title to the Aircraft to the Transferee;

        (m) evidence to the Security Trustee that a maintenance reserve account, a rental account and a security deposit account have been opened in the name of the Transferee with a financial institution acceptable to the Security Trustee and that US$10 has been deposited in each of such accounts.

18.2    TRANSFERS BY LENDERS

        Any German Lender may at any time after January 19, 1999 and any French Lender or British Lender after March 1, 1999, transfer all or any of its rights, benefits and obligations under this Agreement or change its Lending Office (whether in the same or a different jurisdiction) PROVIDED always that:-

        (a) prior to the transfer or change in Lending Office becoming effective, the relevant Lender gives notice to the Guarantor (with a copy to the Agent) of the identity of the Transferee or, as the case may be, the new Lending Office and the jurisdiction of tax residence of the Transferee or, as the case may be, the new Lending Office and the jurisdiction of tax residence of the persons controlling the Transferee;

        (b) the Transferee is eligible for support from each of the Export Credit Agencies and has been approved by the Borrower (such approval not to be unreasonably withheld) or is designated by an Export Credit Agency, and in each case has a credit rating with Standard and Poor's Corporation of at least BBB or a credit rating with Moody's Investor Service Inc. of at least Baa2 or, in each case, the equivalent successor rating, and is not on negative credit watch to fall below such rating;

        (c) the Transferee shall be able to file for US tax treaty benefits on a zero rate of withholding tax and shall provide US Internal Revenue Service Form 1001 (or its equivalent) to the Agent or the Transferee shall be able to file for exemption from withholding tax on income of a Lender effectively connected with the conduct of a trade or business in the United States and shall provide US Internal Revenue Service Form 4224 (or its equivalent) to the Agent;

        (d) the Transferee is neither resident in the United Kingdom for United Kingdom tax purposes nor controlled by persons who are so resident if the transfer to the Transferee would result in Advances of Lenders resident in the United Kingdom for United Kingdom tax purposes or controlled by persons who are so resident constituting fifty per cent. (50%) or more of the Advances as at the date of the proposed transfer;

        (e) all costs and expenses of the Transfer shall be borne by the transferring Lender and no Obligor shall be under any obligation to pay any greater amount or suffer any other material increase in liabilities or material diminution in right or benefit under the Transaction Documents following and as a consequence (directly or indirectly) of any such transfer or change in Lending Office unless and until a Change in Law occurs and as a result of such Change in Law (excluding any Change of Law which occurs, or the intended implementation of which is officially announced or proposed before the date of such transfer or change in Lending Office); and

        (f) such Transfer does not violate any applicable securities or other law,

        PROVIDED further that the provisos set out above shall not apply to the extent that any Lender has so assigned or transferred its Relevant Proportion of any Loan or changed its Lending Office in relation to any Loan pursuant to Clause 15 (Mitigation and Contest Rights).

18.3    TRANSFER CERTIFICATES

18.3.1 If any Lender (the "TRANSFEROR") transfers all or any part of its rights, benefits and/or obligations to another bank or financial institution (the "TRANSFEREE"), such transfer shall be effected by way of a novation by the delivery to, and the execution by, the Agent of a duly completed Transfer Certificate or in such other manner as all parties hereto may agree.

18.3.2  On the date specified in the Transfer Certificate:-

        (i) to the extent that in the Transfer Certificate the Transferor seeks to transfer its rights and obligations hereunder the Borrower, each of the Obligors and the Transferor shall each be released from further obligations to each other under this Agreement and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Clause 18.3 as "DISCHARGED RIGHTS AND OBLIGATIONS");

        (ii) the Borrower, the Agent, the Security Trustee, each of the Obligors and the Transferee shall each assume obligations towards each other and/or acquire rights against each other which, subject to Clause 18.2 above, which differ from the Discharged Rights and Obligations only insofar as the Borrower, each of the Obligors, and the Transferee have assumed and/or acquired the same in place of the Borrower, each of the Obligors and the Transferor;

        (iii) the Agent, the Security Trustee, each of the Obligors, the Borrower, the Transferee and the other Lenders shall acquire the same rights and assume the same obligations among themselves as they would have acquired and assumed had the Transferee originally been a party hereunder as a Lender with the rights and/or the obligations acquired or assumed by it as a result of the transfer; and

        (iv) the Transferee, the Agent, the Security Trustee and each of the other Lenders shall acquire the same rights and assume the same obligations amongst themselves in respect of the Lenders Agreement as they would have acquired and assumed had the Transferee originally been a party to the Lenders Agreement as a Lender in the place of the Transferor.

18.3.3 Each of the Obligors (other than the Borrower) each with respect to itself hereby confirm that the execution of any such Transfer Certificate by the Borrower, for and on behalf of, inter alia, each of the other Obligors shall be binding upon and enforceable against each of the other Obligors as if each of the other Obligors had each executed the Transfer Certificate itself.

18.3.4 The Agent and the Borrower shall each promptly complete Transfer Certificates on written request by a Transferor. Each of the Lenders hereby irrevocably authorise the Agent and each Obligor (other than the Borrower) hereby irrevocably authorise the Borrower to execute any duly completed Transfer Certificate on its behalf provided that such authorisation does not extend to the execution of a Transfer Certificate on behalf of either the Transferor or the Transferee named therein.

18.4    COSTS AND EXPENSES

        In relation to any transfer contemplated by this Clause 18 which is undertaken voluntarily by any Lender, the costs and expenses thereby incurred by the Borrower, the Agent, the Security Trustee and each Lender shall be for the account of the Transferee or the Transferor (as they may agree between themselves). In relation to any other transfer, the Borrower shall pay within ten (10) Business Days of demand supported by the relevant invoices or receipts in reasonable detail all reasonable out-of-pocket Expenses incurred by the Agent, the Security Trustee and each Lender in connection with any transfer contemplated by this Clause
        18. For the purposes of this Clause 18.4, a voluntary transfer by any Lender shall mean any transfer except a transfer by a non-defaulting Lender pursuant to Clause 15 (Mitigation and Contest Rights).


19.     SET-OFF AND PRO RATA PAYMENTS

19.1    SET-OFF

19.1.1 Each Lender and each of the Representatives may, at any time during the continuance of a Termination Event, set off from any sum payable by it to any one or more of the Obligors under any of the Transaction Documents any sum due and unpaid by the relevant Obligor to such Lender or Representative in each case under or in relation to any of the

        Transaction Documents and any document or agreement entered into pursuant to or in connection with any of the Transaction Documents.

19.1.2 The Borrower shall not be entitled to deduct any sum which may be due to the Borrower from the Lenders (or any of them) howsoever arising from any sum payable by the Borrower under or in connection with any of the Transaction Documents.

19.1.3 No Obligor shall be entitled to refuse or to postpone performance of any payment or other obligation under any of the Transaction Documents by reason of any claim which it may have or may consider that it has against (i) the Lenders (or any of them) under or in connection with any of the Transaction Documents, or any other agreement with any of the Lenders and/or (ii) any other party under or in connection with any of the Transaction Documents.

19.2    PRO-RATA SHARING

        (a) Provided that no Acceleration Event has occurred and is continuing, if any Lender (the "SHARING LENDER") shall at any time obtain (whether by way of voluntary or involuntary payment, right of set-off, or otherwise) a proportion of its Loan in any sum due from the Borrower or a proportion in respect of its participation in any sum due from any one or more of the Obligors under any of the Transaction Documents which is greater than the proportion obtained by the Lender or Lenders respectively obtaining the smallest proportion of its Loan, or as the case may be, its participation therein, including a nil receipt, (the amount so obtained by the Sharing Lender which is attributable to such excess being here called "the excess amount"), then:-

                (i) the Sharing Lender shall promptly pay to the Agent, for the account of the Lenders, an amount equal to the excess amount, whereupon the Agent shall notify the Borrower or, as the case may be, the relevant Obligor of such amount and its receipt by the Agent;

                (ii) the Agent shall treat such payment as if it were a payment by the Borrower or, as the case may be, the relevant Obligor on account of sums owed to the Lenders; and

                (iii) as between the Borrower or, as the case may be, the relevant Obligor and the Sharing Lender the excess amount shall be treated as not having been paid, while as between the Borrower or, as the case may be, the relevant Obligor and each Lender it shall be treated as having been paid to the extent any moneys are received by such Lender.

        (b) Each Lender shall forthwith notify the Agent of any such receipt or recovery by it other than by payment through the Agent.

        (c) If any excess amount subsequently has to be wholly or partly refunded to the Borrower or, as the case may be, the relevant Obligor by any Sharing Lender which has paid an amount equal thereto to the Agent under (a) above, each Lender to which any part of that amount was distributed shall on request from the Sharing Lender repay to the Sharing Lender such Lender's pro rata share of the amount which has to be so refunded by the Sharing Lender. Each Lender shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this Clause 19. Notwithstanding the foregoing provisions of this Clause 19, (i) no Sharing Lender shall be obliged to share any excess amount which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under any of the Transaction Documents with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court, unless the proceedings instituted by the Sharing Lender are instituted by it without prior notice having been given to such party through the Agent and (ii) no Lender shall be obliged to exercise any right of set-off it may have against any or all of the Borrower or any of the Obligors at any time, or to set-off against any obligations of the Borrower, or any of the Obligors in relation to the Transaction Documents any sum which such Lender may hold on deposit or otherwise from the Borrower or any Obligor, or any other right against the Borrower or any Obligor in favour of such Lender which sum has been received or right has arisen unrelated to and independent from the Transaction.


20.     RIGHTS CUMULATIVE, WAIVERS, SEVERABILITY

20.1    CUMULATIVE RIGHTS

        The respective rights of the Agent, the Security Trustee and the Lenders pursuant to this Agreement and the other Transaction Documents:-

        (a) are cumulative, may be exercised as often as they consider appropriate and are in addition to their respective rights under the general law; and

        (b) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing.

20.2    WAIVERS

        Any failure to exercise, or any delay in exercising, on the part of any Representative or Lender any right under any Transaction Document shall not operate as a waiver or variation of that or any other right and any defective or partial exercise of any such right shall not preclude any other or further exercise of that or any other right, and no act or course of conduct or negotiation shall in any way preclude any party hereto from exercising any such right or constitute a suspension or any variation of any such right.

20.3    SEVERABILITY

        If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity nor the enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired.

21.     FURTHER ASSURANCE

        The Borrower and each other Obligor shall from time to time and at its own cost promptly sign, seal, execute, acknowledge, deliver, file and register all such additional documents, instruments, agreements, certificates, consents and assurances and do all such other acts and things as may be required by law or reasonably requested by the Agent from time to time in order to give full effect to each Transaction Document or to establish, maintain, protect or preserve the rights of the Security Trustee, the Agent and the Lenders under the Transaction Documents or to enable any of them to obtain the full benefit of each Transaction Document and to exercise and enforce their respective rights and remedies under the Transaction Documents PROVIDED that no Obligor shall be required to do any act or thing or take any step in connection with the registration, recording or filing of any instrument creating or evidencing a Lien over an Aircraft in the register of the Aviation Authority where such Aircraft is registered, or any other registration, recording or filing outside the jurisdiction of organisation of the Borrower or, if applicable, any Sub-Borrower or any Intermediate Lessee, or any actions with respect to the Lessee or any Sub-Lessee (other than any registration, recording or filing of a Lien over an Aircraft within the jurisdiction of organisation of the Borrower or, if applicable, any Sub-Borrower or any Intermediate Lessee or the Parent) or with respect to its jurisdiction of organisation or principal place of business, unless a Third Trigger Event or Termination Event has occurred and is continuing.


22.     BAYERISCHE HYPO-UND VEREINSBANK AG

        Bayerische Hypo-und Vereinsbank AG in its capacity as a German Lender hereby notifies each of the other parties to this Agreement that, for the purposes of this Agreement and the other Transaction Documents, it has appointed HypoVereinsbank Luxembourg Societe Anonyme ("HVB-LUX") as its agent to exercise and/or perform on its behalf any and all rights and/or obligations and to take any and all of its decisions (after consultation with Bayerische Hypo-und Vereinsbank AG) as a German Lender under this Agreement and each of the other Transaction Documents (except as the same pertain to the German export credit insurance). Each of the parties hereto confirms and acknowledges that the performance by HVB-Lux of the rights, obligations and decisions of Bayerische Hypo-und Vereinsbank AG shall, subject to the terms and conditions of this Agreement and the other Transaction Documents and to the extent so performed, be binding on it and each of the parties shall be entitled to perform each and every one of their obligations which are expressed to be due to be performed in favour of Bayerische Hypo-und Vereinsbank AG in favour of HVB-Lux and such performance shall be deemed to constitute good performance of the relevant obligations.


23.     NOTICES

23.1 Unless otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto in connection with any Transaction Document, the Facility, any Utilisation or any Aircraft shall:-

        (a)     in order to be valid be in English and in writing;

        (b) be deemed to have been duly served on, given to or made in relation to a party if it is:-

                (i) left at the address of that party set out herein or at such other address as that party may notify to the other parties hereto in writing from time to time or to any officer of the addressee; or

                (ii) sent by facsimile to the facsimile number of that party set out herein or to such other number as that party may notify to the other parties hereto from time to time;

        (c)     be sufficient if:-

                (i) executed under the seal of the party giving, serving or making the same; or

                (ii) signed or sent on behalf of the party giving, serving or making the same by any attorney, director, secretary, agent or other duly authorized representative of such party;

        (d)     be effective:-

                (i) in the case of a letter, when left at the address referred to in Clause 23.1(b)(i) or delivered in person to any officer of the addressee; and

                (ii) in the case of a facsimile transmission, when receipt is confirmed by return facsimile or by telephone (or on actual receipt if not so confirmed);

23.2 For the purposes of this Clause 23, all notices, requests, demands or other communications shall be given or made by being addressed as follows:-

        (a)     if to the Borrower to:-

                SIERRA LEASING LIMITED
                29 Richmond Road
                Hamilton HM-AX
                Bermuda

                Facsimile No:   +1 441 298 5274
                Attention:      L. Michael Murphy

                with a copy to the Guarantor

        (b)     if to the Parent to:-

                Aircraft SPC-9 Inc.
                c/o INTERNATIONAL LEASE FINANCE CORPORATION
                1999 Avenue of the Stars
                39th Floor
                Los Angeles
                CA 90067

                Facsimile No:   +1 310 788 1990
                Attention:      Legal Department and Chief Financial Officer

                with a copy to the Guarantor

        (c)     if to the Guarantor or the Subordinated Lender to:-

                INTERNATIONAL LEASE FINANCE CORPORATION
                1999 Avenue of the Stars
                39th Floor
                Los Angeles
                CA 90067
                United States

                Tel:            +1 310 788 1999
                Facsimile No:   +1 310 788 1990
                Attention:      Legal Department and Chief Financial Officer

        (d)     if to the Agent or the Security Trustee to:-

                HALIFAX plc
                Group Treasury
                33 Old Broad Street
                London
                EC2N 1HZ

                Tel:            +44 171 574 8042
                Facsimile No:   +44 171 574 8139
                Attention:      Head of Aircraft Finance

                copy to:

                HALIFAX plc
                Group Treasury Operations
                Trinity Road
                Halifax
                West Yorkshire
                HX1 2RG

                Tel:            +44 1422 333333
                Facsimile No:   +44 1422 391442
                Attention:      Senior Manager - Structured
                                Finance Administration

        (e) if to a Lender from any of the Obligors, then to such Lender care of the Agent.

        (f) if to a Lead Manager, then to the address and/or facsimile number set out opposite the name of such Lead Manager in the relevant Part of Schedule 1.


24.     GOVERNING LAW AND JURISDICTION

24.1 This Agreement shall be governed and construed in accordance with English law.

24.2 The Borrower and each other Obligor irrevocably agrees for the benefit of each of the Agent, the Security Trustee and the Lenders , and each of the Agent, the Security Trustee and each of the Lenders irrevocably agree for the benefit of each Obligor, that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement or any other Transaction Document and, for such purposes, irrevocably submits to the jurisdiction of such courts.

24.3 Each party irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 24.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement or any other Transaction Document and agrees not to claim that any such court is not a convenient or appropriate forum in each case whether on the grounds of venue or forum non conveniens or any similar grounds or otherwise.

24.4 For the purpose of any suit, action, proceeding or settlement of dispute in the English courts (whether under this Agreement or any other Transaction Document), the Borrower and each Obligor and each Lender and Representative which is not incorporated in England (or registered as an oversea company pursuant to the Companies Act 1985):

        (a) appoints the agent specified in Schedule 7 to accept service of process in respect of any such suit, action, proceeding or settlement of dispute;

        (b) confirms that such agent is willing to accept service of such process on its behalf in respect of this Agreement and the other Transaction Documents; and

        (c) if the agent specified in Schedule 7 no longer serves as its agent, shall promptly appoint another such agent acceptable to the Agent and advise the Agent thereof.

24.5    The submission to the jurisdiction of the courts referred to in Clause
        24.2 shall not (and shall not be construed so as to) limit the right of any party to take proceedings against any other party in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

24.6 To the extent that the Borrower or any other Obligor or any of the property of the Borrower or any other Obligor is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, the Borrower and each other Obligor, for itself and its property, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any of the Transaction Documents.


25.     MISCELLANEOUS

25.1 A certificate given by the Agent, the Security Trustee or any Lender as to the amount of any sum required to be paid to it under any provisions of this Agreement or any of the other Transaction Documents shall, save as otherwise provided for in this Agreement or any of the other Transaction Documents and save in the case of manifest error, be conclusive evidence of the amounts therein stated for all purposes of this Agreement or, as the case may be, any of the other Transaction Documents. Any such certificate shall contain a reasonable explanation of the way in which the sum required to be paid was calculated, together with reasonable supporting evidence, PROVIDED that in providing such a reasonable explanation and such evidence, neither the Agent nor the Security Trustee nor any of the Lenders shall be required to disclose any documents and/or information relating to its business or affairs which it considers (in its bona fide opinion) to be of a confidential nature.

25.2 The parties hereto agree and acknowledge that this Agreement shall continue in full force and effect for all purposes until all Secured Obligations (exclusive of indemnities in respect of which no claims have been, or to the knowledge of the Security Trustee will be, asserted) have been paid in full notwithstanding that the Commitments may at any time be reduced to zero.

25.3 Each of the parties hereto agrees that no amendments, variations, supplements or modifications may be made to any of the Transaction Documents other than by an instrument in writing executed by the applicable Obligor(s) and the Agent or the Security Trustee as provided in the applicable Transaction Document, or where expressly provided in the applicable Transaction Document, the Agent on behalf and on the instructions of the Majority Lenders (which consent shall not be unreasonably withheld).

25.4 Each of the Borrower, the Guarantor and the Parent hereby acknowledges and accepts that under the Support Agreements the Export Credit Agencies have certain rights to require the Lenders, the Agent and/or the Security Trustee to act, or to omit to act, in accordance with the instructions of the Export Credit Agencies. Accordingly, each of the Borrower, the Guarantor and the Parent hereby acknowledges and accepts that if any of the Lenders, the Agent and/or, as the case may be, the Security Trustee have to exercise a right, discretion or power under any of the Transaction Documents "reasonably", "in good faith" or "bona fide" or with any other restriction of whatsoever nature then such Lender, the Agent and/or, as the case may be, the Security Trustee will be deemed to be acting "reasonably", "in good faith" or "bona fide" or in accordance with such other restrictions (as the case may be) if such Lender, the Agent and/or the Security Trustee exercises, or refrains from exercising, such right, discretion or power in accordance with the instructions of the relevant Export Credit Agency.

26.     CONFIDENTIALITY

26.1 At all times during the Security Period and after the termination thereof, each party hereto shall use all reasonable endeavours to ensure that its respective officers, directors, employees and agents shall keep secret and confidential and not, without the prior written consent of the Borrower, the Guarantor, the Agent and the Security Trustee, disclose to any third party the terms of any of the Transaction Documents, any Lease, Sub-Lease, Insurances, Purchase Agreements or Engine Agreements or any of the information, reports, invoices, or documents supplied by or on behalf of any of the other parties hereto, save that any such party shall be entitled to disclose any such terms, information, reports or documents:-

        (i) in connection with any proceedings arising out of or in connection with any of the Transaction Documents to the extent that such party may consider necessary to protect its interest; or

        (ii) to any potential permitted assignee or transferee of all or any of such party's rights under any of the Transaction Documents or any other permitted person proposing to enter into contractual arrangements with such party in relation to or in connection with the transactions contemplated by any of the Transaction Documents, subject to it obtaining an undertaking from such potential permitted assignee or permitted other person in the terms similar to this Clause 26.1; or

        (iii) if required to do so by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise; or

        (iv) pursuant to any law or regulation having the force of law (including, without limitation, SEC filing requirements); or

        (v) to any fiscal, monetary, tax, governmental or other competent authority; or

        (vi) to its auditors, bankers, legal or other professional advisers (which are under an ethical obligation to or agree to hold such information confidential); or

        (vii)   to any of the Export Credit Agencies; or

        (viii)  in any manner contemplated by any of the Transaction Documents.

26.2 In addition, any party shall be entitled to disclose or use any such information, reports or documents if the information contained therein shall have emanated in conditions free from confidentiality bona fide from some person other than the relevant party hereto and such party would, but for the preceding provisions of this Clause 26 have been free to disclose or use the same.

26.3 Each party may, notwithstanding any other provision of this Clause 26, release to any potential assignee or transferee (permitted in each case pursuant hereto or to the relevant Transaction Document), or other person proposing to enter into contractual arrangements with such party in relation to or in connection with the transactions contemplated by any of the Transaction Documents, a copy of any of the Transaction Documents, PROVIDED that each such potential assignee or transferee or other person confirms in writing to the other parties to this Agreement that it is bound by the terms of this Clause 26 as if it had been a party to this Agreement.


27.     COUNTERPARTS AND DELIVERY BY FACSIMILE

27.1 This Agreement may be executed in any number of counterparts and by different parties thereto on separate counterparts and any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original agreement for all purposes but all counterparts shall constitute but one and the same instrument.

27.2 Delivery of an executed counterpart of this Agreement by facsimile will be deemed as effective as delivery of an originally executed counterpart. Any party delivering an executed counterpart of this Agreement will also deliver an originally executed counterpart, but the failure of any party to deliver an originally executed counterpart of this Agreement will not affect the validity or effectiveness of this Agreement.


IN WITNESS whereof this Agreement has been executed by the duly authorised representatives of the parties hereto (other than the Guarantor) under hand, and has been executed by the Guarantor as a Deed with the intention that it be delivered on the day and year first above written.

                               SCHEDULE 1 - PART I

                               THE BRITISH LENDERS


                                                                             AMOUNT OF
                                                            JURISDICTION     BRITISH LENDERS
                    LENDING          ADDRESS FOR            OF               COMMITMENTS
LENDER              OFFICE           NOTICES                INCORPORATION    (US$)
------              -------          -----------            -------------    ---------------

HALIFAX plc         Trinity Road     HALIFAX PLC            England and      1,123,000,000
                    Halifax          33 Old Broad Street    Wales
                    West Yorkshire   London
                    HX  2RG          EC2N 1HZ

                                     Tel: +44 171 574 8042
                                     Fax No:+44 171 574
                                     8139
                                     Attention: Head of
                                     Aircraft
                                     Finance

                                     copy to:

                                     HALIFAX plc
                                     Group Treasury
                                     Operations
                                     Trinity Road
                                     Halifax
                                     West Yorkshire
                                     HX1 2RG

                                     Tel:   +44 1422 333
                                     333
                                     Fax No:   +44 1422
                                     391 442
                                     Attention:  Senior
                                     Manager - Structured
                                     Finance
                                     Administration

                              SCHEDULE 1 - PART II

                               THE FRENCH LENDERS


                                                                                      AMOUNT OF
                                                                     JURISDICTION     FRENCH LENDERS
                    LENDING               ADDRESS FOR                OF               COMMITMENTS
LENDER              OFFICE                NOTICES                    INCORPORATION    (US$)
------              -------               -----------                -------------    ---------------
Societe Generale    Societe    Generale,  Serge Bozovic               France          1,975,000,000
                    FINT/EXT/BAC,         Tel: +33 1 42 14 41 19
                    17 Cours Valmy,       Fax: +33 1 42 13 04 15
                    92972 Paris,
                    La Defense  cedex 7,  Francoise Refabert
                    France                Tel: +33 1 42 14 03 89
                                          Fax: +33 1 42 14 66 04

                                          with a copy to

                                          Florence       Roussel
                                          Pollet
                                          Tel: +33 1 42 14 24 02
                                          Fax: +33 1 42 14 85 07

                              SCHEDULE 1 - PART III

                               THE GERMAN LENDERS


                                                                                            AMOUNT OF
                                                                                            GERMAN
                                                                           JURISDICTION     LENDERS
                         LENDING               ADDRESS FOR                 OF               COMMITMENTS
LENDER                   OFFICE                NOTICES                     INCORPORATION    (US$)
------                   -------               -----------                 -------------    ---------------
 Bayerische  Hypo-und    HypoVereinsbank       Bayerische Hypo-und         Germany          399,509,500
 Vereinsbank AG          Luxembourg            Vereinsbank AG, Global
                         Societe Anonyme,      Aircraft Finance (FPA3),
                         4, rue Alphonse       Am Tucherpark 1, 80538
                         Weicker, L-2099       Munich, Germany
                         Luxembourg
                                               Tel: +49 89 37 82 43 03
                                               Fax: +49 89 37 82 03 54
                                               Attention: Michael Trentzsch

                                               copy to:

                                               HypoVereinsbank
                                               Luxembourg Societe
                                               Anonyme,
                                               4, rue Alphonse Weicker,
                                               L-2099 Luxembourg

                                               Tel: +352 4272 2124
                                               Fax: +352 4272 4510
                                               Attention: Credit
                                               Department - Corporate
                                               and Structured Finance

 Kreditanstalt fur       Kreditanstalt         Kreditanstalt fur           Germany          430,241,000
 Wiederaufbau            fur                   Wiederaufbau, Export and
                         Wiederaufbau,         Project Finance -
                         Palmengartenstrasse   Aerospace -
                         5-9,                  Palmengartenstrasse 5-9,
                         60325 Frankfurt       60325 Frankfurt am Main,
                         am Main, Germany      Germany

                                               Tel: +49 69 7431 3741
                                               Fax: +49 69 7431 2944

                                                                                            AMOUNT OF
                                                                                            GERMAN
                                                                           JURISDICTION     LENDERS
                         LENDING               ADDRESS FOR                 OF               COMMITMENTS
LENDER                   OFFICE                NOTICES                     INCORPORATION    (US$)
------                   -------               -----------                 -------------    ---------------
 Commerzbank             Commerzbank AG,       Commerzbank AG              Germany          399,509,500
 Aktiengesellschaft      Los Angeles           Corporate Finance/
                         Branch,               Aircraft Finance
                         633 West Fifth        60261 Frankfurt am
                         Street,               Main, Germany
                         Suite 6600,
                         Los Angeles,          Tel: +49 69 136-23680
                         CA 90071, USA         Fax: +49 69 136-27896
                                               Attention: Matthias Hommel

                                               with a copy to:

                                               Commerzbank AG,
                                               Los Angeles Branch,
                                               633 West Fifth Street,
                                               Suite 6600,
                                               Los Angeles,
                                               CA 90071, USA

                                               Tel: +1 213 623-8223/

                                               683-5408
                                               Fax: +1 213 623 0039
                                               Attention: Werner
                                               Schmidbaur/Karla Wirth

                                   SCHEDULE 2

                          FORM OF TRANSFER CERTIFICATE


To:       [Agent]

                              TRANSFER CERTIFICATE


This transfer certificate ("TRANSFER CERTIFICATE") relates to a Agreement dated 19th January 1998 and made between (1) the banks and financial institutions named therein as Lenders, (2) Halifax plc as Agent, (3) Halifax plc as Security Trustee, (4) Sierra Leasing Limited (the "BORROWER"), (5) Aircraft SPC-9, INC. (the "PARENT"), (6) International Lease Finance Corporation as guarantor (the "GUARANTOR") and (7) International Lease Finance Corporation as subordinated lender (the "SUBORDINATED LENDER") (the "AGREEMENT" which term shall include any amendments or supplements thereto) and to each of the Loan Supplements made between the Agent, the Security Trustee and the Borrower in respect of an Advance under the Agreement.

Terms defined or incorporated by reference in the Agreement shall, unless otherwise defined, have the same meanings when used in this Transfer Certificate.

I.      [Details of the Transferor] (the "TRANSFEROR"):-

1. confirms that to the extent that details appear in the Schedule to this Transfer Certificate under the headings "Transferor's Commitment", "Amount of Commitment Transferred and the Related Rights and Obligations of the Transferor to be Transferred", "Transferor's Participation" and "Amount of Transferor's Participation Transferred and Related Rights and Obligations of the Transferor to be Transferred", those details accurately summarise its Commitment and its participation in the Facility and its participation in each Advance already made all or part of which is to be transferred (as more particularly described in the Loan Supplements);

2. requests [Details of Transferee] (the "TRANSFEREE") to accept and procure, in accordance with Clause 18.3 (Transfer Certificates) of the Agreement, the substitution of the Transferor by the Transferee in respect of the amount specified in the Schedule hereto of its Commitment and its participation in the Facility and its participation in each Advance already made (as more particularly described in the Loan Supplements) by signing this Transfer Certificate.

II. The Transferee hereby requests each of the Obligors, the Lenders, the Borrower, the Agent and the Security Trustee to accept this executed Transfer Certificate as being delivered under and for the purposes of Clause 18.3 (Transfer Certificates) of the Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

III.    The Transferee:-

        1. represents that it has received a copy of the Agreement and copies of each Loan Supplement together with such other documents and information as it has requested in connection with this transaction;

        2. represents that it has not relied and will not rely on the Transferor to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such documents or information; and

        3. agrees that it has not relied and will not rely on any of the Transferor, the Agent or any of the Lenders to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any party to any of the Transaction Documents or the legality, validity, priority, adequacy, effectiveness or enforceability of any of the Transaction Documents.

        4. represents that its has a credit rating with Standard and Poor's Corporation of at least BBB or a credit rating with Moody's Investor Service Inc. of at least Baa2 or, in each case, the equivalent successor rating, and is not on negative credit watch to fall below such rating;

        5. represents that it is able to file for either (i) US tax treaty benefits on a zero rate of withholding tax and agrees to provide US Internal Revenue Service Form 1001 (or its equivalent) to the Agent or (ii) exemption from withholding tax on income effectively connected with the conduct of a trade or business in the United States and agrees to provide US Internal Revenue Service Form 4224 (or its equivalent) to the Agent;

        6. represents that it is neither resident in the United Kingdom for United Kingdom tax purposes nor controlled by persons who are so resident if the transfer hereunder would result in Advances of Lenders resident in the United Kingdom for United Kingdom tax purposes or controlled by persons whoa re so resident constituting fifty per cent. (50%) or more of the Advances as at the date of the proposed transfer;

        7. represents that it is acquiring the Transferor's right, title and interest hereunder in the ordinary course of its lending business and not with any present view to the distribution thereof in violation of the registration requirements of the U.S. Securities Act of 1933, as amended, and that the transfer is in compliance with all applicable securities and other laws (if any); and

        8. agrees that it will be bound by the provisions of the Facility Agreement and the other Transaction Documents and will perform in accordance with the terms of the Facility Agreement and the other Transaction Documents the obligations which by their terms are required to be performed by a Lender.

IV. The Transferee undertakes with the Transferor and each of the other parties to the Agreement that it shall perform in accordance with their terms all those obligations which by the terms of Clause V of this Transfer Certificate will be assumed by it upon delivery of the executed copy of this Transfer Certificate to the Agent and further undertakes with the Transferor, each of the other Lenders, the Agent and the Security Trustee that it shall perform in accordance with their terms all of the obligations of the Transferor under the Lenders' Agreement as if the Transferee had originally been a party to the Lenders' Agreement and each of the other Lenders, the Agent and the Security

        Trustee undertake with the Transferee to perform their obligations under the Lenders' Agreement to the Transferor in favour of the Transferee as if the Transferee had originally been a party to the Lenders' Agreement.

V. With effect from the Transfer Date as specified in the Schedule hereto the parties hereto (including in particular but without limitation the Transferee) agree that:

        (i) to the extent of the Transferor's rights and obligations under the Agreement and the other Transaction Documents in respect of the participation the Borrower and the Transferor shall each be released from further obligations to each other under the Agreement and the other Transaction Documents and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Clause V as "Discharged Rights and Obligations"); and

        (ii) the Borrower, the Agent, the Security Trustee and the Transferee shall each assume obligations towards each other and/or acquire rights against each other in respect of the participation which differ from the Discharged Rights and Obligations only insofar as the Borrower and the Transferee have assumed and/or acquired the same in place of the Borrower and the Transferor; and

        (iii) the Agent, the Security Trustee, the Borrower, the Transferee and the other Lenders shall acquire the same rights and assume the same obligations among themselves as they would have acquired and assumed had the Transferee originally been a party to the Agreement and the other Transaction Documents as a Lender in respect of the participation; and

        (iv) the Transferee, the Agent, the Security Trustee and each of the other Lenders shall acquire the same rights and assume the same obligations amongst themselves in respect of the Lenders Agreement as they would have acquired and assumed had the Transferee originally been a party to the Lenders' Agreement as a Lender in respect of the participation in the place of the Transferor.

        (v) all costs and expenses of the transfer hereunder shall be borne by the Transferor or Transferee, as the case may be, and no Obligor shall be under any obligation to pay any greater amount or suffer any other material increase in liabilities or material diminution in right or benefit under the Transaction Documents following and as a consequence (directly or indirectly) of any such transfer or change in Lending Office unless and until a Change in Law occurs and as a result of such Change in Law (excluding any Change of Law which occurs, or the intended implementation of which is officially announced or proposed before the date of such transfer or change in lending Office).

VI. None of the Transferor, any of the Lenders, the Agent, the Security Trustee or the Borrower:-

        1. makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Agreement; or

        2. assumes any responsibility for the financial condition of any of the Obligors or for the performance and observance by any of the Obligors or any other party to any of the Transaction Documents or any other document relating thereto of any of the Obligor's or such other party's obligations under any of the Transaction Documents or any document relating thereto and any and all conditions and warranties, whether express or implied by law or otherwise, are excluded.

VII. None of the Obligors assumes any responsibility for the financial condition of any party, or for the performance or observance by any party, other than the Obligors, of any of the Transaction Documents or any other document relating thereto or such party's obligations under the Agreement or any document relating thereto (other than those of the Obligors) and any and all conditions and warranties whether express or implied by law or otherwise, are excluded (other than in relation to the performance or observance of the Obligors).

VIII. The Transferee confirms that its Lending Office and address for notices for the purposes of the Agreement are as set out in the Schedule hereto.

IX.     A.      The Transferor hereby gives notice to the Transferee (and the
                Transferee hereby acknowledges and agrees with the Transferor) that the Transferor is under no obligation to re-purchase (or in any other manner to assume, undertake or discharge any obligation or liability in relation to) the transferred
                Commitment, and/or transferred participation in the Advances already made (as more particularly described in the Loan
                Supplements) and/or the transferred rights and/or obligations at any time after this Transfer Certificate shall have taken effect.

        B. Following the date upon which this Transfer Certificate shall have taken effect, without limiting the provisions hereof, each of the Transferee and the Transferor hereby acknowledges and confirms to the other that in relation to the relative Commitment/participation in the Advances already made (as more particularly described in the Loan Supplements) and the rights and/or obligations under the Agreement assumed by the Transferee (or part thereof), variations, amendments or alterations to any of the terms of the Agreement and/or any of the Loan Supplements arising in connection with any re-negotiation or re-scheduling of the obligations hereunder shall apply to and be binding on the Transferee alone.

X. The Transferor hereby gives notice that nothing herein or in the Agreement (or any document relating thereto) shall oblige the Lender to
        (i) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Agreement transferred pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by any other party to the Agreement (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

XI. The Transferee hereby confirms, pursuant to and in accordance with the provisions of Clause 24.4 (Governing Law and Jurisdiction) of the Agreement, that its agent for service of process in England is as set out in the Schedule to this Transfer Certificate and confirms that such agent is willing to accept service of such process as is described in Clause 24.4 of the Agreement on behalf of the Transferee in respect of the Agreement, any other Transaction Document.

XII. This Transfer Certificate shall be governed by and construed in accordance with English Law.


[Transferee]


By:
   ------------------------------
   (Duly Authorised)



[Transferor]



By:
   ------------------------------
   (Duly Authorised)



The Agent on behalf of itself and all other parties to the Agreement (other than the Transferor and the Obligors).



By:
   ------------------------------
   (Duly Authorised)



The Borrower on behalf of itself and all the other Obligors

By:
   ------------------------------
   (Duly Authorised)



Dated: [              ]

                      SCHEDULE TO THE TRANSFER CERTIFICATE



Transferor's Commitment         Amount of Commitment Transferred and the Related
                                Rights and Obligations of the Transferor to be Transferred



Transferor's Participation      Amount of Transferor's Participation in Advances
 in Advances already made       already made Transferred and Related Rights and
                                Obligations of the Transferor to be Transferred


Date:

[Transferee]


LENDING OFFICE:                 ADDRESS FOR NOTICES:

[___________________]           [________________________________]


                                Telephone:  [______________]
                                Facsimile:  [______________]


JURISDICTION OF INCORPORATION:

[_____________]

English Process Agent:

[_____________]

Transfer Date:  [_________]

                                   SCHEDULE 3

                               UTILISATION NOTICE


To:     (1)     HALIFAX PLC (as Agent)
                Group Treasury
                33 Old Broad Street
                London
                EC2N 1HZ

                Facsimile No: +44 171 574 8139
                Tel No:       +44 171 574 8042
                Attention:    Head of Aircraft Finance

From:     [_____] (the "BORROWER")
          [_____________________________
          ______________________________
          ______________________________
          ______________________________
          ______________________________]


RE: AIRCRAFT FACILITY AGREEMENT DATED 19TH JANUARY, 1999 AND MADE BETWEEN THE BANKS AND FINANCIAL INSTITUTIONS NAMED THEREIN AS LENDERS, HALIFAX PLC AS AGENT AND SECURITY TRUSTEE, THE BORROWER, AIRCRAFT SPC 9, INC. AS PARENT, AND INTERNATIONAL LEASE FINANCE CORPORATION AS GUARANTOR AND SUBORDINATED LENDER AS AMENDED, SUPPLEMENTED OR ACCEDED TO FROM TIME TO TIME (THE "AGREEMENT")

The Borrower hereby gives notice in accordance with Clause 3.1.1 of the Agreement that:-

(i) the Borrower desires to effect a Utilisation on the Delivery Date, which is currently scheduled to be [________];

(ii)    the requested amount of the proposed Advance is US$[_____];

(iii)   the Aircraft the subject of the Utilisation is one Airbus
        [A319/A320/A321/A330/A340] Aircraft with manufacturer's serial number [_______], proposed [_______] Registration Mark [_______] and [_______]
        installed Engines;

[(iv) the proposed [Lessee][Sub-Lessee] of the Aircraft the subject of the Utilisation is [_______], a company incorporated in [_______] and having its principal place of business in [_______] and it is proposed that the Aircraft shall be [registered] in [_______]. The Lessee will [and the Sub-Lessee] [will] [will not] require quiet enjoyment covenants from the Borrower and the Security Trustee in the form agreed between the Borrower, the Security Trustee and the Guarantor.]

        A certified copy of the [executed Lease] [latest draft of the proposed Lease] is attached hereto;]

[(v) the Borrower confirms that [______________], as Sub-Borrower, shall be the owner of the Aircraft];

(vi) the Borrower desires the Lenders to disburse the Loan on [____________________________]; and

(vii)   The Aircraft Purchase Price is US$[______________];

The account into which the Loan should be paid is account no. [______________] with [_______].

The Borrower hereby certifies that as at the date of this notice no Relevant Event, Termination Event, and except as disclosed to the Agent no Second Trigger Event or Third Trigger Event, has occurred and is continuing or would result from the drawdown of the Advance, the subject of this Utilisation.

The Borrower hereby certifies that all representations and warranties on its part contained in Clause 6.2 of the Facility Agreement remain true and correct at the date of this notice and shall remain true and correct on the Delivery Date and no event has occurred which constitutes or, with the passing of time or the giving of notice or the making of any determination or any combination thereof would constitute, a Termination Event.

Capitalised terms used herein defined in the Agreement have the same meanings herein.

[____________________________]

By:

Name:

Title:

                                   SCHEDULE 4

                                     PART I

      DETAILS OF PROPOSED AIRCRAFT AND PROPOSED AIRCRAFT DELIVERY SCHEDULE
                              (ALL FIGURES IN US$)


(1)           (2)          (3)      (4)             (5)            (6)                  (7)

                                                                                        NATIONAL
                                                                   ASSUMED              CONTENT
              SCHEDULED                             PROPOSED       FINANCED             (ASSUMED
AIRCRAFT      DELIVERY              ENGINE          INITIAL        AMOUNT               %)
NO.           MONTH        TYPE     TYPE            LESSEE         (MILLIONS)    UK     FRANCE     GERMANY
1             Feb-99       A319     CFM56-5A4       Air France     29,652.25     18     51         31
2             Mar-99       A319     CFM56-5B        TAP            29,652.25     18     51         31
3             Apr-99       A319     CFM56-5A4       Air France     29,435.50     18     51         31
4             Apr-99       A319     CFM58-5A4       Air France     29,435.50     18     51         31
5             May-99       A319     CFM56-5B        Swissair       29,435.50     18     51         31
6             Jan-99       A320     V2527-A5        Dragonair #5   35,372.75     32     32         36
7             Mar-99       A320     CFM56-5A3       TAP #4         35,372.75     20     49         31
8             Apr-99       A320     CFM56-5A3       Star Airlines  35,198.50     20     49         31
9             May-99       A320     CFM56-5B4       Iberia         35,198.50     20     49         31
10            Oct-99       A320     CFM56-5B4       Iberia         36,035.75     20     49         31
11            Nov-99       A320     V2527-A5        BMA #1         36,035.75     32     32         36
12            Feb-99       A321     V2533-A5        BMA #3         40,415.80     33     32         35
13            Feb-99       A321     V2533-A5        Aerolloyd #2   40,415.80     33     32         35
14            Mar-99       A321     V2533-A5        Dragonair #6   40,415.80     33     32         35
15            Mar-99       A321     CFM56-5B        Aer Lingus     40,415.80     17     52         31
16            Mar-99       A321     V2533-A5        BMA #4         40,415.80     33     32         35
17            Apr-99       A321     V2533-A5        Aerolloyd #3   40,073.25     33     32         35
18            May-99       A321     V2533-A5        Dragonair #7   40,073.25     33     32         35
19            Jul-99       A321     V2533-A5        Asiana #1      40,366.50     33     32         35
20            Dec-99       A321     CFM56-5B        Swissair       41,208.00     17     52         31


(1)                                      (8)
                            ASSUMED NATIONAL PROPORTIONS


                ASSUMED
AIRCRAFT        BRITISH           ASSUMED FRENCH     ASSUMED GERMAN
NO.             LENDERS'          LENDERS'           LENDERS'
                PROPORTION        PROPORTION         PROPORTION
1                5,337,405.00     15,122,647.50        9,192,197.50
2                5,337,405.00     15,122,647.50        9,192,197.50
3                5,298,390.00     15,012,105.00        9,125,005.00
4                5,298,390.00     15,012,105.00        9,125,005.00
5                5,298,390.00     15,012,105.00        9,125,005.00
6               11,319,280.00     11,319,280.00       12,734,190.00
7                7,074,550.00     17,332,647.50       10,965,552.50
8                7,039,700.00     17,247,265.00       10,911,535.00
9                7,039,700.00     17,247,265.00       10,911,535.00
10               7,207.150.00     17,657,517.50       11,171,082.50
11              11,531,440.00     11,531,440.00       12,972,870.00
12              13,337,214.00     12,933,056.00       14,145,530.00
13              13,337,214.00     12,933,056.00       14,145,530.00
14              13,337,214.00     12,933,056.00       14,145,530.00
15               6,870,686.00     21,016,216.00       12,528,898.00
16              13,337,214.00     12,933,056.00       14,145,530.00
17              13,224,172.50     12,823,440.00       14,025,637.50
18              13,224,172.50     12,823,440.00       14,025,637.50
19              13,320,945.00     12,917,280.00       14,128,275.00
20               7,005,360.00     21,428,160.00       12,774,480.00

(1)           (2)          (3)      (4)             (5)            (6)                  (7)

                                                                                        NATIONAL
                                                                   ASSUMED              CONTENT
              SCHEDULED                             PROPOSED       FINANCED             (ASSUMED
AIRCRAFT      DELIVERY              ENGINE          INITIAL        AMOUNT               %)
NO.           MONTH        TYPE     TYPE            LESSEE         (MILLIONS)    UK     FRANCE     GERMANY
21            Feb-99       A330-200 Trent 772-60    Air Transat    56,960.63     38     34         28
22            Apr-99       A330-200 Trent 772-60    Air Transat    56,960.63     38     34         28
23            Feb-99       A330-200 PW4168A         Swissair #2    56,960.63     24     41         35
24            Feb-99       A330-200 PW4168A         Swissair #3    56,960.63     24     41         35
25            Mar-99       A330-200 PW4168A         Swissair #4    56,896.17     24     41         35
26            May-99       A330-200 PW4168A         Swissair #5    56,896.17     24     41         35
27            May-99       A330-200 CF6-80E1        Canada 3000    56,896.17     22     43         35
                                                    #3
28            Aug-99       A330-200 PW4168A         Sabena #1      57,128.50     24     41         35
29            Oct-99       A330-200 PW4168A         Sabena #2      58,964.50     24     41         35
30            Nov-99       A330-200 PW4168A         Sabena #3      58,964.50     24     41         35
31            Feb-99       A340-300 CFM56-5C4       Air Canada #4  72,938.50     20     50         30
32            Jan-00       A319-100 CFM56-5A4       Air France     28,477.83     18     51         31
33            Jan-00       A319     CFM56-5B5       Iberia         28,477.83     18     51         31
34            Feb-00       A319     CFM56-5B5       Iberia         28,477.83     18     51         31
35            Mar-00       A319     CFM56-5A4       Air France     28,477.83     18     51         31
36            Apr-00       A319     V2524-A5        TBD            27,602.33     28     39         33



(1)                                    (8)
                          ASSUMED NATIONAL PROPORTIONS


              ASSUMED
AIRCRAFT      BRITISH           ASSUMED FRENCH     ASSUMED GERMAN
NO.           LENDERS'          LENDERS'           LENDERS'
              PROPORTION        PROPORTION         PROPORTION
21            21,645,039.40     19,366,614.20       15,948,976.40
22            21,645,039.40     19,366,614.20       15,948,976.40
23            13,670,551.20     23,353,858.30       19,936,220.50
24            13,670,551.20     23,353,858.30       19,936,220.50
25            13,655,080.80     23,327,429.70       19,913,659.50
26            13,655,080.80     23,327,429.70       19,913,659.50
27            12,517,157.40     24,465,353.10       19,913,659.50

28            13,710,840.00     23,422,685.00       19,944,975.00
29            14,151,480.00     24,175,445.00       20,637,575.00
30            14,151,480.00     24,175,445.00       20,637,575.00
31            14,587,700.00     36,469,250.00       21,881,550.00
32             5,126,009.40     14,523,693.30        8,828,127.30
33             5,126,009.40     14,523,693.30        8,828,127.30
34             5,126,009.40     14,523,693.30        8,828,127.30
35             5,126,009.40     14,523,693.30        8,828,127.30
36             7,728,652.40     10,764,908.70        9,108,768.90

(1)           (2)          (3)      (4)             (5)            (6)                  (7)

                                                                                        NATIONAL
                                                                   ASSUMED              CONTENT
              SCHEDULED                             PROPOSED       FINANCED             (ASSUMED
AIRCRAFT      DELIVERY              ENGINE          INITIAL        AMOUNT               %)
NO.           MONTH        TYPE     TYPE            LESSEE         (MILLIONS)    UK     FRANCE     GERMANY
37            Apr-00       A319-100 CFM56-5A4       Air France     27,602.33     18     51         31
38            May-00       A319-100 CFM56-5B5       Iberia         27,602.33     18     51         31
39            Nov-00       A319-100 CFM56-5B5       Iberia         26,809.00     18     51         31
40            Feb-00       A320     V2527-A5        BMA #2         36,120.75     32     32         36
41            Mar-00       A320     V2527-A5        BMA #3         36,120.75     32     32         36
42            Apr-00       A320     CFM56-5B4       Iberia         34,875.50     20     49         31
43            Apr-00       A320-200 CFM56-5B4       Iberia         34,875.50     20     49         31
44            May-00       A320     CFM56-5B4       Iberia         34,875.50     20     49         31
45            Feb-00       A319     CFM56-5B        Air France     28,477.83     18     51         31
46            Mar-00       A321     V2533-A5        Aerolloyd #4   39,995.33     33     32         35
47            Apr-00       A321     V2533-A5        Aerolloyd #5   41,297.25     33     32         35
48            Jul-00       A321     V2533-A5        Asiana #2      41,297.25     33     32         35
49            Oct-00       A321     V2527-A5        TBD            41,798.33     33     32         35
50            Nov-00       A321     V2527-A5        TBD            41,825.65     33     32         35
51            Feb-00       A330-200 PW4168A         Austrian       57,961.50     24     41         35
52            May-00       A330-200 CF6-80E1        Aer Lingus     57,757.50     22     43         35
53            May-00       A330-200 Trent 772-60    TBD            57,774.50     38     34         28
54            Nov-00       A330-200 PW4168A         TBD            57,774.50     24     41         35
55            Apr-00       A340-300 CFM56-5C4       TBD            75,514.00     20     50         30



(1)                                    (8)
                          ASSUMED NATIONAL PROPORTIONS


              ASSUMED
AIRCRAFT      BRITISH           ASSUMED FRENCH     ASSUMED GERMAN
NO.           LENDERS'          LENDERS'           LENDERS'
              PROPORTION        PROPORTION         PROPORTION
37             4,968,419.40     14,077,188.30        8,556,722.30
38             4,968,419.40     14,077,188.30        8,556,722.30
39             4,825,620.00     13,672,590.00        8,310,790.00
40            11,558,640.00     11,558,640.00       13,003,470.00
41            11,558,640.00     11,558,640.00       13,003,470.00
42             6,975,100.00     17,088,995.00       10,811,405.00
43             6,975,100.00     17,088,995.00       10,811,405.00
44             6,975,100.00     17,088,995.00       10,811,405.00
45             5,126,009.40     14,523,693.30        8,828,127.30
46            13,198,458.90     12,798,505.60       13,998,365.50
47            13,628,092.50     13,215,120.00       14,454,037.50
48            13,628,092.50     13,215,120.00       14,454,037.50
49            13,793,448.90     13,375,465.60       14,629,415.50
50            13,802,464.50     13,384,208.00       14,638,977.50
51            13,910,760.00     23,764,215.00       20,286,525.00
52            12,706,650.00     24,835,725.00       20,215,125.00
53            21,954,310.00     19,643,330.00       16,176,860.00
54            13,865,880.00     23,687,545.00       20,221,075.00
55            15,102,800.00     37,757,000.00       22,654,200.00

(1)           (2)          (3)      (4)             (5)            (6)                  (7)

                                                                                        NATIONAL
                                                                   ASSUMED              CONTENT
              SCHEDULED                             PROPOSED       FINANCED             (ASSUMED
AIRCRAFT      DELIVERY              ENGINE          INITIAL        AMOUNT               %)
NO.           MONTH        TYPE     TYPE            LESSEE         (MILLIONS)    UK     FRANCE     GERMANY
56            Jan-01       A319-100 CFM56-5B5       Iberia         27,746.13     18     51         31
57            Mar-01       A319     CFM56-5B5       Iberia         27,746.13     18     51         31
58            Mar-01       A319-100 CFM56-5B5       Iberia         27,746.13     18     51         31
59            May-01       A319-100 CFM56-5B5       Iberia         27,047.00     18     51         31
60            Sep-01       A319-100 CFM56-5B5       Iberia         27,055.50     18     51         31
61            Feb-01       A320     V2527-A5        BMA #4         34,680.00     32     32         36
62            Feb-01       A320     CFM56-5B4       Iberia         34,680.00     20     49         31
63            Mar-01       A320-200 V2527-A5        TBD            34,680.00     32     32         36
64            Mar-01       A320     V2527-A5        BMA #5         34,680.00     32     32         36
65            Mar-01       A320-200 V2527-A5        BMA #6         34,680.00     32     32         36
66            May-01       A320     CFM56-5B4       Iberia         32,529.50     20     49         31
67            Feb-01       A321     V2533-A5        Aerolloyd #6   41,565.00     33     32         35
68            Apr-01       A321     V2533-A5        Aerolloyd opt  40,564.83     33     32         35
69            Apr-01       A321-200 V2527-A5        TBD            40,564.83     33     32         35
70            Apr-01       A330-200 PW4168A         TBD            58,352.50     24     41         35
71            May-01       A330-200 CF6-80E1        TBD            58,352.50     22     43         35
72            Sep-01       A330-200 Trent 772-60    Star Airlines  58,522.50     38     34         28
73            Nov-01       A330-200 PW4168A         Star Airlines  58,718.00     24     41         35



(1)                                    (8)
                          ASSUMED NATIONAL PROPORTIONS


              ASSUMED
AIRCRAFT      BRITISH           ASSUMED FRENCH     ASSUMED GERMAN
NO.           LENDERS'          LENDERS'           LENDERS'
              PROPORTION        PROPORTION         PROPORTION
56             4,994,303.40     14,150,526.30        8,601,300.30
57             4,994,303.40     14,150,526.30        8,601,300.30
58             4,994,303.40     14,150,526.30        8,601,300.30
59             4,868,460.00     13,793,970.00        8,384,570.00
60             4,869,990.00     13,798,305.00        8,387,205.00
61            11,097,600.00     11,097,600.00       12,484,800.00
62             6,936,000.00     16,993,200.00       10,750,800.00
63            11,097,600.00     11,097,600.00       12,484,800.00
64            11,097,600.00     11,097,600.00       12,484,800.00
65            11,097,600.00     11,097,600.00       12,484,800.00
66             6,505,900.00     15,939,455.00       10,084,145.00
67            13,716,450.00     13,300,800.00       14,547,750.00
68            13,386,393.90     12,980,745.60       14,197,690.50
69            13,386,393.90     12,980,745.60       14,197,690.50
70            14,004,600.00     23,924,525.00       20,423,375.00
71            12,837,550.00     25,091,575.00       20,423,375.00
72            22,238,550.00     19,897,650.00       16,386,300.00
73            14,092,320.00     24,074,380.00       20,551,300.00

(1)           (2)          (3)      (4)             (5)            (6)                  (7)

                                                                                        NATIONAL
                                                                   ASSUMED              CONTENT
              SCHEDULED                             PROPOSED       FINANCED             (ASSUMED
AIRCRAFT      DELIVERY              ENGINE          INITIAL        AMOUNT               %)
NO.           MONTH        TYPE     TYPE            LESSEE         (MILLIONS)    UK     FRANCE     GERMANY
74            Apr-01       A340-300 CFM56-5C4       TBD            78,387.00     20     50         30
75            May-01       A340     CFM56-5C4       TBD            78,387.00     20     50         30

                                                                   3,169,705,530



(1)                                     (8)
                           ASSUMED NATIONAL PROPORTIONS


               ASSUMED
AIRCRAFT       BRITISH           ASSUMED FRENCH     ASSUMED GERMAN
NO.            LENDERS'          LENDERS'           LENDERS'
               PROPORTION        PROPORTION         PROPORTION
74             15,677,400.00     39,193,500.00       23,516,100.00
75             15,677,400.00     39,193,500.00       23,516,100.00

               807,161,405.70   1,318,436,938.60  1,044,107,185.70


NOTE: 1. "*" denotes potential or unconfirmed lessee. ILFC may at its discretion, change the identity of the initial lessees and the engine type.

NOTE: 2. Aircraft No. and other information may be changed in accordance with the definition of Eligible Aircraft.

NOTE: 3. Scheduled Delivery months may be changed.

NOTE: 4. Assumed Financed Amount for each Aircraft is for indicative purposes only and is subject to adjustment.

                              SCHEDULE 4 : PART II
          INTERNATIONAL LEASE FINANCE CORPORATION SAMPLE LOAN PROFILES
                        AS A PERCENTAGE OF AIRCRAFT COST
                 FOR AIRBUS A319/A320/A321/A330/A340 DELIVERIES

                           PURCHASE PRICE 120,000,000
         (LASU RATE _____% PER ANNUM CALCULATED ON ACTUAL/360 DAY BASIS)

        (1)                          (2)                    (3)                     (4)                     (5)
REPAYMENT DATE NUMBER           TRANCHE A ECA          TRANCHE B ECA            TOTAL LOAN          ADVANCE OUTSTANDING
(SEMI-ANNUAL REPAYMENTS)                                                                                    (%)
DELIVERY DATE
2nd January 1999                75,000,000.00           27,000,000.00         102,000,000.00                85.00
1st July 1999                   71,250,000.00           25,650,000.00          96,900,000.00                80.75
2nd January 2000                67,500,000.00           24,300,000.00          91,800,000.00                76.50
1st July 2000                   63,750,000.00           22,950,000.00          86,700,000.00                72.25
2nd January 2001                60,000,000.00           21,600,000.00          81,600,000.00                68.00
1st July 2001                   56,250,000.00           20,250,000.00          76,500,000.00                63.75
2nd January 2002                52,500,000.00           18,900,000.00          71,400,000.00                59.50
1st July 2002                   48,750,000.00           17,550,000.00          66,300,000.00                55.25
2nd January 2003                45,000,000.00           16,200,000.00          61,200,000.00                51.00
1st July 2003                   41,250,000.00           14,850,000.00          56,100,000.00                46.75
2nd January 2004                37,500,000.00           13,500,000.00          51,000,000.00                42.50
1st July 2004                   33,750,000.00           12,150,000.00          45,900,000.00                38.25
2nd January 2005                30,000,000.00           10,800,000.00          40,800,000.00                34.00
1st July 2005                   26,250,000.00            9,450,000.00          35,700,000.00                29.75
2nd January 2006                22,500,000.00            8,100,000.00          30,600,000.00                25.50
1st July 2006                   18,750,000.00            6,750,000.00          25,500,000.00                21.25
2nd January 2007                15,000,000.00            5,400,000.00          20,400,000.00                17.00
1st July 2007                   11,250,000.00            4,050,000.00          15,300,000.00                12.75
2nd January 2008                 7,500,000.00            2,700,000.00          10,200,000.00                 8.50
1st July 2008                    3,750,000.00            1,350,000.00           5,100,000.00                 4.25
2nd January 2009                         0.00                    0.00                   0.00                 0.00

                                   SCHEDULE 5

                               GUARANTOR COVENANTS


1. In this Schedule 5 each of the following words shall have the following meanings:-

        "FINANCIAL INDEBTEDNESS" of any Person means, and includes all obligations of such Person which in accordance with generally accepted accounting principles in the United States of America shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all:-

        (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets (other than security and other deposits on flight equipment);

        (b) obligations secured by any Lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations;

        (c) obligations created or arising under any conditional sale, or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property;

        (d) obligations evidenced by bonds, debentures, notes or other similar instruments; and

        (e) Guarantees by such Person to the extent required pursuant to the definition thereof,

        but:

        (i) shall not include amounts which would otherwise be taken into account which are owed by the Guarantor to any of its Subsidiaries or by any Subsidiary of the Guarantor to the Guarantor or another Subsidiary of the Guarantor;

        (ii) no amount shall be taken into account more than once in the same calculation;

        (iii) shall not include any aircraft lease rentals received in advance;

        (iv) shall not include any concessions received in advance from manufacturers;

        (v)     shall not include any amounts in respect of current or deferred
                Tax;

        "GUARANTEES" by any person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Financial Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation or (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the primary obligor against loss in respect thereof; provided, however, that the obligation described in clause (c) shall not include (i) obligations of a buyer under an agreement with a seller to purchase goods or services entered into in the ordinary course of such buyer's and seller's business unless such agreement required that such buyer make payment whether or not delivery is ever made of such goods or services and (ii) agreements where the remaining debt on an aircraft does not exceed the aircraft's net book value, determined in accordance with industry standards, except that clause (c) shall apply to the amount of remaining debt that exceeds the net book value of the aircraft. For the purposes of all computations made under this Guarantee, a Guarantee in respect of any Financial Indebtedness for borrowed money shall be deemed to be Financial Indebtedness equal to the principal amount of such Financial Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Financial Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

        "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind;

        "RELATED PARTY" means any Person (other than a Subsidiary):-

        (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Guarantor;

        (ii) which beneficially owns or holds five per cent. (5%) or more of the equity interest of the Guarantor; or

        (iii) twenty per cent. (20%) or more of the equity interest of which is beneficially owned or held by the Guarantor or a Subsidiary.

        The term "control" means, for the purposes of the above definition, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;


2. The Guarantor hereby undertakes and covenants with the Agent, the Security Trustee, and each of the Lenders separately and severally that from the date of this Agreement and until all Guaranteed Obligations then payable have been paid in full:-

2.1 the Guarantor shall furnish to the Security Trustee sufficient copies for each Lender (which the Security Trustee shall promptly furnish to each Lender):-

        (a) as soon as available, and in any event within ninety-five (95) days after the end of each fiscal year of the Guarantor, a copy of the audited financial statements and annual audit report of the Guarantor and its Subsidiaries for such fiscal year beginning with the year ending December 31 1998 prepared on a consolidated basis and in conformity with generally accepted accounting principles in the United States of America and certified by Price Waterhouse Coopers LLP or by another independent United States of America certified public accountant of recognised national standing in the United States of America selected by the Guarantor;

        (b) as soon as available, and in any event within fifty (50) days after the end of each quarter (except the last quarter) of each fiscal year of the Guarantor, a copy of the unaudited financial statements of the Guarantor and its Subsidiaries for such quarter prepared in a manner consistent with the audited financial statements referred to in Paragraph 2.1(a) signed by the Guarantor's chief financial officer and consisting of at least a balance sheet as at the close of such quarter and statements of earnings and cash flows for such quarter and for the period from the beginning of such fiscal year to the close of such quarter;

        (c) contemporaneously with the furnishing of a copy of each annual audit report and of each set of quarterly statements provided for in this Paragraph 2.1, a certificate of the Guarantor dated the date of such annual report or such quarterly statements and signed by the Guarantor's chief financial officer or treasurer, to the effect that no Termination Event or Relevant Event has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it and as to the long term debt rating of the Guarantor as rated by Standard & Poor's Corporation and by Moody's Investor Service, Inc. or by an alternative service of equivalent recognition (if neither Standard & Poor's Corporation nor Moody's Investor Service, Inc. has assigned any rating);

        (d) promptly after the filing or making thereof, copies of all 8-K's (other than 8-K's relating solely to the issuance by the Guarantor of securities pursuant to an effective registration statement), 10-Q's, 10-K's, and other material reports or registration statements filed by the Guarantor with or to any securities exchange or the Securities and Exchange Commission;

        (e) from time to time such other information concerning the Guarantor as the Agent or the Security Trustee may reasonably request;

2.2 promptly after learning of the occurrence of any Termination Event or a First Trigger Event, Second Trigger Event or Third Trigger Event, the Guarantor shall furnish to the Security Trustee written notice thereof, describing the same and the steps being taken by the Guarantor affected with respect thereto;

2.3 subject to Paragraph 2.8 the Guarantor will maintain and preserve its existence as a corporation or other form of business organisation;

2.4 the Guarantor will engage in substantially the same fields of business as it is engaged in on the date hereof;

2.5 the Guarantor will maintain complete and accurate books and records in which full and correct entries in conformity with generally accepted accounting principles in the United States of America shall be made of all dealings and transactions in relation to its respective business and activities;

2.6 the Guarantor will not declare or pay any dividends whatsoever or make any distribution on any capital stock of the Guarantor (except in shares of, or warrants or rights to subscribe for or purchase shares of, capital stock of the Guarantor), and not, and not permit any Subsidiary to, make any payment to acquire or retire shares of capital stock of the Guarantor, at any time when a Termination Event has occurred and is continuing provided, however, that notwithstanding the foregoing, this Paragraph 2.6 shall not prohibit the payment of dividends on any of the Guarantor's money market preferred stock that was sold to the public pursuant to an effective registration statement under the United States of America Securities Act of 1933 or the payment of dividends within 30 days of the declaration thereof if such declaration was not prohibited by this Section 2.6;

2.7 the Guarantor will not enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of the Guarantor's business and upon fair and reasonable terms no less favourable to the Guarantor than would be obtained in a comparable arm's length transaction with a Person not a Related Party;

2.8 in the event that the Guarantor is a party to any merger or consolidation then the successor person, if other than the Guarantor, shall assume all of the Guaranteed Obligations.

                                   SCHEDULE 6

              CONDITIONS PRECEDENT AND SUBSEQUENT TO A UTILISATION

                                     PART I


        CONDITIONS PRECEDENT TO EACH UTILISATION

        The obligations of each of the Lenders and the Representatives, under this Agreement with respect to each Utilisation shall be subject to the following conditions precedent having been fulfilled to the satisfaction of, or waived in writing by, the Agent:-

        1.      (A)     no Cancellation Notice shall have been served and still
                        be in effect and no Relevant Event or Termination Event shall have occurred which is continuing on the relevant
                        Utilisation Date; and

                (B) all representations and warranties made (or deemed repeated) by or on behalf of the Borrower and each other Obligor in Clause 6 (Representations and Warranties) and paragraph 2 of the relevant Accession Deed on the Utilisation Date shall be true and accurate in the light of the circumstances and with reference to the facts existing on the Utilisation Date (except to the extent that the representation in Clause 6.1(l) specifically relates to an earlier date).

        2. three (3) Business Days prior to the Utilisation Date, or such lesser period as the Agent shall have agreed in writing, the Agent shall have received:

                (A) duly executed originals of all previously undelivered Aircraft Operative Documents to which the Agent and the applicable Obligor is to be a party (other than those referred to in Part II of this Schedule 6) comprising the following documents for the relevant Aircraft:

                        (a)     the Partial Purchase Agreement Assignment;

                        (b)     the BFE Bill of Sale;

                        (c)     a certified copy of the Lease (if available);

                        (d) a certified copy of the assignment of the Lease to the Borrower or the Relevant Sub-Borrower (as the case may be);

                        (e) the Assignment of General Terms Agreement Re Engine Warranties or as the case may be the RR Engine Warranty Agreement;

                        (f) if applicable, Assignment of Warranty and Support Rights (Airframe) between the Guarantor and the Lessee;

                        (g) if applicable, Assignment Agreement (Assignment of Rights (Engines)) between the Guarantor, the Lessee and the relevant Engine Manufacturer;

                        (h)     the Loan Supplement;

                        (i) the Mortgage (or alternative security satisfactory to the Security Trustee acting upon the instructions of the Majority Lenders);

                        (j)     the Sub-Borrower Debenture (if applicable);

                        (k)     Charge Over Shares of Sub-Borrower (if
                                applicable);

                        (l)     Sub-Borrower Guarantee (if applicable);

                        (m) Lease Security Assignment (if a Third Trigger Event shall have occurred and be continuing);

                        (n)     Accession Deed (if applicable).

                        (o)     Intermediate Lessee Debenture (if applicable);

                        (p) Charge Over Shares of Intermediate Lessee (if applicable);

                        (q) Intermediate Lease Security Assignment (if a Third Trigger Event shall have occurred and be continuing) (if applicable);

                        (r)     Intermediate Lease (if applicable);

                        (s)     Bill of Sale;

                        (t)     Notice of Charge;

                        (u) the definitive drafts of legal opinions referred to in Clause 3.1.4(c) and (d) (Utilisation Notices), if applicable;

                (B) payment instructions relating to payments to be made on the Delivery Date under the Aircraft Operative Documents;

                (C) with respect to such Utilisation, the Support Agreements or the requisite approval of each of ECGD, COFACE and HERMES in lieu of and/or as a precursor to the issue of the relevant Support Agreement;

        3. on or before the first Utilisation the Agent shall have received:

                (a) a legal opinion from Appleby, Spurling & Kempe, Bermudan counsel to the Lenders;

                (b) a legal opinion from Buchalter Nemer, Fields & Younger, Californian counsel to the Lenders;

                (c) a legal opinion from Paul, Hastings, Janofsky & Walker LLP regarding the Guarantor's corporate authority to enter into the Facility Agreement and its due authorisation thereof, and to other matters applicable to the Guarantor or the Parent, from in-house counsel to the Guarantor;

                (d) a legal opinion from Wilde Sapte, English counsel to the Lenders;

                it being understood that after the occurrence and continuation of a Second Trigger Event, the Agent shall be entitled to request receipt of such other legal opinions as it in its good faith considers appropriate and the reissue of any other Master Opinion in addition to the Master Opinions and any "bring-down" opinions referred to in Clause 7.1(s) (General Covenants of Borrower, Sub-Borrower and Intermediate Lessee) and from counsel in the state of registration of the Aircraft;

        4. on or before each Utilisation in respect of which a Sub-Borrower and/or Intermediate Lessee is incorporated in the structure and in either or both cases has not previously acceded to the Agreement, the Agent shall have received an opinion from legal counsel to the Lenders in the jurisdiction of organisation of such Sub-Borrower and/or Intermediate Lessee (being a legal opinion from Maples & Calder, if the Cayman Islands is the relevant jurisdiction or a legal opinion from A&L Goodbody, if Ireland is the relevant jurisdiction) regarding the due execution and validity of the Accession Deed, of the relevant Aircraft Security Documents and of other documents as the Representatives may have required pursuant to Clause 3.3.3(b) (Sub-Borrowers/Intermediate Lessees).

              CONDITIONS PRECEDENT AND SUBSEQUENT TO A UTILISATION

                                     PART II

                          FURTHER CONDITIONS PRECEDENT


In addition, the Agent shall have received on or before the Utilisation Date all of the following:-

1. if applicable, evidence of registration of the Aircraft with the applicable Aviation Authority;

2. a certificate of the insurance broker in respect of the Insurances together with a broker's letter of undertaking (if any) and any certificate of reinsurance and reinsurance broker's letter of undertaking (if any) in form and substance acceptable to the Security Trustee;

3. evidence satisfactory to the Agent that the bills of sale/confirmation of transfer by delivery of possession relating to the transfer of title to the Aircraft and the installed Buyer Furnished Equipment will be delivered by the Seller to the Borrower;

4. a commercial invoice for the Aircraft (including the installed Buyer Furnished Equipment) issued by the Seller specifying the net final contract price as described in the relevant Purchase Agreement in relation to the Aircraft;

5. duly executed originals of all of the notices to the Partial Purchase Agreement Assignment, the Assignment of General Terms Agreement re Engine Warranties, the Mortgage, and duly executed originals of the notices to the relevant Sub-Borrower Debenture or the Borrower Debenture;

6. duly executed originals or, as the case may be, certified copies of the documents ancillary to any Charge Over Shares entered into in connection with the delivery of the Aircraft being certified copies of the memorandum of association and bye-laws and the share register (if any) of the relevant Sub-Borrower or Intermediate Lessee and the originals of the letters of resignation, irrevocable proxy and undated Share Transfer forms referred to in such Charge over Shares;

7. in form and substance satisfactory to the Agent certified copies of all consents, authorisations, approvals, filings and registrations (if any) of or with any governmental or other competent agency or authority (including in relation to exchange control) which any of the legal opinions referred to in paragraph 2 of Part I of this Schedule 6 provide are required to be obtained or made by any party to the Aircraft Operative Documents in connection with the execution, delivery and performance of the Aircraft Operative Documents or any documents contemplated thereby but subject to the parenthetical proviso in Clause 7.1(f) (General Covenants of Borrower, Sub-Borrower and Intermediate Lessee) and except for those which it is not customary practice in the applicable jurisdiction to make or obtain at such time;

8. copies of all documents (not otherwise required under this annex) as are conditions precedent to such Utilisation under any Aircraft Operative Document;

 9. evidence of the Consent and Agreement of the Seller and the Engine Manufacturer to the provisions of the warranty assignments pursuant to the Partial Purchase Agreement Assignment, the Assignment of General Terms Agreement re Engine Warranties and the Mortgage and (where appropriate) the service of such documents upon the Seller by huissiers de justice in accordance with the provisions of Article 1690 of the French Civil Code;

10. a certified copy of the bill of sale issued by the Guarantor in favour of the Seller and relating to the Buyer Furnished Equipment and having attached thereto a Schedule describing the nature, the quantity, the vendor and the part number of the individual items which comprise the Buyer Furnished Equipment;

11. written confirmation from the Guarantor addressed to the Agent that the Buyer Furnished Equipment (excluding that relating to Post-Delivery Modifications) has been installed on the Aircraft;

12. a certificate from the Manufacturer addressed to the Agent confirming that the Buyer Furnished Equipment (excluding that relating to Post-Delivery Modifications) has been installed on the Aircraft as at the Delivery Date in form and substance satisfactory to the Export Credit Agencies;

13. an undertaking from the Guarantor addressed to the Agent that (i) the Buyer Furnished Equipment as is scheduled for installation within 180 days of the Delivery Date will be installed by the end of the Post-Delivery Modification Period or that the applicable portion of the relevant Loan will be prepaid as required under the Facility Agreement, and (ii) it will provide to the Agent a list of the Buyer Furnished Equipment installed on the Aircraft (after completion, if applicable, of Post-Delivery Modifications) specifying each item's stated country of origin as soon as practicable after the Delivery Date;

14. in the circumstances where the provisions of Clause 3.6.4 (Repayment Schedules) apply, substitute schedules to replace schedule 2 to the Loan Supplement duly signed for and on behalf of the Borrower and the relevant Lessee;

15. if a Sub-Borrower or an Intermediate Lessee, which has not previously acceded to the Transaction Documents, has been incorporated into the structure, evidence that the Sub-Borrower Accounts and/or the Intermediate Lessee Accounts have been opened and that ten Dollars has been deposited in each such Sub-Borrower Account or each such Intermediate Lessee Account (as the case may be);

16. a letter from the relevant Engine Manufacturer to the Agent setting out the credit memoranda deductible from the purchase price of the Aircraft in respect of the relevant Engines;

17. evidence satisfactory to it that no proceedings for insolvency of, and no petition for winding-up or liquidating, the Borrower, the relevant Sub-Borrower or the relevant Intermediate Lessee (as the case may be) has been instituted or filed as at the Utilisation Date in a corporate or similar register against the Borrower, the relevant Sub-Borrower or the relevant Intermediate Lessee (as the case may be) as at the Utilisation Date;

18. with respect to any previous Utilisation (having an analogous structure and/or the same jurisdiction as the proposed Utilisation) as to which the provisions of Clause 14.3.2

        (Illegality) have applied, evidence that all mitigating action has been completed or the affected Loan has been prepaid pursuant to Clause 14.3 (Illegality) and that relevant Master Opinions in form and substance satisfactory to the Agent have been reissued for the proposed Utilisation;

              CONDITIONS PRECEDENT AND SUBSEQUENT TO A UTILISATION

                                    PART III

                     CONDITIONS SUBSEQUENT TO A UTILISATION


It shall be a condition subsequent to each Advance that:-

        (A)     (a)     the Borrower shall within sixty (60) days after delivery
                        and title transfer of the relevant Aircraft from the Seller to the Borrower or the relevant Sub-Borrower (or following the occurrence and continuation of a Second
                        Trigger Event within seven (7) days after such delivery and title transfer) locate the Aircraft (including the Engines) at the time the Mortgage is to come into effect, (i) in England and Wales or Hong Kong or (ii) in United Kingdom or Hong Kong airspace or (iii) in such other location in respect of which the Agent is able to obtain a satisfactory legal opinion of counsel to the Lenders in the jurisdiction of such other location of the Aircraft (including the Engines) that, under the relevant conflicts of laws rules, the Mortgage will be recognised as a valid and binding Mortgage governed by English law, and shall provide within such sixty (60) day period or, as the case may be, seven (7) day period, evidence satisfactory to the Agent that the Aircraft
                        (including the Engines) has been located in one of the three applicable locations; and

                (b) with respect to a substitution of a Replacement Aircraft, the Borrower or any Sub-Borrower (as the case may be) shall within sixty (60) days after title to the Replacement Aircraft has transferred to the Borrower or the relevant Sub-Borrower (as the case may be) pursuant to Clause 4.7 (Substitution of Aircraft) (or following the occurrence and continuation of a Second Trigger Event within seven (7) days after such delivery and title transfer) locate the Replacement Aircraft (including the Engines) at the time the Mortgage is to come into effect, (i) in England and Wales or Hong Kong or (ii) in United Kingdom or Hong Kong airspace or (iii) in such other location in respect of which the Agent is able to obtain a satisfactory legal opinion of counsel to the Lenders in the jurisdiction of such other location of the Replacement Aircraft (including the Engines) that, under the relevant conflicts of laws rules, the Mortgage will be recognised as a valid and binding Mortgage governed by English law, and shall provide within such sixty (60) day period or, as the case may be, seven (7) day period, evidence satisfactory to the Agent that the Replacement Aircraft (including the Engines) has been located in one of the three applicable locations;

                it being understood, in so far as the Borrower is concerned, that failure to fulfil the condition subsequent in sub-paragraph
                (a) or (b) above in respect of a
                particular Loan shall constitute a mandatory prepayment event in accordance with Clause 4.10.1 (Mandatory Prepayment Event); and

                it being understood, in so far as the Lender and the Agent are concerned, that:-

                (i) the Agent shall inform the Lead Managers if and when each (if applicable) condition subsequent is fulfilled; and

                (ii) within such sixty (60) day period, the Agent shall seek, if applicable, the legal opinion of counsel to the Lenders referred to in sub-paragraph (a)(iii) above or sub-paragraph (b) above within such sixty (60) day period and, at the Expense of the Borrower, shall seek a confirmation from its legal counsel in the jurisdiction in which the Borrower or the relevant Sub-Borrower (as the case may be) is organised as to the recording, filing, registration and perfection of the Mortgage (to the extent permitted under applicable law) in that jurisdiction of the Mortgage;

        (B) the Borrower shall use all reasonable endeavours to cause the Seller to provide to the Security Trustee within thirty (30) days after delivery and title transfer of the relevant Aircraft from the Seller to the Borrower or the relevant Sub-Borrower (as the case may be):-

                (a) a legal opinion from in-house counsel to the Seller (in relation to its consent and agreement to the Partial Purchase Agreement Assignment and to Mortgage respectively) in form and content satisfactory to the Agent; and

                (b) a legal opinion from in-house counsel to the relevant Engine Manufacturer (in relation to its consent and agreement to the Assignment of General Terms Agreement Re Engine Warranties and to Mortgage respectively) in form and content satisfactory to the Agent, and the Agent shall inform the Lead Managers of the receipt of such legal opinions promptly after its receipt.

                                   SCHEDULE 7

                             ENGLISH PROCESS AGENTS


Societe Generale                      Societe Generale
                                      60 Gracechurch Street
                                      London EC3V 0HD

Commerzbank AG                        Commerzbank AG, London Branch
                                      Commerzbank House
                                      23 Austin Friars
                                      London EC2N 2EN

Bayerishe Hypo-und Vereinsbank AG     HypoVereinsbank, London Branch
                                      41 Moorgate
                                      London EC2R 6PP

Kreditanstalt fur Wiederaufbau        Wilde Sapte
                                      1 Fleet Place
                                      London EC4M 7WS
                                      Attention: Managing Partner

Borrower:                             Paul, Hastings, Janofsky & Walker LLP
                                      International Financial Centre
                                      Old Broad Street
                                      London EC2N 1HQ


Parent:                               Paul, Hastings, Janofsky & Walker LLP
                                      International Financial Centre
                                      Old Broad Street
                                      London EC2N 1HQ


Guarantor:                            Paul, Hastings, Janofsky & Walker LLP
                                      International Financial Centre
                                      Old Broad Street
                                      London EC2N 1HQ


Subordinated Lender                   Paul, Hastings, Janofsky & Walker LLP
                                      International Financial Centre
                                      Old Broad Street
                                      London EC2N 1HQ

                                   SCHEDULE 8

                                   INSURANCE


1.      OBLIGATION TO INSURE

        Throughout the Security Period the Borrower or Sub-Borrower will ensure that there is effected and maintained appropriate insurances in respect of each Aircraft and its operation including insurance for:

        (a)     loss or damage to each part of the Aircraft; and

        (b) any liability for injury to or death of persons and damage to or the destruction of public or private property arising out of or in connection with the operation, storage, maintenance or use of (in each case to the extent available) the Aircraft and of any other part thereof not belonging to the Borrower or Sub-Borrower but from time to time installed on the airframe.

2.      SPECIFIC INSURANCES

        The Borrower or Sub-Borrower will maintain or will cause to be maintained the following specific insurances with respect to each Aircraft (subject to paragraph 3)):

        (a) All Risks Hull Insurance - All risks hull insurance policy on the Aircraft in an amount at least equal to 110% of the outstanding principal under the Loan (the "Required Insured Value") on an agreed value basis and naming the Security Trustee as a "Contract Party" and loss payee for the Required Insured Value (provided, however, that to the extent it is possible under AVN67B or its then equivalent only to name the Security Trustee as a "Contract Party" or one of the "Contract Parties" the Lessee will only be required to do so);

        (b) Hull War Risk Insurance -Hull war risk and allied perils insurance, including hijacking, on the Aircraft where the custom in the industry is to carry war risk for aircraft operating on routes or kept in locations similar to the Aircraft in an amount not less than the Required Insured Value on an agreed value basis and naming the Security Trustee as a loss payee for the Required Insured Value (provided, however, that to the extent it is possible under AVN67B or its then equivalent only to name the Security Trustee as a "Contract Party" or one of the "Contract Parties", the Lessee will only be required to do so);

        (c) Legal Liability Insurance - Third party legal liability insurance for a combined single limit (bodily injured and property damage) of not less than $300,000,000 for a narrow-bodied aircraft and not less than $500,000,000 for wide-bodied aircraft. The Security Trustee on behalf of the Agent and the Lenders shall be named as additional insureds on such policies.

        (d) Aircraft Spares Insurance - Insurance for the engines and the parts while not installed on the Airframe for their replacement cost or an agreed value basis.

3.      VARIATIONS ON SPECIFIC INSURANCE REQUIREMENTS

        In certain circumstances, it is customary that not all of the insurances described in paragraph 2 be carried for the Aircraft. For example, when an Aircraft is not on lease to a passenger air carrier or is in storage or is being repaired or maintained, ferry or ground rather than passenger flight coverages for the Aircraft are applicable. Similarly, when an Aircraft is being utilised by a Government Entity (as defined in each Lease with a Lessee), indemnities may be provided by the Government Entity in lieu of particular insurances. The Borrower or Sub-Borrower will determine the necessary coverages for the Aircraft in such situations consistent with the manner in which the Borrower or Sub-Borrower or the Guarantor or the Guarantor's Subsidiaries or affiliates does so with respect to its other aircraft.

4.      HULL INSURANCES IN EXCESS OF REQUIRED INSURANCE VALUE

        For the avoidance of doubt, the Borrower or Sub-Borrower and/or Lessee may carry hull risks and hull war and allied perils insurance on the Aircraft in excess of the Required Insured Value which will not be payable to the Security Trustee. Such excess insurances will be payable to the Borrower or Sub-Borrower or the Lessee, as the case may be.

5.      CURRENCY

        All insurance and reinsurances effected pursuant to this Schedule 8 shall be payable in Dollars, save that in the case of the insurances referred to in paragraph 2(c) if such denomination is (a) required by the law of the state of registration of the Aircraft; or (b) the normal practice of airlines in the relevant country that operate aircraft leased from lessors located outside such country; or (c) otherwise agreed by the Security Trustee.

6.      SPECIFIC TERMS OF INSURANCES

        Insurance policies which are underwritten in the London insurance market and which pertain to financed or leased aircraft equipment contain the coverage and endorsements described in AVN67B. The present form of AVN67B is set forth in an "Exhibit C" to each Lease. Each of the Borrower and the Sub-Borrower agrees that, throughout the Security Period, the Aircraft will be insured and the applicable insurance policies endorsed either (i) in a manner consistent with AVN67B, as it may be amended or revised or its equivalent or (ii) as may then be customary in the airline industry for aircraft of the same type as the Aircraft utilised by operators in the same country and whose operational network for such Aircraft and credit status is similar to the type of business as the Lessee (if any) and at the time commonly available in the insurance market. In all cases, the Borrower or Sub-Borrower will set the standards, review and manage the insurances on the Aircraft consistent with the manner in which the Borrower or Sub-Borrower or its affiliates does so with respect to its other aircraft.

7.      INSURANCE BROKERS AND INSURERS

        In reviewing and accepting the insurance brokers (if any) and reinsurance brokers (if any) and insurers and reinsurers (if any) providing coverage with respect to the Aircraft, the Borrower or Sub-Borrower will utilise standards consistent with those applied by it or its affiliates with respect to its other aircraft. It is recognised that airlines in certain countries are required to utilise brokers (and sometimes even no brokers) or carry insurance with local insurance brokers and insurers. If at any time the Aircraft is not subject to a Lease or an Intermediate Lease the Borrower or Sub-Borrower will cause its insurance brokers to provide the Security

        Trustee with evidence that the insurances described in this Schedule 8 are in full force and effect.

8.      DEDUCTIBLE AMOUNTS, SELF-INSURANCE AND REINSURANCE

        With respect to the type of aircraft concerned, the nationality and creditworthiness of the airline operator, the airline operator's use and operation thereof and to the scope of and the amount covered by the insurances carried by the Lessee, the Borrower or Sub-Borrower will apply standards consistent with those of its affiliates in reviewing and accepting the amount of any insurance deductibles, whether the Lessee may self-insure any of the risks covered by the insurances and the scope and terms of reinsurance, if any, including a cut-through and assignment clause.

9.      RENEWALS

        The Borrower or Sub-Borrower will monitor the insurances on the Aircraft and their expiration dates. The Borrower or the Sub-Borrower shall, when requested by the Security Trustee, promptly inform the Security Trustee as to whether or not, the Guarantor has been advised that renewal instructions for any of the insurances have been given by the airline operator or its broker prior to or on the scheduled expiry date of the relevant insurance. The Borrower or the Sub-Borrower shall promptly notify the Security Trustee in writing if it receives notice that any of the insurances have in fact expired without renewal. Promptly after receipt, the Borrower or Sub-Borrower will provide to the Security Trustee evidence of renewal of the insurances and reinsurance (if any).

10.     INFORMATION

        The Borrower or Sub-Borrower shall provide the Security Trustee or shall ensure that the Security Trustee is provided with any information reasonably requested by the Security Trustee from time to time concerning the insurances maintained with respect to the Aircraft or, if reasonably available to the Borrower or Sub-Borrower, in connection with any claim being made or proposed to be made thereunder.

                                   SCHEDULE 9

              FORM OF CERTIFICATE TO BE GIVEN ON EACH QUARTER DATE


                            QUARTER DATE CERTIFICATE


To:     Halifax PLC as Agent

From:   International Lease Finance Corporation (ILFC) as Guarantor

                                            Date: [Insert relevant Quarter Date]

AIRCRAFT FACILITY AGREEMENT DATED 19TH JANUARY 1999 RELATING TO A TERM FACILITY IN THE MAXIMUM PRINCIPAL AMOUNT OF US$4,327,260,000 FOR THE FINANCING OF APPROXIMATELY SEVENTY FIVE (75) AIRBUS AIRCRAFT AND MADE BETWEEN (1) THE BANKS AND FINANCIAL INSTITUTIONS NAMED THEREIN (AS LENDERS), (2) HALIFAX PLC (AS AGENT), (3) HALIFAX PLC (AS SECURITY TRUSTEE), (4) SIERRA LEASING LIMITED (AS BORROWER), (5) AIRCRAFT SPC-9, INC. (AS PARENT), (6) INTERNATIONAL LEASE FINANCE CORPORATION (AS GUARANTOR) AND (7) INTERNATIONAL LEASE FINANCE CORPORATION (AS SUBORDINATED LENDER) AS AMENDED, SUPPLEMENTED OR ACCEDED TO FROM TIME TO TIME (THE "AGREEMENT")

1. I, [__________] a duly authorised representative of ILFC hereby certify that as of the date hereof to the best of my knowledge, after due enquiry, [the long term debt rating of ILFC as rated by Standard & Poor's Corporation is [__________] and is [__________] as rated by Moody's Investor Service Inc.] [The long term debt rating by [a service of equivalent recognition] is [__________](1).

[2. Further, I hereby certify that as of the date hereof to the best of my knowledge, after due enquiry, no Termination Event or Relevant Event (as each are defined in the Agreement) that has occurred and is continuing.]

[2. A Termination Event or Relevant Event has occurred and is continuing and in accordance with the provisions of paragraph 2.1 (c) of Schedule 5 we give you notice that the following steps are being taken to cure the same:-. ](2)

Yours faithfully


[______________________________]
FOR AND ON BEHALF OF ILFC


------------------

(1) Only use this option if no rating by Standard & Poor's and Moody's is available.

(2)     Delete as appropriate.

                                   SCHEDULE 10

                               BLENDED LASU RATES


(1)          (2)         (3)          (4)         (5)            (6)            (7)            (8)           (9)
             SCHEDULED                                           PROPOSED                      LASU RATE
AIRCRAFT     DELIVERY    PRODUCTION               ENGINE         INITIAL        LASU RATE      TRANCHE B     BLENDED LASU
NO.          MONTH       NO.          TYPE        TYPE           LESSEE         TRANCHE A          (1)       RATE
1            Feb-99      4009         A319        CFM56-5A4      Air France     5.75%          5.76%         5.753%
2            Mar-99      4010         A319        CFM56-5B       TAP            5.75%          5.76%         5.753%
3            Apr-99      4011         A319        CFM56-5A4      Air France     5.75%          5.81%         5.766%
4            Apr-99      4119         A319        CFM58-5A4      Air France     5.75%          5.81%         5.766%
5            May-99      4012         A319        CFM56-5B       Swissair       5.75%          5.81%         5.766%
6            Jan-99      4077         A320        V2527-A5       Dragonair #5   5.75%          5.76%         5.753%
7            Mar-99      4079         A320        CFM56-5A3      TAP #4         5.75%          5.76%         5.753%
8            Apr-99      4080         A320        CFM56-5A3      Star Airlines  5.75%          5.81%         5.766%
9            May-99      4081         A320        CFM56-5B4      Iberia         5.75%          5.81%         5.766%
10           Oct-99      4082         A320        CFM56-5B4      Iberia         5.75%          5.87%         5.782%
11           Nov-99      4078         A320        V2527-A5       BMA #1         5.75%          5.87%         5.782%
12           Feb-99      4114         A321        V2533-A5       BMA #3         5.75%          5.76%         5.753%
13           Feb-99      4115         A321        V2533-A5       Aerolloyd #2   5.75%          5.76%         5.753%
14           Mar-99      4116         A321        V2533-A5       Dragonair #6   5.75%          5.76%         5.753%
15           Mar-99      4117         A321        CFM56-5B       Aer Lingus     5.75%          5.76%         5.753%
16           Mar-99      4123         A321        V2533-A5       BMA #4         5.75%          5.76%         5.753%
17           Apr-99      4118         A321        V2533-A5       Aerolloyd #3   5.75%          5.81%         5.766%
18           May-99      4121         A321        V2533-A5       Dragonair #7   5.75%          5.81%         5.766%
19           Jul-99      4120         A321        V2533-A5       Asiana #1      5.75%          5.81%         5.766%
20           Dec-99      4122         A321        CFM56-5B       Swissair       5.75%          5.87%         5.782%
21           Feb-99      6014         A330-200    Trent 772-60   Air Transat    5.75%          5.76%         5.753%
22           Apr-99      6015         A330-200    Trent 772-60   Air Transat    5.75%          5.81%         5.766%
23           Feb-99      6016         A330-200    PW4168A        Swissair #2    5.75%          5.76%         5.753%
24           Feb-99      6017         A330-200    PW4168A        Swissair #3    5.75%          5.76%         5.753%

(1)          (2)         (3)          (4)         (5)            (6)            (7)            (8)           (9)
             SCHEDULED                                           PROPOSED                      LASU RATE
AIRCRAFT     DELIVERY    PRODUCTION               ENGINE         INITIAL        LASU RATE      TRANCHE B     BLENDED LASU
NO.          MONTH       NO.          TYPE        TYPE           LESSEE         TRANCHE A          (1)       RATE
25           Mar-99      6018         A330-200    PW4168A        Swissair #4    5.75%          5.76%         5.753%
26           May-99      6019         A330-200    PW4168A        Swissair #5    5.75%          5.81%         5.766%
27           May-99      6020         A330-200    CF6-80E1       Canada 3000    5.75%          5.81%         5.766%
                                                                 #3
28           Aug-99      6021         A330-200    PW4168A        Sabena #1      5.75%          5.81%         5.766%
29           Oct-99      6022         A330-200    PW4168A        Sabena #2      5.75%          5.87%         5.782%
30           Nov-99      6023         A330-200    PW4168A        Sabena #3      5.75%          5.87%         5.782%
31           Feb-99      6042         A340-300    CFM56-5C4      Air Canada #4  5.75%          5.76%         5.753%
32           Jan-00      4136         A319-100    CFM56-5A4      Air France     5.75%          5.87%         5.782%
33           Jan-00      4124         A319        CFM56-5B5      Iberia         5.75%          5.87%         5.782%
34           Feb-00      4013         A319        CFM56-5B5      Iberia         5.75%          5.87%         5.782%
35           Mar-00      4014         A319        CFM56-5A4      Air France     5.75%          5.87%         5.782%
36           Apr-00      4015         A319        V2524-A5       TBD            5.75%          5.97%         5.808%
37           Apr-00      4137         A319-100    CFM56-5A4      Air France     5.75%          5.97%         5.808%
38           May-00      4138         A319-100    CFM56-5B5      Iberia         5.75%          5.97%         5.808%
39           Nov-00      4139         A319-100    CFM56-5B5      Iberia         5.75%          6.05%         5.829%
40           Feb-00      4083         A320        V2527-A5       BMA #2         5.75%          5.87%         5.782%
41           Mar-00      4084         A320        V2527-A5       BMA #3         5.75%          5.87%         5.782%
42           Apr-00      4085         A320        CFM56-5B4      Iberia         5.75%          5.97%         5.808%
43           Apr-00      4167         A320-200    CFM56-5B4      Iberia         5.75%          5.97%         5.808%
44           May-00      4086         A320        CFM56-5B4      Iberia         5.75%          5.97%         5.808%
45           Feb-00      4178         A319        CFM56-5B       Air France     5.75%          5.87%         5.782%
46           Mar-00      4125         A321        V2533-A5       Aerolloyd #4   5.75%          5.87%         5.782%
47           Apr-00      4126         A321        V2533-A5       Aerolloyd #5   5.75%          5.97%         5.808%
48           Jul-00      4127         A321        V2533-A5       Asiana #2      5.75%          5.97%         5.808%
49           Oct-00      4128         A321        V2527-A5       TBD            5.75%          6.05%         5.829%
50           Nov-00      4129         A321        V2527-A5       TBD            5.75%          6.05%         5.829%
51           Feb-00      6024         A330-200    PW4168A        Austrian       5.75%          5.87%         5.782%
52           May-00      6025         A330-200    CF6-80E1       Aer Lingus     5.75%          5.97%         5.808%

(1)          (2)         (3)          (4)         (5)            (6)            (7)            (8)           (9)
             SCHEDULED                                           PROPOSED                      LASU RATE
AIRCRAFT     DELIVERY    PRODUCTION               ENGINE         INITIAL        LASU RATE      TRANCHE B     BLENDED LASU
NO.          MONTH       NO.          TYPE        TYPE           LESSEE         TRANCHE A          (1)       RATE
53           May-00      6050         A330-200    Trent 772-60   TBD            5.75%          5.97%         5.808%
54           Nov-00      6051         A330-200    PW4168A        TBD            5.75%          6.05%         5.829%
55           Apr-00      6043         A340-300    CFM56-5C4      TBD            5.75%          5.97%         5.808%
56           Jan-01      4140         A319-100    CFM56-5B5      Iberia         5.75%          6.05%         5.829%
57           Mar-01      4016         A319        CFM56-5B5      Iberia         5.75%          6.05%         5.829%
58           Mar-01      4142         A319-100    CFM56-5B5      Iberia         5.75%          6.05%         5.829%
59           May-01      4143         A319-100    CFM56-5B5      Iberia         5.75%          6.15%         5.856%
60           Sep-01      4144         A319-100    CFM56-5B5      Iberia         5.75%          6.15%         5.856%
61           Feb-01      4087         A320        V2527-A5       BMA #4         5.75%          6.05%         5.829%
62           Feb-01      4141         A320        CFM56-5B4      Iberia         5.75%          6.05%         5.829%
63           Mar-01      4168         A320-200    V2527-A5       TBD            5.75%          6.05%         5.829%
64           Mar-01      4088         A320        V2527-A5       BMA #5         5.75%          6.05%         5.829%
65           Mar-01      4169         A320-200    V2527-A5       BMA #6         5.75%          6.05%         5.829%
66           May-01      4132         A320        CFM56-5B4      Iberia         5.75%          6.15%         5.856%
67           Feb-01      4130         A321        V2533-A5       Aerolloyd #6   5.75%          6.05%         5.829%
68           Apr-01      4131         A321        V2533-A5       Aerolloyd opt  5.75%          6.15%         5.856%
69           Apr-01      4179         A321-200    V2527-A5       TBD            5.75%          6.15%         5.856%
70           Apr-01      6052         A330-200    PW4168A        TBD            5.75%          6.15%         5.856%
71           May-01      6053         A330-200    CF6-80E1       TBD            5.75%          6.15%         5.856%
72           Sep-01      6054         A330-200    Trent 772-60   Star Airlines  5.75%          6.15%         5.856%
73           Nov-01      6055         A330-200    PW4168A        Star Airlines  5.75%          6.31%         5.898%
74           Apr-01      6044         A340-300    CFM56-5C4      TBD            5.75%          6.15%         5.856%
75           May-01      6045         A340        CFM56-5C4      TBD            5.75%          6.15%         5.856%

(1) The Tranche B LASU rate is based on the actual delivery month and may change from this schedule. The delivery months and the associated rates are as follows:

  DELIVERIES               INTEREST
FROM         TO              RATE
Oct-98       Mar-99         5.76%
Apr-99       Sep-99         5.81%
Oct-99       Mar-00         5.87%
Apr-00       Sep-00         5.97%
Oct-00       Mar-01         6.05%
Apr-01       Sep-01         6.15%
Oct-01       Mar-02         6.31%

                                   APPENDIX A

                             FORM OF LOAN SUPPLEMENT

                                   APPENDIX B

                  FORM OF PARTIAL PURCHASE AGREEMENT ASSIGNMENT
                         (INCLUDING AIRFRAME WARRANTIES)

                                   APPENDIX C

                      FORM OF ENGLISH LAW AIRCRAFT MORTGAGE

                                   APPENDIX D

                                     PART I

                  FORM OF ASSIGNMENT OF GENERAL TERMS AGREEMENT
                              RE ENGINE WARRANTIES

                                     PART II

                  FORM OF ASSIGNMENT OF GENERAL TERMS AGREEMENT
                   RE ENGINE WARRANTIES IN RESPECT OF ENGINES
                MANUFACTURED BY UNITED TECHNOLOGIES CORPORATION,
                              PRATT & WHITNEY GROUP

                                    PART III

                      FORM OF RR ENGINE WARRANTY AGREEMENT

                                   APPENDIX E

                            FORM OF BFE BILL OF SALE


KNOW ALL MEN BY THESE PRESENTS:

THAT the undersigned, International Lease Finance Corporation, a corporation incorporated under the laws of the State of California (the "Seller"), is the owner of the full legal and beneficial title to the buyer furnished equipment specified in the attached Schedule ("BFE").

THAT for and in consideration of payment to the Seller of the sum of [_______] United States Dollars (U.S.$[_______]), the Seller does this [_______] day of [_______] [_______] grant, convey, transfer, bargain and sell, deliver and set over, all of its right, title and interest in and to the BFE unto AVSA, S.A.R.L., a French societe a responsabilite limitee (the "Buyer").

THAT the Seller hereby warrants to the Buyer, its successors and assigns, that there is hereby conveyed to the Buyer on the date hereof good title to the BFE free and clear of all mortgages, charges, pledges, liens, statutory rights in rem, rights of possession, attachment or detention, rights of set-off, title retention arrangements, rights of ownership, hypothecations, leases, levies, claims or any encumbrances or security interests whatsoever, howsoever created or arising or any right or arrangement having a similar effect to any of the above and that the Seller will warrant and defend such title forever against all claims and demands whatsoever.

THAT this Bill of Sale is and shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be executed by its duly authorised officer this [_______] day of [_______], [_______].


INTERNATIONAL LEASE FINANCE CORPORATION

By:

Title:


AGREED and ACCEPTED this
[____] day of [__________], [______]

AVSA, S.A.R.L.

By:

Title:

                          SCHEDULE TO BFE BILL OF SALE

           NATURE, QUANTITY, VENDOR AND PART NUMBER IN RESPECT OF BFE

                                   APPENDIX F

                          FORM OF AIRCRAFT BILL OF SALE


Know all men by these presents that AVSA S.A.R.L., a societe a responsabilite limitee (the "Seller"), is the owner of the full, legal and beneficial title to the following airframe (the "Airframe"), the attached engines as specified (the "Engines") and together with all appliances, components, parts, instruments, appurtenances, accessories, furnishings, modules and other equipment or property incorporated, installed in or on or attached to the Airframe and Engines on the date hereof (the "Parts"):


Manufacturer of Airframe:                       Manufacturer of Engines:
AIRBUS INDUSTRIE G.I.E.                         [____________________________]

Model:  AIRBUS A3[______________]               Model:      [__________________]

Manufacturer's Serial No: [______________]      Serial Nos: [______________] [______________]
                                                            [______________] [______________]

Registration Letters:     [______________]


The Airframe, Engines and Parts are hereafter together referred to as the "Aircraft".

For and in consideration of the payment by [_______] (the "Buyer") to the Seller of the sum of one US Dollars (US$1.00) and other good and valuable consideration in hand received, the Seller does this [___] day of [_______] [_______] sell, transfer and deliver all of its above described rights, title and interest to the Aircraft to the Buyer and to its successors and assigns forever.

The Seller hereby warrants to the Buyer, its successors and assigns that it has on the date hereof good and lawful right to sell, deliver and transfer title to the Aircraft to the Buyer and that there is hereby conveyed to the Buyer on the date hereof good, legal and valid title to the Aircraft, free and clear of all liens, claims, charges, encumbrances and rights of others, (save only that in relation to the buyer furnished equipment (supplied to the Seller by International Lease Finance Corporation) the Seller hereby conveys to the Buyer such title to such buyer furnished equipment as was transferred to the Seller by International Lease Finance Corporation pursuant to a bill of sale dated [ ] [ ], and free and clear of all liens, claims, charges and encumbrances and rights of others created by the Seller) and that the Seller will warrant and defend such title forever against all claims and demands whatsoever.

THAT this Bill of Sale is and shall be governed by and construed in accordance with the laws of the state of New York.

IN WITNESS WHEREOF the undersigned has caused this instrument to be executed by its duly authorised representative this [_______] day of [_______] [_______]

In [_____________________]
                          -------------------

AVSA, S.A.R.L.


By:
   ------------------------------------------

Title:
      ---------------------------------------

Signature:
          -----------------------------------

                                   APPENDIX G

                     FORM OF SUB-BORROWER CHARGE OVER SHARES

                                   APPENDIX H

                         FORM OF SUB-BORROWER GUARANTEE

                                   APPENDIX I

                         FORM OF SUB-BORROWER DEBENTURE

                                   APPENDIX J

                             FORM OF ACCESSION DEED

THIS ACCESSION DEED is dated the _____ day of _______________ and made BETWEEN
(1) [_____] (the "ACCEDING PARTY"), (2) Halifax plc in its capacity as Security Trustee under the Facility Agreement referred to in Recital (A) hereof and on behalf of each Lender, (3) Halifax plc in its capacity as Agent under the Facility Agreement, (4) Sierra Leasing Limited (the "BORROWER"), (5) Aircraft SPC-9, Inc. (the "PARENT"), (6) International Lease Finance Corporation as guarantor (the "GUARANTOR"), (7) International Lease Financing Corporation as Subordinated Lender (the "SUBORDINATED LENDER") and (8) the other Obligors.

WHEREAS:

(A) The Borrower, the Parent, the Guarantor, the Subordinated Lender and the other Obligors which have acceded to the Facility Agreement, the Agent and the Security Trustee and the Lenders (each as referred to therein) are parties to a Facility Agreement (the "FACILITY AGREEMENT") dated 19th January, 1999 which term includes any amendments thereto which may at any time be made in relation thereto and also any Transfer Certificates or Accession Deeds in respect thereof.

(B) By and upon and subject to the terms of the Facility Agreement a facility for the purchase of certain aircraft was made available to the Borrower.

(C) The Acceding Party wishes to become party to the Facility Agreement as a [Sub-Borrower][an Intermediate Lessee] and Obligor pursuant to the procedures established in clauses 3.3 (Sub-Borrowers/Intermediate Lessee), 7.2.11 (Change of Title Holder during Security Period) and 18.1 (Transfers by Obligors) of the Facility Agreement by the execution of this Accession Deed.

NOW IT IS HEREBY AGREED as follows:-

1.      DEFINITIONS

        Terms used herein which are defined in or to which a meaning or construction is assigned by or in the Facility Agreement (whether expressly or by reference to another document) shall, unless otherwise defined herein, have the same meaning and construction herein as therein.

2.      AGREEMENTS, CONFIRMATIONS, REPRESENTATIONS AND COVENANTS

2.1     The Acceding Party hereby:-

        (a) confirms that it has received a copy of the Facility Agreement together with such other documents and information as it has required in connection herewith and therewith;

        (b) agrees to become, with effect from the date of this Accession Deed, [a Sub-Borrower] [an Intermediate Lessee] and Obligor under the Facility Agreement and agrees to be bound in each such capacity with effect from such date by the terms of the Facility Agreement by its terms applicable to it and undertakes accordingly to perform its obligations as [a Sub-Borrower] [an Intermediate Lessee] and Obligor thereunder;

        (c) confirms the accuracy of the information set out under its name at the end of this Accession Deed;

        (d) represents and warrants as [a Sub-Borrower] [an Intermediate Lessee] and Obligor to the Security Trustee, the Agent and each of the Lenders in the terms of clause 6 (Representations and Warranties) of the Facility Agreement by reference to the facts and circumstances existing at the date hereof and that it is
                duly organised and validly existing under the laws of [       ];

        (e) confirms that it has not relied on the Security Trustee, the Agent or any of the Lenders to access or inform it as to the legality, validity, effect or enforceability of the Facility Agreement or any other document referred to therein or the accuracy or completeness of any such information as is referred to in paragraph (i) above or the creditworthiness, affairs, condition or status of any of the parties to the Facility Agreement or any such other document;

        (f)     confirms that its registered office is at:

                [_______________________________________]

                and its address for notices pursuant to clause 22 (Notices) of the Facility Agreement is as follows:

                [_______________________________________]

        [(g) as continuing security for the punctual payment and discharge of the Secured Obligations, the Acceding Party hereby unconditionally and irrevocably agrees and undertakes with the Security Trustee as trustee for and on behalf of itself, the Agent and each of the Lenders that immediately upon the occurrence of a Third Trigger Event it shall execute a Lease Security Assignment in favour of the Security Trustee in substantially the same form as set out in schedule 2 to the Mortgage annexed as Appendix C to the Facility Agreement. If the Intermediate Lessee has entered into another Intermediate Lease with another Intermediate Lessee, upon the occurrence of a Termination Event or a Third Trigger Event, the Mortgagor shall execute an Intermediate Lease Security Assignment in favour of the Security Trustee in substantially the same form as set out in schedule 4 to the Mortgage annexed as Appendix C to the Facility Agreement;](3)

        (h) The Intermediate Lessee hereby covenants that without the prior written consent of the Security Trustee (such consent to be exercisable in the absolute discretion of the Security Trustee) it shall not nor shall it agree or purport to, other than in connection with a Permitted Lien or pursuant to a Final Disposition of an Aircraft, a Sub-Borrower Sale or a transfer permitted under clauses 7.2.11 (Change of Title Holder of Aircraft or Introduction of an Intermediate Lessee) or 18.1 (Transfers by Obligors) of the Facility Agreement,



-----------------

(3)     For Intermediate Lessee only.

                assign, whether by way of security, absolutely or otherwise, sell, transfer, charge or otherwise dispose of, whether by means of one or a number of transactions related or not and whether at one time or over a period of time, the whole or any part of its interest in any Lease or Intermediate Lease, or any Debts (as defined in the relevant Intermediate Lessee Debenture) or Credit Balances (as defined in the relevant Intermediate Lessee Debenture) relating to any Lease or Intermediate Lease.

2.2 Each Obligor (other than the Acceding Party), the Security Trustee, the Agent and each Lender hereby agree amongst themselves and with the Acceding Party that the Acceding Party shall become party to the Facility Agreement as [a Sub-Borrower] [an Intermediate Lessee] and Obligor with effect from the date of this Accession Deed.

2.3 [The Borrower][The Parent] represents and warrants that on the date hereof it is the legal and beneficial owner of all of the issued share capital of the Acceding Party and covenants that it will remain the legal and beneficial owner of all of the issued share capital in the Acceding Party throughout the Security Period to the extent provided in the Facility Agreement.

2.4 The Guarantor hereby confirms that the guarantee and indemnity set out in clause 5 (Guarantee and Indemnity) of the Facility Agreement is in full force and effect and covers the obligations of the Acceding Party under the Transaction Documents to which it is or shall be a party.

3.      LAW

3.1 This Accession Deed shall be governed by and construed in accordance with English law.

3.2 The Acceding Party hereby irrevocably designates, appoints and empowers Paul, Hastings, Janofsky & Walker LLP of International Financial Centre, Old Broad Street, London EC2N 1HQ to receive, for and on behalf of itself, service of process out of the English Courts in any proceedings with respect to the Facility Agreement and/or this Accession Deed or any judgment in connection therewith and agrees that failure by such process agent to give notice of such service of process to the Acceding Party shall not impair or affect the validity of such service or of any judgement based thereon.

4.      COUNTERPARTS

        This Accession Deed may be executed in any number of counterparts and by different parties hereto on separate counterparts and any single counterpart or set of counterparts signed, in either case, by each of the parties hereto shall be deemed to constitute a full and original agreement for all purposes but all counterparts shall constitute but one and the same instrument.


IN WITNESS WHEREOF the parties hereto have caused this Accession Deed to be duly executed as a deed and it is intended to be and is hereby delivered the day and year first written above.

SIGNATURES

SIGNED as a DEED, SEALED                     )
AND DELIVERED                                )
by [ACCEDING PARTY]                          )
attorney-in-fact for and on behalf of        )
[ACCEDING PARTY]                             )
in the presence of:                          )




SECURITY TRUSTEE

SIGNED by HALIFAX PLC                        )
for itself and as Security Trustee for and   )
on behalf of each Lender acting through      )
its authorised signatories                   )
in the presence of:                          )



AGENT

SIGNED by HALIFAX PLC                        )
as Agent                                     )
acting through its authorised signatories    )
in the presence of:




SIGNED as a DEED, SEALED AND DELIVERED by    )
INTERNATIONAL LEASE FINANCE CORPORATION      )
as Guarantor acting through its duly         )
authorised attorney-in-fact                  )
in the presence of:                          )
                                             )
                                             )

SIGNED as a DEED, SEALED AND DELIVERED by    )
INTERNATIONAL LEASE FINANCE CORPORATION      )
as Suborindated Lender acting through its    )
duly authorised attorney-in-fact             )
in the presence of:                          )
                                             )
                                             )



THE COMMON SEAL of                           )
SIERRA LEASING LIMITED                       )
as Borrower for and on behalf of each        )
other Obligor(4) was hereunto affixed        )
in the presence of:                          )
                                             )
                                             )



SIGNED as a DEED, SEALED AND DELIVERED by    )
AIRCRAFT SPC-9, INC.                         )
as Parent acting through its duly            )
authorised attorney-in-fact                  )
in the presence of:                          )
                                             )



------------------

(4)     Other Obligors will need to appoint Sierra as Agent to do this.

                                   APPENDIX K

                           FORM OF BORROWER DEBENTURE

                                   APPENDIX L

                FORM OF CHARGE OVER SHARES OF INTERMEDIATE LESSEE

          (TO BE FINALISED PURSUANT TO SUB-BORROWER/INTERMEDIATE LESSEE
                                LETTER AGREEMENT)

                                   APPENDIX M

                      FORM OF INTERMEDIATE LESSEE DEBENTURE

          (TO BE FINALISED PURSUANT TO SUB-BORROWER/INTERMEDIATE LESSEE
                                LETTER AGREEMENT)

                                   APPENDIX N

  FORMS OF LEASE SECURITY ASSIGNMENT AND INTERMEDIATE LEASE SECURITY ASSIGNMENT

                                     PART I

                        FORM OF LEASE SECURITY ASSIGNMENT

                                     PART 2

                 FORM OF INTERMEDIATE LEASE SECURITY ASSIGNMENT

                                   APPENDIX O

                        FORM OF REPLACEMENT BILL OF SALE

Know all men by these presents that [_________] (the "Seller"), is the owner of the full, legal and beneficial title to the following airframe (the "Airframe"), the attached engines as specified (the "Engines") and together with all appliances, components, parts, instruments, appurtenances, accessories, furnishings, modules and other equipment or property incorporated, installed in or on or attached to the Airframe and Engines on the date hereof (the "Parts"):

Manufacturer of Airframe:                       Manufacturer of Engines:
AIRBUS INDUSTRIE G.I.E.                         [__________________________________________]

Model:  AIRBUS A3[______________]               Model:      [______________________________]

Manufacturer's Serial No: [______________]        Serial Nos: [_____________] [____________]
                                                              [_____________] [____________]

Registration Letters:     [______________]


The Airframe, Engines and Parts are hereafter together referred to as the "Aircraft".

For and in consideration of the payment by [[_____________] (the "Buyer") to the Seller of the sum of one US Dollar (US$1.00) and other good and valuable consideration in hand received, the Seller does this [[______________]] day of [[______________]] [[______________]] sell, transfer and deliver all of its above described rights, title and interest to the Aircraft to the Buyer and to its successors and assigns forever.

The Seller hereby warrants to the Buyer, its successors and assigns that it has on the date hereof good and lawful right to sell, deliver and transfer title to the Aircraft to the Buyer and that there is hereby conveyed to the Buyer on the date hereof good, legal and valid title to the Aircraft, free and clear of all liens, claims, charges, encumbrances and rights of others, and that the Seller will warrant and defend such title forever against all claims and demands whatsoever.

THAT this Bill of Sale is and shall be governed by and construed in accordance with the laws of the state of New York.

IN WITNESS WHEREOF the undersigned has caused this instrument to be executed by its duly authorised representative this [[______________]] day of [[______________]] [[______________]]

In [[______________] ----------------------

[Seller]


By:
   ----------------------------------------

Title:
       ------------------------------------


Signature:
          ----------------------------------

                                   APPENDIX P*

             FORM OF LETTER COMPRISING NOTICE OF CHARGE AND AIRCRAFT
                      MORTGAGE AND QUIET ENJOYMENT COVENANT

To:     [Lessee]
        [Sub-Lessee]
Dated                 19



1. Reference is made to [ ] Aircraft Manufacturer's Serial Number [ ] (the "AIRCRAFT") and the Aircraft Lease Agreement (the "LEASE") dated [ ] 19[ ] between [name of Lessor] (the "LESSOR") and [name of Lessee] (the "LESSEE").

2. The Lessor and Halifax plc as security trustee on behalf of itself and certain other lenders named therein (the "Security Trustee") hereby give you notice that (a) by a Debenture dated [______________________] the "DEBENTURE") between the Lessor and the Security Trustee the Lessor has charged by way of security to the Security Trustee all the Lessor's rights, title and interest in and to the Lease and (b) by an Aircraft Mortgage [entered into on [__________________________________]] [to be entered into within sixty days of delivery of the Aircraft to the Lessor], the Lessor has mortgaged the Aircraft to the Security Trustee and has agreed to grant a contingent future security assignment of the Lease.

3. Henceforth all moneys that may be payable to the Lessor under the Lease shall continue to be paid to the bank account specified in the Lease or as otherwise directed in writing by the Lessor unless and until the Security Trustee issues to you a Lessor Trigger Notice as defined in and pursuant to paragraph 7(A) below directing you to pay such amounts to another account, whereupon the Lessee is authorised and required to comply with the Security Trustee's directions. Notwithstanding the foregoing sentence, the Lessee shall continue to perform its obligations under the Lease in favour of and for the benefit of the Lessor until such time as the Security Trustee may issue to you a Lessor Default Notice as defined in and pursuant to paragraph 7(B) below. Until such Lessor Default Notice is delivered, the Lessee shall continue to deal solely with the Lessor with respect to, and the Lessor alone shall have, all rights, powers, privileges, remedies and other benefits in respect of the Lease, including, without limitation, to amend, supplement, waive or otherwise modify the Lease, to enforce the Lease, to extend or terminate the Lease, to enter into a new Lease, or to use, apply, release or modify any [Security Deposit, Maintenance Reserves or other] support or security.

4. This notice contained in paragraph 2 above and the instructions contained in paragraph 3 above are irrevocable. The Lessee is hereby authorised to observe and act upon the instructions of the Security Trustee expressed to be assumed by it under paragraph 7 to the effect that, so far as the same would otherwise be incompatible therewith, the Lessee's obligations to the Lessor under the Lease will be modified accordingly.

5. The Security Trustee for and on behalf of the Lenders confirms to you that none of the Lenders nor the Security Trustee nor any person lawfully claiming through the Lenders or the Security Trustee will interfere with the lawful* use, possession and quiet enjoyment of the Aircraft by the Lessee in accordance with the Lease so long as no "event of default" under and as defined in the Lease has occurred and is continuing and the Lessee complies with the provisions contained in paragraph 7 below. This undertaking shall not operate as an assumption by the Security Trustee of any obligation of the Lessor, unless and until the Security Trustee succeeds to the rights and interests of the Lessor in the Lease or a new lease is entered into as provided in paragraph 7 below.

6. The foregoing undertaking is not to be construed as restricting the rights of the Security Trustee to dispose of the Aircraft in certain circumstances to such persons and on such terms as the Security Trustee considers appropriate. However, if the Security Trustee becomes entitled to exercise such rights during the term of the Lease and provided that the Lessee complies with its obligations under the Lease and with the provisions in paragraph 7 below, the Security Trustee will (subject to any requirements or restrictions imposed by applicable law) dispose of the Aircraft expressly subject to the Lease and on terms that the purchaser issues an undertaking to the Lessee that it will not interfere with the lawful* use, possession and quiet enjoyment of the Aircraft by the Lessee in accordance with the Lease, so long as no "event of default" under and as defined in the Lease has occurred and is continuing and the Lessee complies with the provisions contained in paragraph 7 below.

7.      (A)     If the Security Trustee issues to the Lessee a notice (a "Lessor
                Trigger Notice") that the Security Trustee's rights as assignee have become exercisable following the occurrence of a Third
                Trigger Event under a certain Facility Agreement dated January [
                ], 1999 with [name of Borrower] the Lessee agrees that the Security Trustee and the Lenders shall not be responsible in any way whatsoever for the actions or inactions of the Lessor, and after issue by the Security Trustee of any Lessor Trigger Notice the Lessee shall pay to the Security Trustee at such account as it may nominate all rentals and other amounts from time to time payable by the Lessee under the Lease.

        (B) If the Security Trustee issues to the Lessee a notice (a "Lessor Default Notice") that the Security Trustee's rights as assignee have become exercisable following the occurrence of an Acceleration Event under a certain Facility Agreement dated January [ ], 1999 with [name of Borrower] the Lessee agrees that the Security Trustee and the Lenders shall not be responsible in any way whatsoever for the actions or inactions of the Lessor, and after issue by the Security Trustee of any Lessor Default Notice the Lessee shall:-

                (a) pay to the Security Trustee at such account as it may nominate all rentals and other amounts from time to time payable by the Lessee under the Lease;

                (b) to the exclusion of the Lessor, perform, observe and comply with all other undertakings and obligations of the Lessee under the Lease in favour and for the benefit of the Security Trustee as if the Security Trustee were named as lessor therein; and

                (c) if the Security Trustee requests, after (i) the Security Trustee succeeds to the interest of a Lessor in the Lease by exercising its rights under the Debenture or any perfected security assignment of the Lease or (ii) the Security Trustee exercises its rights or remedies under the Mortgage, enter into a lease with the Security Trustee or its nominee, on the same terms (mutatis mutandis) as the Lease.

8. Following the issue of a Lessor Default Notice the Security Trustee shall have the benefit of Clause [________] of the Lease (Disclaimer and Indemnity); provided, however, neither the foregoing, nor any other provision of this letter nor the assignments described herein shall have the effect of increasing the Lessee's liabilities or obligations under the Lease.



------------------------------------
[Lessor]






------------------------------------
[Security Trustee]

*

[WHEN APPLICABLE, THIS FORM SHALL BE ADAPTED TO INCORPORATE REFERENCES TO AN INTERMEDIATE LESSEE AND AN INTERMEDIATE LEASE]


-----------------

* The deletion of the word lawful will only be made on receipt of Californian legal opinion that the Lessor may terminate the Lease on account of illegality without facing a claim from the lessee customer as to a breach by the Lessor of its quiet enjoyment covenant.

THE BRITISH LENDERS


HALIFAX PLC


By: /s/ PETER BARKER
   -------------------------------

Name: Peter Barker
   -------------------------------

Title:
   -------------------------------




THE FRENCH LENDERS

SOCIETE GENERALE


By:
   -------------------------------

Name:
   -------------------------------

Title:
   -------------------------------



THE GERMAN LENDERS

BAYERISCHE HYPO-UND VEREINSBANK A.G.


By:
   -------------------------------

Name:
   -------------------------------

Title:
   -------------------------------

THE BRITISH LENDERS


HALIFAX PLC


By:
   -------------------------------

Name:
   -------------------------------

Title:
   -------------------------------


THE FRENCH LENDERS

SOCIETE GENERALE


By: /s/ FLORENCE ROUSSEL POLLET
   -------------------------------

Name: Florence Roussel Pollet
   -------------------------------

Title: Attorney in Fact
   -------------------------------



THE GERMAN LENDERS

BAYERISCHE HYPO-UND VEREINSBANK A.G.


By:
   -------------------------------

Name:
   -------------------------------

Title:
   -------------------------------

THE BRITISH LENDERS


HALIFAX PLC


By:
   -------------------------------

Name:
   -------------------------------

Title:
   -------------------------------


THE FRENCH LENDERS

SOCIETE GENERALE


By:
   -------------------------------

Name:
   -------------------------------

Title:
   -------------------------------



THE GERMAN LENDERS

BAYERISCHE HYPO-UND VEREINSBANK A.G.


By: [SIG]                              By: /s/ MICHAEL TRENTZSCH
   -------------------------------        --------------------------------------

Name:                                  Name: Michael Trentzsch
   -------------------------------          ------------------------------------

Title: Managing Director               Title: Vice President Aircraft Finance
   -------------------------------           -----------------------------------

KREDITANSTALT FUR WIEDERAUFBAU


By: /s/ [SIG]                          By: /s/ SILKE RICHLER
   -------------------------------        --------------------------------------

Name:                                  Name:  Silke Richler
   -------------------------------          ------------------------------------

Title: First Vice President            Title: Senior Project Manager
   -------------------------------           -----------------------------------



COMMERZBANK AG


By:
   -------------------------------

Name:
   -------------------------------

Title:
   -------------------------------




THE AGENT


HALIFAX PLC


By:
   -------------------------------

Name:
   -------------------------------

Title:
   -------------------------------




THE SECURITY TRUSTEE


HALIFAX PLC


By:
   -------------------------------

Name:
   -------------------------------

Title:
   -------------------------------

KREDITANSTALT FUR WIEDERAUFBAU


By:
   -------------------------------

Name:
   -------------------------------

Title:
   -------------------------------



COMMERZBANK AG


By: /s/ [SIG]
   -------------------------------

Name:
   -------------------------------

Title: SVP As Treasurer
   -------------------------------




THE AGENT


HALIFAX PLC


By:
   -------------------------------

Name:
   -------------------------------

Title:
   -------------------------------




THE SECURITY TRUSTEE


HALIFAX PLC


By:
   -------------------------------

Name:
   -------------------------------

Title:
   -------------------------------

KREDITANSTALT FUR WIEDERAUFBAU


By:
   -------------------------------

Name:
   -------------------------------

Title:
   -------------------------------



COMMERZBANK AG


By:
   -------------------------------

Name:
   -------------------------------

Title:
   -------------------------------




THE AGENT


HALIFAX PLC


By: /s/ PETER BARKER
   -------------------------------

Name:  Peter Barker
   -------------------------------

Title:
   -------------------------------




THE SECURITY TRUSTEE


HALIFAX PLC


By: /s/ PETER BARKER
   -------------------------------

Name:  Peter Barker
   -------------------------------

Title:
   -------------------------------

THE BORROWER


SIERRA LEASING LIMITED



By: /s/ ALAN H. LUND                   By: /s/ PAMELA HENDRY
   -------------------------------        --------------------------------------

Name: Alan H. Lund                     Name: Pamela Hendry
   -------------------------------          ------------------------------------

Title: Director                        Title: Vice-President
   -------------------------------           -----------------------------------



PARENT


AIRCRAFT SPC-9, INC


By: /s/  ALAN H. LUND                  By: /s/ PAMELA HENDRY
   -------------------------------        --------------------------------------

Name: Alan H. Lund                     Name: Pamela Hendry
   -------------------------------          ------------------------------------

Title: Chief Financial Officer         Title: Treasurer
   -------------------------------           -----------------------------------



THE GUARANTOR


EXECUTED, as a DEED AND              )  /s/  ALAN H. LUND  /s/ PAMELA S. HENDRY
SIGNED and DELIVERED by              )  -----------------  ---------------------
INTERNATIONAL LEASE FINANCE          )     Alan H. Lund      Pamela S. Hendry
CORPORATION                          )   Executive Vice       Vice President
as Guarantor acting through its duly )      President         and Treasurer
authorised officer                   )
in the presence of:                  )

                                /s/ LEE McLERNON
                             -----------------------
                                  D.L. McLernon

SUBORDINATED LENDER


INTERNATIONAL LEASE FINANCE
CORPORATION


By: /s/  ALAN H. LUND                  By: /s/ PAMELA S. HENDRY
   -------------------------------        --------------------------------------

Name: Alan H. Lund                     Name: Pamela S. Hendry
    ------------------------------          ------------------------------------

Title: Executive Vice President        Title: Vice President and Treasurer
     -----------------------------           -----------------------------------